New FS Specialty Lending Fund
FS Specialty Lending Fund
201 Rouse Boulevard
Philadelphia, Pennsylvania 19112

July 1, 2025

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders (the “Meeting”) of FS Specialty Lending Fund, a Delaware statutory trust (the “Fund” or the “Predecessor Fund”), to be held at the offices of the Fund, located at 201 Rouse Boulevard, Philadelphia, PA 19112 on September 2, 2025, at 11:00 a.m. Eastern Time. Shareholders of record of the Fund at the close of business on June 30, 2025, are entitled to notice of, and to vote at, the Meeting or any adjournment(s), postponement(s) or delay(s) thereof.

The notice of special meeting and the joint proxy statement/prospectus accompanying this letter provide an outline of the business to be conducted at the Meeting. At the meeting, you will be asked to consider and vote upon the conversion of the Fund into a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) that intends to seek to list its common shares on the New York Stock Exchange (“NYSE”). The proposed conversion will be accomplished through the reorganization (the “Reorganization”) of the Fund into New FS Specialty Lending Fund, a newly formed statutory trust organized under the laws of the State of Delaware (the “Successor Fund”). Pursuant to the Reorganization, shares of the Fund would be exchanged for shares of the Successor Fund, as further described in the enclosed Joint Proxy Statement/Prospectus. Following the Reorganization, the Successor Fund intends to change its name to FS Specialty Lending Fund and to seek to list its common shares on the New York Stock Exchange under the symbol “FSSL.” Management of the Fund and the Board of Trustees of the Fund believe that listing the shares of the Fund as a registered closed-end fund will be in the best interest of Fund shareholders.

At the Meeting, you will be asked to vote on the following proposals:

1.	To approve the amendment of the Fund’s Third Amended and Restated Declaration of Trust (the “Declaration of Trust”) to eliminate Article XII of the Declaration of Trust (“Proposal 1”);

2.	To approve the amendment of the Declaration of Trust to clarify the shareholder voting standard in connection with a merger or reorganization of the Fund that has been approved by the Board of Trustees (“Proposal 2”); and

3.	To approve the Agreement and Plan of Reorganization, dated as of April 22, 2025 (the “Plan”), among the Fund, the Successor Fund, and, for the limited purposes set forth therein, FS/EIG Advisor, LLC, a Delaware limited liability company and investment adviser to the Fund (the “Adviser”) (the “Reorganization Proposal” and, together with Proposal 1 and Proposal 2, the “Proposals”).

Closing of the Reorganization is contingent upon shareholder approval of each of the Proposals and satisfaction or waiver of certain other closing conditions.

The Board of Trustees of the Fund believes that each of the Proposals is in the best interests of the Fund and its shareholders and unanimously recommends that you vote “FOR” each Proposal.

The enclosed materials explain the Proposals in more detail, and I encourage you to review them carefully. As a shareholder, your vote is important, and we hope that you will respond today to ensure that your shares will be represented at the Meeting. You may vote using one of the methods below by following the instructions on your proxy card:

•	By touch-tone telephone;
•	By internet;
•	By returning the enclosed proxy card in the postage-paid envelope; or
•	Live at the Meeting.

If you do not vote using one of these methods described above, you may be contacted by Broadridge Financial Solutions, Inc., our proxy solicitor, at 1-844-202-3147 to vote your shares over the telephone. Representatives are available Monday through Friday, 9:00 a.m. to 10:00 p.m. Eastern time.

As always, we appreciate your support.

Sincerely,

Michael C. Forman

Michael C. Forman
Chairman and Chief Executive Officer

Please vote now. Your vote is important.
To avoid the wasteful and unnecessary expense of further solicitation(s), we urge you to complete the enclosed proxy card, date and sign it and return it promptly in the postage-paid envelope provided, or record your voting instructions by telephone or via the internet, no matter how large or small your holdings may be. If you submit a properly executed proxy but do not mark how you wish your shares to be voted, your shares will be voted “FOR” each Proposal, as applicable. If your shares are held through a broker, you must provide voting instructions to your broker about how to vote your shares in order for your broker to vote your shares as you instruct at the Meeting.

July 1, 2025

IMPORTANT INFORMATION
FOR SHAREHOLDERS OF
FS SPECIALTY LENDING FUND

QUESTIONS & ANSWERS

Although we urge you to read the entire Joint Proxy Statement/Prospectus, for your convenience we have provided a brief overview of some of the important questions concerning the issues to be voted on.

Q:	Why is a shareholder meeting being held?

A:	The Board of the FS Specialty Lending Fund (the “Fund” or the “Predecessor Fund”) has determined that it would be in the best interest of the Fund and its shareholders to seek to list the common shares of the Fund on the New York Stock Exchange (“NYSE”). The Board of the Fund has also determined that it would be in the best interest of the shareholders for the Fund to commence trading in the common shares of the Fund on the NYSE as a closed-end fund registered under the Investment Company Act of 1940 (the “1940 Act”) instead of as a business development company. As a registered closed-end fund, the Fund would have the opportunity to participate in a broad universe of investments without the portfolio criteria imposed on BDCs (e.g. the requirement to invest at least 70% of its assets in qualifying assets), although as a registered closed-end fund the Fund’s investment strategy will be substantially the same as its current investment strategy. The Fund’s anticipated annualized distribution rate and use of leverage would also be more aligned with that of registered closed-end fund peers as compared to BDC peers. The Board has determined that the most efficient and effective way to complete the proposed conversion of the Fund from a BDC to a registered closed-end fund that intends to list its shares on the NYSE would be through a reorganization (the “Reorganization”) of the Fund into New FS Specialty Lending Fund, a statutory trust organized under the laws of the State of Delaware (the “Successor Fund” and, together with the Fund, the “Funds”) that is newly created shell entity that is registered under the 1940 Act as a closed-end fund, as further described in the enclosed Joint Proxy Statement/Prospectus. The shareholder meeting is being held to consider certain matters related to the conversion of the Fund to a closed-end fund through the reorganization, which requires approval of Fund shareholders.

Q.	What matters will be voted on at the shareholder meeting?

A:	The meeting is being held so that shareholders of the Fund may consider and vote upon the following proposals:

1.	To approve the amendment of the Fund’s Third Amended and Restated Declaration of Trust (the “Declaration of Trust”) to eliminate Article XII of the Declaration of Trust (“Proposal 1”);

2.	To approve the amendment of the Declaration of Trust to clarify the shareholder voting standard in connection with a merger or reorganization of the Fund that has been approved by the Board of Trustees (“Proposal 2”); and

3.	To approve the Agreement and Plan of Reorganization dated as of April 22, 2025 (the “Plan”), among the Fund, the Successor Fund, and, for the limited purposes set forth therein, FS/EIG Advisor, LLC, a Delaware limited liability company and investment adviser to the Fund (the “Adviser”) (the “Reorganization Proposal” and, together with Proposal 1 and Proposal 2, the “Proposals”).

Pursuant to Proposal 3, at the meeting you will be asked to consider and vote upon the conversion of the Fund into a closed-end management investment company registered under the 1940 Ac that intends to seek to list its common shares on the NYSE. The proposed conversion will be accomplished through the Reorganization of the Fund into the Successor Fund. Pursuant to the Reorganization, shares of the Fund would be exchanged for shares of the Successor Fund, as further described in the enclosed Joint Proxy Statement/Prospectus. Following the Reorganization, the Successor Fund intends to change its name to FS Specialty Lending Fund and to seek to list its common shares on the New York Stock Exchange under the symbol “FSSL.” Management of the Fund and the Board of Trustees of the Fund believe that listing the shares of the Fund as a registered closed-end fund will be in the best interest of Fund shareholders.

As a result of the Reorganization, Fund shareholders will hold an investment in a registered closed-end investment company that has not elected to be treated as a business development company under the 1940 Act. The Successor Fund will have the same investment objectives and investment policies of the Fund (other than with respect to the portfolio criteria imposed on BDCs by the 1940 Act).

The Reorganization will be consummated if the Fund’s shareholders approve each of the Proposals, subject to satisfaction or waiver of certain other closing conditions. If the Fund’s shareholders do not approve each Proposal, the Reorganization will not be consummated. If the Reorganization is not consummated, then the Fund will continue to exist and operate on as it currently does, subject to changes to the Declaration of Trust to the extent Proposals 1 and/or 2 are approved. If the Reorganization is not consummated, the Board of Trustees of the Fund may consider strategic alternatives for the Fund.

Proposal 1: Amendment of Article XII of the Declaration of Trust

Q:	What does Article XII of the Declaration of Trust provide?

A:	Article XII of the Declaration of Trust governs the Fund’s ability to participate in Roll-Up Transactions, which are transactions in which Fund shareholders must exchange their shares for securities of another entity. Under the Declaration of Trust, a “Roll-Up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Fund and the issuance of securities of a Roll-Up Entity to the shareholders of the Fund. A “Roll-Up Entity” means a partnership, trust, corporation, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

Q:	Why has the Board of Trustees recommended that shareholders approve Proposal 1?

A:	On April 22, 2025, the Board of Trustees unanimously approved and recommended that shareholders approve Proposal 1 to eliminate Article XII of the Declaration of Trust. The Board of Trustees determined to seek to convert the Fund from a closed-end fund that had elected to be registered as a business development company (“BDC”) to a closed-end fund registered under the 1940 Act. In connection therewith, in consultation with the Adviser, the Board of Trustees determined the elimination of the provisions of the Declaration of Trust governing the Fund’s ability to participate in Roll-Up Transactions, which are transactions in which Fund shareholders must exchange their shares for securities of another entity, was advisable and in the best interests of the Fund and shareholders. The provisions of Article XII were adopted to comply with the Omnibus Guidelines promulgated by the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”) in connection with the Fund’s public offering, which concluded in November 2016. The NASAA Guidelines are applicable in connection with public offerings by BDCs, the shares of which are not listed on a national securities exchange. As a closed-end fund registered under the 1940 Act, the Fund would not be subject to the NASAA Guidelines. The Board noted that removing these provisions would conform the terms of the Fund’s governing documents to provisions in the governing documents of other registered closed-end funds.

The Board of Trustees based this decision on several factors including the view of management that the provisions of Article XII, which were adopted to comply with the NASAA Guidelines, are not as carefully tailored to the business of a registered closed-end fund as the analogous provisions of the 1940 Act and the Delaware Statutory Trust Act that would be applicable to the Fund. The Board of Trustees considered management’s assessment that provisions mandated by the NASAA Guidelines may lead to ambiguity and uncertainty when considered alongside provisions of the 1940 Act and Delaware Statutory Trust Act to which Fund is, or will be as a registered closed-end fund, also subject. The Board of Trustees noted that the removal of Article XII of the Declaration of Trust would limit the possibility for ambiguity, confusion and unnecessary expense or impediment related to compliance with multiple regulatory regimes that, although similar, may not be perfectly aligned to the Fund’s operations. Additionally, the Board of Trustees considered the potential benefits of conforming the Declaration of Trust to industry best practices, including making the Fund more readily comparable to and evaluable against peer registered closed-end funds.

As proposed, the Amendment to the Declaration of Trust, in the form set forth in Appendix C (the “Roll-Up Amendment”), would eliminate the provisions of Article XII, and references to those provisions throughout the Declaration of Trust. The effect of the Roll-Up Amendment would be to eliminate the restrictions on the Fund’s participation in Roll-Up Transactions that are currently in effect. As a result, if Proposal 1 is approved, the Fund would be permitted to participate in a potential Roll-Up Transaction without satisfying the requirements to obtain an independent appraisal or confirm certain shareholder rights contained in Article XII of the Declaration of Trust and described above. If Proposal 1 is approved, shareholders will no longer receive the benefit of the protections of Article XII of the Declaration of Trust with respect to the Predecessor Fund’s participation in Roll-Up Transactions.

The Fund intends to become a closed-end fund registered under the 1940 Act. The Board has determined that the Reorganization Proposal would be the most efficient and effective means to convert the Fund to a closed-end fund that intends to list its shares on the NYSE. However, the Reorganization Proposal may have been considered a “Roll-Up Transaction” as defined in Article XII. Therefore, eliminating Article XII will facilitate the conversion of the Fund to a closed-end Fund through the Reorganization Proposal. If Proposal 1 is not approved, the Board may evaluate other means to convert the Fund to closed-end fund, including through other forms of reorganizations or by registering the Fund as a closed-end fund without a reorganization into a newly created closed-end fund entity.

Please review the Joint Proxy Statement/Prospectus for a full discussion of Proposal 1, including risks. See “Proposal 1: Approval of an Amendment to the Declaration of Trust to Eliminate Article XII Thereof” in the Joint Prospectus/Proxy Statement.

Proposal 2: Amendment of Section 11.1 of the Declaration of Trust

Q:	How is Section 11.1 of the Declaration of Trust proposed to be amended?

A:	Section 11.1 of the Declaration of Trust provides, in relevant part: “[w]ithout approval of holders of a majority of shares entitled to vote on the matter, the [Fund] shall not permit the Adviser to . . . cause the merger or other reorganization of the [Fund].” This provision was also intended to comply with the NASAA Guidelines. However, the Declaration of Trust does not establish when a potential merger or reorganization of the Fund would be “caused” by the Adviser, particularly in light of the fact that the Fund is governed and overseen by a Board of Trustees, five members of which are independent of the Adviser. Similarly, the Declaration of Trust does not establish the voting standard for a merger that is approved by the Board of Trustees and shareholders that is not caused by the Adviser.

In order to address the potential ambiguity in Section 11.1 of the Declaration of Trust, the Board of Trustees recommends that shareholders approve the amendment of the Declaration of Trust to clarify that the Fund may enter into a merger or reorganization that has been approved by (i) the Board of Trustees, including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund and (ii) a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Fund, and such a merger or reorganization will not be considered to be caused by the Adviser. The vote of a “majority of the outstanding voting securities” is defined in the 1940 Act to mean the vote, at the annual or a special meeting of the security holders of the Fund duly called, (A) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (B) of more than 50% of the outstanding voting securities of the Fund.

Q:	Why has the Board of Trustees recommended that shareholders approve Proposal 2?

A:	On April 22, 2025, the Board of Trustees unanimously approved Proposal 2 to clarify the shareholder vote needed to approve a merger or reorganization of the Fund that has been approved by the Fund’s Board of Trustees, including the majority of the Trustees who not “interested persons,” as defined in the 1940 Act, of the Fund (the “Independent Trustees”). In consultation with the Adviser, the Board of Trustees deems it to be in the best interests of the Fund and shareholders to amend the Declaration of Trust to clarify the required shareholder vote. The Board of Trustees based this decision on several factors including (i) the potential for the ambiguity in Section 11.1 to cause confusion and create unnecessary burden and expense in interpreting the shareholder vote requirements of the Declaration of Trust; and (ii) the retention of Section 11.1 could make it more difficult for the Fund to pursue attractive strategic alternatives. The Board further considered that clarity in the Declaration of Trust will enable shareholders and potential investors to more easily evaluate the Fund.

In approving the amendment of Section 11.1, the Board of Trustees considered management’s assessment that the provisions of Section 11.1 were adopted to comply with the NASAA Guidelines in connection with the Fund’s public offering, which concluded in November 2016. As noted above, the NASAA Guidelines are applicable in connection with public offerings by BDCs, the shares of which are not listed on a national securities exchange; however, as a closed-end fund registered under the 1940 Act, the Fund would not be subject to the NASAA Guidelines. The Board of Trustees considered the potential benefits of conforming the Declaration of Trust to industry best practices, including making the Fund more readily comparable to and evaluable against peer registered closed-end funds.

The Fund intends to become an exchange-listed closed-end fund registered under the 1940 Act. The Board has determined that the Reorganization Proposal would be the most efficient and effective means to convert the Fund to a closed-end fund that intends to list its shares on the NYSE. The Board considered that the amendments to Section 11.1 would clarify the voting standard required to approve the Reorganization Proposal; therefore, eliminating Section 11.1 would facilitate the conversion of the Fund to a closed-end Fund through the Reorganization Proposal. If Proposal 2 is not approved, the Board may evaluate other means to convert the Fund to a closed-end fund, including through other forms of reorganizations or by registering the Fund as a closed-end fund without a reorganization into a newly created closed-end fund entity.

Please review the Joint Proxy Statement/Prospectus for a full discussion of Proposal 2, including risks. See “Proposal 2: Approval of an Amendment to the Declaration of Trust to Clarify the Shareholder Voting Standard in Connection with a Fund Merger or Reorganization” in the Joint Prospectus/Proxy Statement.

Amendment 3: The Reorganization Proposal

Q:	Why is the Reorganization being recommended?

A:	The Board of the Fund has determined that it would be in the best interest of the Fund and its shareholders to seek to list the common shares of the Fund on the NYSE. The Board of the Fund has also determined that it would be in the best interest of the shareholders for the Fund to commence trading in the common shares of the Fund on the NYSE as a closed-end fund registered under the 1940 Act instead of as a BDC. While the Successor Fund’s investment strategy will be substantially the same as the Predecessor Fund, as a registered closed-end fund, the Fund would benefit from the opportunity to participate in a broad universe of investments without the portfolio criteria imposed on BDCs (e.g. the requirement to invest at least 70% of its assets in qualifying assets). The Fund’s anticipated annualized distribution rate and use of leverage would also be more aligned with that of registered closed-end fund peers as compared to BDC peers. The Board has determined that the most efficient and effective way to complete the proposed conversion of the Fund from a BDC to a registered closed-end fund that intends to list its shares on the NYSE would be through the Reorganization of the Fund into the Successor Fund, a newly created shell Delaware statutory trust that is registered under the 1940 Act as a closed-end fund.

The Board of the Fund anticipates that the Reorganization will benefit the shareholders of the Fund by providing the potential for:

•	increased liquidity upon the occurrence of the intended listing of Shares of the Successor Fund;

•	increased interest in the Successor Fund as an exchange-listed closed-end investment company to result in the growth of the Successor Fund’s asset base and long-term economies of scale;

•	ownership of shares of a closed-end investment company with investment objectives and investment policies identical to the Fund (other than with respect to the portfolio criteria imposed on BDCs by the 1940 Act);

•	participation as a registered closed-end fund in a broad universe of investments without the portfolio criteria imposed on BDCs by the 1940 Act (e.g. the requirement to invest at least 70% of its assets in qualifying assets), although the Successor Fund’s investment strategy will be substantially the same as the Predecessor Fund; and

•	continuity in the operation of the Fund as the Successor Fund following the Reorganization.

The Board of the Fund, including the Independent Trustees, unanimously approved the Reorganization, concluding that the Reorganization is in the best interests of the Fund and that the interests of existing common shareholders will not be diluted as a result of the Reorganization. The Board’s conclusion was based on each Trustee’s business judgment after consideration of a range of materials and factors believed to be relevant by the Board taken as a whole with respect to the Fund and the Fund’s common shareholders, although individual Trustees may have placed different weight on various factors and assigned different degrees of materiality to various factors.

Q:	Will the investment objectives and policies of the Fund change?

A:	No. In the event the Reorganization is consummated, the Successor Fund will have the same investment objectives and investment policies as the Fund and will operate pursuant to investment restrictions substantially identical to those of the Fund, except for certain requirements applicable to the Fund as a result of its election to be regulated as a business development company which will not apply to the Successor Fund. See “Proposal 3: The Reorganization Proposal—Comparison of the Fund and the Successor Fund” in the Joint Proxy Statement/Prospectus for a comparison of the investment objectives and principal investment strategies of the Fund and the Successor Fund.

The Adviser does not expect that any portion of the Fund’s portfolio assets will be sold in connection with the Reorganization as distinct from normal portfolio turnover.

Q:	Will the management of the Fund change?

A:	No. The Fund is overseen by the Board of Trustees (the “Board”). The Successor Fund will be overseen by a Board of Trustees comprised of the same members, and by the same officers, that oversee the Fund, except that the Successor Fund will not have a Chief Investment Officer. The Adviser serves as investment adviser to the Fund and will, subject to the transaction described below, serve as investment adviser to the Successor Fund. The Successor Fund’s portfolio will continue to be managed by the FS-appointed members of the investment committee of the Adviser, which will be comprised of the same personnel from FS that provide services to the Fund.

The Adviser is jointly operated by an affiliate of Franklin Square Holdings, L.P. (which does business as FS Investments) (“FS”), and EIG Asset Management, LLC (“EIG”). Concurrently with the closing of the Reorganization, FS will acquire EIG’s interest in the Adviser (the “Adviser Transaction”), the Adviser will become an indirect wholly-owned subsidiary of Franklin Square Holdings, L.P. and the Adviser will be renamed FS Specialty Lending Advisor, LLC. The Adviser personnel from FS that provide services to the Fund will continue to provide services to the Successor Fund following the completion of the Reorganization and the Adviser Transaction.

In 2023, the Board approved changing the Fund’s name, investment objectives and investment policy as part of a plan to transition the Fund’s investment strategy from investing primarily in private U.S. energy and power companies to a diversified credit strategy of investing in private and public credit in a broader set of industries, sectors and subsectors (the “Transition”). These changes became effective on September 29, 2023 (the “Transition Date”). In connection with the Transition, the Adviser enhanced its investment team with diversified credit-focused investment professionals from FS to implement the new strategy, including members of the FS Global Credit team, while continuing to rely on energy-focused investment professionals from EIG with respect to the Fund’s remaining investments in energy and power companies. Since the Transition Date, the Adviser has made significant progress in rotating the Fund’s portfolio into diversified credit investments, and the Fund’s allocation to energy and power companies has decreased to approximately 10% (based on fair value) as of May 30, 2025. In light of the Fund’s small allocation to energy and power companies at this time, the nature of such investments and the Adviser’s intent to further decrease this allocation, the Adviser’s expertise in diversified credit from FS professionals is the critical expertise to executing on the Fund’s current investment strategy, while the expertise of EIG professionals in energy and energy-related infrastructure is no longer necessary.

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Q:	How will the investment advisory fee rates of the Fund compare to that of the Successor?

A:	The Fund currently pays to the Adviser a base management fee and an incentive fee consisting of two parts: (i) the capital gains incentive fee and (ii) the subordinated income incentive fee. The base management fee rate and income incentive fee rate of the Successor Fund for each quarter ending prior the date of the listing of the Successor Fund’s shares on a national securities exchange (the “Listing Date”) will be identical to the Fund. However, the Successor Fund will not pay a capital gains incentive fee.

For each quarter after the Listing Date, the Successor Fund will pay a base management fee equal to 1.50% of the Successor Fund’s gross assets, which is lower than the Fund’s base management fee of 1.75%. In addition, the Adviser has contractually agreed to waive a portion of the base management fee equal to 0.15% of the Successor Fund’s base management fee beginning upon the Listing Date and continuing for so long as the Successor Fund is a registered closed-end fund.

For each quarter after the Listing Date, the Successor Fund will pay an income incentive fee equal to 20% of “pre-incentive fee net investment income,” which is the same percentage as the Fund. However, for each quarter after the Listing Date, the Successor Fund’s income incentive fee will be subject to a lower hurdle rate of 6.0%, as compared to the Fund’s hurdle rate of 6.5%. In addition, for each quarter after the Listing Date, the Successor Fund’s hurdle rate will be calculated as a rate of return on the Successor Fund’s net assets, whereas the Fund’s hurdle rate is calculated as a percentage of the Fund’s “adjusted capital,” which is calculated cumulative of gross proceeds generated from sales of the Fund’s common shares (including proceeds from its distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Fund’s investments paid to shareholders and amounts paid for share repurchases pursuant to the Fund’s share repurchase program. These changes may make it more likely that the Successor Fund, following the Listing Date, will pay an income incentive fee. However, the Adviser has contractually agreed to waive a portion of the income incentive fee, such that the Successor Fund’s income incentive fee beginning upon the Listing Date and continuing for so long as the Successor Fund is a registered closed-end fund, will be equal to 10% of “pre-incentive fee net investment income.”

The following tables provide additional information comparing the management fees of the Fund and the Successor Fund, both before and after the Listing Date.

Base Management Fee as a Percentage of Gross Assets

	Fund		Pro Forma Successor Fund (Pre-Listing)		Pro Forma Successor Fund (Post-Listing)
Base Management Fee	1.75	%(1)	1.75	%(2)	1.50	%(3)
Fee Waiver	—		—		(0.15	)%(4)
Base Management Fee After Fee Waiver	1.75%		1.75%		1.35%

(1)	Pursuant to the terms of the investment advisory agreement between the Fund and the Adviser (the “Fund Advisory Agreement”), the base management fee shall be calculated at an annual rate of 1.75% of the Fund’s average weekly gross assets.

(2)	Pursuant to the terms of the investment advisory agreement between the Successor Fund and the Adviser (the “Successor Fund Investment Advisory Agreement”), for any quarter ending before the date on which the Successor Fund’s common shares are first listed on a national securities exchange (the “Listing Date”), the base management fee shall be calculated at an annual rate of 1.75% of the Successor Fund’s average daily gross assets.

(3)	Pursuant to the terms of the Successor Fund Investment Advisory Agreement, for any quarter ending after the Listing Date, the base management fee shall be calculated at an annual rate of 1.50% of the Successor Fund’s average daily gross assets.

(4)	Effective on the Listing Date and for so long as the Successor Fund is a registered closed-end fund, the Adviser has contractually agreed to waive a portion of the Successor Fund’s base management fee such that the base management fee shall not exceed an amount equal to the annual rate of 1.35% of the Successor Fund’s average daily gross assets. Amounts waived by the Adviser will not be subject to recoupment from the Successor Fund.

The base management fees paid to the Adviser by the Fund and the Successor Fund are calculated on the basis of gross assets, including proceeds from leverage, so the fees paid to the Adviser will be higher when leverage is utilized. Common shareholders bear the portion of the management fee attributable to the assets purchased with the proceeds of leverage, which means that common shareholders effectively bear the entire management fee.

Base Management Fee as a Percentage of Net Assets Attributable to Common Shares(1)

	Fund		Pro Forma Successor Fund (Pre-Listing)(2)		Pro Forma Successor Fund (Post-Listing)
Base Management Fee	2.28	%(3)	2.45	%(4)	2.10	%(5)
Fee Waiver	—		—		(0.21	)%(6)
Base Management Fee After Fee Waiver	2.28%		2.45%		1.89%

(1)	Based on the Fund’s leverage of 23% of gross assets as of December 31, 2024, and assuming the Successor Fund utilizes leverage of 29% of gross assets.

(2)	Following the Reorganization, but prior to the Listing Date, the Successor Fund’s base management fee as a percentage of net assets attributable to common shares will be higher than the Fund’s as a result of the Successor Fund’s greater anticipated use of leverage, which will increase the Successor Fund’s gross assets relative to the Fund’s.

(3)	Pursuant to the terms of the Fund Advisory Agreement, the base management fee shall be calculated at an annual rate of 1.75% of the Fund’s average weekly gross assets.

(4)	Pursuant to the terms of the Successor Fund Investment Advisory Agreement, for any quarter ending before the Listing Date, the base management fee shall be calculated at an annual rate of 1.75% of the Successor Fund’s average daily gross assets.

(5)	Pursuant to the terms of the Successor Fund Investment Advisory Agreement, for any quarter ending after the Listing Date, the base management fee shall be calculated at an annual rate of 1.50% of the Successor Fund’s average daily gross assets.

(6)	Effective on the Listing Date and for so long as the Successor Fund is a registered closed-end fund, the Adviser has contractually agreed to waive a portion of the Successor Fund’s base management fee such that the base management fee shall not exceed an amount equal to the annual rate of 1.35% of the Successor Fund’s average daily gross assets. Amounts waived by the Adviser will not be subject to recoupment from the Successor Fund.

Incentive Fees

The Fund also pays, and the Successor Fund will pay, to the Adviser an incentive fee. The Fund pays an incentive fee consisting of two parts: (i) the capital gains incentive fee and (ii) the subordinated income incentive fee. The Successor Fund will pay an incentive fee on income. The following table sets forth information with respect to the Fund’s and the Successor Fund’s incentive fees:

	Fund	Pro Forma Successor Fund (Pre-Listing)	Pro Forma Successor Fund (Post-Listing)
Capital Gains Incentive Fee	20.00%(1)	--	--

Income Incentive Fee	20.00%(2)	20.00%(3)	20.00%(4)
	(6.5% hurdle)	(6.5% hurdle)	(6.0% hurdle)

Income Incentive Fee Waiver	--	--	10.00%(5)

Income Incentive Fee After Waiver	--	--	10.00% (6.0% hurdle)

(1)	Pursuant to the terms of the Investment Advisory and Administrative Services Agreement between the Fund and the Adviser (the “Fund Advisory Agreement”), the incentive fee on capital gains is determined and payable in arrears as of the end of each calendar year (or upon termination of such agreement). Such fee equals 20.0% of the Fund’s “incentive fee capital gains,” which are the Fund’s realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fees on capital gains. The Fund accrues for the incentive fee on capital gains, which, if earned, are paid annually. The Fund accrues the incentive fee on capital gains based on net realized and unrealized gains; however, the fee payable to the Adviser is based on realized gains and no such fee is payable with respect to unrealized gains unless and until such gains are actually realized.

(2)	Pursuant to the terms of the Fund Advisory Agreement, the Adviser may also be entitled to receive a subordinated incentive fee on income. The subordinated incentive fee on income under the Fund Advisory Agreement is calculated and payable quarterly in arrears and equals 20.0% of the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter subject to a hurdle rate, expressed as a rate of return on adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.5%. As a result, the Adviser will not earn this incentive fee for any quarter until the Fund’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.625%. For purposes of this fee, “adjusted capital” means cumulative gross proceeds generated from sales of the Fund’s common shares (including proceeds from its distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Fund’s investments paid to shareholders and amounts paid for share repurchases pursuant to the Fund’s share repurchase program. Once the Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Fund’s pre-incentive fee net investment income for such quarter equals 2.031%, or 8.125% annually, of adjusted capital. This “catch-up” feature will allow the Adviser to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Adviser will be entitled to receive 20.0% of the Fund’s pre-incentive fee net investment income.

(3)	Pursuant to the terms of the Successor Fund Investment Advisory Agreement, the Adviser may be entitled to receive an incentive fee on income. For any quarter ending prior to the Listing Date, the incentive fee on income is calculated and payable quarterly in arrears and equals 20.0% of the Successor Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter subject to a hurdle rate, expressed as a rate of return on adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.5%. As a result, the Adviser will not earn this incentive fee for any quarter until the Successor Fund’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.625%. For purposes of this fee, “adjusted capital” means cumulative gross proceeds generated from sales of common shares by the Successor Fund (or the Fund as the predecessor of the Successor Fund) (including proceeds from its distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Successor Fund’s (or the Fund’s as the predecessor of the Successor Fund) investments paid to shareholders and amounts paid for share repurchases pursuant to the Successor Fund’s (or the Fund’s as the predecessor of the Successor Fund) share repurchase program. Once the Successor Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Successor Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Successor Fund’s pre-incentive fee net investment income for such quarter equals 2.031%, or 8.125% annually, of adjusted capital. This “catch-up” feature will allow the Adviser to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Adviser will be entitled to receive 20.0% of the Successor Fund’s pre-incentive fee net investment income.

(4)	Pursuant to the terms of the Successor Fund Investment Advisory Agreement, for any quarter ending after the Listing Date, the incentive fee on income is calculated and payable quarterly in arrears and equals 20.0% of the Successor Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter subject to a hurdle rate, expressed as a rate of return on net assets, equal to 1.5% per quarter, or an annualized hurdle rate of 6.0%. As a result, the Adviser will not earn this incentive fee for any quarter until the Successor Fund’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.5%. Once the Successor Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Successor Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Successor Fund’s pre-incentive fee net investment income for such quarter equals 1.875%, or 7.5% annually, of net assets. This “catch-up” feature will allow the Adviser to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Adviser will be entitled to receive 20.0% of the Successor Fund’s pre-incentive fee net investment income.

While the incentive fee on income of the Fund and the Successor Fund prior to the Listing Date will be subject to a hurdle rate equal to a percentage of “adjusted capital” as defined above, the incentive fee on income of the Successor Fund after the Listing Date will be subject to a hurdle rate expressed as a rate of return on net assets, which will have the effect of making it more likely that the Successor Fund’s pre-incentive fee net investment income will exceed the hurdle rate and therefore more likely that the Successor Fund will pay an incentive fee on income.

(5)	Effective on the Listing Date and for so long as the Successor Fund is a registered closed-end fund, the Adviser has contractually agreed to waive a portion of the Successor Fund’s incentive fee. After giving effect to such fee waiver, the incentive fee on income will be calculated and payable quarterly in arrears and equals 10.00% of the Successor Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter subject to a hurdle rate, expressed as a rate of return on net assets, equal to 1.5% per quarter, or an annualized hurdle rate of 6.0%. As a result, the Adviser will not earn this incentive fee for any quarter until the Successor Fund’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.5%. Once the Successor Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Successor Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Successor Fund’s pre-incentive fee net investment income for such quarter equals 1.667%, or 6.667% annually, of net assets. This “catch-up” feature will allow the Adviser to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Adviser will be entitled to receive 10.00% of the Successor Fund’s pre-incentive fee net investment income. Amounts waived by the Adviser will not be subject to recoupment from the Successor Fund.

Q:	How will the Reorganization affect the fees and expenses of the Fund?

A:	The “Total Expense Ratio” (the Fund’s annual operating expenses expressed as a percentage of its average net assets attributable to its common shares) of the Fund for the fiscal year ended December 31, 2024 and the Total Expense Ratio for the Successor Fund on a pro forma basis for the 12-month period ended December 31, 2024, are as follows:

Total Expense Ratio (Including Interest Expense and After Giving Effect to Fee Waivers)

Fund	Pro Forma Successor Fund (Pre-Listing)	Pro Forma Successor Fund (Post-Listing)
5.69%	6.60%	6.98%

Following the Reorganization, the Successor Fund’s total expense ratio will be higher than the Fund’s as a result of the Successor Fund’s greater anticipated use of leverage, which will increase the Successor Fund’s interest expense relative to the Fund’s and will increase the Successor Fund’s gross assets relative to the Fund’s, which will result in increased management fees as common shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of leverage, which means that common shareholders effectively bear the entire management fee. In addition, the Successor Fund’s total expense ratio post-listing will be higher because following the Listing Date the Successor Fund’s hurdle rate for the incentive fee on income will be reduced and will be calculated as a rate of return on net assets, instead of adjusted capital, making it more likely that the Successor Fund will incur an incentive fee on income following the Listing Date.

See “Proposal 3: The Reorganization Proposal—Comparison of Pro Forma Historical Expenses” in the Joint Proxy Statement/Prospectus.

Q:	How will the Reorganization be effected?

A:	Assuming shareholders of the Fund approve the Reorganization, the Fund will merge directly with and into the Successor Fund. You will become a shareholder of the Successor Fund. You will receive newly issued common shares of the Successor Fund, par value $0.001 per share, the aggregate net asset value (“NAV”) of which will equal the aggregate NAV of the common shares of the Fund you held immediately prior to the Reorganization, less the applicable costs of the Reorganization.

Q:	How did the capital stock of the Fund change prior to the Reorganization?

A:	At a meeting held on April 22, 2025, based on the recommendations of management, the Board of Trustees approved a 6-for-1 reverse share split with respect to the Fund’s common shares (the “Reverse Share Split”). The Reverse Share Split occurred on May 15, 2025, prior to the Record Date. Fund management and the Board of Trustees determined that it was in the best interest of both the Fund and its shareholders to effect the Reverse Share Split. A reverse share split is a combination of a greater number of outstanding shares into a lesser number of outstanding shares. As of the effective time of the Reverse Share Split, every six common shares of the Fund were combined into one share, and each shareholder’s common shares automatically converted into a number of common shares (and/or fractional common shares, as applicable) equal to the number of common shares of the Fund held immediately prior to the Reverse Share Split divided by six. In effect, the Reverse Share Split reduced the number of common shares of the Fund outstanding while maintaining the Fund’s and each shareholder’s aggregate net asset value. Immediately following the Reverse Share Split, each shareholder of record held the same percentage of the Fund’s outstanding common shares as held immediately prior to the Reverse Share Split.

The Reverse Share Split generally did not result in a taxable transaction for holders of the Fund shares.

The Reverse Share Split had the effect of increasing the net asset value per share of the Fund. The purpose of the Reverse Share Split was to (i) enable the Fund to comply with the NYSE listing requirements, which generally mandate a minimum share price of $4.00 per share, (ii) enable the Fund to meet minimum share price requirements for certain intermediaries, broker dealers and custodian, and (iii) align the share price with listed closed-end fund peers which generally range form $10 to $20 per share. In addition, it is anticipated that increasing the per-share net asset value may broaden the range of potential investors in the Successor Fund’s shares following the listing, thereby potentially improving the market for, and liquidity of, the Successor Fund’s common shares following the listing, and may benefit shareholders and the Fund by reducing certain per-share transaction fees and other administrative costs, such as stock exchange listing fees, following the listing.

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Q:	How will the number of shares of the Successor Fund that I receive be determined?

A:	Shareholders of the Fund will receive Successor Fund shares having an aggregate net asset value equal to the aggregate net asset value of the shares such shareholder held in the Fund immediately prior to the effectiveness of the Reorganization as determined pursuant to the Plan. The aggregate net asset value of your holdings should not change as a result of the Reorganization. The value of the Fund’s assets and the net asset value of the Successor Fund shares as of the date of the closing of the Reorganization (the “Closing Date”) will be valued pursuant to the Successor Fund’s valuation procedures, which are the same as the Fund’s valuation procedures. Because the Successor Fund will have no assets or operations prior to the Closing Date, it is expected that shareholders of the Fund will receive one share of the Successor Fund for each share of the Fund held as of the Closing Date (and a fractional share of the Successor Fund for each fractional share of the Fund held).

Q:	What are the key differences between a business development company and a registered closed-end fund?

A:	Business development companies, or BDCs, are a specialized type of closed-end fund subject to regulation under only certain sections of the 1940 Act. BDCs are subject to Exchange Act reporting requirements rather than 1940 Act reporting requirements. Unlike a closed-end fund, a BDC must invest at least 70% of its assets in “qualifying assets” as defined in the 1940 Act. Additionally, BDCs are required to offer significant managerial assistance to their “eligible portfolio companies” (as defined in the 1940 Act), which requirement is not applicable to closed-end funds. While a BDC may issue multiple classes of debt securities, and generally may utilize leverage up to 50% of its total assets, a closed-end fund may only issue one class of debt securities and generally may only utilize leverage up to 33 1/3% of its total assets. Finally, unlike a BDC, which may pay its investment adviser performance fees based on capital gains, a closed-end fund may pay performance fees based on capital gains or capital appreciation only if (i) it uses a fulcrum fee, which generally requires the investment adviser to have as much downside as upside in relation to the relevant performance index; and (ii) all of its common shareholders are “qualified clients” as defined in the Investment Advisers Act of 1940. See “Proposal 3: The Reorganization Proposal—Comparison of Business Development Companies and Closed-End Funds” in the Joint Proxy Statement/Prospectus.

Q:	Will I have to pay any sales load, commission or other similar fees in connection with the Reorganization?

A:	No. There are no sales loads or commissions in connection with the Reorganization.

Q:	Who will bear the costs of the Reorganization?

A:	Regardless of whether the Reorganization is completed, the costs associated with the proposed Reorganization, including the costs associated with the Meeting, will be borne by the Fund. The total costs of the Reorganization are estimated to be approximately $3.2 million.

Because the Fund has already incurred costs attributable to the Reorganization, and because the Fund is responsible for paying those costs, if the Fund’s shareholders do not approve the Reorganization, the Fund will continue to be responsible for the costs already incurred arising from the proposed Reorganization, even though its proposed action will not occur, and those costs may be material.

Neither the Fund nor the Adviser will pay any expenses of shareholders arising out of or in connection with the Reorganization (e.g., expenses incurred by the shareholder as a result of attending the Meeting, voting on the Reorganization or other action taken by the shareholder in connection with the Reorganization). The actual costs associated with the proposed Reorganization may be more or less than the estimated costs discussed herein.

See “Proposal 3: The Reorganization Proposal—Costs of the Reorganization” in the Joint Proxy Statement/Prospectus.

Q:	Will I have to pay any U.S. federal taxes as a result of the Reorganization?

A:	The Reorganization is intended to qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and it is a condition to the closing of the Reorganization that the Fund receive an opinion from its tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), to the effect that the Reorganization will be treated for U.S. federal income tax purposes as a reorganization under Section 368(a)(1)(F) of the Code. Assuming the Reorganization so qualifies, in general, common shareholders of the Fund will recognize no gain or loss for U.S. federal income tax purposes upon the exchange of their Fund common shares for Successor Fund common shares pursuant to the Reorganization. Additionally, the Fund will generally not recognize gain or loss for U.S. federal income tax purposes by reason of the Reorganization.

The Fund’s shareholders should consult their tax advisers regarding the U.S. federal income tax consequences of the Reorganization, as well as the effects of state, local and non-U.S. tax laws, including possible changes in tax laws.

See “Additional Information about the Funds and the Reorganization—U.S. Federal Income Tax Considerations in Connection with the Reorganization” in the Joint Proxy Statement/Prospectus for additional information.

Q:	When is the Reorganization expected to occur?

A:	Subject to the necessary shareholder approvals discussed above, it is anticipated that the Reorganization will occur no later than the fourth quarter of 2025.

Q:	Is the Fund’s share repurchase program suspended?

A:	The Fund’s share repurchase program is currently suspended. In March 2020, the Board determined to suspend for an indefinite period of time the Fund’s share repurchase program and will reassess our ability to recommence such program in future periods. The Fund expects the quarterly tender offers to remain suspended until the listing. If the Reorganization is completed but the listing does not occur, there can be no assurance that the Successor Fund will adopt a share repurchase program or, if the Successor Fund does adopt a share repurchase program, what the terms of such program will be. If the Reorganization does not occur, the Board will reassess whether to maintain the suspension of the Predecessor Fund’s share repurchase program or whether to recommence the share repurchase program.

Q:	What liquidity will shares of the Successor Fund have?

A:	Immediately after the closing of the Reorganization, common shares of the Successor Fund will remain illiquid assets for which there will not be a secondary market. However, the Successor Fund intends to seek to list its common shares on the NYSE. The listing of the Successor Fund’s common shares is subject to the approval of the NYSE and satisfaction of the NYSE’s listing standards. The Successor Fund intends to apply for listing on the NYSE as soon as practicable following the closing of the Reorganization. There can be no assurance the Successor Fund will successfully complete any such listing. If the Successor Fund completes a listing of its common shares, shares of closed-end funds frequently trade at a price lower than their net asset value. This is commonly referred to as “trading at a discount.” This characteristic of shares of closed-end funds is a risk separate and distinct from the risk that a fund’s net asset value may decrease. Because the shares of the Fund have been illiquid, this risk may be more pronounced during the period shortly after the Listing Date, during which the Successor Fund’s shares may experience greater volatility and may trade at significant discounts to net asset value. The Successor Fund is designed primarily for long-term investors and should not be considered a vehicle for trading purposes. Whether investors will realize a gain or loss upon the sale of the Successor Fund’s common shares will depend upon whether the market value of the shares at the time of sale is above or below the price the investor paid, taking into account transaction costs, for the common shares and is not directly dependent upon the Successor Fund’s net asset value. Because the market value of the Successor Fund’s common shares will be determined by factors such as the relative demand for and supply of the common shares in the market, general market conditions and other factors beyond the control of the Successor Fund, the Successor Fund cannot predict whether its common stock will trade at, below or above NAV, or below or above the initial listing price for the common shares. As a result, even if the Successor Fund does complete a listing, shareholders may not receive a return of all of their invested capital upon a sale of their shares on the exchange.

Q:	How does the Board suggest that I vote?

A:	After careful consideration, the Board unanimously recommends that you vote “FOR” the Reorganization Proposal.

Miscellaneous Matters

Q:	Who is eligible to vote?

A:	Shareholders of record of the Fund at the close of business on June 30, 2025 (the “Record Date”) are entitled to be present and to vote on the Proposals at the Meeting or any adjournments, postponements or delays thereof. Each common share is entitled to one vote on each Proposal on which holders of those common shares are entitled to vote. Common shares represented by duly executed proxies will be voted in accordance with your instructions.

Q:	Will my vote make a difference?

A:	Yes! Your vote is important and could make a difference in the governance of the Fund, no matter how many shares you own.

Q:	Who is asking for my vote?

A:	The enclosed proxy card is solicited by the Board for use at the Meeting to be held on September 2, 2025, and, if the Meeting is adjourned, postponed or delayed, at any later meetings, for the purposes stated in the Notice of Special Meeting of Shareholders.

Q:	How do I vote my proxy?

A:	You may cast your vote by mail, phone, internet or live at the Meeting. To vote by mail, please mark your vote on the enclosed proxy card and sign, date and return the card in the postage-paid envelope provided. If you choose to vote by phone or internet, please refer to the instructions found on the proxy card accompanying this Joint Proxy Statement/Prospectus. To vote by phone or internet, you will need the “control number” that appears on the proxy card.

All common shares represented by properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. If you sign the proxy card, but don’t fill in a vote, your common shares will be voted in accordance with the Board’s recommendation. If any other business is brought before the Meeting, your common shares will be voted at the proxies’ discretion.

Shareholders who execute proxy cards or record their voting instructions via telephone or the Internet may revoke them at any time before they are voted by filing with the Secretary of the Fund a written notice of revocation, by delivering (including via telephone or the Internet) a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Merely attending the Meeting, however, will not revoke any previously submitted proxy.

Broker-dealer firms holding common shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their common shares on the Proposals before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange (“NYSE”), the Proposals are not “routine” matters and shareholder instructions are required for broker-dealers to vote a beneficial owner’s shares. Broker-dealers who are not members of the NYSE may be subject to other rules, which may or may not permit them to vote your common shares without instruction. We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted.

Q:	What vote is required to approve the Proposals?

A:	Shareholder approval for each of Proposal 1 and Proposal 2 requires the affirmative vote of a majority of votes cast at the Meeting.

Shareholder approval for the Reorganization Proposal is subject to shareholder approval of Proposal 1 and Proposal 2 and requires the affirmative vote of a “majority of the outstanding voting securities” as defined under the 1940 Act (such a majority referred to herein as a “1940 Act Majority”) of the Fund. A 1940 Act Majority means the affirmative vote of either (i) 67% or more of the voting securities present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund, whichever is less. For additional information regarding voting requirements, see “Voting Information” in the Joint Proxy Statement/Prospectus.

Q:	What will happen if a Proposal is not approved?

A:	If either Proposal 1 or Proposal 2 is approved, the Fund will implement the relevant changes to the Declaration of Trust. However, if the shareholders of the Fund do not approve both Proposal 1 and Proposal 2, the Reorganization Proposal will not be voted on.

The Fund intends to become a closed-end fund registered under the 1940 Act. The Board has determined that the Reorganization Proposal would be the most efficient and effective means to convert the Fund to a registered closed-end fund that intends to list its shares on the NYSE. However, if Proposal 1, Proposal 2 or the Reorganization Proposal is not approved, the Board may evaluate other means to convert the Fund to a registered closed-end fund, including through other forms of reorganizations or by registering the Fund as a closed-end fund without a reorganization into a newly created registered closed-end fund entity. In addition the Board will consider and evaluate its options to determine if other alternatives are in the best interest of the Fund and its shareholders.

Q:	What are the quorum requirements?

A:	Under the Fund’s Declaration of Trust and Second Amended and Restated Bylaws, one-third of the number of Shares entitled to be cast, present in person or by proxy, constitutes a quorum for the transaction of business.

Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum for transacting business at the Meeting.

If a beneficial owner does not instruct its broker, bank or other institution or nominee holding its Shares on its behalf with respect to any of the proposals included in this proxy statement, the Shares will not be treated as present for purposes of determining the presence of a quorum for transacting business at the Special Meeting. If a beneficial owner instructs its broker, bank or other institution or nominee holding its Shares on its behalf with respect to any or all of the proposals included in this proxy statement, the Shares will be treated as present for purposes of determining the presence of a quorum for transacting business at the Special Meeting.

In the event that a quorum is not present at the Special Meeting, the chairman of the Special Meeting shall have the power to adjourn the Special Meeting from time to time to a date not more than 120 days after the Record Date originally fixed for the Special Meeting without notice, other than the announcement at the Special Meeting, to permit further solicitation of proxies. Any business that might have been transacted at the Special Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present.

If it appears that there are not enough votes to approve any proposal at the Special Meeting, the chairman of the Special Meeting may adjourn the Special Meeting from time to time to a date not more than 120 days after the Record Date originally fixed for the Special Meeting without notice, other than announcement at the Special Meeting, to permit further solicitation of proxies.

If sufficient votes in favor of one or more proposals have been received by the time of the Special Meeting, such proposals will be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.

Q:	Do I have any appraisal rights in connection with my Shares and the Proposals contained herein?

A:	Under Delaware law and the Fund’s organizational documents, you will not be entitled to rights of appraisal with respect to the Proposals contained herein. Accordingly, to the extent that you object to any of the proposals, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your Shares under the provisions of Delaware law governing appraisal rights.

Q:	Whom do I contact for further information?

A:	You may contact your financial advisor for further information. You may also call Broadridge Financial Solutions, Inc., the Fund’s proxy solicitor, at 1-844-202-3147. Representatives are available Monday through Friday, 9:00 a.m. to 10:00 p.m. Eastern time.

Q:	How do I Attend the Meeting?

A:	If you wish to attend the Meeting and vote in person, you will be able to do so. If you intend to attend the Meeting in person and you are a record holder of a Fund’s common shares, in order to gain admission you must show photographic identification, such as your driver’s license. If you intend to attend the Meeting in person and you hold your common shares through a bank, broker or other custodian, in order to gain admission you must show photographic identification, such as your driver’s license, and satisfactory proof of ownership of common shares of a Fund, such as your voting instruction form (or a copy thereof) or broker’s statement indicating ownership as of a recent date. If you hold your common shares in a brokerage account or through a bank or other nominee, you will not be able to vote in person at the Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the Meeting. You may contact the Fund at (877)-628-8575 to obtain directions to the site of the Meeting.

Q:	How will the final voting results be announced?

A:	Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a current report on Form 8-K within four business days after the date of the Special Meeting.

Q:	Will you incur expenses in soliciting proxies?

A:	The Fund will bear the expense of the solicitation of proxies for the Special Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Special Meeting of Shareholders and the proxy card, which expenses are estimated to be approximately $1.8 million. The Fund has retained Broadridge Financial Solutions, Inc. to assist in the solicitation of proxies for an estimated fee of approximately $400,000, which is included in the estimated expenses above.

The Fund has requested that brokers, nominees, fiduciaries and other persons holding Shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Fund will reimburse such persons for their reasonable expenses in so doing. In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by trustees, officers or regular employees of the Fund and its affiliates (without special compensation therefor), as applicable.

Q:	What does it mean if I receive more than one proxy card?

A:	Some of your Shares may be registered differently or held in a different account. You should authorize a proxy to vote the Shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your Shares are voted. If you hold your Shares in registered form and wish to combine your shareholder accounts in the future, you should call the Fund at (877) 628-8575. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a shareholder.

Q:	Are the proxy materials available electronically?

A:	In accordance with regulations promulgated by the SEC, the Fund has made this proxy statement, the Notice of Special Meeting of Shareholders and the proxy card available to shareholders on the Internet. Shareholders may (i) access and review the Fund’s proxy materials, (ii) authorize their proxies, as described in “How do I Vote,” and/or (iii) elect to receive future proxy materials by electronic delivery, via the Internet address provided below.

This proxy statement, the Notice of Special Meeting of Shareholders and the proxy card are available at www.proxyvote.com.

Pursuant to the rules adopted by the SEC, the Fund furnishes proxy materials by email to those shareholders who have elected to receive their proxy materials electronically. While the Fund encourages shareholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of special meetings and the cost associated with the physical printing and mailing of materials, shareholders who have elected to receive proxy materials electronically by email, as well as beneficial owners of Shares held by a broker or custodian, may request a printed set of proxy materials.

Please vote now. Your vote is important.
To avoid the wasteful and unnecessary expense of further solicitation(s), we urge you to complete the enclosed proxy card, date and sign it and return it promptly in the postage-paid envelope provided, or record your voting instructions by telephone or via the internet, no matter how large or small your holdings may be. If you submit a properly executed proxy but do not mark how you wish your shares to be voted, your shares will be voted “FOR” each proposal, as applicable. If your shares are held through a broker, you must provide voting instructions to your broker about how to vote your shares in order for your broker to vote your shares as you instruct at the Meeting.

FS SPECIALTY LENDING FUND
201 Rouse Boulevard
Philadelphia, Pennsylvania 19112
(215) 495-1150

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 2, 2025

Notice is hereby given that a special meeting of shareholders (the “Meeting”) of FS Specialty Lending Fund (the “Fund”), to be held to be held at the offices of the Fund, located at 201 Rouse Boulevard, Philadelphia, PA 19112 on September 2, 2025, at 11:00 a.m. Eastern Time for the following purposes:

1.	To approve the amendment of the Fund’s Third Amended and Restated Declaration of Trust (the “Declaration of Trust”) to eliminate Article XII of the Declaration of Trust (“Proposal 1”);

2.	To approve the amendment of the Declaration of Trust to modify the shareholder voting standard in connection with a merger or reorganization of the Fund that has been approved by the Board of Trustees (“Proposal 2”); and

3.	To approve the Agreement and Plan of Reorganization, dated as of April 22, 2025 (the “Plan”), among the Fund, New FS Specialty Lending Fund, a Delaware limited liability company (the “Successor Fund”), and, for the limited purposes set forth therein, FS/EIG Advisor, LLC, a Delaware limited liability company and investment adviser to the Fund (the “Adviser”) (the “Reorganization Proposal” and, together with Proposal 1 and Proposal 2, the “Proposals”).

Shareholders of record as of the close of business on June 30, 2025 are entitled to vote at the Meeting or any adjournment(s), postponement(s) or delay(s) thereof.

The Board of Trustees of the Fund (the “Board”) recommends that you vote your shares by indicating your voting instructions on the enclosed proxy card, dating and signing such proxy card and returning it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States, or by recording your voting instructions by telephone or via the internet.

The Board unanimously recommends that you cast your vote FOR each of the Proposals.

In order to avoid the additional expense of further solicitation, we ask that you mail your proxy card or record your voting instructions by telephone or via the internet promptly.

By order of the Board of Trustees of the Fund

Stephen S. Sypherd

Stephen S. Sypherd General Counsel

Philadelphia, Pennsylvania
July 1, 2025

YOUR VOTE IS IMPORTANT.

PLEASE VOTE PROMPTLY BY SIGNING AND RETURNING THE
ENCLOSED PROXY CARD OR BY RECORDING YOUR VOTING INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET, NO MATTER HOW MANY SHARES YOU OWN.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 2, 2025.

THE PROXY STATEMENT FOR THIS MEETING IS AVAILABLE AT:
WWW.PROXYVOTE.COM

JOINT PROXY STATEMENT/PROSPECTUS

NEW FS SPECIALTY LENDING FUND
FS SPECIALTY LENDING FUND

201 Rouse Boulevard
Philadelphia, Pennsylvania 19112
(215) 495-1150

SPECIAL MEETING OF SHAREHOLDERS

July 1, 2025

This Joint Proxy Statement/Prospectus is furnished to you as a shareholder of FS Specialty Lending Fund (the “Fund”). A Special Meeting (the “Meeting”) of shareholders of the Fund will be held at the offices of the Fund, located at 201 Rouse Boulevard, Philadelphia, PA 19112 on September 2, 2025, at 11:00 a.m. Eastern Time to consider the items listed below and discussed in greater detail elsewhere in this Joint Proxy Statement/Prospectus. The Board of Trustees of the Fund (the “Board”), including the trustees (the “Trustees”) who are not “interested persons” of the Fund (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Trustees”), recommends that you vote your common shares of beneficial interests (“common shares”) by completing and returning the enclosed proxy card or by recording your voting instructions by telephone or via the Internet. The approximate mailing date of this Joint Proxy Statement/Prospectus and accompanying form of proxy is July 1, 2025.

The purposes of the Meeting are:

1.	To approve the amendment of the Fund’s Third Amended and Restated Declaration of Trust (the “Declaration of Trust”) to eliminate Article XII of the Declaration of Trust (“Proposal 1”);

2.	To approve the amendment of the Declaration of Trust to clarify the shareholder voting standard in connection with a merger or reorganization of the Fund that has been approved by the Board of Trustees (“Proposal 2”); and

3.	To approve the Agreement and Plan of Reorganization, dated as of April 22, 2025 (the “Plan”), among the Fund, New FS Specialty Lending Fund, a statutory trust organized under the laws of the State of Delaware (the “Successor Fund” and, together with the Fund, the “Funds”), and, for the limited purposes set forth therein, FS/EIG Advisor, LLC, a Delaware limited liability company and investment adviser to Fund (the “Adviser”) (the “Reorganization Proposal” and, together with Proposal 1 and Proposal 2, the “Proposals”).

Shareholders of record as of the close of business on June 30, 2025 are entitled to vote at the Meeting or any adjournment, postponement or delay thereof.

The Plan that shareholders are being asked to vote on involves transactions that will be referred to in this Joint Proxy Statement/Prospectus as the “Reorganization.”

The Fund is a non-diversified closed-end management investment company and statutory trust organized under the laws of the State of Delaware that has elected to be regulated as a business development company under the 1940 Act.

This Joint Proxy Statement/Prospectus sets forth concisely the information that shareholders of the Fund should know before voting on the Proposals and constitutes an offering of common shares of the Successor Fund (“Successor Fund Shares”). Please read it carefully and retain it for future reference. A Statement of Additional Information, dated July 1, 2025, relating to this Joint Proxy Statement/Prospectus (the “Statement of Additional Information”) has been filed with the United States Securities and Exchange Commission (the “SEC”) and is incorporated herein by reference. Copies of the Fund’s most recent annual report and quarterly reports can be obtained on the Fund’s website at fsinvestments.com/investments/fssl. In addition, the Fund will furnish, without charge, a copy of the Statement of Additional Information, or its most recent annual report or quarterly report to any shareholder upon request. Any such request should be directed to the Fund by calling toll-free (877)-628-8575. The Statement of Additional Information and the annual and quarterly reports of the Fund are available on the EDGAR Database on the SEC’s website at www.sec.gov. The address of the principal executive offices of both the Fund and the Successor Fund is 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, and the telephone number is (215) 495-1150.

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements, proxy materials and other information with the SEC. Materials filed with the SEC can be downloaded from the SEC’s website at www.sec.gov. You may also request copies of these materials, upon payment at the prescribed rates of a duplicating fee, by electronic request to the SEC’s e-mail address (publicinfo@sec.gov).

Following the Reorganization, the Successor Fund intends to seek to list its common shares on the New York Stock Exchange (the “NYSE”) under the ticker symbol “FSSL.”

This Joint Proxy Statement/Prospectus serves as a prospectus of the Successor Fund in connection with the issuance of Successor Fund Shares in the Reorganization. No person has been authorized to give any information or make any representation not contained in this Joint Proxy Statement/Prospectus and, if so given or made, such information or representation must not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation.

This Joint Proxy Statement/Prospectus contains or incorporates by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Funds’ plans, strategies, and goals and the Funds’ beliefs and assumptions concerning future economic and other conditions and the outlook for the Funds, based on currently available information. In this Joint Proxy Statement/Prospectus, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. The Fund is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933, as amended.

Photographic identification and proof of ownership will be required for admission to the meeting. For directions to the meeting, please contact the Fund at (877)-628-8575.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Joint Proxy Statement/Prospectus is July 1, 2025.

ii

TABLE OF CONTENTS

PROPOSAL 1: APPROVAL OF AN AMENDMENT TO THE DECLARATION OF TRUST TO ELIMINATE ARTICLE XII THEREOF	1
General	1
Roll-Up Amendment	1
Board Approval of the Roll-Up Amendment	2
What Happens If Proposal 1 is Not Approved	2
Shareholder Approval	2
Board Recommendation	2

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE DECLARATION OF TRUST TO CLARIFY THE SHAREHOLDER VOTING STANDARD IN CONNECTION WITH A FUND MERGER OR REORGANIZATION	3
General	3
Voting Standard Amendment	3
Board Approval of the Voting Standard Amendment	3
What Happens if Proposal 2 is not Approved	4
Shareholder Approval	4
Board Recommendation	4

PROPOSAL 3: THE REORGANIZATION PROPOSAL	5
The Proposed Reorganization	5
The Adviser Transaction	5
The Listing	6
Background and Reasons for the Proposed Reorganization	6
Comparison of the Fund and the Successor Fund	7
Comparison of Governing Documents	17
Comparison of Business Development Companies and Registered Closed-End Funds	27
Comparison of Risks	30
Comparison of Pro Forma Historical Expenses	32
Costs of the Reorganization	35
Summary of U.S. Federal Income Tax Considerations	36
Further Information Regarding the Reorganization	36

INVESTMENT OBJECTIVES AND POLICIES	37
Fundamental Investment Restrictions	37

USE OF LEVERAGE	37
1940 Act Requirements	37
Indebtedness	38
Preferred Shares	39
Certain Portfolio Transactions	39
Effects of Leverage	39

RISK FACTORS	40
Risks Related to the Reorganization	40
Risks Related to the Listing	40
Risks of Investing in the Successor Fund	41
General Risks of Investing in the Funds	42

ADDITIONAL INFORMATION ABOUT THE FUNDS AND THE REORGANIZATION	76
General	76
Terms of the Plan	76
Board Considerations and Recommendation	78
U.S. Federal Income Tax Considerations with Respect to the Reorganization	83
Management of the Funds	84
Capitalization	89
Capital Loss Carryforwards	89
Portfolio Turnover	89
Additional Information About the Common Shares of the Funds	90

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iv

PROPOSAL 1: APPROVAL OF AN AMENDMENT TO THE DECLARATION OF TRUST TO ELIMINATE ARTICLE XII THEREOF

General

The Fund was organized as a Delaware statutory trust on September 16, 2010 and operates as a non-diversified, closed-end management investment company that has elected to be regulated as a business development company, or BDC, under the 1940 Act. The Fund is governed by its Third Amended and Restated Declaration of Trust, as amended (the “Declaration of Trust”).

Article XII of the Declaration of Trust governs the Fund’s ability to participate in Roll-Up Transactions, which are transactions in which Fund shareholders must exchange their shares for securities of another entity. Under the Declaration of Trust, a “Roll-Up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Fund and the issuance of securities of a Roll-Up Entity to the shareholders of the Fund. A “Roll-Up Entity” means a partnership, trust, corporation, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

Article XII of the Declaration of Trust includes the following provisions governing the Fund’s ability to participate in a Roll-Up Transaction:

•	Section 12.1 of the Declaration of Trust provides that in connection with any proposed Roll-Up Transaction, the Fund must obtain an independent appraisal of its assets, which must be included in a report to shareholders. Additionally, the Fund must offer shareholders who vote against the proposed Roll-Up Transaction the choice of accepting the securities of a Roll-Up Entity, or either of the following: (a) remaining Company shareholders on the same terms and conditions or (b) receiving cash equal to their pro rata share of the appraised value of the Fund.

•	Section 12.1(A) prevents the Fund from participating in a proposed Roll-Up Transaction that results in shareholders having fewer voting rights in the Roll-Up Entity than are provided for in Section 11.1 of the Declaration of Trust. Specifically, shareholders must retain rights to remove the Adviser and elect a new Adviser, dissolve the Fund, approve the sale of substantially all Company assets or cause a Company merger or reorganization.

•	Section 12.1(B) prevents the Fund from participating in any proposed Roll-Up Transaction that impedes any purchaser’s accumulation of securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the Roll-Up Entity’s tax status), or otherwise limits their ability to exercise voting rights on the basis of shares held.

•	Section 12.1(C) prevents the Fund from participating in any proposed Roll-Up Transaction limiting investors’ rights to access the records of the Roll-Up Entity.

•	Section 12.1(D) prevents the Fund from participating in any proposed Roll-Up Transaction in which the Fund bears costs should the shareholders reject the Roll-Up Transaction.

Roll-Up Amendment

As proposed, the Amendment to the Declaration of Trust, in the form set forth in Appendix C (the “Roll-Up Amendment”), would eliminate the provisions of the Declaration of Trust described in the foregoing paragraph, and references to those provisions throughout the Declaration of Trust. The effect of the Roll-Up Amendment would be to eliminate the restrictions on the Fund’s participation in Roll-Up Transactions that are currently in effect. As a result, if Proposal 1 is approved, the Fund would be permitted to participate in a potential Roll-Up Transaction without satisfying the requirements to obtain an independent appraisal or confirm certain shareholder rights contained in Article XII of the Declaration of Trust and described above. If Proposal 1 is approved, shareholders will no longer receive the benefit of the protections of Article XII of the Declaration of Trust with respect to the Predecessor Fund’s participation in Roll-Up Transactions.

Board Approval of the Roll-Up Amendment

On April 22, 2025, the Board of Trustees unanimously approved and recommended that shareholders approve Proposal 1 to eliminate Article XII of the Declaration of Trust. The Board of Trustees determined to seek to convert the Fund from a closed-end fund that had elected to be registered as a business development company (“BDC”) to a closed-end fund registered under the 1940 Act. In connection therewith, in consultation with the Adviser, the Board of Trustees determined the elimination of the provisions of the Declaration of Trust governing the Fund’s ability to participate in Roll-Up Transactions was advisable and in the best interests of the Fund and shareholders. The Board noted that the provisions of Article XII were adopted to comply with the Omnibus Guidelines promulgated by the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”) in connection with the Fund’s public offering, which concluded in November 2016. The NASAA Guidelines are applicable in connection with public offerings by BDCs, the shares of which are not listed on a national securities exchange. As a closed-end fund registered under the 1940 Act, the Fund would not be subject to the NASAA Guidelines and therefore Article XII would no longer be applicable to the Fund. The Board noted that removing these provisions would conform the terms of the Fund’s governing documents to provisions in the governing documents of other registered closed-end funds.

The Board of Trustees based this decision on several factors including the view of management that the provisions of Article XII, which were adopted to comply with the NASAA Guidelines, are not as carefully tailored to the business of a registered closed-end fund as the analogous provisions of the 1940 Act and the Delaware Statutory Trust Act that would be applicable to the Fund. The Board of Trustees considered management’s assessment that provisions mandated by the NASAA Guidelines may lead to ambiguity and uncertainty when considered alongside provisions of the 1940 Act and Delaware Statutory Trust Act to which Fund is, or will be as a registered closed-end fund, also subject. The Board of Trustees noted that the removal of Article XII of the Declaration of Trust would limit the possibility for ambiguity, confusion and unnecessary expense or impediment related to compliance with multiple regulatory regimes that, although similar, may not be perfectly aligned to the Fund’s operations. Additionally, the Board of Trustees considered the potential benefits of conforming the Declaration of Trust to industry best practices, including making the Fund more readily comparable to and evaluable against peer registered closed-end funds.

The Fund intends to become a closed-end fund registered under the 1940 Act. The Board has determined that the Reorganization Proposal would be the most efficient and effective means to convert the Fund to a closed-end fund that intends to list its shares on the NYSE. The Board considered that the Reorganization Proposal may have been considered a “Roll-Up Transaction” as defined in Article XII; therefore, proposing the elimination of Article XII would facilitate the conversion of the Fund to a closed-end Fund through the Reorganization Proposal.

What Happens If Proposal 1 is Not Approved

If shareholders do not approve Proposal 1, the Declaration of Trust currently in effect will remain in effect and the Reorganization Proposal will not be voted upon.

If Proposal 1 is not approved, the Board may evaluate other means to convert the Fund to closed-end fund, including through other forms of reorganizations or by registering the Fund as a closed-end fund without a reorganization into a newly created closed-end fund entity.

Shareholder Approval

The Roll-Up Amendment must be approved by the vote of a majority of the votes cast at the meeting, either in person or by proxy.

Board Recommendation

The Board, including the Independent Trustees, unanimously recommends that you vote “FOR” approval of the Roll-Up Amendment.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE DECLARATION OF TRUST TO CLARIFY THE SHAREHOLDER VOTING STANDARD IN CONNECTION WITH A FUND MERGER OR REORGANIZATION

General

Section 11.1 of the Declaration of Trust provides, in relevant part: “[w]ithout approval of holders of a majority of shares entitled to vote on the matter, the [Fund] shall not permit the Adviser to . . . cause the merger or other reorganization of the [Fund].” This provision was also intended to comply with the NASAA Guidelines. However, the Declaration of Trust does not establish when a potential merger or reorganization of the Fund would be “caused by” the Adviser, particularly in light of the fact that the Fund is governed and overseen by a Board of Trustees, five members of which are independent of the Adviser. Similarly, the Declaration of Trust does not establish the voting standard for a merger that is approved by the Board of Trustees and shareholders that is not caused by the Adviser.

In order to address the potential ambiguity in Section 11.1 of the Declaration of Trust, the Board of Trustees recommends that shareholders approve the amendment of the Declaration of Trust to clarify that the Fund may enter into a merger or reorganization that has been approved by (i) the Board of Trustees, including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund and (ii) a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Fund, and such a merger or reorganization will not be considered to be caused by the Adviser. The vote of a “majority of the outstanding voting securities” is defined in the 1940 Act to mean the vote, at the annual or a special meeting of the security holders of the Fund duly called, (A) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (B) of more than 50% of the outstanding voting securities of the Fund.

Voting Standard Amendment

As proposed, the Amendment to the Declaration of Trust, in the form set forth in Appendix D (the “Voting Standard Amendment”), would modify the provision of Section 11.1 of the Declaration of Trust to clarify that the Fund may enter into a merger or reorganization that has been approved by (i) the Board of Trustees, including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund and (ii) a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Fund, and such a merger or reorganization will not be considered to be caused by the Adviser.

Board Approval of the Voting Standard Amendment

The Board, including the Trustees who are not “interested persons” of the Fund or the Adviser, as defined in the 1940 Act (the “Independent Trustees”), unanimously approved, and recommends that shareholders approve, the Voting Standard Amendment.

In approving the Voting Standard Amendment, the Board of Trustees considered management’s assessment that provisions of Section 11.1 were adopted to comply with the NASAA Guidelines in connection with the Fund’s public offering, which concluded in November 2016. As noted above, the NASAA Guidelines are applicable in connection with public offerings by BDCs, the shares of which are not listed on a national securities exchange; however, as a closed-end fund registered under the 1940 Act, the Fund would not be subject to the NASAA Guidelines. The Board of Trustees considered the potential benefits of conforming the Declaration of Trust to industry best practices, including making the Fund more readily comparable to and evaluable against peer registered closed-end funds.

In determining to approve the amendment to the Declaration of Trust, the Board considered a number of factors, including, but not limited to the potential for the ambiguity in Section 11.1 to cause confusion and create unnecessary burden and expense in interpreting the shareholder vote requirements of the Declaration of Trust. The Board further considered that clarity in the Declaration of Trust will enable shareholders and potential investors to more easily evaluate the Fund.

The Fund intends to become an exchange-listed closed-end fund registered under the 1940 Act. The Board has determined that the Reorganization Proposal would be the most efficient and effective means to convert the Fund to a closed-end fund that intends to list its shares on the NYSE. The Board considered that the amendments to Section 11.1 would clarify the voting standard required to approve the Reorganization Proposal; therefore, eliminating Section 11.1 would facilitate the conversion of the Fund to a closed-end Fund through the Reorganization Proposal.

What Happens if Proposal 2 is not Approved

If shareholders do not approve Proposal 1, the Declaration of Trust currently in effect will remain in effect and the Reorganization Proposal will not be voted upon.

If Proposal 2 is not approved, the Board may evaluate other means to convert the Fund to a closed-end fund, including through other forms of reorganizations or by registering the Fund as a closed-end fund without a reorganization into a newly created closed-end fund entity.

Shareholder Approval

In accordance with Section 6.4 of the Declaration of Trust, the Voting Standard Amendment must be approved by a vote of the holders of a majority of the votes entitled to be cast on the matter.

Board Recommendation

The Board, including the Independent Trustees, unanimously recommends that you vote “FOR” approval of Proposal 2.

PROPOSAL 3: THE REORGANIZATION PROPOSAL

The following is a summary of certain information related to the Reorganization Proposal contained elsewhere in this Joint Proxy Statement/Prospectus and in the Statement of Additional Information and is qualified in its entirety by reference to the more complete information contained in this Joint Proxy Statement/Prospectus and in the Statement of Additional Information. Shareholders should read the entire Joint Proxy Statement/Prospectus and Statement of Additional Information carefully.

The Proposed Reorganization

The Reorganization is intended to effectuate the conversion of the Fund from a closed-end fund that has elected to be regulated as a BDC into a closed-end fund that is registered under the 1940 Act that intends to seek to list its common shares on the NYSE. The Board, including the Independent Trustees, unanimously approved the Reorganization, including the Plan. Assuming the Fund’s shareholders approve the Reorganization, pursuant to the terms of the Plan, the Fund will merge directly with and into the Successor Fund. The Successor Fund intends to apply for listing on the NYSE as soon as practicable following the closing of the Reorganization.

In the Reorganization, the outstanding common shares of the Fund will be exchanged for newly-issued Successor Fund common shares. The aggregate net asset value (“NAV”) of the Successor Fund shares received by the Fund shareholders in the Reorganization will equal the aggregate NAV of the Fund common shares held by such shareholders immediately prior to the Reorganization, less the applicable costs of the Reorganization including, but not limited to, the issuance of Successor Fund shares in connection with the Reorganization.

Because the Successor Fund will have no assets or operations prior to the date of the closing of the Reorganization (the “Closing Date”), it is expected that shareholders of the Fund will receive one share of the Successor Fund for each share of the Fund held as of the Closing Date (and a fractional share of the Successor Fund for each fractional share of the Fund held).

The Adviser Transaction

The Adviser is jointly operated by an affiliate of Franklin Square Holdings, L.P. (which does business as FS Investments) (“FS”), and EIG Asset Management, LLC (“EIG”). Concurrently with the closing of the Reorganization, FS will acquire EIG’s interest in the Adviser (the “Adviser Transaction”), the Adviser will become an indirect wholly-owned subsidiary of Franklin Square Holdings, L.P. and the Adviser will be renamed FS Specialty Lending Advisor, LLC. The Adviser personnel from FS that provide services to the Fund will continue to provide services to the Successor Fund following the completion of the Reorganization and the Adviser Transaction.

In 2023, the Board approved changing the Fund’s name, investment objectives and investment policy as part of a plan to transition the Fund’s investment strategy from investing primarily in private U.S. energy and power companies to a diversified credit strategy of investing in private and public credit in a broader set of industries, sectors and subsectors (the “Transition”). These changes became effective on September 29, 2023 (the “Transition Date”). In connection with the Transition, the Adviser enhanced its investment team with diversified credit-focused investment professionals from FS to implement the new strategy, including members of the FS Global Credit team, while continuing to rely on energy-focused investment professionals from EIG with respect to the Fund’s remaining investments in energy and power companies. Since the Transition Date, the Adviser has made significant progress in rotating the Fund’s portfolio into diversified credit investments, and the Fund’s allocation to energy and power companies has decreased to approximately 10% (based on fair value) as of May 30, 2025. In light of the Fund’s small allocation to energy and power companies at this time, the nature of such investments and the Adviser’s intent to further decrease this allocation, the Adviser’s expertise in diversified credit from FS professionals is the critical expertise to executing on the Fund’s current investment strategy, while the expertise of EIG professionals in energy and energy-related infrastructure is no longer necessary.

The Listing

Immediately after the closing of the Reorganization, common shares of the Successor Fund will remain illiquid assets for which there will not be a secondary market. However, the Successor Fund intends to seek to list its common shares on the NYSE. The listing of the Successor Fund’s common shares is subject to the approval of the NYSE and satisfaction of the NYSE’s listing standards. The Successor Fund intends to apply for listing on the NYSE as soon as practicable following the closing of the Reorganization. There can be no assurance the Successor Fund will successfully complete any such listing. If the Successor Fund completes a listing of its common shares, shares of closed-end funds frequently trade at a price lower than their net asset value. This is commonly referred to as “trading at a discount.” This characteristic of shares of closed-end funds is a risk separate and distinct from the risk that a fund’s net asset value may decrease. Because the shares of the Fund have been illiquid, this risk may be more pronounced during the period shortly after the Listing Date, during which the Successor Fund’s shares may experience greater volatility and may trade at significant discounts to net asset value. The Successor Fund is designed primarily for long-term investors and should not be considered a vehicle for trading purposes. Whether investors will realize a gain or loss upon the sale of the Successor Fund’s common shares will depend upon whether the market value of the shares at the time of sale is above or below the price the investor paid, taking into account transaction costs, for the common shares and is not directly dependent upon the Successor Fund’s net asset value. Because the market value of the Successor Fund’s common shares will be determined by factors such as the relative demand for and supply of the common shares in the market, general market conditions and other factors beyond the control of the Successor Fund, the Successor Fund cannot predict whether its common stock will trade at, below or above NAV, or below or above the initial listing price for the common shares. As a result, even if the Successor Fund does complete a listing, shareholders may not receive a return of all of their invested capital upon a sale of their shares on the exchange.

Background and Reasons for the Proposed Reorganization

The Reorganization seeks to provide Company shareholders the opportunity for increased liquidity through ownership of shares of a closed-end investment company with investment objectives and investment policies identical to the Fund (other than with respect to the portfolio criteria imposed on BDCs by the 1940 Act) that will, following the Reorganization, seek to list its common shares on the NYSE. The Fund will merge directly with and into the Successor Fund, which will continue to exist after the Reorganization as the Successor Fund. The Board, based upon its evaluation of all relevant information, anticipates that the Reorganization would benefit shareholders of the Fund.

The Board considered the Reorganization at a series of several meetings of the Board held over a period of months and approved the Reorganization at a meeting held on April 22, 2025 (the “Board Meeting”). In preparation for the Board Meeting at which the Reorganization was approved, Fund management provided the Board with information regarding the proposed Reorganization, including the rationale therefor and alternatives considered to the Reorganization. Based on the considerations below, the Board, including the Independent Trustees, has determined that the Reorganization would be in the best interests of the Fund and that the interests of the existing shareholders of the Fund would not be diluted with respect to NAV as a result of the Reorganization. The Board approved the Reorganization and the Board recommends that shareholders of the Fund approve the Reorganization Proposal.

The Board anticipates that the Reorganization will benefit the shareholders of the Fund by providing the potential for:

•	increased liquidity upon the occurrence of the intended listing of Shares of the Successor Fund;

•	increased interest in the Successor Fund as an exchange-listed closed-end investment company to result in the growth of the Successor Fund’s asset base and long-term economies of scale;

•	ownership of shares of a closed-end investment company with investment objectives and investment policies identical to the Fund (other than with respect to the portfolio criteria imposed on BDCs by the 1940 Act);

•	participation as a registered closed-end fund in a broad universe of investments without the portfolio criteria imposed on BDCs by the 1940 Act (e.g. the requirement to invest at least 70% of its assets in qualifying assets), although the Successor Fund’s investment strategy will be substantially the same as the Predecessor Fund; and

•	continuity in the operation of the Fund as the Successor Fund following the Reorganization.

For additional information regarding these and other factors considered by the Board, see “—Additional Information about the Funds and the Reorganization—Board Considerations and Recommendation.”

The Board’s determinations were made on the basis of each Trustee’s business judgment after consideration of a range of materials and factors believed to be relevant by the Board taken as a whole with respect to the Fund and shareholders, although individual Trustees may have placed different weight on various factors and assigned different degrees of materiality to various factors.

Comparison of the Fund and the Successor Fund

General. Set forth below is certain comparative information about the organization and operation of each of the Fund and the Successor Fund.

Organization
Fund	Organization Date	State of Organization	Entity Type	Regulatory Regime
The Fund	September 16, 2010	Delaware	statutory trust	business development company
Successor Fund	March 4, 2025	Delaware	statutory trust	registered closed-end management investment company

Although the Successor Fund does not currently intend to be regulated as a business development company under the 1940 Act, the Successor Fund may in accordance with the requirements of the 1940 Act elect in the future to be regulated as a business development company and in connection therewith withdraw its registration under the 1940 Act, if the Board, based on its assessment of the Fund and its strategy, the Fund’s peers, the market for listed closed-end funds and the market for listed business development companies, determines in the future that it would be in the best interest of the Fund and its shareholders to be regulated as a business development company at such future time.

As of December 31, 2024, the Fund had approximately $1.5 billion in net assets and approximately $2.1 billion in gross assets.

Investment Objectives. The Fund’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation.

The Adviser seeks to achieve the Fund’s investment objectives by investing in both direct originations and broadly syndicated investments of secured and unsecured floating and fixed rate loans, bonds and other types of credit instruments. Investing in both direct originations and broadly syndicated investments allows the Fund to be dynamic in its pursuit of opportunities across changing economic and credit cycles in an effort to generate returns for Fund investors with an acceptable level of risk. Both categories of investments are described below.

•	Direct Originations: Direct lending and innovative capital structure solutions to both sponsored and non-sponsored companies, typically based in the U.S. and operating within the middle market. These investments may include both debt and equity components.

•	Broadly Syndicated Loan and Bond Transactions: Opportunistic investments into primary and secondary markets, broadly syndicated loans and bonds. Broadly syndicated loans and bonds are generally more liquid than the Fund’s directly originated investments and provide a complement to the Fund’s less liquid strategies. In the case of broadly syndicated investments, the Adviser generally intends to capitalize on market inefficiencies by investing in loans, bonds, and other asset classes where the market price of such investment reflects a lower value or the yield is higher than the Adviser believes is warranted based on the Adviser’s fundamental analysis, providing the Fund with an opportunity to earn an attractive return on its investment.

However, the Fund may pursue other investment opportunities if the Adviser believes they are in the Fund’s best interests and consistent with the Fund’s investment objectives.

The Fund’s investment objectives will not change in connection with the Reorganization. The Successor Fund’s investment objectives will be identical to those of the Fund.

Investment Policies. Other than with respect to the portfolio criteria imposed on BDCs by the 1940 Act, the Fund’s investment objectives will not change in connection with the Reorganization and the Successor Fund’s investment objectives will be identical to those of the Fund.

The Fund’s investment policy is to invest primarily in a portfolio of secured and unsecured floating and fixed rate loans, bonds and other types of credit instruments, which, under normal circumstances, will represent at least 80% of the Fund’s total assets. For purposes of the Fund’s policy, “credit instruments” may include senior secured loans, unsecured loans, corporate bonds, notes, bills, debentures, distressed securities, mezzanine securities, collateralized debt obligations, collateralized bond obligations, collateralized loan obligations, bank loans, corporate loans, government and municipal obligations, mortgage-backed securities, asset-backed securities, repurchase agreements and other fixed-income instruments of a similar nature that may be represented by derivatives such as options, forwards, futures contracts or swap agreements.

The Fund seeks to achieve its investment objectives by:

•	utilizing the experience and expertise of the Adviser in sourcing, evaluating and structuring transactions;

•	employing a conservative investment approach focused on high conviction investment opportunities across the investment universe that offer attractive risk-adjusted income and returns and long term investment performance;

•	investing across various sectors and sub-sectors depending on, among other things, market conditions, available investment opportunities, portfolio composition and other factors;

•	opportunistically investing in liquid investments and dynamically adjusting allocations between public and private markets depending on where the risk adjusted returns are attractive;

•	focusing primarily on debt or debt-like investments in a broad array of companies within the United States;

•	making select equity investments in certain companies that have strong growth potential;

•	investing primarily in established, stable enterprises with positive cash flow and strong asset and collateral coverage so as to limit the risk of potential principal loss; and

•	maintaining rigorous portfolio monitoring in an attempt to anticipate and pre-empt negative events within the Fund’s portfolio.

The majority of the Fund’s portfolio is comprised of income-oriented securities, which principally refers to debt securities and other income-producing investments, of privately-held companies within the United States. Generally, in the long-term, the Fund expects to weight its investments more heavily towards directly originated investments, as this will provide the Fund with the ability to tailor investments to best match a project’s or company’s needs with the Fund’s investment objectives. However, the Fund’s investment policy enables the Adviser to opportunistically invest in broadly syndicated investments and dynamically adjust allocations between private and public markets depending on where the risk-adjusted returns are most attractive. The Fund intends to weight its portfolio towards senior secured debt, which the Fund believes offers opportunities for superior risk-adjusted returns and income generation. The Fund’s debt investments may take the form of corporate or project loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by yield enhancements. These yield enhancements may include common equity, warrants, options, net profits interests, cash flow participations or other forms of equity participation that can provide additional consideration or “upside” in a transaction. In connection with certain of the Fund’s debt investments or any restructurings of these debt investments, the Fund may on occasion receive equity interests, including warrants or options, as additional consideration or otherwise in connection with a restructuring. In addition, a portion of the portfolio may be comprised of derivatives, including total return swaps, credit default swaps and other swap contracts. The Adviser will seek to tailor the Fund’s investment focus as market conditions evolve. Depending on market conditions, the Fund may increase or decrease its exposure to less senior portions of the capital structure or other more opportunistic investments. The Fund expects that the size of its individual investments will generally range between $10 million and $70 million each, although investments may vary proportionately as amounts available for investment change and the size of the Fund’s capital base changes and will ultimately be at the discretion of the Adviser, subject to oversight by the Board of Trustees.

The Fund’s investment policies will not change in connection with the Reorganization.

The Successor Fund’s investment policies will be identical to those of the Fund (other than with respect to the portfolio criteria imposed on BDCs by the 1940 Act).

Leverage. To seek to enhance returns, the Fund employs leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the maximum amount permitted by the 1940 Act. With certain limited exceptions, the Fund is only allowed to borrow amounts or issue debt securities if the Fund’s asset coverage, as calculated pursuant to the 1940 Act, equals at least 200% immediately after such borrowing. The minimum asset coverage requirement applicable to BDCs under the 1940 Act, however, is currently 150% provided that certain disclosure and approval requirements are met.

Following the Reorganization, the Successor Fund will continue to employ leverage as market conditions permit and at the discretion of the Adviser, up to the maximum amount permitted by the 1940 Act. Under the 1940 Act, the Successor Fund is not permitted to incur indebtedness unless immediately after doing so the Successor Fund has an asset coverage of at least 300% of the aggregate outstanding principal balance of indebtedness (i.e., such indebtedness may not exceed 33 1/3% of the value of the Successor Fund’s total assets including the amount borrowed). Under the 1940 Act, the Successor Fund may not issue preferred shares unless, immediately after such issuance, it has an asset coverage of at least 200% of the liquidation value of the outstanding Preferred Shares (i.e., such liquidation value may not exceed 50% of the value of the Successor Fund’s total assets including the liquidation value of the preferred shares).

Distribution Policy. In connection with the Transition, the Fund announced its intention to provide the following enhanced quarterly distributions to Fund shareholders commencing in the third quarter of 2023 until the achievement of a long-term liquidity event, subject to applicable legal restrictions, market conditions and the sole discretion of the Board:

Targeted enhanced distribution schedule

	Q3 2023	Q4 2023	2024	2025	2026
Annualized distribution rate(1)	7.5%	7.5%	10.0%	12.5%	15.0	%(2)

(1)	Annualized as a percentage of the estimated NAV at the time of declaration.

(2)	The payment of enhanced distributions is expected to be capped at an annualized rate of 15% of the Fund’s then-current NAV beyond 2026 until the achievement of a long-term liquidity event.

The Board declared an enhanced quarterly cash distribution of $0.1053 per share for the first quarter of 2025, which represented an annualized distribution rate of 12.5% based on the then-estimated NAV as of March 31, 2025. The distribution was paid on April 23, 2025.

Unlike regular distributions, the intent of the enhanced distributions was to seek to accelerate liquidity for Fund shareholders in the near term as the Fund expected a portion of the enhanced distributions to represent a return of investor capital.

The Fund’s enhanced distributions will cease once the Fund achieves a long-term liquidity event. As a result, the Successor Fund will not declare and pay enhanced distributions once the Successor Fund lists its common shares on the NYSE.

If the listing occurs prior to the end of the third quarter of 2025, the Successor Fund, subject to applicable legal restrictions and the sole discretion of the Board, is expected to (i) pay a full quarterly enhanced distribution for the third quarter of 2025, payable in October, and (ii) in the fourth quarter of 2025 to target a monthly or quarterly distribution representing an annualized distribution rate of 9.0-9.5% of the Successor Fund’s NAV.

If a listing occurs in the fourth quarter of 2025, the Fund will pay a full quarterly enhanced distribution for the third quarter of 2025. In the fourth quarter of 2025, the Successor Fund, subject to applicable legal restrictions and the sole discretion of the Board, is expected to target a monthly or quarterly distribution representing on an annualized distribution rate of 9.0-9.5% of the Successor Fund’s NAV.

Beginning in January 2026, the Successor Fund expects to pay distributions on a monthly basis, when and as declared by the Board, subject to a listing occurring in 2025.

The payment of future distributions is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any future distributions.

For the year ended December 31, 2024, 100% of the Predecessor Fund’s cash distributions on a tax basis were sourced from net investment income.

The distribution level of the Successor Fund is subject to change based upon a number of factors, including the current and projected level of the Successor Fund’s earnings, and may fluctuate over time. The Successor Fund’s earnings and distribution rate on NAV will change over time, and depending on market conditions, may be higher or lower than the Fund’s earnings and distribution rate on NAV prior to the Reorganization. A fund’s earnings and net investment income are variables which depend on many factors, including its asset mix, portfolio turnover level, the amount of leverage utilized by the Fund, the costs of such leverage, the performance of its investments, the movement of interest rates and general market conditions. There can be no assurance that the future earnings of the Fund, including as the Successor Fund after the Reorganization, will remain constant.

Trustees and Officers. Each Fund is overseen by a Board, comprised of the same members, and by the same officers, except that the Successor Fund will not have a Chief Investment Officer. The Board of each Fund is responsible for the overall supervision of the operations of its respective Fund and performs the various duties imposed on the trustees of investment companies by the 1940 Act and under applicable state law. Each Board currently has six Trustees, five of whom are Independent Trustees. A list of the Trustees, a brief biography for each Trustee and additional information relating to the Board are set forth under “Management of the Funds” in the Statement of Additional Information.

Fund Management. FS/EIG Advisor, LLC (the “Adviser”) serves as investment adviser to the Fund and is responsible for the day-to-day management of the Fund’s portfolio of securities, which includes buying and selling securities for the Fund.

After the Reorganization, the Adviser, after giving effect to the Adviser Transaction, will continue in its current role as investment adviser to the Fund with respect to the Successor Fund. The Successor Fund’s portfolio will continue to be managed by the FS-appointed members of the investment committee of the Adviser, which will be comprised of the same personnel from FS that provide services to the Fund.

Comparison of Investment Advisory Agreement. The terms of each of the Investment Advisory and Administrative Services Agreement between the Fund and the Adviser (the “Fund Advisory Agreement”) and the, the investment advisory agreement between the Successor Fund and the Adviser (the “Successor Fund Investment Advisory Agreement”) and the Administration Agreement between the Successor Fund and the Adviser (the “Successor Fund Administration Agreement”) are substantially similar, except for (i) the fees payable to the Adviser thereunder, as described below, (ii) certain references to the NASAA Guidelines, (iii) the date of effectiveness and (iv) the Fund has a single agreement that covers advisory and administrative services, whereas the Successor Fund has separate agreements for advisory services and administrative services:

Below is a comparison of certain terms of the Fund Advisory Agreement to the terms of the Successor Fund Advisory Agreement.

Advisory Services. The advisory services to be provided by the Adviser to the Successor Fund under the Successor Fund Investment Advisory Agreement will be identical to those advisory services currently provided by the Adviser to the Fund under the Fund Advisory Agreement. Both the Fund Advisory Agreement and the Successor Fund Investment Advisory Agreement provide that the Adviser’s advisory responsibilities include determining the composition and allocation of the applicable Fund’s investment portfolio; identifying, evaluating and negotiating the structure of the investments made by the applicable Fund; executing, monitoring and servicing the applicable Fund’s investments; placing orders with respect to, and arranging for, any investment by the applicable Fund; determining the securities and other assets that the applicable Fund shall purchase, retain, or sell; performing due diligence on prospective portfolio companies; and providing the applicable Fund with such other investment advisory, research and related services as such Fund may, from time to time, reasonably request or require.

Administrative Services. Pursuant to the terms of the Fund Advisory Agreement, the Adviser oversees the day-to-day operations of the Fund, including the provision of general ledger accounting, fund accounting, legal services, investor relations, certain government and regulatory affairs activities and other administrative services. The Adviser also performs, or oversees the performance of, the Fund’s corporate operations and required administrative services, which includes being responsible for the financial records that the Fund is required to maintain and preparing reports for shareholders and reports filed with the SEC. In addition, the Adviser assists the Fund in calculating its net asset value, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to Fund shareholders, and generally overseeing the payment of Fund expenses and the performance of administrative and professional services rendered to the Fund by others. Following the Reorganization, the Adviser will continue to oversee the day-to-day operations of the Successor Fund pursuant to the Successor Fund Investment Advisory Agreement. However, the Successor Fund Investment Advisory Agreement does not contemplate the provision of administrative services to the Fund. Instead, the Adviser will provide such services to the Successor Fund pursuant to the Successor Fund Administration Agreement.

Pursuant to the Fund Advisory Agreement, the Fund reimburses the Adviser for expenses necessary to perform services related to the Fund’s administration and operations, including the Adviser’s allocable portion of the compensation and/or related expenses of certain personnel providing administrative services to the Fund on behalf of the Adviser. No separate fee will be payable pursuant to the Successor Fund Administration Agreement and the Successor Fund will continue to reimburse the Adviser for services related to the Fund’s administration and operations.

Brokerage. Both the Fund Advisory Agreement and the Successor Fund Investment Advisory Agreement authorize the Adviser to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Funds, subject to its obligation to obtain best execution under the circumstances, which may take account of the overall quality of brokerage and research services provided to FS Investments.

Limitation on Liability. Both the Fund Advisory Agreement and the Successor Fund Investment Advisory Agreement provide that the Adviser will not be liable for any action taken or omitted to be taken in connection with the performance of any of its duties or obligations under the applicable agreement or otherwise as an investment adviser of the applicable Fund, except as required by law or the Declaration of Trust. The Fund Advisory Agreement also provides that the Adviser will only be indemnified to the extent that such indemnification would not be inconsistent with the provisions of the NASAA Guidelines. Because the Successor Fund will not be subject to the NASAA Guidelines, the Successor Fund Investment Advisory Agreement does not include such provision; however, the Successor Fund Investment Advisory Agreement provides that the Adviser will not be indemnified in respect of any liability to the Fund or its shareholders to which it otherwise would have been subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or reckless disregard of the Adviser’s duties and obligations under the agreement, as determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder.

Continuance. Both the Fund Advisory Agreement and the Successor Fund Investment Advisory Agreement provide for an initial term of effectiveness of two years, and continuation thereafter for successive one-year periods if such continuance is specifically approved at least annually in the manner required by the 1940 Act.

Termination. Both the Fund Advisory Agreement and the Successor Fund Investment Advisory Agreement provide that the agreement may be terminated at any time, without the payment of any penalty, upon sixty days’ written notice to the other party, in the case of the applicable Fund, upon approval of (i) a majority of the outstanding voting securities of the Fund or (ii) the Fund’s independent trustees. In addition, both agreements shall terminate automatically in the event of their “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act.

Comparison of Investment Management Fees. The Fund currently pays to the Adviser a base management fee and an incentive fee consisting of two parts: (i) the capital gains incentive fee and (ii) the subordinated income incentive fee. The base management fee rate and income incentive fee rate of the Successor Fund for each quarter ending prior the date of the listing of the Successor Fund’s shares on a national securities exchange (the “Listing Date”) will be identical to the Fund. However, the Successor Fund will not pay a capital gains incentive fee.

For each quarter after the Listing Date, the Successor Fund will pay a base management fee equal to 1.50% of the Successor Fund’s gross assets, which is lower than the Fund’s base management fee of 1.75%. In addition, the Adviser has contractually agreed to waive a portion of the base management fee equal to 0.15% of the Successor Fund’s base management fee beginning upon the Listing Date and continuing for so long as the Successor Fund is a registered closed-end fund.

For each quarter after the Listing Date, the Successor Fund will pay an income incentive fee equal to 20% of “pre-incentive fee net investment income,” which is the same percentage as the Fund. However, for each quarter after the Listing Date, the Successor Fund’s income incentive fee will be subject to a lower hurdle rate of 6.0%, as compared to the Fund’s hurdle rate of 6.5%. In addition, for each quarter after the Listing Date, the Successor Fund’s hurdle rate will be calculated as a rate of return on the Successor Fund’s net assets, whereas the Fund’s hurdle rate is calculated as a percentage of the Fund’s “adjusted capital,” which is calculated cumulative gross proceeds generated from sales of the Fund’s common shares (including proceeds from its distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Fund’s investments paid to shareholders and amounts paid for share repurchases pursuant to the Fund’s share repurchase program. These changes may make it more likely that the Successor Fund, following the Listing Date, will pay an income incentive fee. However, the Adviser has contractually agreed to waive a portion of the income incentive fee, such that the Successor Fund’s income incentive fee beginning upon the Listing Date and continuing for so long as the Successor Fund is a registered closed-end fund, will be equal to 10% of “pre-incentive fee net investment income.”

The following tables provide additional information comparing the management fees of the Fund and the Successor Fund, both before and after the Listing Date.

Base Management Fee as a Percentage of Gross Assets

	Fund	Pro Forma Successor Fund (Pre-Listing Date)		Pro Forma Successor Fund (Post-Listing Date)
Base Management Fee	1.75%	1.75	%(1)	1.50	%(2)
Fee Waiver	—	—		(0.15	)%(3)
Base Management Fee After Fee Waiver	1.75%	1.75%		1.35%

(1)	Pursuant to the terms of the Successor Fund Investment Advisory Agreement, for any quarter ending before the date on which the Successor Fund’s common shares are first listed on a national securities exchange (the “Listing Date”), the base management fee shall be calculated at an annual rate of 1.75% of the Successor Fund’s average daily gross assets.

(2)	Pursuant to the terms of the Successor Fund Investment Advisory Agreement, for any quarter ending after the Listing Date, the base management fee shall be calculated at an annual rate of 1.50% of the Successor Fund’s average daily gross assets.

(3)	Effective on the Listing Date and for so long as the Successor Fund is a registered closed-end fund, the Adviser has contractually agreed to waive a portion of the Successor Fund’s base management fee such that the base management fee shall not exceed an amount equal to the annual rate of 1.35% of the Successor Fund’s average daily gross assets. Amounts waived by the Adviser will not be subject to recoupment from the Successor Fund.

The base management fees paid to the Adviser by the Fund and the Successor Fund are calculated on the basis of gross assets, including proceeds from leverage, so the fees paid to the Adviser will be higher when leverage is utilized. Common shareholders bear the portion of the management fee attributable to the assets purchased with the proceeds of leverage, which means that common shareholders effectively bear the entire management fee.

Base Management Fee as a Percentage of Net Assets Attributable to Common Shares(1)

	Fund		Pro Forma Successor Fund (Pre-Listing Date)(2)		Pro Forma Successor Fund (Post-Listing Date)
Base Management Fee	2.28	%(3)	2.45	%(4)	2.10	%(5)
Fee Waiver	—		—		(0.21	)%(6)
Base Management Fee After Fee Waiver	2.28%		2.45%		1.89%

(1)	Based on the Fund’s leverage of 23% of gross assets as of December 31, 2024, and assuming the Successor Fund utilizes leverage of 29% of gross assets.

(2)	Following the Reorganization, but prior to the Listing Date, the Successor Fund’s base management fee as a percentage of net assets attributable to common shares will be higher than the Fund’s as a result of the Successor Fund’s greater ability to utilize leverage, which will increase the Successor Fund’s gross assets relative to the Fund’s.

(3)	Pursuant to the terms of the Fund Advisory Agreement, the base management fee shall be calculated at an annual rate of 1.75% of the Fund’s average weekly gross assets.

(4)	Pursuant to the terms of the Successor Fund Investment Advisory Agreement, for any quarter ending before the Listing Date, the base management fee shall be calculated at an annual rate of 1.75% of the Successor Fund’s average daily gross assets.

(5)	Pursuant to the terms of the Successor Fund Investment Advisory Agreement, for any quarter ending after the Listing Date, the base management fee shall be calculated at an annual rate of 1.50% of the Successor Fund’s average daily gross assets.

(6)	Effective on the Listing Date and for so long as the Successor Fund is a registered closed-end fund, the Adviser has contractually agreed to waive a portion of the Successor Fund’s base management fee such that the base management fee shall not exceed an amount equal to the annual rate of 1.35% of the Successor Fund’s average daily gross assets. Amounts waived by the Adviser will not be subject to recoupment from the Successor Fund.

Incentive Fee

The Fund also pays, and the Successor Fund will pay, to the Adviser an incentive fee. The Fund pays an incentive fee consisting of two parts: (i) the capital gains incentive fee and (ii) the subordinated income incentive fee. The Successor Fund will pay an incentive fee on income. The following table sets forth information with respect to the Fund’s and the Successor Fund’s incentive fees:

	Fund	Pro Forma Successor Fund (Pre-Listing Date)	Pro Forma Successor Fund (Post-Listing Date)
Capital Gains Incentive Fee	20.00%(1)	--	--

Income Incentive Fee	20.00%(2)	20.00%(3)	20.00%(4)
	(6.5% hurdle)	(6.5% hurdle)	(6.0% hurdle)

Income Incentive Fee Waiver	--	--	10.00%(5)

Income Incentive Fee After Waiver	--	--	10.00% (6.0% hurdle)

(1)	Pursuant to the terms of the Fund Advisory Agreement, the incentive fee on capital gains is determined and payable in arrears as of the end of each calendar year (or upon termination of such agreement). Such fee equals 20.0% of the Fund’s “incentive fee capital gains,” which are the Fund’s realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fees on capital gains. The Fund accrues for the incentive fee on capital gains, which, if earned, are paid annually. The Fund accrues the incentive fee on capital gains based on net realized and unrealized gains; however, the fee payable to the Adviser is based on realized gains and no such fee is payable with respect to unrealized gains unless and until such gains are actually realized.

(2)	Pursuant to the terms of the Fund Advisory Agreement, the Adviser may also be entitled to receive a subordinated incentive fee on income. The subordinated incentive fee on income under the Fund Advisory Agreement is calculated and payable quarterly in arrears and equals 20.0% of the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter subject to a hurdle rate, expressed as a rate of return on adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.5%. As a result, the Adviser will not earn this incentive fee for any quarter until the Fund’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.625%. For purposes of this fee, “adjusted capital” means cumulative gross proceeds generated from sales of the Fund’s common shares (including proceeds from its distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Fund’s investments paid to shareholders and amounts paid for share repurchases pursuant to the Fund’s share repurchase program. Once the Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Fund’s pre-incentive fee net investment income for such quarter equals 2.031%, or 8.125% annually, of adjusted capital. This “catch-up” feature will allow the Adviser to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Adviser will be entitled to receive 20.0% of the Fund’s pre-incentive fee net investment income.

(3)	Pursuant to the terms of the Successor Fund Investment Advisory Agreement, the Adviser may be entitled to receive an incentive fee on income. For any quarter ending prior to the Listing Date, the incentive fee on income is calculated and payable quarterly in arrears and equals 20.0% of the Successor Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter subject to a hurdle rate, expressed as a rate of return on adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.5%. As a result, the Adviser will not earn this incentive fee for any quarter until the Successor Fund’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.625%. For purposes of this fee, “adjusted capital” means cumulative gross proceeds generated from sales of common shares by the Successor Fund (or the Fund as the predecessor of the Successor Fund) (including proceeds from its distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Successor Fund’s (or the Fund’s as the predecessor of the Successor Fund) investments paid to shareholders and amounts paid for share repurchases pursuant to the Successor Fund’s (or the Fund’s as the predecessor of the Successor Fund) share repurchase program. Once the Successor Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Successor Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Successor Fund’s pre-incentive fee net investment income for such quarter equals 2.031%, or 8.125% annually, of adjusted capital. This “catch-up” feature will allow the Adviser to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Adviser will be entitled to receive 20.0% of the Successor Fund’s pre-incentive fee net investment income.

(4)	Pursuant to the terms of the Successor Fund Investment Advisory Agreement, for any quarter ending after the Listing Date, the incentive fee on income is calculated and payable quarterly in arrears and equals 20.0% of the Successor Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter subject to a hurdle rate, expressed as a rate of return on net assets, equal to 1.5% per quarter, or an annualized hurdle rate of 6.0%. As a result, the Adviser will not earn this incentive fee for any quarter until the Successor Fund’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.5%. Once the Successor Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Successor Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Successor Fund’s pre-incentive fee net investment income for such quarter equals 1.875%, or 7.5% annually, of net assets. This “catch-up” feature will allow the Adviser to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Adviser will be entitled to receive 20.0% of the Successor Fund’s pre-incentive fee net investment income.

While the incentive fee on income of the Fund and the Successor Fund prior to the Listing Date will be subject to a hurdle rate equal to a percentage of “adjusted capital” as defined above, the incentive fee on income of the Successor Fund after the Listing Date will be subject to a hurdle rate expressed as a rate of return on net assets, which will have the effect of making it more likely that the Successor Fund’s pre-incentive fee net investment income will exceed the hurdle rate and therefore more likely that the Successor Fund will pay an incentive fee on income.

(5)	Effective on the Listing Date and for so long as the Successor Fund is a registered closed-end fund, the Adviser has contractually agreed to waive a portion of the Successor Fund’s incentive fee. After giving effect to such fee waiver, the incentive fee on income will be calculated and payable quarterly in arrears and equals 10.00% of the Successor Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter subject to a hurdle rate, expressed as a rate of return on net assets, equal to 1.5% per quarter, or an annualized hurdle rate of 6.0%. As a result, the Adviser will not earn this incentive fee for any quarter until the Successor Fund’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.5%. Once the Successor Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Successor Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Successor Fund’s pre-incentive fee net investment income for such quarter equals 1.667%, or 6.667% annually, of net assets. This “catch-up” feature will allow the Adviser to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Adviser will be entitled to receive 10.00% of the Successor Fund’s pre-incentive fee net investment income. Amounts waived by the Adviser will not be subject to recoupment from the Successor Fund.

Comparison of Fees Payable to the Adviser. The compensation payable to the Adviser pursuant to the Fund Advisory Agreement and the Successor Fund Advisory Agreement differs. The Successor Fund Advisory Agreement does not provide for an incentive fee on capital gains. Prior to the Listing Date, the base management fee payable by the Successor Fund to the Adviser as a percentage of net assets attributable to common shares will be higher than the base management fee payable by the Fund due to the Successor Fund’s greater ability to utilize leverage, which will increase the Successor Fund’s gross assets relative to the Fund’s. The base management fee payable by the Successor Fund will be reduced upon the Listing Date, and subject to an additional reduction pursuant to a written waiver agreement between the Successor Fund and the Adviser. In addition, the base management fee payable by the Fund is based on the Fund’s average weekly gross assets, while the base management fee payable by the Successor Fund is based on the Successor Fund’s average daily gross assets. With respect to the incentive fee on income, following the Listing Date the incentive fee on income payable by the Successor Fund will be subject to a lower hurdle rate, which will be expressed as a rate of return on net assets, instead of a percentage of adjusted capital, which will have the effect of making it more likely that the Successor Fund’s pre-incentive fee net investment income will exceed the hurdle rate and therefore more likely that the Successor Fund will pay an incentive fee on income. However, pursuant to the written waiver agreement between the Successor Fund and the Adviser, the incentive fee on income will be reduced from 20% to 10%. Therefore, there may be circumstances when the total compensation payable to the Adviser pursuant to the base management fee and incentive fee on income payable by the Successor Fund after the Listing Date would exceed the total compensation payable to the Adviser pursuant to the Fund Advisory Agreement or the Successor Fund’s pre-Listing Date fee structure.

The table below compares the annual investment advisory fees under the Fund Advisory Agreement for the 12-month period ended December 31, 2024, to (i) the pro forma annual investment advisory fees assuming the Successor Fund’s pre-Listing Date fee structure had been in effect for the for the 12-month period ended December 31, 2024, (ii) the pro forma annual investment advisory fees assuming the Successor Fund’s post-Listing Date fee structure had been in effect for the for the 12-month period ended December 31, 2024, and (iii) the pro forma annual investment advisory fees assuming the Successor Fund’s post-Listing Date fee structure and written fee waiver had been in effect for the for the 12-month period ended December 31, 2024.

Annual Advisory Fee	Fund Advisory Agreement	Pro Forma Successor Fund Advisory Agreement (Pre-Listing Date)	Difference	Pro Forma Successor Fund Advisory Agreement (Post-Listing Date, Before Waiver)	Difference	Pro Forma Successor Fund Advisory Agreement (Post-Listing Date, Net of Waiver)	Difference
Base Management Fee	$35,515,000	$38,135,000	$2,260,000	$32,681,000	$(2,834,000)	$29,413,000	$(6,102,000)

Capital Gains Incentive Fee	$--	N/A	$--	N/A	$--	N/A	$--

Income Incentive Fee	$--	$--	$--	$28,147,000	$28,147,000	$14,400,000	$14,400,000

Portfolio Management. The investment committee of the Adviser, comprised of senior investment professionals from FS and EIG, currently manages the Fund’s portfolio. The FS appointees are primarily responsible for the day-to-day management of the Fund’s portfolio and have investment discretion over the diversified credit portion of the Fund’s portfolio. The FS and EIG appointees are jointly responsible for the day-to-day management of the legacy energy positions in the Fund’s portfolio. The Successor Fund’s portfolio will continue to be managed by the investment committee of the Adviser, which will be comprised of the same FS personnel that currently provide services to the Fund, while the EIG appointees will cease to be investment committee members. The FS appointees are Andrew Beckman, Nicholas Heilbut and Robert Hoffman, who will continue to serve as portfolio managers of the Successor Fund. As a result, the Fund’s shareholders are expected to benefit from the continuing experience and expertise of the FS portfolio management team as the Successor Fund will continue to pursue its diversified credit investment strategy. See “—Additional Information about the Funds and the Reorganization—Management of the Funds” in this Joint Proxy Statement/Prospectus for a more detailed description of the Funds’ management.

Comparison of Governing Documents

The following table summarizes key differences between the governing documents of the Fund and the Successor Fund. This description is qualified by reference to the Funds’ governing documents. For complete terms please refer to the term set forth in the governing documents.

Provision	Fund	Successor Fund

Governing Law

To the fullest extent permitted by law, the provisions of the Delaware General Corporation Law (“DGCL”) govern the affairs of the Fund in all respects, to the same extent as if the Fund were a private corporation for profit organized under the DGCL; provided, however, the provisions of the DGCL shall not govern the affairs of the Fund to the extent that (i) the express terms of the governing documents of the Fund conflict with or are inconsistent with the DGCL, and (ii) any provisions of the Delaware Statutory Trust Act or general trust law that are mandatory.

To the extent the board of trustees determines that the Delaware Statutory Trust Act or the DGCL conflicts with the provisions set forth in the NASAA Omnibus Guidelines, NASAA Omnibus Guidelines control to the extent any provisions of the Delaware Statutory Trust Act are not mandatory.

The provisions of the Declaration of Trust of the Successor Fund and the Delaware Statutory Trust Act govern the affairs of the Successor Fund. In construing the provisions of the Declaration of trust, the presumption shall be in favor of a grant of power to the trustees.

Authorized Shares	750,000,000 shares, of which 700,000,000 shares are classified as common shares, $0.001 par value per share, and 50,000,000 shares are classified as preferred shares, $0.001 par value per share	Unlimited shares of beneficial interest, par value $0.001 per share

Trustee Terms and Classification	The Board is not classified, and trustees hold office for one year, until the next annual meeting of shareholders.

Prior to the occurrence of an event requiring the Successor Fund to hold annual meetings of shareholders, the Board is not classified and trustees hold office for unlimited terms.

Upon the occurrence of an event requiring the Successor Fund to hold annual meetings, and for so long as the Successor Fund is required to hold annual meetings, the Board of Trustees shall be divided into three classes of approximately equal size, with one class standing for election at each annual meeting of shareholders.

Trustee Duties	Except as otherwise specifically provided in the Declaration of Trust and the Bylaws, each trustee and officer of the Fund shall have duties, including fiduciary duties (and liability therefore), identical to those of directors and officers of a private corporation for profit organized under the DGCL and shall not have any other duties, including any fiduciary duties, except for fiduciary duties identical to those of directors and officers of a private corporation for profit organized under the DGCL.	The trustees shall owe to the Successor Fund and its shareholders the same fiduciary duties (and only such fiduciary duties) as owed by directors of corporations to such corporations and their stockholders under the Delaware General Corporation Law; provided, however, such fiduciary duties shall not be deemed to control to the extent that the express terms of the Delaware Statutory Trust Act, this Declaration or the Bylaws conflict with or are inconsistent with such fiduciary duties in which case the express terms of the Delaware Statutory Trust Act, the Declaration or the Bylaws shall control.

Continuing Trustees	N/A	The Successor Fund’s Declaration of Trust requires that certain matters be approved by the “Continuing Trustees.” “Continuing Trustee” is defined to include any member of the Board of Trustees who either (a) has been a member of the Board of Trustees for a period of at least thirty-six months (or since the commencement of the Trust’s operations, if less than thirty-six months) or (b) was nominated or appointed to serve as a member of the Board of Trustees by a majority of the Continuing Trustees then members of the Board of Trustees.

Election of Trustees	Trustees are elected by plurality vote.

Unless provided for otherwise in the Successor Fund’s Bylaws, trustees are generally elected by plurality vote; however, in the case of a contested trustee election, the election of a trustee requires the vote of a majority of the shares outstanding and entitled to vote.

A contested election is any election of Trustees in which the number of persons nominated for election as Trustees exceeds the number of Trustees to be elected.

Removal of Trustees	Subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, any trustee, or the entire Board of Trustees, may be removed from office at any time only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees.	A trustee may be removed for cause only, and not without cause, and only by action taken by at least 66 2/3% of the remaining Continuing Trustees followed by the holders of at least 75% of the outstanding shares then entitled to vote in an election of such trustee, specifying the date when such removal shall become effective.

Filling Board Vacancies

Subject to applicable requirements of the 1940 Act and except as may be provided by the board of trustees in setting the terms of any class or series of preferred shares, any and all vacancies on the board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred and until a successor is duly elected and qualifies. Any trustee elected by the trustees without a shareholder vote to fill a vacancy as a result of the expansion of the size of the board of trustees who remains a trustee of the Fund at the time of the next annual meeting of shareholders shall be submitted to the shareholders for election to the board of trustees at such annual meeting of shareholders.

If there are independent trustees on the board of trustees, vacancies among the independent trustees’ positions on the board of trustees may be filled only by the affirmative vote of a majority of the remaining independent trustees in office, even if the remaining independent trustees do not constitute a quorum, and any independent trustee elected to fill such a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred and until a successor is duly elected and qualifies.

Whenever a vacancy in the Board of Trustees shall occur, the remaining trustees may fill such vacancy by appointment, consistent with the limitations under the 1940 Act, by a majority of the Continuing Trustees then in office or may leave such vacancy unfilled or may reduce the number of trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by the Declaration of Trust. Any vacancy created by an increase in trustees may be filled by appointment made by a majority of the Continuing Trustees then in office. To the extent that the Board of Trustees is divided into classes at the time of any appointment to fill a vacancy, such new trustee shall be appointed to serve a term of office consistent with the term of the class of trustees to which they are appointed, unless otherwise determined by the Board of Trustees.

Suitability of Shareholders	Prior to the occurrence of a Listing, if the Fund is offering Common Shares or Preferred Shares in a public offering registered with the U.S. Securities and Exchange Commission (a “Public Offering”), subject to any required heightened suitability standards set forth in the prospectus related to such Public Offering (as the same may be amended or supplemented from time to time, the “Prospectus”), in order to purchase Common Shares or Preferred Shares from the Fund in the Public Offering, a prospective shareholder must represent to the Fund, among other requirements as the Fund may require from time to time, that such prospective shareholder satisfies any suitability standards required by the guidelines published by NASAA applicable to the Fund, as such standards may be amended from time to time, that are set forth in the Prospectus, such as, for example, that the prospective shareholder have a net worth (not including home, furnishings and personal automobiles) of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $250,000.	N/A

Shareholder Voting Rights

Subject to the provisions of any class or series of shares then outstanding and the mandatory provisions of any applicable laws or regulations, upon a vote by the holders of a majority of the shares entitled to vote on a matter, shareholders may, without the necessity for concurrence by the Adviser, direct that the board of trustees cause the Fund to: (a) remove the Adviser and elect a new Adviser; (b) dissolve the Fund; (c) approve or disapprove the sale of all or substantially all of the assets of the Fund when such sale is to be made other than in the ordinary course of the Fund’s business; or (d) cause the merger or other reorganization of the Fund. Without approval of holders of a majority of shares entitled to vote on the matter, the Fund shall not permit the Adviser to: (i) amend the Advisory Agreement except for amendments that do not adversely affect the interests of the shareholders; (ii) voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Fund and would not materially adversely affect the shareholders (iii) appoint a new adviser; (iv) sell all or substantially all of the Fund’s assets when such sale is to be made other than in the ordinary course of the Fund’s business; or (v) cause the merger or other reorganization of the Fund. With respect to any shares owned by the Adviser, the Adviser may not vote or consent on matters submitted to the shareholders regarding the removal of the Adviser or regarding any transaction between the Fund and the Adviser. In determining the existence of the requisite percentage of the Fund’s shares entitled to vote on the matter and necessary to approve a matter on which the Adviser may not vote or consent pursuant to the Fund’s Declaration of Trust, any of the Fund’s shares entitled to vote on the matter and owned by the Adviser shall not be included.

Except as otherwise provided in the Declaration of Trust, notwithstanding any provision of law requiring an action to be approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable and approved by the board of trustees, and approved by the affirmative vote of holders of shares entitled to cast a majority of the votes entitled to be cast on the matter.

Shareholders shall have no power to vote on any matter except matters on which a vote of shareholders is required by the 1940 Act, the Declaration of Trust or resolution of the trustees. The Declaration of Trust expressly provides that no matter for which voting, consent or other approval is required by the Delaware Statutory Trust Act in the absence of the contrary provision in the Declaration of Trust shall require any vote. Shareholders shall not have power to vote on an advisory or “precatory” proposal unless the trustees determine that such vote is necessary or desirable, even if the implementation of the course of action recommended by such proposal would require a vote of shareholders. Except as otherwise provided in the Declaration of Trust, any matter required to be submitted to shareholders and affecting one or more classes or series of shares shall require approval by the required vote of all the affected classes and series of shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of shares is required by the 1940 Act, such requirement as to a separate vote by that class or series of shares shall apply in addition to a vote of all the affected classes and series voting together as a single class. Shareholders of a particular class or series of shares shall not be entitled to vote on any matter that affects only one or more other classes or series of shares. Each whole share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election or removal of trustees.

Amendment of Declaration of Trust	Subject to the shareholder approval requirements described herein, the board of trustees reserves the right, without any vote of shareholders, from time to time to make any amendment to the Fund’s Declaration of Trust authorized by law.	The Declaration of Trust generally may be amended, after a majority of the trustees have approved a resolution therefor, by the affirmative vote of a majority of the affected shares. The trustees also may amend the Declaration of Trust without any vote of shareholders of any class or series (i) to divide the shares of the Successor Fund into one or more classes or additional classes, or one or more series of any such class or classes, (ii) to determine the rights, powers, preferences, limitations and restrictions of any class or series of shares, (iii) to change the name of the Successor Fund or any class or series of shares, (iv) to make any change that does not adversely affect the relative rights or preferences of any shareholder, as they may deem necessary, (iv) to conform the Declaration of Trust to the requirements of the 1940 Act or any other applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, or (v) to cure any ambiguity or correct or supplement any conflicting provisions of the Declaration of Trust.

Shareholder Approval of Certain Declaration of Trust Amendments

The affirmative vote of the holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast on the matter shall be necessary to effect: (i) any amendment to the Declaration of Trust to make the common shares a “redeemable security” or to convert the Fund, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act); (ii) any amendment to certain provisions of the Fund’s Declaration of Trust addressing certain shareholder voting standards, determinations made by the board of trustees, and the procedures for amending the Fund’s Declaration of Trust.

Until a listing has occurred, (a) shareholders generally may amend the Declaration of Trust without concurrency by the Board and (b) any amendment to the Declaration of Trust that would alter the powers, preferences or special rights of the shares of such class so as to affect them adversely must be approved by at least a majority of the votes cast by such class voting separately at a meeting of shareholders duly called and at which a quorum is present.

No amendment may be made to certain provisions of the Declaration of Trust addressing the number, term, election, resignation and removal of trustees; the Bylaws; personal liability of shareholders trustees and officers; mandatory indemnification of trustees and officers; quorum and voting standards at shareholder meetings; the perpetual existence of the Successor Fund; the procedures for the termination and dissolution of the Successor Fund; the procedures for amending the Declaration of Trust; the requirements for approving a merger, consolidation or sale of assets; the conversion of the Successor Fund from a closed-end company to an open-end company or to a business development company; certain transactions between the Successor Fund large shareholders; and no amendment may be made which would change any rights with respect to any shares of the Successor Fund by reducing the amount payable thereon upon liquidation of the Successor Fund or by diminishing or eliminating any voting rights pertaining thereto (except that this provision shall not limit the ability of the trustees to authorize, and to cause the Successor Fund to issue, other securities), except after a majority of the trustees have approved a resolution therefor, followed by approval by the affirmative vote of the holders of not less than 75% of the shares of each affected class or series outstanding, voting as separate classes or series, or unless such amendment has been approved by 80% of the Continuing Trustees, in which case approval by a 1940 Act Majority shareholder vote shall be required. The Successor Fund’s Declaration of Trust may not be amended to impair the exemption from personal liability of the shareholders, trustees, officers, employees and agents of the Successor Fund or to permit assessments upon shareholders.

Approval of Merger, Consolidation or Sale of Assets, etc.	Upon a vote by the holders of a majority of the shares entitled to vote on a matter, shareholders may, without the necessity for concurrence by the Adviser, direct that the board of trustees cause the Fund to: (a) remove the Adviser and elect a new Adviser; (b) dissolve the Fund; (c) approve or disapprove the sale of all or substantially all of the assets of the Fund when such sale is to be made other than in the ordinary course of the Fund’s business; or (d) cause the merger or other reorganization of the Fund. Without approval of holders of a majority of shares entitled to vote on the matter, the Fund shall not permit the Adviser to: (i) amend the Advisory Agreement except for amendments that do not adversely affect the interests of the shareholders; (ii) voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Fund and would not materially adversely affect the shareholders; (iii) appoint a new adviser; (iv) sell all or substantially all of the Fund’s assets when such sale is to be made other than in the ordinary course of the Fund’s business; or (v) cause the merger or other reorganization of the Fund.	The Successor Fund may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its assets when and as authorized by two-thirds of the trustees followed by approval by a 1940 Act Majority shareholder vote. Notwithstanding the foregoing, certain mergers or consolidations that would not require a shareholder vote under Rule 17a-8 of the 1940 Act may be approved by 80% of the Continuing Trustees, without any shareholder vote.

Conversion to Open-End Fund	The affirmative vote of at least two-thirds of the votes entitled to be cast shall be required to effect the conversion of the Fund into an open-end fund.	The Successor Fund may not convert to an open-end investment company unless such conversion is approved by a majority of the trustees followed by the favorable vote of the holders of not less than 75% of the shares of each affected class or series outstanding, voting as separate classes or series, unless such conversion has been approved by 80% of the Continuing Trustees, in which case approval by a 1940 Act Majority shareholder vote shall be required.

Approval of Certain Transactions with Principal Shareholders	N/A	Certain transactions with “Principal Shareholders” of the Successor Fund, defined as any person which is the beneficial owner, directly or indirectly, of five percent or more of the outstanding shares of any class or series, require the affirmative vote of a majority of the followed by the affirmative vote of the holders of not less than 75% of the shares of each affected class or series outstanding, voting as separate classes or series, unless such transaction has been approved by 80% of the Continuing Trustees, in which case approval by a 1940 Act Majority shareholder vote shall be required.

Limitations on Trustee and Officer Liability	To the fullest extent permitted by Delaware law, subject to any limitation set forth under the federal securities laws, or in the Fund’s Declaration of Trust, no trustee or officer of the Fund shall be liable to the Fund or its shareholders for money damages.	No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any person, save only liability to the Successor Fund or its shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such person.

Investment Objectives and Limitations	The Fund’s investment objectives and limitations are described in Article IX of the Fund’s Declaration of Trust.	N/A

Voting Limitations on Shares held by the Adviser, Trustees and Affiliates	With respect to shares owned by the Adviser, any trustee, or any of their affiliates, neither the Adviser, nor such trustee(s), nor any of their affiliates may vote or consent on matters submitted to the shareholders regarding the removal of the Adviser, such trustee(s) or any of their affiliates or any transaction between the Fund and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Adviser, such trustee(s) and any of their affiliates may not vote or consent, any shares owned by any of them shall not be included.	N/A

Inspection of Books and Records	Any shareholder and any designated representative thereof shall be permitted access to the records of the Fund to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Fund’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours. Information regarding shareholders’ right to access to the Fund’s records pertaining to its shareholders is set forth in the Fund’s Bylaws.	Except as may be required by Regulation 14A promulgated under the Exchange Act, no Shareholder shall have the right to obtain from the Successor Fund a list of the its shareholders. Except as required by the Delaware Statutory Trust Act or as expressly provided in the governing documents, shareholders shall have no right to inspect the records, documents, accounts and books of the Successor Fund. Any request to inspect the records of the Successor Fund shall be submitted by the shareholder to the Successor Fund in writing. Upon receipt of any such request, the trustees shall determine whether delivery of records pertaining to such request is required by the Delaware Statutory Trust Act or is otherwise necessary or appropriate, as determined by the trustees in their sole discretion, and whether such request complies with the requirements of the Delaware Statutory Trust Act and, if so, establish procedures for such inspection. To preserve the integrity of the records, the Successor Fund may provide certified copies of records rather than originals. The Successor Fund shall not be required to create records or obtain records from third parties to satisfy a shareholder request. The Successor Fund may require a requesting shareholder to pay in advance or otherwise indemnify the Successor Fund for the costs and expenses of such shareholder’s inspection of records.

Roll-Up Transactions	As described elsewhere in the Joint Proxy Statement/Prospectus, Article XII of the Fund’s Declaration of Trust imposes limitations on roll-up transactions.	N/A

Adoption and Amendment of Bylaws	The Board of Trustees of the Fund shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws of the Fund and to make new Bylaws not inconsistent with the Declaration of Trust of the Fund.	The trustees have exclusive authority to adopt, amend or repeal the Bylaws of the Successor Fund; provided that any amendment or repeal of Bylaws shall be approved by the affirmative vote of a majority of the Continuing Trustees.

Requirement to Disclose Holdings	N/A	The holders of securities of the Successor Fund shall upon demand disclose to the trustees in writing such information with respect to direct or indirect ownership of securities of the Successor Fund as the trustees deem to be (i) in the best interests of the Successor Fund or (ii) necessary to comply with the provisions of applicable laws or regulations, or to comply with the requirements of any taxing or regulatory authority or securities exchange on which the shares are listed for trading.

Trustee Qualifications	N/A	The Successor Fund’s Bylaws require that nominees meet certain standards in order to be nominated, elected, appointed, qualified or seated to serve as a trustee. Certain qualification standards set forth in the Successor Fund’s Bylaws would apply to all trustees and qualification standards set forth in the Successor Fund’s Bylaws would apply only to non-management trustees.

Board Conduct Policies	N/A	The Successor Fund’s Bylaws authorize the Board of Trustees to adopt written policies as to matters of corporate governance, business ethics and confidentiality (“Board Conduct Policies”). If Board Conduct Policies are adopted, the Bylaws require the trustees and proposed nominees to agree in writing to such Board Conduct Policies.

Advance Notice for Shareholder Proposals and Nominees

The Fund’s Bylaws require shareholders submitting notices of their intention to bring proposals of business or nominations for election as trustees at a meeting of shareholders to provide the Fund with additional information about the proponent shareholder and the nominee or business being proposed, including:

•      information about the identity and Fund holdings of the proponent shareholder, their associated persons and the proposed nominee;

•      a representation as to whether the proponent shareholder believes the proposed nominee to be an interested person (as defined in the 1940 Act) of the Fund; and

•      a description of any other business proposed to be brought before the meeting.

The Successor Fund’s Bylaws require shareholders submitting notices of their intention to bring proposals of business or nominations for election as Trustees at a meeting of shareholders to provide the Funds with additional information and representations about the proponent shareholder and the nominees or business being proposed, including:

•      detailed information regarding arrangements or understandings between proponent shareholders and proposed nominees and their associates;

•      written certificates of proposed nominees regarding the accuracy of the information provided and their eligibility to serve as a trustee;

•      requiring that proponent shareholders or proposed nominees inform the Board of Trustees of any changes to information provided to the Successor Fund in connection with a proposal or nomination within seven calendar days of becoming aware of any inaccuracy in the information provided and to respond within seven calendar days to a request from the Board of Trustees to provide written verification of the accuracy of any information provided. In addition, the proponent shareholder or proposed nominee must verify the continued accuracy of the information required within seven days of a written request from the Successor Fund and within seven days after the record date.

•      If information submitted by a shareholder is inaccurate, incomplete or inadequate in any material respect, or if a shareholder or proposed nominee fails to update or provide verification of such information as required, such notice would be deemed ineffective.

In addition, the following requirements apply to nominees for election as trustees of the Successor Fund:

•      A proponent shareholder or proposed nominee is required to provide such additional information regarding the proposed nominee as the Board may deem reasonably appropriate for its deliberations, which must be received by the Successor Fund within seven calendar days in order for the proposal to be deemed timely.

•      A proposed nominee is required, at the request of the Board of Trustees, to complete the Successor Fund’s annual trustee questionnaire in order to, among other things, identify and evaluate potential conflicts of interest, evaluate a nominee’s qualifications to serve as a trustee of a registered investment company and oversee the assets of the Successor Fund, and determine whether a proposed nominee is an “interested person” of the Successor Fund.

•      A proposed nominee is required, at the request of the Board of Trustees, to consent to and cooperate with a background check and to sit for an interview with the current trustees and/or their representatives.

•      A proposed nominee is required, at the request of the Board of Trustees, to agree in writing to comply with any Board Conduct Policies adopted by the Board of Trustees while such person serves as a Trustee.

Special Shareholder Meetings	The Fund’s Bylaws provide that special meetings may be called upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Fund’s notice of meeting.	The Successor Fund’s governing documents do not grant shareholders the power to call special meetings, other than with respect to such matters as shareholders are granted the express power to act upon by the 1940 Act. With respect to special meetings of shareholders called by the Board, the only items of business that may come before a special meeting are those specified in the notice of meeting given by or at the direction of the Board.

Derivative Actions	N/A

No person, other than a trustee, who is not a shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Successor Fund. No shareholder may maintain a derivative action on behalf of the Successor Fund unless holders of at least 10% of the outstanding shares join in the bringing of such action

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a shareholder may bring a derivative action on behalf of the Successor Fund only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand upon the trustees to bring the subject action unless an effort to cause the trustees to bring such an action is not likely to succeed; and a demand on the trustees shall only be deemed not likely to succeed and therefore excused if, and only if, a majority of the trustees, or a majority of any committee established to consider the merits of such action, is composed of trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Act); and (ii) unless a demand is not required under clause (i) above, the trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

Termination of the Fund	The Fund may be terminated upon the affirmative vote of the holders of a majority of the outstanding shares entitled to vote.	The Successor Fund may be dissolved only after approval by a majority of the trustees, followed by approval by not less than 75% of the shares of each class or series outstanding and entitled to vote, voting as separate classes or series, unless such resolution has been approved by 80% of the Continuing Trustees, in which case approval by a 1940 Act Majority shareholder vote shall be required.

Delaware Control Share Statute	Not applicable because the Fund’s shares are not listed	Once the common shares of the Successor Fund are listed on the NYSE, the Successor Fund will become automatically subject to the control share statute (the “Control Share Statute”) contained in Subchapter III of the Delaware Statutory Trust Act (the “DSTA”). The Control Share Statute provides that an acquirer of shares above a series of voting power thresholds has no voting rights under the DSTA or the governing documents of the Successor Fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless the restoration of voting rights is approved by shareholders. See “Additional Information about the Funds and the Reorganization—Certain Provisions of the Governing Documents—Delaware Control Share Statute.”

Comparison of Business Development Companies and Registered Closed-End Funds

Following the Reorganization, the Fund will no longer operate as a BDC, and the Successor Fund will operate as a registered closed-end investment company. BDCs are a specialized type of closed-end fund subject to regulation under only certain sections of the 1940 Act. The following table summarizes certain key differences between BDCs and closed-end funds.

	Business Development Company	Closed-End Fund

1940 Act Status	Elects to be subject to, and regulated by, certain provisions of the 1940 Act	Registered under the 1940 Act

Reporting Requirements	Exchange Act reporting requirements apply (i.e. annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K)	1940 Act reporting requirements apply (i.e. annual reports on Form N-CSR and semi-annual reports on Form N-CSRS)

Portfolio Composition

Must invest at least 70% of assets in “qualifying assets”:

•      Securities of “eligible portfolio companies” (as defined below) purchased other than in a public offering.

•      Follow-on investments in securities of an issuer that would be an eligible portfolio company except that it has securities traded on an exchange and has a market capitalization in excess of $250 million, provided:

o      The issuer was an eligible portfolio company when the BDC first acquired its securities;

o      The additional securities are purchased in a private transaction from the issuer or an officer or employee of the issuer; and

o      At the time of purchase the BDC owns at least 5% of the greatest amount of the issuer’s equity and debt securities it held at any time; and

o      The BDC is one of the 20 largest holders of record of the issuer’s outstanding voting securities.

•      Securities of eligible portfolio companies (i) that are actively controlled by the BDC and the BDC has at least one representative on the board, regardless of how the BDC acquired such securities; or (ii) as to which the BDC owns at least 60% of the equity securities if such company’s securities are illiquid and the purchase does not involve a public offering.

•      Securities purchased in a private transaction from the issuer or a current or recent affiliated person of the issuer if, (i) immediately prior to purchase the issuer is in bankruptcy or judicially supervised reorganization; (ii) is emerging from such proceedings; or (iii) is unable to satisfy its obligations without material assistance from nonconventional financing sources.

•      Securities received in exchange for or distributed with respect to the foregoing securities (including securities obtained pursuant to the exercise of options, warrants or rights relating to such securities).

•      Cash, cash items, U.S. Government securities or high quality debt securities maturing in one year or less from the time of investment.

•      Office furniture and equipment, interests in real estate and other similar non-investment assets incidental to the BDC’s operations.

Not required to invest in “qualifying assets”

Eligible Portfolio Companies

Must be operated for the purpose of investing in “eligible portfolio companies” satisfying the following requirements:

•      Organized under the laws of, and have their principal place of business in, the United States, Puerto Rico, the U.S. Virgin Islands or any other U.S. possession

•      Satisfy one of the following:

o      Be a private company or, if any securities are traded on a national securities exchange, have a total common stock public market capitalization of less than $250 million; or

o      Have $4 million or less in total assets and $2 million or less in capital and surplus; or

o      Be controlled by the BDC, or a group including the BDC, and an affiliate of the BDC is on the board of the company

•      May not be an investment company or a company excluded from the definition of an investment company by Section 3(c) of the 1940 Act.

No requirement to invest in “eligible portfolio companies.”

Managerial Assistance	Must offer significant managerial assistance to eligible portfolio companies the BDC considers to qualifying assets for purposes of the 70% test discussed above; provided that a BDC is not required to offer managerial assistance to companies with total assets of not more than $4 million and capital and surplus of not less than $2 million.	Not required to offer managerial assistance to portfolio companies.

Limitations on Leverage	May issue multiple classes of debt and generally may utilize leverage in an amount up to 50% of total assets. With necessary approvals, may have up to a 2-to-1 debt-to-equity ratio.	May issue only one class of debt and generally may utilize leverage through borrowings in an amount up to 33 1/3% of total assets and leverage through preferred shares in an amount up to 50% of total assets.

Performance Fees	May pay performance fees based on capital gains to the investment adviser if (i) limited to 20% of realized capital gains, computed net of realized capital losses and unrealized capital depreciation; and (ii) no credit is given for unrealized capital appreciation.	May pay performance fees based on capital gains or capital appreciation only if (i) it uses a fulcrum fee, which generally requires the investment adviser to have as much downside as upside in relation to the relevant performance index; and (ii) all of its common shareholders are “qualified clients” as defined in the Investment Advisers Act of 1940.

Comparison of Risks

The Successor Fund will be managed in accordance with the same investment objectives and investment policies, and subject to substantially the same risks, as the Fund. See “Risk Factors.”

If the Successor Fund completes a listing of its common shares on the NYSE, as with any listed security, the price of the common shares of the Successor Fund will fluctuate with market conditions and other factors. If common shares are sold, the price received may be more or less than the original investment. The common shares of the Funds are designed for long-term investors and the Funds should not be treated as trading vehicles. Shares of closed-end investment companies frequently trade at a discount from net asset value, which creates a risk of loss for shareholders. This risk is separate and distinct from the risk that the Successor Fund’s net asset value could decrease as a result of its investment activities. Because the shares of the Fund have been illiquid, this risk may be more pronounced during the period shortly after the Listing Date, during which the Successor Fund shares may experience greater volatility and may trade at significant discounts to net asset value. At any point in time, an investment in the common shares of the Successor Fund may be worth less than the original amount invested, even after taking into account distributions, if any, paid by the Funds. During periods in which the Successor Fund may use leverage, the Successor Fund’s investment, market discount and certain other risks will be magnified.

Each Fund may utilize leverage up to the limits imposed by the 1940 Act. However, as a closed-end fund, the Successor Fund will not be permitted to utilize leverage to as great an extent as the Fund. See “Comparison of Business Development Companies and Closed-End Funds” and “Risk Factors—General Risks of Investing in the Funds—Leverage Risk.”

The Fund pays, and the Successor Fund intends to pay, substantially all of its net investment income to common shareholders through distributions. In connection with the Transition, the Fund announced its intention to provide enhanced quarterly distributions to Fund shareholders commencing in the third quarter of 2023 until the achievement of a long-term liquidity event, subject to applicable legal restrictions, market conditions and the sole discretion of the Board. Unlike regular distributions, the intent of the Fund’s enhanced distributions was to seek to accelerate liquidity for Fund shareholders in the near term as the Fund expected a portion of the enhanced distributions to represent a return of investor capital. The Fund’s enhanced distributions will cease once the Fund achieves a long-term liquidity event. As a result, the Successor Fund will not declare and pay enhanced distributions once the Successor Fund lists its common shares on the NYSE. Distributions paid by the Successor Fund for any particular quarter or month may be comprised of more or less than the amount of net investment income from that quarterly or monthly period, as applicable. As a result, all or a portion of a distribution may be deemed a return of capital (which is in effect a partial return of the amount a common shareholder invested in the Successor Fund) up to the amount of the common shareholder’s tax basis in their common shares, which would reduce such tax basis. Common shareholders should not assume that the source of a distribution from a Fund is net income or profit, and common shareholders who receive distributions that include return of capital should not assume that such return of capital is derived from a Fund’s investments. The portion of distributions that consist of return of capital may vary from period to period and year to year. For the fiscal year ended December 31, 2024, the Fund’s distributions were comprised entirely of ordinary income. See “Additional Information about the Funds and the Reorganization—Distributions.”

Comparison of Pro Forma Historical Expenses

The following tables illustrate the anticipated change in the “Total Expense Ratio” (a Fund’s annual operating expenses expressed as a percentage of its average net assets attributable to its common shares) for the shareholder of each Fund expected as a result of the Reorganization.

The table below sets forth the annual expenses for the Fund for the 12-month period ended December 31, 2024 and (i) the pro forma annual expenses for the Successor Fund, assuming the Reorganization had taken place on the first day of the 12-month period ended December 31, 2024 and the Listing Date did not occur during such 12-month period, and (ii) the pro forma annual expenses for the Successor Fund, assuming the Reorganization had taken place on the first day of the 12-month period ended December 31, 2024 and the Listing Date had taken place on the first day of the 12-month period ended December 31, 2024.

	Fund	Pro Forma Successor Fund (Pre-Listing)	Pro Forma Successor Fund (Post-Listing)
Shareholder Transaction Expenses
Maximum Sales Load (as a percentage of the offering price) imposed on purchases of common shares(1)	None	None	None
Dividend Reinvestment and Cash Purchase Plan Fees	None	None	None
Annual Expenses (as a percentage of average net assets attributable to common shares)(2)
Base Management Fee	2.28	%(3)	2.45	%(4)(5)	2.10	%(6)
Incentive Fee
Capital Gains Incentive Fee	--	%(7)	--	(8)	--	(8)
Income Incentive Fee	--	%(9)	--	(10)	1.81	% (11)
Interest Payments on Borrowed Funds (12)	2.31%		3.05%		3.05%
Other Expenses (13)	1.10%		1.10%		1.10%
Total Annual Expenses	5.69%		6.60%		8.06%
Base Management Fee Waiver	—		—		(0.21	)% (14)
Incentive Fee Waiver	—		—		(0.87	)% (15)
Total Annual Fund Operating Expenses After Fee Waiver	5.69%		6.60%		6.98%

(1)	No sales load will be charged in connection with the issuance of the Successor Fund Shares as part of the Reorganization. Common shares will not be available for purchase from the Successor Fund but, once listed, may be purchased on the NYSE through a broker-dealer subject to individually negotiated commission rates. Common shares purchased in the secondary market may be subject to brokerage commissions or other charges.

(2)	Assumes leverage in the amount of 23% of gross assets of the Fund and 29% of gross assets of the Successor Fund.

(3)	The Fund pays the Adviser an annual fee, payable quarterly, in an annual amount equal to 1.75% of the Fund’s average weekly gross assets. Common shareholders bear the portion of the investment management fee attributable to the assets purchased with the proceeds of leverage, which means that common shareholders effectively bear the entire management fee.

(4)	For each quarter ending prior to the Listing Date, the Successor Fund will pay the Adviser an annual fee, payable quarterly, in an annual amount equal to 1.75% of the Successor Fund’s average daily gross assets. Common shareholders bear the portion of the investment management fee attributable to the assets purchased with the proceeds of leverage, which means that common shareholders effectively bear the entire management fee.

(5)	Following the Reorganization, but prior to the Listing Date, the Successor Fund’s base management fee as a percentage of net assets attributable to common shares will be higher than the Fund’s as a result of the Successor Fund’s greater ability to utilize leverage, which will increase the Successor Fund’s gross assets relative to the Fund’s.

(6)	For each quarter ending after the Listing Date, the Successor Fund will pay the Adviser an annual fee, payable quarterly, in an annual amount equal to 1.50% of the Successor Fund’s average daily gross assets. Common shareholders bear the portion of the investment management fee attributable to the assets purchased with the proceeds of leverage, which means that common shareholders effectively bear the entire management fee.

(7)	Pursuant to the terms of the Fund Advisory Agreement, the incentive fee on capital gains is determined and payable in arrears as of the end of each calendar year (or upon termination of such agreement). Such fee equals 20.0% of the Fund’s “incentive fee capital gains,” which are the Fund’s realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fees on capital gains. The Fund accrues for the incentive fee on capital gains, which, if earned, are paid annually. The Fund accrues the incentive fee on capital gains based on net realized and unrealized gains; however, the fee payable to the Adviser is based on realized gains and no such fee is payable with respect to unrealized gains unless and until such gains are actually realized.

(8)	The Successor Fund does not pay an incentive fee on capital gains.

(9)	The Adviser may also be entitled to receive from the Fund a subordinated incentive fee on income. The subordinated incentive fee on income under the Fund Advisory Agreement is calculated and payable quarterly in arrears and equals 20.0% of the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter subject to a hurdle rate, expressed as a rate of return on adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.5%. As a result, the Adviser will not earn this incentive fee for any quarter until the Fund’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.625%. For purposes of this fee, “adjusted capital” means cumulative gross proceeds generated from sales of the Fund’s common shares (including proceeds from its distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Fund’s investments paid to shareholders and amounts paid for share repurchases pursuant to the Fund’s share repurchase program. Once the Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Fund’s pre-incentive fee net investment income for such quarter equals 2.031%, or 8.125% annually, of adjusted capital. This “catch-up” feature will allow the Adviser to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Adviser will be entitled to receive 20.0% of the Fund’s pre-incentive fee net investment income.

(10)	Pursuant to the terms of the Successor Fund Investment Advisory Agreement, the Adviser may be entitled to receive an incentive fee on income. For any quarter ending prior to the Listing Date, the incentive fee on income is calculated and payable quarterly in arrears and equals 20.0% of the Successor Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter subject to a hurdle rate, expressed as a rate of return on adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.5%. As a result, the Adviser will not earn this incentive fee for any quarter until the Successor Fund’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.625%. For purposes of this fee, “adjusted capital” means cumulative gross proceeds generated from sales of common shares by the Successor Fund (or the Fund as the predecessor of the Successor Fund) (including proceeds from its distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Successor Fund’s (or the Fund’s as the predecessor of the Successor Fund) investments paid to shareholders and amounts paid for share repurchases pursuant to the Successor Fund’s (or the Fund’s as the predecessor of the Successor Fund) share repurchase program. Once the Successor Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Successor Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Successor Fund’s pre-incentive fee net investment income for such quarter equals 2.031%, or 8.125% annually, of adjusted capital. This “catch-up” feature will allow the Adviser to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Adviser will be entitled to receive 20.0% of the Successor Fund’s pre-incentive fee net investment income.

(11)	Pursuant to the terms of the Successor Fund Investment Advisory Agreement, for any quarter ending after the Listing Date, the incentive fee on income is calculated and payable quarterly in arrears and equals 20.0% of the Successor Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter subject to a hurdle rate, expressed as a rate of return on net assets, equal to 1.5% per quarter, or an annualized hurdle rate of 6.0%. As a result, the Adviser will not earn this incentive fee for any quarter until the Successor Fund’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.5%. Once the Successor Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Successor Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Successor Fund’s pre-incentive fee net investment income for such quarter equals 1.875%, or 7.5% annually, of net assets. This “catch-up” feature will allow the Adviser to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Adviser will be entitled to receive 20.0% of the Successor Fund’s pre-incentive fee net investment income.

(12)	The Fund currently utilizes leverage in the form of borrowings and debt securities. Although the Fund is permitted to utilize borrowings to the maximum extent permitted under the 1940 Act, as of December 31, 2024, the Fund had outstanding borrowings of $500 million, which represented 23% of the Fund’s gross assets and the pro forma Successor Fund would have had outstanding borrowings of approximately $622,503,000, which would have represented 29% of the Successor Fund’s gross assets.

(13)	“Other expenses” are estimated based upon those incurred by the Fund during the fiscal year ended December 31, 2024. Other expenses do not include expenses related to realized or unrealized investment gains or losses.

(14)	Effective on the Listing Date and for so long as the Successor Fund is a registered closed-end fund, the Adviser has contractually agreed to waive a portion of the Successor Fund’s base management fee such that the base management fee shall not exceed an amount equal to the annual rate of 1.35% of the Successor Fund’s average daily gross assets. Amounts waived by the Adviser will not be subject to recoupment from the Successor Fund.

(15)	Effective on the Listing Date and for so long as the Successor Fund is a registered closed-end fund, the Adviser has contractually agreed to waive a portion of the Successor Fund’s incentive fee. After giving effect to such fee waiver, the incentive fee on income will be calculated and payable quarterly in arrears and equals 10.00% of the Successor Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter subject to a hurdle rate, expressed as a rate of return on net assets, equal to 1.5% per quarter, or an annualized hurdle rate of 6.0%. As a result, the Adviser will not earn this incentive fee for any quarter until the Successor Fund’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.5%. Once the Successor Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Successor Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Successor Fund’s pre-incentive fee net investment income for such quarter equals 1.667%, or 6.667% annually, of net assets. This “catch-up” feature will allow the Adviser to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Adviser will be entitled to receive 10.00% of the Successor Fund’s pre-incentive fee net investment income. Amounts waived by the Adviser will not be subject to recoupment from the Successor Fund.

Example

The following example is intended to help you compare the costs of investing in the common shares of the Fund without the Reorganization and (i) the pro forma annual expenses for the Successor Fund, assuming the Reorganization takes place and the Listing Date does not occur, and (ii) the pro forma annual expenses for the Successor Fund, assuming the Reorganization occurs, the Listing Date occurs immediately following the Reorganization and the Successor Fund remains a registered closed-end fund (and therefore the contractual fee waiver remains in place throughout the periods set forth below). If the Successor Fund were to cease to be a registered closed-end fund, the contractual fee waiver would terminate and the expenses that would be borne by an investor in common shares of the Successor Fund would be higher.

An investor in common shares would pay the following expenses on a $1,000 investment, assuming (1) the total annual expenses for each Fund set forth in the table above (giving effect to the Successor Fund’s fee waiver post-Listing Date) and (2) a 5% annual return throughout the period:

	1 Year	3 Years	5 Years	10 Years
Fund	$57	$169	$280	$550
Pro Forma Successor Fund (pre-Listing Date)	$66	$193	$317	$610
Pro Forma Successor Fund (post-Listing Date)	$60	$178	$294	$574

The examples set forth above assume common shares of each Fund were owned as of the completion of the Reorganization and the reinvestment of all dividends and distributions and uses a 5% annual rate of return as mandated by SEC regulations. Because the example assumes, as required by the SEC, a 5% annual return, no incentive fee on income would be accrued and payable in any of the indicated time periods. The Funds’ performance will vary and may result in a return greater or less than 5%. The examples should not be considered a representation of past or future expenses or annual rates of return. Actual expenses or annual rates of return may be more or less than those assumed for purposes of the examples.

Each of the Fund and the Successor Fund is permitted to utilize leverage to the maximum extent permitted under the 1940 Act. Cost of leverage can vary across funds based on factors such as asset mix and the timing of when leverage was incurred and corresponding market rates. In addition, a fund that utilizes greater leverage will incur more interest expense and will pay a greater management fee, as a percentage of net assets attributable to common shares, because the management fee is calculated as a percentage of gross assets. Following the Reorganization, the Successor Fund is expected to use a greater percentage of leverage, which will increase the Successor Fund’s interest expense relative to the Fund’s, however, the Successor Fund is expected to benefit from such increased leverage. Therefore, in evaluating the Reorganization, the Board also considered the Total Expense Ratio (excluding interest expense and after giving effect to fee waivers) of the Fund for the 12-month period ended December 31, 2024 and for the Successor Fund on a pro forma basis for the 12-month period ended December 31, 2024.

Total Expense Ratio (Excluding Interest Expense and After Giving Effect to Fee Waivers)

Fund	Pro Forma Successor Fund (Pre-Listing)	Pro Forma Successor Fund (Post-Listing)
3.38%	3.55%	3.93%

Following the Reorganization, the Successor Fund’s total expense ratio will be higher than the Fund’s as a result of the Successor Fund’s greater anticipated use of leverage, which will increase the Successor Fund’s gross assets relative to the Fund’s, which will result in increased management fees as common shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of leverage, which means that common shareholders effectively bear the entire management fee. In addition, the Successor Fund’s total expense ratio post-listing will be higher because following the Listing Date, the Successor Fund’s hurdle rate for the incentive fee on income will be reduced and will be calculated as a rate of return on net assets, instead of adjusted capital, making it more likely that the Successor Fund will incur an incentive fee on income following the Listing Date.

Costs of the Reorganization

Regardless of whether the Reorganization is completed, the costs associated with the proposed Reorganization, including the costs associated with the Meeting, will be borne by the Fund. The costs incurred in connection with the Reorganization include, but are not limited to, costs related to the preparation and distribution of materials distributed to the Fund’s Board, costs incurred in connection with the preparation of the Reorganization Agreement and the registration statement on Form N-14, the printing and distribution of this Joint Proxy Statement/Prospectus and any other materials required to be distributed to shareholders, SEC and state securities commission filing fees, and legal and audit fees in connection with the Reorganization, including legal fees incurred preparing the Fund’s Board materials, attending each Fund’s Board meetings and preparing the minutes, auditing fees associated with each Fund’s financial statements, stock exchange fees, transfer agency fees, portfolio transfer taxes (if any) and any similar costs incurred in connection with the Reorganization. The total costs of the Reorganization are estimated to be approximately $3.2 million.

Because the Fund has already incurred costs attributable to the Reorganization, as applicable, and because the Fund is responsible for paying those costs, if shareholders do not approve the Reorganization, the Fund will continue to be responsible for the costs already incurred arising from the proposed Reorganization even though the proposed action will not occur, and those costs may be material.

Neither the Fund nor the Adviser will pay any expenses of shareholders arising out of or in connection with the Reorganization (e.g., expenses incurred by the shareholder as a result of attending the Meeting, voting on the Reorganization or other action taken by the shareholder in connection with the Reorganization). The actual costs associated with the proposed Reorganization may be more or less than the estimated costs discussed herein.

Summary of U.S. Federal Income Tax Considerations

The Reorganization is intended to qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and it is a condition to the closing of the Reorganization that the Fund receive an opinion from its tax counsel, Skadden, to the effect that the Reorganization will be treated for U.S. federal income tax purposes as a reorganization under Section 368(a)(1)(F) of the Code. Assuming the Reorganization so qualifies, in general, common shareholders of the Fund will recognize no gain or loss for U.S. federal income tax purposes upon the exchange of the Fund common shares for Successor Fund common shares pursuant to the Reorganization. Additionally, the Fund will generally not recognize gain or loss for U.S. federal income tax purposes by reason of the Reorganization.

The Fund’s shareholders should consult their tax advisers regarding the U.S. federal income tax consequences of the Reorganization, as well as the effects of state, local and non-U.S. tax laws, including possible changes in tax laws. For a more detailed description of U.S. federal income tax considerations of the Reorganization, see “—Additional Information about the Funds and the Reorganization—U.S. Federal Income Tax Considerations in Connection with the Reorganization.”

Further Information Regarding the Reorganization

The Board has determined that the Reorganization is in the best interests of the Fund and the shareholders of the Fund and that the interests of such shareholders will not be diluted as a result of the Reorganization. The Board recommends that shareholders approve the Reorganization at the Meeting.

Shareholder approval of the Reorganization requires the affirmative vote by a 1940 Act Majority of the Fund’s shareholders. A “1940 Act Majority” means the affirmative vote of either (i) 66⅔% or more of the voting securities present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund, whichever is less. For additional information regarding voting requirements, see “Voting Information.”

If the Reorganization is not approved by shareholders, the Fund will continue to operate as a business development company, as it presently does. In such event, Fund management may recommend alternative proposals to the Board and the Board may also consider other strategic alternatives for the Fund.

Subject to the requisite approval of the shareholders of the Fund with regard to the Reorganization Proposal, it is expected that the Closing Date will be no later than the fourth quarter of 2025, but it may be at a different time as described herein.

Investing in the Successor Fund following the Reorganization involves risks. For additional information, see “Risk Factors.”

The Board recommends that shareholders of the Fund vote “FOR” the Reorganization Proposal.

INVESTMENT OBJECTIVES AND POLICIES

The investment objectives, significant investment strategies and operating policies, and investment restrictions of the Successor Fund will be identical to those of the Fund (other than with respect to the portfolio criteria imposed on BDCs by the 1940 Act).

The Fund’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation by investing primarily in private and public credit in a broad set of industries, sectors and sub-sectors. The Fund’s investment policy is to invest primarily in a portfolio of secured and unsecured floating and fixed rate loans, bonds and other types of credit instruments, which, under normal circumstances, will represent at least 80% of the Fund’s total assets. This investment policy may not be changed without at least 60 days’ prior notice to holders of the Fund’s common shares of any such change. In accordance with the best interests of the Fund’s shareholders, the Adviser monitors the Fund’s targeted investment mix as economic conditions evolve.

The Fund seeks to achieve its investment objectives by focusing on strategies such as direct originations, including innovative capital structure solutions, and broadly syndicated loan and bond transactions, which may include event-driven investments, opportunistic performing credit and special situations. By focusing on these opportunities, the Adviser believes it can create a portfolio that offers high potential income and returns while limiting risk.

For additional information regarding the Fund’s investments, see “Investment Strategies and Risks” in the Statement of Additional Information.

Fundamental Investment Restrictions

See “Investment Restrictions” in the Statement of Additional Information for additional information regarding the fundamental investment restrictions of the Fund.

Any policies of the Fund not described as fundamental in this Joint Proxy Statement/Prospectus may be changed by the Board without shareholder approval.

USE OF LEVERAGE

Under the 1940 Act, BDCs and registered closed-end funds may utilized leverage. The costs associated with the issuance and use of leverage will be borne by the holders of the common shares. Leverage is a speculative technique and investors should note that there are special risks and costs associated with leverage. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed. The use of leverage creates risks and involves special considerations. See “Risk Factors—General Risks of Investing in the Funds—Risks Related to Debt Financing.”

The Successor Fund may utilize leverage through indebtedness, including through the issuance of commercial paper or notes and other forms of borrowing, or the issuance of preferred shares. The Successor Fund may utilize leverage through indebtedness or preferred shares to the maximum extent permitted by the 1940 Act.

1940 Act Requirements

Under Section 1940 Act, prior to March 23, 2018, a BDC was generally not permitted to issue senior securities unless after giving effect thereto the BDC met a coverage ratio of total assets, less liabilities and indebtedness not represented by senior securities, to total senior securities of at least 200%. On March 23, 2018, the Small Business Credit Availability Act (“SBCAA”) was signed into law, which among other things, amended Section 61(a) of the 1940 Act to add a new Section 61(a)(2) that reduces the asset coverage requirement applicable to BDCs from 200% to 150% so long as the BDC meets certain disclosure requirements and obtains certain approvals. The reduced asset coverage requirement permits a BDC to have a ratio of total outstanding indebtedness to equity of 2:1 as compared to a maximum of 1:1 under the 200% asset coverage requirement. As of the date hereof, the asset coverage ratio applicable to the Fund remains 200%.

Under the 1940 Act, a registered closed-end fund may not issue senior securities representing indebtedness if, immediately after issuing such indebtedness, the registered closed-end fund would meet a coverage ratio of total assets, less liabilities and indebtedness not represented by senior securities, to total senior securities representing indebtedness, of at least 300%. In addition, under the 1940 Act, a registered closed-end fund may not issue preferred shares if, immediately after issuing such preferred shares, the registered closed-end fund would meet a coverage ratio of total assets, less liabilities and indebtedness not represented by senior securities, to total senior securities representing indebtedness plus the aggregate of the liquidation preference of outstanding preferred shares, of at least 200%.

Indebtedness

Delaware trust law and the Successor Fund’s governing documents authorize the Successor Fund, without prior approval of its common shareholders, to borrow money. In this regard, the Successor Fund may issue notes or other evidence of indebtedness (including bank borrowings or commercial paper) and may secure any such borrowings by mortgaging, pledging or otherwise subjecting as security its assets. In connection with any borrowing, the Successor Fund may be required to maintain minimum average balances with the lender or to pay a commitment or other fee to maintain a line of credit. Any such requirements will increase the cost of borrowing over the stated interest rate.

The rights of the Successor Fund’s lenders to receive interest on and repayment of principal of borrowings will be senior to those of the Successor Fund’s common shareholders, and the terms of any such borrowings may contain provisions which limit certain of the Successor Fund’s activities, including the payment of distributions to the Successor Fund’s common shareholders in certain circumstances. A borrowing will likely be ranked senior or equal to all of the Successor Fund’s other existing and future borrowings.

Certain types of borrowings may result in the Successor Fund being subject to covenants in credit agreements relating to asset coverage and portfolio composition requirements. The Successor Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for indebtedness issued by the Successor Fund.

These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. It is not anticipated that these covenants or guidelines will impede the Adviser from managing the Fund’s portfolio in accordance with the Successor Fund’s investment objective and policies.

The Successor Fund may secure any borrowings by mortgaging, pledging or otherwise subjecting as security its assets. Except as set forth below, under the requirements of the 1940 Act the Successor Fund, immediately after any issuance of indebtedness, must have “asset coverage” of at least 300%. With respect to indebtedness, asset coverage means the ratio which the value of the Successor Fund’s total assets, less all liabilities and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of such borrowing represented by senior securities issued by the Successor Fund.

Under the 1940 Act, the Successor Fund may not declare any distribution or other distribution on any class of its shares, or purchase any such shares, unless its aggregate indebtedness has, at the time of the declaration of any such distribution or distribution, or at the time of any such purchase, an asset coverage of at least 300% after declaring the amount of such distribution, distribution or purchase price, as the case may be. Furthermore, the 1940 Act (in certain circumstances) grants the Successor Fund’s lenders certain voting rights in the event of default in the payment of interest on or repayment of principal. Such restrictions do not apply with respect to evidence of indebtedness in consideration of a loan, extension or renewal thereof that is privately arranged and not intended for public distribution.

With the use of borrowings, there is a risk that the interest rates paid by the Successor Fund on the amount it borrows will be higher than the return on the Successor Fund’s investments.

The Successor Fund may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of distributions and the settlement of securities transactions that otherwise might require untimely dispositions of its securities. Temporary borrowings not exceeding 5% of the Successor Fund’s total assets are not subject to the “asset coverage” limitation under the 1940 Act.

Preferred Shares

The Successor Fund’s Declaration of Trust provides that the Board of Trustees may authorize and issue preferred shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without prior approval of the holders of the common shares. Common shareholders have no preemptive right to purchase any preferred shares that might be issued. Any such preferred share offering would be subject to the limits imposed by the 1940 Act. If the Successor Fund issues preferred shares, it intends, to the extent possible, to purchase or redeem them from time to time to the extent necessary in order to maintain asset coverage on such preferred shares of at least 200%. In addition, as a condition to obtaining ratings on the preferred shares, the terms of any preferred shares issued are expected to include asset coverage maintenance provisions which will require the redemption of the preferred shares in the event of non-compliance by the Successor Fund and may also prohibit distributions and other distributions on the Successor Fund’s common shares in such circumstances. In order to meet redemption requirements to maintain asset coverage or otherwise, the Successor Fund may have to liquidate portfolio securities. Such liquidations and redemptions would cause the Successor Fund to incur related transaction costs and could result in capital losses to the Successor Fund. If the Successor Fund has preferred shares outstanding, the holders of preferred shares will be entitled to elect trustees, voting as a separate class. The remaining trustees will be elected by holders of common shares and preferred shares voting together as a single class. In the event the Successor Fund fails to pay distributions on its preferred shares for two years, holders of preferred shares would be entitled to elect a majority of the Successor Fund’s trustees.

Certain Portfolio Transactions

The Funds may engage in certain derivatives transactions that have economic characteristics similar to leverage. Rule 18f-4 under the 1940 Act (the “Derivatives Rule”) permits the Funds to enter into derivatives transactions and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. The Derivatives Rule requires registered investment companies that enter into derivatives transactions and certain other transactions that create future payment or delivery obligations to, among other things, (i) comply with a value-at-risk leverage limit, and (ii) adopt and implement a derivatives risk management program, unless the Successor Fund qualifies as a “limited derivatives user,” which the Derivatives Rule defines as a fund that limits its derivatives exposure (excluding certain derivative transactions used to hedge currency and interest rate risks) to 10% of its net assets. The Derivatives Rule requires a limited derivatives user to adopt policies and procedures to manage its aggregate derivatives risk. The Successor Fund is not expected to qualify as a “limited derivatives user” and intends to comply with the value-at-risk leverage limit and adopt and implement a derivatives risk management program in accordance with the Derivatives Rule.

Effects of Leverage

Assuming that leverage will represent approximately 29% of the Successor Fund’s gross assets and that the Successor Fund will bear expenses relating to that leverage at an average annual rate of 7.77%, then the incremental income generated by the Successor Fund’s portfolio (net of estimated expenses including expenses related to the leverage) must exceed approximately 2.22% to cover such interest specifically related to the borrowing. These numbers are merely estimates used for illustration. Actual interest rates may vary frequently and in the future may be significantly higher or lower than the rate estimated above.

The following table is designed to assist the investor in understanding the effects of leverage by illustrating the effect on the return to a holder of the Successor Fund’s common shares of leverage in the amount of approximately 29% of the Successor Fund’s gross assets, assuming hypothetical annual returns of the Successor Fund’s portfolio of minus 10% to plus 10%. As the table shows, leverage generally increases the return to holders of common shares when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or less than those appearing in the table.

Assumed Portfolio Total Return (Net of Expenses)	(10)%	(5)%	0%	5%	10%
Common Share Total Return	(17.11)%	(10.11)%	(3.11)%	3.89%	10.89%

Common share total return is composed of two elements: distributions on common shares paid by the Successor Fund (the amount of which will be largely determined by the Successor Fund’s net investment income after paying distributions or interest on its outstanding leverage) and gains or losses on the value of the securities the Successor Fund owns. As required by SEC rules, the table above assumes that the Successor Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0%, the Successor Fund must assume that the distributions it receives on its investments are entirely offset by losses in the value of those securities.

During the time in which the Successor Fund is utilizing leverage, the amount of the fees paid to the Adviser for investment management services will be higher than if the Successor Fund did not utilize such leverage because the fees paid will be calculated based on the Successor Fund’s gross assets, which may create a conflict of interest between the Adviser and the common shareholders. Because the Successor Fund’s leverage costs will be borne by the Successor Fund at a specified rate, the Successor Fund’s common shareholders will bear the cost associated with such leverage.

RISK FACTORS

Risks Related to the Reorganization

Expenses. The Successor Fund may incur higher total expenses relative to the Fund for a period after the completion of the Reorganization due to expenses associated with the Reorganization.

The Fund will bear costs incurred in connection with the Reorganization. Because the Fund has already incurred costs attributable to the Reorganization and because the Fund is responsible for paying those costs, if shareholders do not approve the Reorganization Proposal, the Fund will continue to be responsible for the costs arising from the proposed Reorganization even though the proposed Reorganization will not occur, and those costs may be material.

Neither the Fund nor the Adviser will pay any expenses of shareholders arising out of or in connection with the Reorganization (e.g., expenses incurred by the shareholder as a result of attending the shareholder meeting, voting on the Reorganization or other action taken by the shareholder in connection with the Reorganization). See “Additional Information about the Funds and the Reorganization—Board Considerations and Recommendation.”

Tax Considerations. See “Additional Information about the Funds and the Reorganization—U.S. Federal Income Tax Considerations in Connection with the Reorganization” for a summary of certain U.S. federal income tax considerations in connection with the Reorganization.

Risks Related to the Listing

There Can be No Assurance that the Listing will be Completed. Immediately after the closing of the Reorganization, common shares of the Successor Fund will remain illiquid assets for which there will not be a secondary market. However, the Successor Fund intends to seek to list its common shares on the NYSE. The listing of the Successor Fund’s common shares is subject to the approval of the NYSE and satisfaction of the NYSE’s listing standards. The Successor Fund intends to apply for listing on the NYSE as soon as practicable following the closing of the Reorganization. There can be no assurance the Successor Fund will successfully complete any such listing.

Discount to Net Asset Value Risk. If the Successor Fund completes a listing of its common shares, shares of closed-end funds frequently trade at a price lower than their net asset value. This is commonly referred to as “trading at a discount.” This characteristic of shares of closed-end funds is a risk separate and distinct from the risk that a fund’s net asset value may decrease. Because the shares of the Fund have been illiquid, this risk may be more pronounced during the period shortly after the Listing Date, during which the Successor Fund shares may experience greater volatility and may trade at significant discounts to net asset value, due to factors such as the absence of a prior public market, unseasoned trading, the limited number of shares available for trading and limited information about the Successor Fund.

The Successor Fund is designed primarily for long-term investors and should not be considered a vehicle for trading purposes. Whether investors will realize a gain or loss upon the sale of the Successor Fund’s common shares will depend upon whether the market value of the shares at the time of sale is above or below the price the investor paid, taking into account transaction costs, for the common shares and is not directly dependent upon the Successor Fund’s net asset value. Because the market value of the Successor Fund’s common shares will be determined by factors such as the relative demand for and supply of the common shares in the market, general market conditions and other factors beyond the control of the Successor Fund, the Successor Fund cannot predict whether its common shares will trade at, below or above NAV, or below or above the initial listing price for the common shares. As a result, even if the Successor Fund does complete a listing, shareholders may not receive a return of all of their invested capital upon a sale of their shares on the exchange.

Fractional shares of the Successor Fund received in the Reorganization will be sold in the open market by the Fund’s transfer agent when a shareholder’s shares are transferred from the books of the Successor Fund to a broker or other financial intermediary. The cash received by a shareholder upon such sale by the transfer agent may be reduced if such sales occur at a time that the common shares of the Successor Fund are trading at a discount to NAV.

Risks of Investing in the Successor Fund

Closed-End Investment Company; Liquidity Risks. The Successor Fund will be a non-diversified, closed-end investment company designed primarily for long-term investors and is not intended to be a trading vehicle. Closed-end investment companies differ from open-end investment companies (commonly known as mutual funds) in that investors in a closed-end investment company do not have the right to redeem their shares on a daily basis at a price based on the investment company’s net asset value.

Closed-End Fund Regulatory Considerations. Business development companies, or BDCs, are a specialized type of closed-end fund subject to regulation under only certain sections of the 1940 Act. Closed-end funds are subject to 1940 Act reporting requirements rather than Exchange Act reporting requirements. Unlike a BDC, a closed-end fund is not required to invest at least 70% of its assets in “qualifying assets” as defined in the 1940 Act. Additionally, closed-end funds are not required to offer significant managerial assistance to their “eligible portfolio companies” (as defined in the 1940 Act) as BDCs are. While a BDC may issue multiple classes of debt securities, and generally may utilize leverage up to 50% of its total assets, a closed-end fund may only issue one class of debt securities and generally may only utilize leverage up to 33 1/3% of its total assets. Furthermore, a closed-end fund is prohibited from issuing shares for less than net asset value per share, while a BDC may do so with shareholder approval. Finally, unlike a BDC, which may pay its investment adviser performance fees based on capital gains, a closed-end fund may pay performance fees based on capital gains or capital appreciation only if (i) it uses a fulcrum fee, which generally requires the investment adviser to have as much downside as upside in relation to the relevant performance index; and (ii) all of its common shareholders are “qualified clients” as defined in the Investment Advisers Act of 1940.

Whereas BDCs are subject to Exchange Act reporting requirements applicable to operating companies (i.e. annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K), registered closed-end funds are subject to 1940 Act reporting requirements applicable to registered investment companies (i.e. annual reports on Form N-CSR and semi-annual reports on Form N-CSRS).

See “Proposal 3: The Reorganization Proposal—Comparison of Business Development Companies and Closed-End Funds” in the Joint Proxy Statement/Prospectus.

Delaware Control Share Statute. Once the common shares of the Successor Fund are listed on the NYSE, the Successor Fund will become automatically subject to the control share statute (the “Control Share Statute”) contained in Subchapter III of the Delaware Statutory Trust Act (the “DSTA”). The Control Share Statute provides that an acquirer of shares above a series of voting power thresholds has no voting rights under the DSTA or the governing documents of the Successor Fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless the restoration of voting rights is approved by shareholders.

The Control Share Statute could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Successor Fund and may reduce market demand for the Successor Fund’s common shares, which could have the effect of increasing the likelihood that the Successor Fund’s common shares trade at a discount to net asset value and increasing the amount of any such discount.

Restriction on Sales of Shares Below Net Asset Value. The provisions of the 1940 Act generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the net asset value of such company’s common shares (calculated within 48 hours of the pricing of such offering), unless such sale is made with the consent of a majority of its common shareholders. The Successor Fund may, from time to time, seek the consent of common shareholders to permit the issuance and sale by the Successor Fund of common shares at a price below the then-current net asset value, subject to certain conditions. If such consent is obtained, the Successor Fund may, contemporaneous with and in no event more than one year following the receipt of such consent, sell common shares at price below net asset value in accordance with any conditions adopted in connection with the giving of such consent. Information regarding any consent of common shareholders obtained by the Successor Fund and the applicable conditions imposed on the issuance and sale by the Successor Fund of common shares at a price below net asset value will be disclosed in the prospectus relating to any such offering of common shares at a price below net asset value. Until such consent of common shareholders, if any, is obtained, the Successor Fund may not sell common shares at a price below net asset value. Following the listing of the Successor Fund’s common shares on the NYSE, this restriction may make it more difficult for the Successor Fund to raise additional assets in the future if the common shares trade at a discount to net asset value. Because the Successor Fund’s advisory fee is based upon average daily gross assets, the Adviser’s interest in recommending the issuance and sale of common shares at a price below net asset value may conflict with the interests of the Successor Fund and its common shareholders.

Future transactions may limit the ability of the Successor Fund to use capital loss carryforwards. The Predecessor Fund has capital loss carryforwards for U.S. federal income tax purposes. By reason of the Reorganization, the Successor Fund will succeed to and take into account the capital loss carryforwards of the Predecessor Fund. Subject to certain limitations, capital loss carryforwards may be used to offset future recognized capital gains. Section 382 of the Internal Revenue Code (the “Code”) imposes an annual limitation on the ability of a corporation, including a RIC, that undergoes an “ownership change” to use its capital loss carryforwards. Generally, an ownership change occurs if certain five percent shareholders and public groups increase their ownership in us by, collectively, 50 percentage points or more during a three-year period. The listing may make it more likely that future transactions involving the common shares of the Successor Fund, including transfers by existing shareholders, could result in such an ownership change. Accordingly, there can be no assurance that an ownership change limiting the ability of the Successor Fund to use capital loss carryforwards (and built-in, unrecognized losses, if any) will not occur in the future. Such a limitation would, for any given year, have the effect of potentially increasing the amount of the Successor Fund’s U.S. federal net capital gains for such year and, hence, the amount of capital gains dividends the Successor Fund would need to distribute to remain a RIC and to avoid U.S. income and excise tax liability.

General Risks of Investing in the Funds

Risks Related to the Funds’ Business and Structure

The Funds’ ability to achieve their investment objectives depends on the Adviser’s ability to manage and support their investment process. If a Fund’s agreement with the Adviser were to be terminated, or if the Adviser loses any members of its senior management team, the Funds’ ability to achieve their investment objectives could be significantly harmed.

Because the Funds have no employees, they depend on the investment expertise, skill and network of business contacts of the Adviser. The Adviser evaluates, negotiates, structures, executes, monitors and services the Funds’ investments. The Funds’ future success depends to a significant extent on the continued service of the Adviser, as well as its senior management team. The departure of any members of the Adviser’s senior management team could have a material adverse effect on the Funds’ ability to achieve their investment objectives.

The Funds’ ability to achieve their investment objectives depends on the Adviser’s ability to identify, analyze, invest in, finance and monitor companies that meet the Funds’ investment criteria. The Adviser’s capabilities in structuring the investment process, providing competent, attentive and efficient services to the Funds, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve the Funds’ investment objectives, the Adviser may need to hire, train, supervise and manage new investment professionals to participate in the Funds’ investment selection and monitoring process. The Adviser may not be able to find investment professionals in a timely manner or at all. Failure to support the Funds’ investment process could have a material adverse effect on the Funds’ business, financial condition and results of operations.

In addition, each Fund’s investment advisory agreement has termination provisions that allow the parties to terminate the agreement without penalty. The Funds’ investment advisory agreements may be terminated at any time, without penalty, by the Adviser, upon 60 days’ written notice to the applicable Fund. If a Fund’s investment advisory agreement is terminated, it may adversely affect the quality of the Fund’s investment opportunities. In addition, in the event such agreement is terminated, it may be difficult for the applicable Fund to replace the Adviser. Furthermore, the termination of a Fund’s investment advisory agreement may adversely impact the terms of any existing or future financing arrangement, which could have a material adverse effect on such Fund’s business, financial condition and results of operations.

Because the Funds’ business model depends to a significant extent upon relationships with issuers, private equity sponsors, investment banks and commercial banks, the inability of the Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect the Funds’ business.

If the Adviser fails to maintain its existing relationships with issuers, private equity sponsors, investment banks and commercial banks on which it relies to provide us with potential investment opportunities or develop new relationships with other issuers, sponsors or sources of investment opportunities, the Funds may not be able to grow the investment portfolio. In addition, individuals with whom the Adviser has relationships generally are not obligated to provide the Funds with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for the Funds.

The Funds operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

A number of entities compete with the Funds to make the types of investments that the Funds plan to make and the Funds believe that recent market trends have increased the number of competitors seeking to invest in loans to private, middle market companies in the United States. The Funds compete with public and private funds, commercial and investment banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of the Funds’ competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Funds do. For example, the Funds believe some of the Funds’ competitors have access to funding sources that are not available to the Funds. In addition, some of the Funds’ competitors could have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than the Funds. Furthermore, many of the Funds’ competitors are not subject to the regulatory restrictions that the 1940 Act imposes on the Funds as a BDC and closed-end fund, respectively, or the source of income, asset diversification and distribution requirements the Funds must satisfy to maintain their qualification as RICs. The competitive pressures the Funds face could have a material adverse effect on the Funds’ business, financial condition, results of operations and cash flows. As a result of this competition, the Funds can provide no assurance that they will be able to take advantage of attractive investment opportunities that arise from time to time, and the Funds can provide no assurance that they will be able to identify and make investments that are consistent with their respective investment objectives.

The amount of capital in the private debt markets and overall competition for loans could result in short-term returns for the Funds that are lower than their long-term targets. If there is a decrease in the number of new investment opportunities in U.S. middle market companies, and if such conditions continue for an extended amount of time, they could have a material adverse effect on the Funds’ business, financial condition and results of operations.

Identifying, structuring and consummating investments involves competition among capital providers and market and transaction uncertainty. The Adviser can provide no assurance that it will be able to identify a sufficient number of suitable investment opportunities or to avoid prepayment of existing investments to satisfy the Funds’ investment objectives, including as necessary to effectively structure credit facilities or other forms of leverage. The loan origination market is very competitive, which can result in loan terms that are more favorable to borrowers, and conversely less favorable to lenders, such as lower interest rates and fees, weaker borrower financial and other covenants, borrower rights to cure defaults, and other terms more favorable to borrowers than current or historical norms. Increased competition could cause the Funds to make more loans that are “cov-lite” in nature and, in a distressed scenario, there can be no assurance that these loans will retain the same value as loans with a full package of covenants. As a result of these conditions, the market for leveraged loans could become less advantageous than expected for the Funds, and this could increase default rates, decrease recovery rates or otherwise harm the Funds’ returns. The risk of prepayment is also higher in the current competitive environment if borrowers are offered more favorable terms by other lenders. The financial markets have experienced substantial fluctuations in prices and liquidity for leveraged loans. Any further disruption in the credit and other financial markets could have substantial negative effects on general economic conditions, the availability of required capital for companies and the operating performance of such companies. These conditions also could result in increased default rates and credit downgrades, and affect the liquidity and pricing of the investments made by the Funds. Conversely, periods of economic stability and increased competition among capital providers could increase the difficulty of locating investments that are desirable for the Funds.

With respect to the investments the Funds make, the Funds do not seek to compete based primarily on the interest rates the Funds offer, and the Funds believe that some of the Funds’ competitors could make loans with interest rates that will be lower than the rates the Funds offer. In the secondary market for acquiring existing loans, the Funds compete generally on the basis of pricing terms. With respect to all investments, the Funds could lose some investment opportunities if the Funds do not match competitors’ pricing, terms and structure. However, if we match the Funds’ competitors’ pricing, terms and structure, the Funds could experience decreased net interest income, lower yields and increased risk of credit loss. The Funds could also compete for investment opportunities with accounts managed or sponsored by the Adviser or its affiliates. Although he Adviser allocates opportunities in accordance with its allocation policy, allocations to such other accounts will reduce the amount and frequency of opportunities available to the Funds and thus not necessarily be in the best interests of the Funds and their securityholders. Moreover, the performance of investments will not be known at the time of allocation.

Each Fund’s board of trustees may change its investment policy by providing shareholders with 60 days’ prior notice, or may modify or waive its current operating policies and strategy without prior notice or shareholder approval, the effects of which may be adverse.

Prior to September 29, 2023, the Fund’s investment objectives were to generate current income and long-term capital appreciation by investing primarily in privately-held U.S. companies in the energy and power industry. Prior to September 29, 2023, the Fund’s investment policy was to invest, under normal circumstances, at least 80% of its total assets in securities of Energy companies.

In May 2023, the Fund announced that its board of trustees approved its transition from an investment policy of investing primarily in energy companies to a diversified credit investment policy of investing across private and public credit in a broader set of industries, sectors and sub-sectors. The Fund notified its shareholders of the new policy, which became effective on September 29, 2023. Under its new investment policy, the Fund’s current investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation by investing primarily in private and public credit in a broad set of industries, sectors and sub-sectors. The Fund’s current investment policy is to invest primarily in a portfolio of secured and unsecured floating and fixed rate loans, bonds and other types of credit instruments, which, under normal circumstances, will represent at least 80% of the Fund’s total assets. The Successor Fund’s investment objectives and investment policies will be identical to the Fund’s (other than with respect to the portfolio criteria imposed on BDCs by the 1940 Act).

This investment policy may be changed by the board of trustees if the Fund provides shareholders with at least 60 days’ prior notice. In addition, the Funds’ board of trustees has the authority to modify or waive the current operating policies, investment criteria and strategy without prior notice and without shareholder approval. The Funds cannot predict the effect any changes to the Funds’ investment policies, current operating policies, investment criteria and strategy would have on the Funds’ business, net asset value, operating results and the value of the Funds’ common shares. However, the effects might be adverse, which could negatively impact the Funds’ ability to pay distributions to shareholders and cause shareholders to lose all or part of their investment. Finally, if the Successor Fund is not successful in listing its common shares, Successor Fund shareholders will be limited in their ability to sell their common shares in response to any changes in the Successor Fund’s investment policy, operating policies, investment criteria or strategy.

If the Funds, their affiliates and their respective third-party service providers are unable to maintain the availability of electronic data systems and safeguard the security of data, the Funds’ ability to conduct business may be compromised, which could impair the Funds’ liquidity, disrupt the Funds’ business, damage the Funds’ reputation or otherwise adversely affect the Funds’ business.

Cybersecurity refers to the combination of technologies, processes, and procedures established to protect information technology systems and data from unauthorized access, attack, or damage. The Funds, their affiliates and their respective third-party service providers are subject to cybersecurity risks. The Funds’ business operations rely upon secure information technology systems for data processing, storage and reporting. The Funds depend on the effectiveness of the information and cybersecurity policies, procedures and capabilities maintained by the Funds’ affiliates and third-party service providers to protect their computer and telecommunications systems and the data that reside on or are transmitted through them. Cybersecurity risks have significantly increased in recent years and, while the Funds have not experienced any material losses relating to cyber attacks or other information security breaches, the Funds could suffer such losses in the future. The Funds, their affiliates and their respective third-party service providers’ computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact, as well as cyber-attacks that do not have a security impact but may nonetheless cause harm, such as causing denial-of-service attacks (i.e., efforts to make network services unavailable to intended users) on websites, servers or other online systems. If one or more of such events occur, it potentially could jeopardize confidential and other information, including nonpublic personal information and sensitive business data, processed and stored in, and transmitted through, computer systems and networks, or otherwise cause interruptions or malfunctions in the Funds’ operations or the operations of the Funds’ affiliates and their respective third-party service providers. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect the Funds’ business, financial condition or results of operations.

Substantial costs may be incurred in order to prevent any cyber incidents in the future. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, the Funds may be required to expend significant additional resources to modify the Funds’ protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. There is no assurance that any efforts to mitigate cybersecurity risks undertaken by the Funds, their affiliates, or heir respective third-party service providers will be effective. If the Funds fail to comply with the relevant laws and regulations, the Funds could suffer financial losses, a disruption of the Funds’ business, liability to investors, regulatory intervention or reputational damage.

Changes in laws or regulations governing the Funds’ operations or the operations of the Funds’ business partners may adversely affect the Funds’ business or cause the Funds to alter their business strategy.

The Funds, their portfolio companies and other counterparties are subject to regulation at the local, state and federal level. New legislation may be enacted, amended or repealed or new interpretations, rulings or regulations could be adopted, including those governing the types of investments the Funds are permitted to make, any of which could harm the Funds and their shareholders, potentially with retroactive effect. For example, certain provisions of the Dodd-Frank Act, which influences many aspects of the financial services industry, have been amended or repealed and the Code has been substantially amended and reformed. Uncertainty regarding the new presidential administration’s agenda with respect to legislation and regulations affecting the financial services industry or taxation could also adversely impact the Funds’ business or the business of the Funds’ portfolio companies. New or repealed legislation, interpretations, rulings or regulations could require changes to certain business practices of the Funds or their portfolio companies, negatively impact the operations, cash flows or financial condition of the Funds or their portfolio companies, impose additional costs on the Funds or their portfolio companies or otherwise adversely affect the Funds’ business or the business of the Funds’ portfolio companies.

Additionally, any changes to or repeal of the laws and regulations governing the Funds’ operations relating to permitted investments may cause the Funds to alter the Funds’ investment strategy to avail the Funds’ of new or different opportunities. Such changes could result in material differences to the Funds’ strategies and plans and may result in the Funds’ investment focus shifting from the areas of expertise of the Adviser to other types of investments in which the Adviser may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on the Funds’ financial condition and results of operations and the value of a shareholder’s investment.

The Small Business Credit Availability Act, or the SBCA Act, allows BDCs to incur additional leverage.

On March 23, 2018, the SBCA Act became law. The SBCA Act, among other things, amends Section 61(a) of the 1940 Act to add a new Section 61(a)(2) which reduces the asset coverage requirements for senior securities applicable to BDCs from 200% to 150% provided that certain disclosure and approval requirements are met. Before the reduced asset coverage requirements under Section 61(a)(2) are effective with respect to the Fund, the application of that section of the 1940 Act must be approved by either (1) a “required majority,” as defined in Section 57(o) of the 1940 Act, of the Fund’s board of trustees or (2) a majority of votes cast at a special or annual meeting of the Fund’s shareholders. If the Fund chooses to seek such approval, the Fund may be able to incur substantial additional indebtedness, and, therefore the risk of an investment in the Fund may increase. As of the date of this Joint Proxy Statement/Prospectus, the asset coverage ratio applicable to the Fund remains 200%. See “Risks Related to Debt Financing—The Funds incur indebtedness to make investments, which magnifies the potential for gain or loss on amounts invested in the Funds’ common shares and may increase the risk of investing in the Funds’ common shares.”

As SEC-reporting companies, the Funds are subject to regulations not applicable to private companies, such as provisions of the Sarbanes-Oxley Act. Efforts to comply with such regulations involve significant expenditures, and non-compliance with such regulations may adversely affect the Funds.

As SEC-reporting companies, the Funds are subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Management is required to report on the Funds’ internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. The Funds are required to review on an annual basis their internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting.

Developing and maintaining an effective system of internal controls may require significant expenditures, which may negatively impact the Funds’ financial performance and the Funds’ ability to make distributions. This process also may result in a diversion of the Funds’ management’s time and attention. The Funds cannot be certain of when the Funds’ evaluation, testing and remediation actions will be completed or the impact of the same on the Funds’ operations. In addition, the Funds may be unable to ensure that the process is effective or that the Funds’ internal controls over financial reporting are or will be effective in a timely manner. In the event that the Funds are unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, the Funds may be adversely affected.

The Funds may invest in derivatives or other assets that expose us to certain risks, including market risk, liquidity risk and other risks similar to those associated with the use of leverage.

The Funds may use derivative instruments including, in particular, swaps and other similar transactions, in seeking to achieve their investment objectives or for other reasons, such as cash management, financing activities or to hedge their positions. Accordingly, these derivatives may be used in limited instances as a form of leverage or to seek to enhance returns, including speculation on changes in credit spreads, interest rates or other characteristics of the market, individual securities or groups of securities. If the Funds invest in a derivative for speculative purposes, the Funds will be fully exposed to the risks of loss of that derivative, which may sometimes be greater than the derivative’s cost. The use of derivatives may involve substantial leverage. The use of derivatives may subject the Funds to various risks, including counterparty risk, currency risk, leverage risk, liquidity risk, correlation risk, index risk and regulatory risk.

Furthermore, the Funds’ ability to successfully use derivatives depends on the Adviser’s ability to predict pertinent securities prices, interest rates, currency exchange rates and other economic factors, which cannot be assured. Additionally, segregated liquid assets, amounts paid by the Funds as premiums and cash or other assets held in margin accounts with respect to derivatives are not otherwise available to us for investment purposes.

Rule 18f-4 under the 1940 Act, or the Derivatives Rule, provides a comprehensive framework for the use of derivatives by BDCs and closed-end funds. The Derivatives Rule permits BDCs and closed-end funds, subject to various conditions described below, to enter into derivatives transactions and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act.

BDCs and closed-end funds that don’t qualify as “limited derivatives users” as defined below, are required by the Derivatives Rule to, among other things, (i) adopt and implement a derivatives risk management program, or DRMP, and new testing requirements; (ii) comply with a relative or absolute limit on fund leverage risk calculated based on value-at-risk, or VaR; and (iii) comply with new requirements related to board and SEC reporting. The DRMP must be administered by a “derivatives risk manager,” who is appointed by the board and periodically reviews the DRMP and reports to the board.

The Derivatives Rule provides an exception from the DRMP, VaR limit and certain other requirements for a BDC or closed-end fund that limits its “derivatives exposure” to no more than 10% of its net assets (as calculated in accordance with the Derivatives Rule), or a limited derivatives user, provided that the BDC or closed-end fund establishes appropriate policies and procedures reasonably designed to manage derivatives risks, including the risk of exceeding the 10% “derivatives exposure” threshold.

The requirements of the Derivatives Rule may limit the Funds’ ability to engage in derivatives transactions as part of the Funds’ investment strategies. These requirements may also increase the cost of the Funds’ investments and cost of doing business, which could adversely affect the value of the Funds’ investments and/or the Funds’ performance. The rule also may not be effective to limit the Funds’ risk of loss. In particular, measurements of VaR rely on historical data and may not accurately measure the degree of risk reflected in the Funds’ derivatives or other investments. There may be additional regulation of the use of derivatives transactions by BDCs and closed-end funds, which could significantly affect the Funds’ use. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives transactions may make them more costly, limit their availability or utility, otherwise adversely affect their performance or disrupt markets.

The Funds may experience fluctuations in their quarterly results.

The Funds could experience fluctuations in their quarterly operating results due to a number of factors, including the Funds’ ability or inability to make investments in companies that meet their investment criteria, the interest rate payable on the debt securities the Funds acquire, the level of the Funds’ expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Funds encounter competition in the Funds’ markets and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods.

The Funds and their portfolio companies may maintain cash balances at financial institutions that exceed federally insured limits and may otherwise be materially affected by adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by financial institutions or transactional counterparties.

The Funds’ cash is held in accounts at U.S. banking institutions. Cash held by the Funds and their portfolio companies in non-interest-bearing and interest-bearing operating accounts may exceed the Federal Deposit Insurance Corporation insurance limits. If such banking institutions were to fail, the Funds or their portfolio companies could lose all or a portion of those amounts held in excess of such insurance limitations. In addition, actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems, which could adversely affect the Funds’ and the Funds’ portfolio companies’ business, financial condition, results of operations, or prospects.

Although the Funds assess their portfolio companies’ banking relationships as necessary or appropriate, the Funds’ and their portfolio companies’ access to funding sources and other credit arrangements in amounts adequate to finance or capitalize the Funds’ and their portfolio companies’ respective current and projected future business operations could be significantly impaired by factors that affect the Funds or their portfolio companies, the financial institutions with which the Funds or their portfolio companies have arrangements directly, or the financial services industry or economy in general. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry. These factors could involve financial institutions or financial services industry companies with which the Funds and their portfolio companies have financial or business relationships but could also include factors involving financial markets or the financial services industry generally.

In addition, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for the Funds or their portfolio companies to acquire financing on acceptable terms or at all.

The Funds are subject to risks associated with artificial intelligence and machine learning technology.

Artificial intelligence, including machine learning and similar tools and technologies that collect, aggregate, analyze or generate data or other materials, or collectively, AI, and its current and potential future applications including in the private investment and financial industries, as well as the legal and regulatory frameworks within which AI operates, continue to rapidly evolve.

Recent technological advances in AI pose risks to the Funds, the Adviser, and the Funds’ portfolio investments. The Funds and their portfolio investments could also be exposed to the risks of AI if third-party service providers or any counterparties, whether or not known to the Funds, also use AI in their business activities. The Funds and their portfolio companies may not be in a position to control the use of AI technology in third-party products or services.

Use of AI could include the input of confidential information in contravention of applicable policies, contractual or other obligations or restrictions, resulting in such confidential information becoming accessible by other third-party AI applications and users. While the Adviser does not currently use AI to make investment recommendations, the use of AI could also exacerbate or create new and unpredictable risks to the Funds’ business, the Adviser’s business, and the business of the Funds’ portfolio companies, including by potentially significantly disrupting the markets in which the Funds and their portfolio companies operate or subjecting the Funds, their portfolio companies and the Adviser to increased competition and regulation, which could materially and adversely affect the business, financial condition or results of operations of the Funds, their portfolio companies and the Adviser. In addition, the use of AI by bad actors could heighten the sophistication and effectiveness of cyber and security attacks experienced by the Funds’ portfolio companies and the Adviser.

Independent of its context of use, AI technology is generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that AI technology utilizes to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error—potentially materially so—and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of AI technology. To the extent that the Funds or their portfolio investments are exposed to the risks of AI use, any such inaccuracies or errors could have adverse impacts on the Funds or their investments.

AI technology and its applications, including in the private investment and financial sectors, continue to develop rapidly, and it is impossible to predict the future risks that may arise from such developments.

The Funds and the Adviser could be the target of litigation.

The Funds and the Adviser could become the target of securities class action litigation or other similar claims if the Funds’ common share price fluctuates significantly or for other reasons. The proceedings could continue without resolution for long periods of time and the outcome of any such proceedings could materially adversely affect the Funds’ business, financial condition, and/or operating results. Any litigation or other similar claims could consume substantial amounts of management’s time and attention, and that time and attention and the devotion of associated resources could, at times, be disproportionate to the amounts at stake. Litigation and other claims are subject to inherent uncertainties, and a material adverse impact on the Funds’ financial statements could occur for the period in which the effect of an unfavorable final outcome in litigation or other similar claims becomes probable and reasonably estimable. In addition, the Funds could incur expenses associated with defending themselves against litigation and other similar claims, and these expenses could be material to the Funds’ earnings in future periods.

The Funds’ business and operations could be negatively affected if the Funds become subject to shareholder activism, which could cause the Funds to incur significant expense, hinder the execution of the Funds’ investment strategy or impact the Funds share price.

Shareholder activism, which could take many forms, including making public demands that the Funds consider certain strategic alternatives, engaging in public campaigns to attempt to influence the Funds’ corporate governance and/or management, and commencing proxy contests to attempt to elect the activists’ representatives or others to the Funds’ boards of trustees, or arise in a variety of situations, has been increasing in the BDC and closed-end fund spaces recently. While the Funds are currently not subject to any shareholder activism, because of a variety of reasons, the Funds may in the future become the target of shareholder activism. Shareholder activism could result in substantial costs and divert management’s and the Funds’ boards of trustees’ attention and resources from the Funds’ business. Additionally, such shareholder activism could give rise to perceived uncertainties as to the Funds’ future and adversely affect the Funds’ relationships with service providers and the Funds’ portfolio companies. Also, the Funds may be required to incur significant legal and other expenses related to any activist shareholder matters.

Risks Related to the Adviser and its Respective Affiliates

There may be conflicts of interest related to obligations the Adviser’s senior management and investment teams have to the Funds ‘affiliates and to other clients.

The members of the senior management and investment teams of the Adviser serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Funds do, or of investment vehicles managed by the same personnel. For example, the officers, managers and other personnel of the Adviser serve and may serve in the future in similar capacities for the investment advisers to the other funds managed or advised by FS Investments or, prior to the Adviser Transaction, EIG, and may serve in similar or other capacities for the investment advisers to future investment vehicles affiliated with FS Investments or, prior to the Adviser Transaction, EIG. In serving in these multiple and other capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the Funds’ best interests or in the best interest of the Funds’ shareholders. The Funds’ investment objectives may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. For example, the Funds rely on the Adviser to manage their day-to-day activities and to implement their investment strategy. The Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to the Funds. As a result of these activities, the Adviser, its employees and certain of its affiliates will have conflicts of interest in allocating their time between the Funds and other activities in which they are or may become involved, including the management of other entities affiliated with FS Investments. The Adviser and its employees will devote only as much of its or their time to the Funds’ business as the Adviser and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. The officers of the Adviser and its affiliates devote as much time to the Funds as the Adviser deems appropriate; however, these officers may have conflicts in allocating their time and services among the Funds and the Adviser and its affiliates’ accounts. During times where there are turbulent conditions or distress in the credit markets or other times when the Funds will need focused support and assistance from the Adviser and affiliates’ employees, other entities that the Adviser advises or manages will likewise require greater focus and attention, placing the Adviser and the Funds’ resources in high demand. In such situations, the Funds may not receive the necessary support and assistance the Funds require or would otherwise receive if the Adviser or its affiliates did not act as a manager for other entities.

The Funds, directly or through the Adviser, may obtain confidential information about the companies or securities in which the Funds have invested or may invest. If the Funds possess confidential information about such companies or securities, there may be restrictions on the Adviser’s ability to dispose of, increase the amount of, or otherwise take action with respect to the securities of such companies. The Adviser and the Funds’ management of other accounts could create a conflict of interest to the extent the Adviser or FS is aware of material non-public information concerning potential investment decisions. For example, an affiliate of FS’s membership in a loan syndicate or on a loan borrower’s creditors’ committee could potentially prevent the Adviser from entering into a transaction involving a CLO that holds the related loan. The Funds have implemented compliance procedures and practices designed to ensure that investment decisions are not improperly made while in possession of material non-public information. There can be no assurance, however, that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of the Adviser to make potentially profitable investments, which could have an adverse effect on the Funds’ operations. These limitations imposed by access to confidential information could materially adversely affect the Funds business, financial condition and results of operations, and the Funds’ ability to pay dividends to shareholders.

There are risks and conflicts of interests associated with the Base Management Fee each Fund is obligated to pay the Adviser.

Each Fund pays the Adviser a base management fee based on gross assets, regardless of the performance of the portfolio. The Adviser’s entitlement to such non-performance-based compensation might reduce its incentive to devote the time and effort of its professionals to seeking profitable opportunities for the Funds’ portfolio, which could result in worse performance for the Funds’ portfolio and could materially adversely affect the Funds’ business, financial condition and results of operations, and their ability to pay dividends to shareholders. Furthermore, the participation of the Adviser (including its investment professionals) in the Funds’ valuation process, and the financial interest of the Funds’ interested trustees in the Adviser, creates a conflict of interest as the base management fee payable to the Adviser is based, in part, on the Funds’ gross assets.

The Adviser and its affiliates, including the Funds’ officers and some of the Funds’ trustees, face conflicts of interest caused by compensation arrangements with the Funds and their affiliates, which could result in actions that are not in the best interests of the Funds’ shareholders.

The Adviser and its affiliates receive substantial fees from the Funds in return for their services, and these fees could influence the advice provided to the Funds. The Funds pay to the Adviser an incentive fee that is based on the performance of the Funds’ portfolio and an annual base management fee that is based on the value of the Funds’ gross assets. Because the incentive fee is based on the performance of the portfolio, the Adviser may be incentivized to make investments on the Funds’ behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee is determined may also encourage the Adviser to use leverage to increase the return on the Funds’ investments. In addition, because the base management fee of each Fund is based upon the value of such Fund’s gross assets, which includes any borrowings for investment purposes, the Adviser may be incentivized to recommend the use of leverage or the issuance of additional equity to make additional investments and increase the average value of the Funds’ gross assets. Under certain circumstances, the use of leverage may increase the likelihood of default, which could disfavor holders of the Funds’ common shares. The Funds’ compensation arrangements could therefore result in the Funds making riskier or more speculative investments, or relying more on leverage to make investments, than would otherwise be the case. This could result in higher investment losses, particularly during cyclical economic downturns.

The Funds may be obligated to pay the Adviser incentive compensation even if the Funds incur a net loss due to a decline in the value of the portfolio.

Each Funds’ investment advisory agreement entitles the Adviser to receive incentive compensation on income regardless of any capital losses. In such case, the Funds may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of the portfolio or if the Funds incur a net loss for that quarter.

Any incentive fee payable by a Fund that relates to such Fund’s net investment income may be computed and paid on income that may include interest that has been accrued but not yet received. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. The Adviser is not under any obligation to reimburse a Fund for any part of the incentive fee it received that was based on accrued income that the Fund never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in the Fund paying an incentive fee on income the Fund never received.

For U.S. federal income tax purposes, the Funds are required to recognize taxable income (such as deferred interest that is accrued as original issue discount) in some circumstances in which the Funds do not receive a corresponding payment in cash and to make distributions with respect to such income to maintain the applicable Fund’s status as a RIC. Under such circumstances, the Funds may have difficulty meeting the Annual Distribution Requirement necessary to maintain RIC tax treatment under the Code. This difficulty in making the required distribution may be amplified to the extent that the Funds are required to pay an incentive fee with respect to such accrued income. As a result, the Funds may have to sell some of their investments at times and/or at prices the Funds would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities for this purpose. If the Funds are not able to obtain cash from other sources, the Funds may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

The time and resources that the Adviser and individuals employed by the Adviser devote to the Funds may be diverted and the Funds may face additional competition due to the fact that individuals employed by the Adviser are not prohibited from raising money for or managing another entity that makes the same types of investments that the Funds target.

Neither the Adviser, nor persons providing services to the Funds on behalf of the Adviser, are prohibited from raising money for and managing another investment entity that makes the same types of investments as those the Funds target. As a result, the time and resources that these individuals may devote to the Funds may be diverted. In addition, the Funds may compete with any such investment entity for the same investors and investment opportunities.

The Funds’ incentive fee may induce the Adviser to make speculative investments.

The incentive fee payable by the Funds to the Adviser may create an incentive for it to enter into investments on the Funds’ behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to the Adviser is determined may encourage it to use leverage to increase the return on the Funds’ investments. In addition, the fact that the Funds’ base management fees are payable based upon gross assets, which would include any borrowings for investment purposes, may encourage the Adviser to use leverage to make additional investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor holders of the Funds’ common shares. Such a practice could result in the Funds investing in more speculative securities than would otherwise be in the Funds’ best interests, which could result in higher investment losses, particularly during cyclical economic downturns. In addition, with respect to the Predecessor Fund prior to the Adviser Transaction, since EIG will receive a portion of the advisory fees paid to the Adviser with respect to the Predecessor Fund, EIG may have an incentive to recommend investments that are riskier or more speculative.

The Adviser’s liability is limited under the Funds’ investment advisory agreements, and the Funds are required to indemnify the Adviser against certain liabilities, which may lead it to act in a riskier manner on the Funds’ behalf than it would when acting for its own account.

Pursuant to the each Fund’s investment advisory agreement, the Adviser and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with, or acting on behalf of, the Adviser will not be liable to the applicable Fund for their acts under such investment advisory agreement, absent willful misfeasance, bad faith or gross negligence in the performance of their duties. Each Fund has agreed to indemnify, defend and protect the Adviser and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with, or acting on behalf of, the Adviser with respect to all damages, liabilities, costs and expenses resulting from acts of the Adviser not arising out of willful misfeasance, bad faith or gross negligence in the performance of their duties under the applicable investment advisory agreement. These protections may lead the Adviser to act in a riskier manner when acting on the Funds’ behalf than it would when acting for its own account.

Risks Related to Business Development Companies and Closed-End Funds

The Funds are uncertain of sources for funding of future capital needs and if the Funds cannot obtain debt or equity financing on acceptable terms, or at all, the Funds ability to acquire investments and to expand operations will be adversely affected.

Any working capital reserves the Funds maintain may not be sufficient for investment purposes, and the Funds may require debt or equity financing to operate. The Funds may also need to access the capital markets to refinance existing debt obligations to the extent maturing obligations are not repaid with cash flows from operations. In order to maintain RIC tax treatment, the Funds must make distributions to the Funds’ shareholders each tax year on a timely basis generally of an amount at least equal to 90% of the Funds’ investment company taxable income, determined without regard to any deduction for distributions paid, and the amounts of such distributions will therefore not be available to fund investment originations or to repay maturing debt. In addition, with certain limited exceptions, the Funds are only allowed to borrow amounts or issue debt securities or preferred shares, which we refer to collectively as “senior securities,” such that the Fund’s asset coverage, as calculated pursuant to the 1940 Act, equals at least 200% immediately after such borrowing, and that the Successor Fund’s asset coverage, as calculated pursuant to the 1940 Act, equals at least 300% immediately after such borrowing, which, in certain circumstances, may restrict the Funds’ ability to borrow or issue debt securities or preferred shares. In the event that the Funds develop a need for additional capital in the future for investments or for any other reason, and the Funds cannot obtain debt or equity financing on acceptable terms, or at all, the Funds’ ability to acquire investments and to expand the Funds’ operations will be adversely affected. As a result, the Funds would be less able to allocate the portfolio among various issuers and industries and achieve the Funds’ investment objectives, which may negatively impact the Funds’ results of operations and reduce the Funds’ ability to make distributions to the Funds’ shareholders.

The requirement that the Fund invest a sufficient portion of its assets in qualifying assets could preclude it from investing in accordance with its current business strategy; conversely, the failure to invest a sufficient portion of its assets in qualifying assets could result in its failure to maintain the Fund’s status as a BDC.

As a BDC, the Fund may not acquire any assets other than “qualifying assets” unless, at the time of such acquisition, at least 70% of its total assets are qualifying assets. Therefore, it may be precluded from investing in what it believes are attractive investments if such investments are not qualifying assets. Similarly, these rules could prevent the Fund from making additional investments in existing portfolio companies, which could result in the dilution of the Fund’s position, or could require the Fund to dispose of investments at an inopportune time to comply with the 1940 Act. If the Fund were forced to sell non-qualifying investments in the portfolio for compliance purposes, the proceeds from such sale could be significantly less than the current value of such investments. Conversely, if the Fund fails to invest a sufficient portion of its assets in qualifying assets, it could lose its status as a BDC.

Regulations governing the Fund’s operation as a BDC, the Successor Fund’s operation as a closed-end fund, and the Fund’s and the Successor Fund’s operation as a RIC will affect the Fund’s ability to raise, and the way in which the Fund raises, additional capital or borrow for investment purposes, which may have a negative effect on the Fund’s growth.

As a result of the Funds’ need to satisfy the Annual Distribution Requirement in order to maintain RIC tax treatment under Subchapter M of the Code, the Funds may need to periodically access the capital markets to raise cash to fund new investments. The Fund may issue “senior securities,” as defined in the 1940 Act, including issuing preferred shares, borrowing money from banks or other financial institutions or issuing debt securities only in amounts such that the Fund’s asset coverage, as defined in the 1940 Act, equals at least 200% after such incurrence or issuance and the Successor Funds may issue “senior securities,” as defined in the 1940 Act, including issuing preferred shares only in amounts such that the Successor Fund’s asset coverage, as defined in the 1940 Act, equals at least 200% after issuance, or borrowing money from banks or other financial institutions or issuing debt securities only in amounts such that the Successor Fund’s asset coverage, as defined in the 1940 Act, equals at least 200% after such incurrence or issuance. The Fund’s ability to issue certain other types of securities is also limited. Under the 1940 Act, the Funds are also generally prohibited from issuing or selling their shares at a price per share, after deducting underwriting commissions, that is below their net asset value per share, without first obtaining approval for such issuance from their respective shareholders and independent trustees. Compliance with these limitations on the Funds’ ability to raise capital may unfavorably limit their investment opportunities. These limitations may also reduce the Funds’ ability in comparison to other companies to profit from favorable spreads between the rates at which the Funds can borrow and the rates at which they can lend.

In addition, because the Funds incur indebtedness for investment purposes, if the value of the Funds’ assets declines, the Funds may be unable to satisfy the asset coverage test under the 1940 Act, which would prohibit the Funds from paying distributions and, as a result, could cause the Funds to be subject to corporate-level tax on their income and capital gains, regardless of the amount of distributions paid. If the Funds cannot satisfy the asset coverage test, the Funds may be required to sell a portion of their investments and, depending on the nature of the Funds’ debt financing, repay a portion of their indebtedness at a time when such sales may be disadvantageous.

The Funds’ ability to enter into transactions with the Funds’ affiliates is restricted.

The Funds are prohibited under the 1940 Act from participating in certain transactions with certain of their affiliates without the prior approval of a majority of the independent members of the Funds’ board of trustees and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of a Fund’s outstanding voting securities will be such Fund’s affiliate for purposes of the 1940 Act and the respective Fund will generally be prohibited from buying or selling any securities from or to such affiliate, absent the prior approval of such Fund’s board of trustees. The 1940 Act also prohibits certain “joint” transactions with certain of the Funds’ affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of the Fund’s board of trustees and, in some cases, the SEC. In an order dated June 4, 2013, the SEC granted exemptive relief permitting the Fund, subject to the satisfaction of certain conditions, to co-invest in certain privately negotiated investment transactions with the Fund’s co-investment affiliates. Effective April 9, 2018, or the JV Effective Date, and in connection with the transition of advisory services to a joint advisory relationship with EIG, the Fund’s board of trustees authorized and directed that the Fund (i) withdraw from this order, except with respect to any transaction in which the Fund participated in reliance on the Original Order prior to the JV Effective Date, and (ii) rely on an exemptive relief order dated April 10, 2018, granted to EIG and its affiliates which permits the Fund to participate in co-investment transactions with certain other EIG advised funds, or the EIG Order. If a person acquires more than 25% of a Fund’s voting securities, it will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons to the extent not covered by the Funds’ exemptive relief, absent the prior approval of the SEC. Similar restrictions limit the Funds’ ability to transact business with the Funds’ officers or trustees or their affiliates. As a result of these restrictions, the Funds may be prohibited from buying or selling any security from or to any portfolio company of a fund managed by the Adviser without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to the Funds. Effective November 13, 2024, and in connection with the change to the Fund’s investment strategy, the Fund’s board of trustees authorized and directed that the Fund (x) withdraw from the EIG Order, except with respect to any transaction in which the Fund participated in reliance on the EIG Order prior to such date, and (y) rely on an exemptive relief order dated November 13, 2024, granted to the Fund and certain of its affiliates which permits the Fund, subject to the satisfaction of certain conditions, to co-invest in certain privately negotiated investment transactions with certain of the Fund’s affiliates. On April 29, 2024, a new exemptive order was granted to the Fund and certain of its affiliates which permits the Fund, subject to the satisfaction of certain conditions, to co-invest in certain privately negotiated investment transactions with certain of the Fund’s affiliates, which order includes streamlined terms and conditions as compared to past comparable orders (the “FS Order”). Pursuant to the FS Order, the Fund is permitted to co-invest in certain privately negotiated transactions with certain affiliates of the Adviser, including, among others, FS Credit Opportunities Corp. and FS Credit Income Fund. The Successor Fund may rely on the FS Order.

Risks Related to the Funds’ Investments

Inflation may adversely affect the business, results of operations and financial condition of the Funds’ portfolio companies.

Certain of the Funds’ portfolio companies are in industries that may be impacted by inflation. If such portfolio companies are unable to pass any increases in their costs of operations along to their customers, it could adversely affect their operating results and impact their ability to pay interest and principal on the Funds’ loans, particularly if interest rates rise in response to inflation. In addition, any projected future decreases in the Funds’ portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of the Funds’ investments could result in future realized or unrealized losses and therefore reduce the Funds’ net assets resulting from operations.

The Funds’ investments in prospective portfolio companies may be risky, and the Funds could lose all or part of the Funds’ investment.

The Funds’ investments may be risky and there is no limit on the amount of any such investments in which the Funds may invest.

Senior Secured Loans, Second Lien Secured Loans and Senior Secured Bonds. There is a risk that any collateral pledged by portfolio companies in which the Funds have taken a security interest may decrease in value over time or lose its entire value, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. To the extent the Funds’ debt investment is collateralized by the securities of a portfolio company’s subsidiaries, such securities may lose some or all of their value in the event of the bankruptcy or insolvency of the portfolio company. Also, in some circumstances, the Funds’ security interest may be contractually or structurally subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the debt. Secured debt that is under-collateralized involves a greater risk of loss. In addition, second lien secured debt is granted a second priority security interest in collateral, which means that any realization of collateral will generally be applied to pay senior secured debt in full before second lien secured debt is paid. Consequently, the fact that debt is secured does not guarantee that the Funds will receive principal and interest payments according to the debt’s terms, or at all, or that the Funds will be able to collect on the debt should the Funds be forced to enforce the Funds’ remedies.

Unsecured Debt. The Funds’ unsecured debt investments will generally rank junior in priority of payment to senior debt and will generally be unsecured. This may result in a heightened level of risk and volatility or a loss of principal, which could lead to the loss of the entire investment. These investments may involve additional risks that could adversely affect the Funds’ investment returns. To the extent interest payments associated with such debt are deferred, such debt may be subject to greater fluctuations in valuations, and such debt could subject the Funds and the Funds’ shareholders to non-cash income. Because the Funds will not receive any principal repayments prior to the maturity of some of the Funds’ unsecured debt investments, such investments will be of greater risk than amortizing loans.

Equity and Equity-Related Securities. The Funds may make select equity investments in income-oriented preferred or common equity interests. In addition, when the Funds invest in senior secured loans and notes or unsecured debt, the Funds may acquire warrants to purchase equity securities. In connection with certain of the Funds’ debt investments or any restructurings of these debt investments, the Funds may on occasion receive equity interests, including warrants or options, as additional consideration or otherwise in connection with a restructuring. The equity interests the Funds receive may not appreciate in value and, in fact, may decline in value. Accordingly, the Funds may not be able to realize gains from the Funds’ equity interests, and any gains that the Funds do realize on the disposition of any equity interests may not be sufficient to offset any other losses the Funds experience.

Convertible Securities. The Funds may invest in convertible securities, such as bonds, debentures, notes, preferred stocks or other securities that may be converted into, or exchanged for, a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by us is called for redemption, it will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Funds’ ability to achieve their investment objectives.

Non-U.S. Securities. The Funds may invest in non-U.S. securities, which may include securities denominated in U.S. dollars or in non-U.S. currencies and securities of companies in emerging markets, to the extent permitted by the 1940 Act. Because evidences of ownership of such securities usually are held outside the United States, the Funds would be subject to additional risks if the Funds invested in non-U.S. securities, which include possible adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest on the non-U.S. securities to investors located outside the country of the issuer, whether from currency blockage or otherwise. Because non-U.S. securities may be purchased with and payable in foreign currencies, the value of these assets as measured in U.S. dollars may be affected unfavorably by changes in currency rates and exchange control regulations. In addition, investing in securities of companies in emerging markets involves many risks, including potential inflationary economic environments, regulation by foreign governments, different accounting standards, political uncertainties and economic, social, political, financial, tax and security conditions in the applicable emerging market, any of which could negatively affect the value of companies in emerging markets or investments in their securities.

Structured Products. The Funds may invest in structured products, which may include collateralized debt obligations, collateralized bond obligations, collateralized loan obligations, structured notes and credit-linked notes. When investing in structured products, the Funds may invest in any level of the subordination chain, including subordinated (lower-rated) tranches and residual interests (the lowest tranche). Structured products may be highly levered and therefore, the junior debt and equity tranches that the Funds may invest in are subject to a higher risk of total loss and deferral or nonpayment of interest than the more senior tranches to which they are subordinated. In addition, the Funds will generally have the right to receive payments only from the issuer or counterparty, and will generally not have direct rights against the underlying borrowers or entities. Furthermore, the investments the Funds make in structured products are at times thinly traded or have only a limited trading market. As a result, investments in such structured products may be characterized as illiquid securities.

Derivatives. The Funds may invest from time to time in derivatives, including total return swaps, interest rate swaps, credit default swaps and foreign currency forward contracts. Derivative investments have risks, including: the imperfect correlation between the value of such instruments and the Funds’ underlying assets, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying assets in the Funds’ portfolio; the loss of principal; the possible default of the other party to the transaction; and illiquidity of the derivative investments. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Funds may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding, or may not recover at all. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Funds are owed this fair market value in the termination of the derivative contract and the Funds claim is unsecured, the Funds will be treated as a general creditor of such counterparty and will not have any claim with respect to the underlying security. Certain of the derivative investments in which the Funds may invest may, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. The ability to successfully use derivative investments depends on the ability of the Adviser to predict pertinent market movements, which cannot be assured. In addition, amounts paid by the Funds as premiums and cash or other assets held in margin accounts with respect to the Funds’ derivative investments would not be available to the Funds for other investment purposes, which may result in lost opportunities for gain.

Investments in Asset-Based Opportunities. The Funds may invest in asset-based opportunities through joint ventures, investment platforms, private investment funds or other business entities that provide one or more of the following services: origination or sourcing of potential investment opportunities, due diligence and negotiation of potential investment opportunities and/or servicing, development and management (including turnaround) and disposition of investments. Such investments may be in or alongside existing or newly formed operators, consultants and/or managers that pursue such opportunities and may or may not include capital and/or assets contributed by third-party investors. Such investments may include opportunities to direct-finance physical assets, such as airplanes and ships, and/or operating assets, such as financial service entities, as opposed to investment securities, or to invest in origination and/or servicing platforms directly. In valuing the Funds’ investments, the Funds rely primarily on information provided by operators, consultants and/or managers. Valuations of illiquid securities involve various judgments and consideration of factors that may be subjective. There is a risk that inaccurate valuations could adversely affect the value of the Funds’ common shares. The Funds may not be able to promptly withdraw the Funds’ investment in these asset-based opportunities, which may result in a loss to the Funds and adversely affect the Funds’ investment returns.

Below Investment Grade Risk. In addition, the Funds invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and illiquid.

International investments create additional risks.

The Funds expect to make investments in portfolio companies that are domiciled outside of the United States. The Funds anticipate that up to 30% of their investments may be in these types of assets. the Fund’s investments in foreign portfolio companies are deemed “non-qualifying assets,” which means, as required by the 1940 Act, they, along with other non-qualifying assets, may not constitute more than 30% of the Funds’ total assets at the time of the Funds’ acquisition of any asset, after giving effect to the acquisition. Notwithstanding the limitation on the Funds’ ownership of foreign portfolio companies, such investments subject the Funds to many of the same risks as the Funds’ domestic investments, as well as certain additional risks, including the following:

•	foreign governmental laws, rules and policies, including those restricting the ownership of assets in the foreign country or the repatriation of profits from the foreign country to the United States;

•	foreign currency devaluations that reduce the value of and returns on the Funds’ foreign investments;

•	adverse changes in the availability, cost and terms of investments due to the varying economic policies of a foreign country in which the Funds invest;

•	adverse changes in tax rates, the tax treatment of transaction structures and other changes in operating expenses of a particular foreign country in which the Funds invest;

•	the assessment of foreign-country taxes (including withholding taxes, transfer taxes and value added taxes, any or all of which could be significant) on income or gains from the Funds’ investments in the foreign country;

•	adverse changes in foreign-country laws, including those relating to taxation, bankruptcy and ownership of assets;

•	changes that adversely affect the social, political and/or economic stability of a foreign country in which the Funds invest;

•	high inflation in the foreign countries in which the Funds invest, which could increase the costs to the Funds of investing in those countries;

•	deflationary periods in the foreign countries in which the Funds invest, which could reduce demand for the Funds’ assets in those countries and diminish the value of such investments and the related investment returns to the Funds; and

•	legal and logistical barriers in the foreign countries in which the Funds invest that materially and adversely limit the Funds’ ability to enforce their contractual rights with respect to those investments.

In addition, the Funds may make investments in countries whose governments or economies may prove unstable. Certain of the countries in which the Funds may invest may have political, economic and legal systems that are unpredictable, unreliable or otherwise inadequate with respect to the implementation, interpretation and enforcement of laws protecting asset ownership and economic interests. In some of the countries in which the Funds may invest, there may be a risk of nationalization, expropriation or confiscatory taxation, which may have an adverse effect on the Funds’ portfolio companies in those countries and the rates of return that the Funds are able to achieve on such investments. The Funds may also lose the total value of any investment which is nationalized, expropriated or confiscated. The financial results and investment opportunities available to the Funds, particularly in developing countries and emerging markets, may be materially and adversely affected by any or all of these political, economic and legal risks.

The Funds’ investments in private investment funds, including hedge funds, private equity funds, limited liability companies and other business entities, subject the Funds indirectly to the underlying risks of such private investment funds and additional fees and expenses.

The Funds may invest in private investment funds, including hedge funds, private equity funds, limited liability companies and other business entities which would be required to register as investment companies but for an exemption under Sections 3(c)(1) and 3(c)(7) of the 1940 Act. The Funds’ investments in private funds are subject to substantial risks. Investments in such private investment funds expose the Funds to the risks associated with the businesses of such funds or entities as well as such private investment funds’ portfolio companies. These private investment funds may or may not be registered investment companies and, thus, may not be subject to protections afforded by the 1940 Act, covering, among other areas, liquidity requirements, governance by an independent board, affiliated transaction restrictions, leverage limitations, public disclosure requirements and custody requirements.

The Funds rely primarily on information provided by managers of private investment funds in valuing the Funds investments in such funds. There is a risk that inaccurate valuations provided by managers of private investment funds could adversely affect the value of the Funds’ common shares. In addition, there can be no assurance that a manager of a private investment fund will provide advance notice of any material change in such private investment fund’s investment program or policies and thus, the Funds’ investment portfolio may be subject to additional risks which may not be promptly identified by the Adviser. Moreover, the Funds may not be able to withdraw the Funds’ investments in certain private investment funds promptly after the Funds make a decision to do so, which may result in a loss to the Fund and adversely affect the Funds’ investment returns.

Investments in the securities of private investment funds may also involve duplication of advisory fees and certain other expenses. By investing in private investment funds indirectly through the Funds, shareholders bear a pro rata portion of the Funds’ advisory fees and other expenses, and also indirectly bear a pro rata portion of the advisory fees, performance-based allocations and other expenses borne by the Funds as an investor in the private investment funds. In addition, the purchase of the shares of some private investment funds requires the payment of sales loads and (in the case of closed-end investment companies) sometimes substantial premiums above the value of such investment companies’ portfolio securities.

In addition, certain private investment funds may not provide the Funds with the liquidity the Funds require and would thus subject the Funds to liquidity risk. Further, even if an investment in a private investment fund is deemed liquid at the time of investment, the private investment fund may, in the future, alter the nature of the Funds investments and cease to be a liquid investment fund, subjecting the Funds to liquidity risk.

The Funds may acquire various structured financial instruments for purposes of “hedging” or reducing the Funds risks, which may be costly and ineffective and could reduce the cash available to service debt or for distribution to shareholders.

The Funds may seek to hedge against interest rate and currency exchange rate fluctuations and credit risk by using structured financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the 1940 Act. Use of structured financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged. Use of hedging activities may not prevent significant losses and could increase the Funds losses. Further, hedging transactions may reduce cash available to service the Funds debt or pay distributions to the Funds’ shareholders.

Investing in middle market companies involves a number of significant risks, any one of which could have a material adverse effect on the Funds’ operating results.

Investments in middle market companies involve some of the same risks that apply generally to investments in larger, more established companies. However, such investments have more pronounced risks in that they:

•	may have limited financial resources and may be unable to meet the obligations under their debt securities that the Funds hold, which may be accompanied by a deterioration in the value of any collateral pledged under such securities and a reduction in the likelihood of the Funds realizing any guarantees the Funds may have obtained in connection with the Funds’ investment;

•	have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tends to render them more vulnerable to competitors’ actions and changing market conditions, as well as general economic downturns;

•	are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the Funds’ portfolio company and, in turn, on the Funds;

•	generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, the Funds’ executive officers and trustees and members of the Adviser may, in the ordinary course of business, be named as defendants in litigation arising from the Funds’ investments in the portfolio companies; and

•	may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

If the Funds’ portfolio is concentrated in a single or limited number of investments at any given time, the Funds’ performance may be significantly adversely affected by the unfavorable performance of a small number of such investments or a substantial write-down of the value of any one investment.

The Funds may from time to time hold securities of a single portfolio company that comprise more than 5% of the Funds total assets and/or more than 10% of the outstanding voting securities of the portfolio company. For that reason, the Funds are each classified as a non-diversified management investment company under the 1940 Act. As of December 31, 2024, the Fund had an investment in two portfolio companies, which represented approximately 20.0% of the Fund’s total investment portfolio, by fair value. A consequence of the concentration of a small number of investments at any given time is that the aggregate income and returns the Funds realize may be significantly adversely affected by the unfavorable performance of a single or small number of such investments or a substantial write-down of the value of any one investment.

The Funds’ portfolio companies may incur debt that ranks equally with, or senior to, the Funds’ investments in such companies.

The Funds’ portfolio companies may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt in which the Funds invest. By their terms, such debt instruments may entitle the holders to receive payment of interest or principal on or before the dates on which the Funds are entitled to receive payments with respect to the debt instruments in which the Funds invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to the Funds investment in that portfolio company would typically be entitled to receive payment in full before the Funds receive any proceeds. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligation to the Funds. In the case of debt ranking equally with debt instruments in which the Funds invest, the Funds would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

There may be circumstances where the Funds’ debt investments could be subordinated to claims of other creditors or the Funds could be subject to lender liability claims.

If one of the Funds’ portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which the Funds actually provided managerial assistance to that portfolio company, if any, a bankruptcy court might recharacterize the Funds’ debt investment and subordinate all or a portion of the Funds’ claim to that of other creditors. In situations where a bankruptcy carries a high degree of political significance, the Fund’s legal rights may be subordinated to other creditors. The Funds may also be subject to lender liability claims for actions taken by the Funds with respect to a borrower’s business or in instances where the Funds exercise control over the borrower or the Fund renders significant managerial assistance.

Second priority liens on collateral securing debt investments that the Funds make to their portfolio companies may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and the Funds.

Certain debt investments that the Funds make in portfolio companies may be secured on a second priority basis by the same collateral securing first priority debt of such companies. The first priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by such company under the agreements governing the loans. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before the Funds. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the debt obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds are not sufficient to repay amounts outstanding under the debt obligations secured by the second priority liens, then the Funds, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against such company’s remaining assets, if any.

The Funds may also make unsecured debt investments in portfolio companies, meaning that such investments will not benefit from any interest in collateral of such companies. Liens on any such portfolio company’s collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured debt agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before the Funds. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy the Funds’ unsecured debt obligations after payment in full of all secured debt obligations. If such proceeds were not sufficient to repay the outstanding secured debt obligations, then the Funds’ unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.

The rights the Funds may have with respect to the collateral securing the debt investments the Funds make in their portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that the Funds enter into with the holders of senior debt. Under such an intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens: the ability to cause the commencement of enforcement proceedings against the collateral; the ability to control the conduct of such proceedings; the approval of amendments to collateral documents; releases of liens on the collateral; and waivers of past defaults under collateral documents. The Funds may not have the ability to control or direct such actions, even if the Funds’ rights are adversely affected.

The Funds generally will not control the Funds’ portfolio companies.

The Fund does not control, and the Funds do not expect to control, most of their portfolio companies, even though the Funds may have board representation or board observation rights, and the Funds’ debt agreements with such portfolio companies may contain certain restrictive covenants. As a result, the Funds are subject to the risk that a portfolio company in which the Funds invest may make business decisions with which the Funds disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve the Funds’ interests as debt investors. Due to the lack of liquidity for the Funds’ investments in non-traded companies, the Funds may not be able to dispose of the Funds’ interests in their portfolio companies as readily as the Funds would like or at an appropriate valuation. As a result, a portfolio company may make decisions that could decrease the value of the Funds’ portfolio holdings.

Declines in market values or fair market values of the Funds’ investments could result in significant net unrealized depreciation of the Funds’ portfolios, which, in turn, would reduce the Funds’ net asset value.

Under the 1940 Act, the Funds are required to carry the Funds’ investments at market value or, if no market value is ascertainable, at fair value, in accordance with policies and procedures approved by the board of trustees. While most of the Funds’ investments are not and will not be publicly traded, applicable accounting standards require the Funds to assume as part of the Funds’ valuation process that the Funds’ investments are sold in a principal market to market participants (even if the Funds plan on holding an investment through its maturity) and impairments of the market values or fair market values of the Funds’ investments, even if unrealized, must be reflected in the Funds’ financial statements for the applicable period as unrealized depreciation, which could result in a significant reduction to the Funds’ net asset value for a given period.

A significant portion of the Fund’s investment portfolio does not have, and a significant portion of the Successor Fund’s portfolio will not have, a readily available market price and is and will be recorded at fair value in accordance with policies and procedures approved by the Funds’ board of trustees and, as a result, there is and will be uncertainty as to the value of the Funds’ portfolio investments.

Under the 1940 Act, the Funds are required to carry the Funds’ portfolio investments at market value or, if no market value is ascertainable, at fair value in accordance with policies and procedures approved by the board of trustees. There is not a public market for the securities of certain of the companies in which the Funds invest. Many of the Funds’ investments are not publicly-traded or actively-traded on a secondary market but are, instead, traded on a privately negotiated over-the-counter secondary market for institutional investors or are not traded at all. As a result, the Adviser, with oversight from the Funds’ board of trustees, will value these securities quarterly at fair value.

Pursuant to Rule 2a-5 under the 1940 Act, the board has designated the Adviser to perform, subject to board oversight, fair value determinations of the Funds’ investments. Certain factors that may be considered in determining the fair value of the Funds’ investments include dealer quotes for securities traded on the secondary market for institutional investors, the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to comparable companies, discounted cash flows and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Funds’ determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Due to this uncertainty, the Funds’ fair value determinations may cause the Funds’ net asset value on a given date to materially understate or overstate the value that the Funds may ultimately realize upon the sale of one or more of the Funds’ investments.

The Funds are exposed to risks associated with changes in interest rates.

The Funds are subject to financial market risks, including changes in interest rates. General interest rate fluctuations may have a substantial negative impact on the Funds’ investments, investment opportunities and cost of capital and, accordingly, may have a material adverse effect on the Funds’ investment objectives, rate of return on invested capital and ability to service the Funds’ debt and make distributions to shareholders. Any reduction in the level of interest rates on new investments relative to interest rates on the Funds’ current investments could also adversely impact the Funds’ net investment income. In addition, an increase in interest rates would make it more expensive to use debt for the Funds’ financing needs, if any.

Each Fund’s investment portfolio primarily consists or will consist, as applicable, of senior secured debt with maturities typically ranging from three to seven years. The longer the duration of these securities, generally, the more susceptible they are to changes in market interest rates. As market interest rates have increased, those securities with a lower yield-at-cost have experienced a mark-to-market unrealized loss. An impairment of the fair market value of the Funds’ investments, even if unrealized, must be reflected in the Funds’ financial statements for the applicable period and may therefore have a material adverse effect on the Funds’ results of operations for that period. A reduction in interest rates may result in both lower interest rates on new investments and higher repayments on current investments with high interest rates, which may have an adverse impact on the Funds’ net investment income and results of operations.

Because the Funds incur indebtedness to make investments, the Funds’ net investment income is dependent, in part, upon the difference between the rate at which the Funds borrow funds or pay interest on outstanding debt securities and the rate at which the Funds invest these funds. The recent increases in interest rates have made it more expensive to use debt to finance the Funds’ investments and to refinance the Fund’s current financing arrangements. In addition, certain of the Fund’s financing arrangements provide for adjustments in the loan interest rate along with changes in market interest rates. Therefore, in periods of rising interest rates, the Funds’ cost of funds will increase, which could materially reduce the Funds’ net investment income. Any reduction in the level of interest rates on new investments relative to interest rates on the Funds’ current investments could also adversely impact the Funds’ net investment income.

The Funds’ have and may continue to structure the majority of the Funds’ debt investments with floating interest rates to position the Funds’ portfolios more favorably for rate increases. However, there can be no assurance that this will successfully mitigate the Funds’ exposure to interest rate risk. For example, in rising interest rate environments, payments under floating rate debt instruments generally will rise and there may be a significant number of issuers of such floating rate debt instruments that will be unable or unwilling to pay such increased interest costs and may otherwise be unable to repay their loans. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. Investments in floating rate debt instruments may also decline in value in response to rising interest rates if the interest rates of such investments do not rise as much, or as quickly, as market interest rates in general. Similarly, during periods of rising interest rates, the Funds’ fixed rate investments may decline in value because the fixed rate of interest paid thereunder may be below market interest rates.

Furthermore, because a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to the Funds’ debt investments, an increase in interest rates would make it easier for the Funds to meet or exceed the incentive fee hurdle rate in the investment advisory agreement and may result in a substantial increase of the amount of incentive fees payable to the Adviser with respect to pre-incentive fee net investment income.

A covenant breach by the Funds’ portfolio companies may harm the Funds’ operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by the Funds or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt or equity securities that the Funds hold. The Funds may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

The Funds’ portfolio companies may be highly leveraged.

Some of the Funds’ portfolio companies may be highly leveraged, which may have adverse consequences to these companies and to the Funds as an investor. These companies may be subject to restrictive financial and operating covenants and the leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to take advantage of business opportunities may be limited. Further, a leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

The Funds may not realize gains from their equity investments.

Certain investments that the Funds may make may include equity related securities, such as rights and warrants that may be converted into or exchanged for shares or the cash value of the shares. In addition, the Funds may make direct equity investments in portfolio companies. The equity interests the Funds receive may not appreciate in value and, in fact, may decline in value. Accordingly, the Funds may not be able to realize gains from their equity interests, and any gains that the Funds do realize on the disposition of any equity interests may not be sufficient to offset any other losses the Funds experience. The Funds may also be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow the Funds to sell the underlying equity interests. The Funds may be unable to exercise any put rights the Funds acquire which grant the Funds the right to sell their equity securities back to the portfolio company for the consideration provided in the applicable investment documents if the issuer is in financial distress.

An investment strategy focused primarily on privately-held companies presents certain challenges, including the lack of available information about these companies.

The Funds’ investments are and are expected to be primarily in privately-held companies. Investments in private companies pose significantly greater risks than investments in public companies. First, private companies have reduced access to the capital markets, resulting in diminished capital resources and the ability to withstand financial distress. As a result, these companies, which may present greater credit risk than public companies, may be unable to meet the obligations under their debt and equity securities that the Funds hold. Second, the investments themselves often may be illiquid. The securities of most of the companies in which the Funds invest are not publicly-traded or actively-traded on the secondary market and are, instead, traded on a privately negotiated over-the-counter secondary market for institutional investors. In addition, such securities may be subject to legal and other restrictions on resale. As such, the Funds may have difficulty exiting an investment promptly or at a desired price prior to maturity or outside of a normal amortization schedule. In addition, in a restructuring, the Funds may receive substantially different securities than their original investment in a portfolio company, including securities in a different part of the capital structure. These investments may also be difficult to value because little public information generally exists about private companies, requiring an experienced due diligence team to analyze and value the potential portfolio company. Finally, these companies often may not have third-party debt ratings or audited financial statements. The Funds must therefore rely on the ability of the Adviser to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in these companies. These companies and their financial information will generally not be subject to the Sarbanes-Oxley Act and other rules and regulations that govern public companies. If the Funds are unable to uncover all material information about these companies, or receive timely information, the Funds may not make a fully informed investment decision, and the Funds may lose money on their investments.

A lack of liquidity in certain of the Funds’ investments may adversely affect the Funds’ business.

The Funds invest in certain companies whose securities are not publicly-traded or actively-traded on the secondary market and are, instead, traded on a privately-negotiated over-the-counter secondary market for institutional investors, and whose securities are subject to legal and other restrictions on resale or are otherwise less liquid than publicly-traded securities. The illiquidity of certain of the Funds’ investments may make it difficult for the Funds to sell these investments when desired. In addition, if the Funds are required to liquidate all or a portion of their portfolio quickly, the Funds may realize significantly less than the value at which the Funds had previously recorded these investments. The reduced liquidity of the Funds’ investments may make it difficult for the Funds to dispose of them at a favorable price or at all, and, as a result, the Funds may suffer losses.

The Funds may not have the funds or ability to make additional investments in their portfolio companies.

The Funds may not have the funds or ability to make additional investments in their portfolio companies. After the Funds’ initial investment in a portfolio company, the Funds may be called upon from time to time to provide additional funds to such company or have the opportunity to increase the Funds’ investment through the exercise of a warrant to purchase common stock. There is no assurance that the Funds will make, or will have sufficient funds to make, follow-on investments. Any decisions not to make a follow-on investment or any inability on the Funds’ part to make such an investment may have a negative impact on a portfolio company in need of such an investment, may result in a missed opportunity for the Funds to increase their participation in a successful operation or may reduce the expected return on the investment.

Prepayments of the Funds’ debt investments by their portfolio companies could adversely impact the Funds’ results of operations and reduce their return on equity.

The Funds are subject to the risk that the investments the Funds make in their portfolio companies may be repaid prior to maturity. When this occurs, the Funds will generally reinvest these proceeds in temporary investments, pending their future investment in new portfolio companies. These temporary investments will typically have substantially lower yields than the debt being prepaid and the Funds could experience significant delays in reinvesting these amounts. Any future investment in a new portfolio company may also be at lower yields than the debt that was repaid. As a result, the Funds’ results of operations could be materially adversely affected if one or more of the Funds’ portfolio companies elect to prepay amounts owed to the Funds. Additionally, prepayments, net of prepayment fees, could negatively impact the Funds’ return on equity.

The Funds’ investments may include original issue discount and PIK instruments.

The Funds have invested in original issue discount or PIK instruments and intend to continue to do so. To the extent that the Funds invest in original issue discount or PIK instruments and the accretion of original issue discount or PIK interest income constitutes a portion of their income, the Funds will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following:

•	The higher interest rates on PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans;

•	Original issue discount and PIK instruments may have unreliable valuations because the accruals require judgments about collectability of the deferred payments and the value of any associated collateral;

•	An election to defer PIK interest payments by adding them to the principal on such instruments increases the Funds’ future investment income which increases the Funds’ gross assets and, as such, increases the Adviser’s future base management fees which, thus, increases the Adviser’s future income incentive fees at a compounding rate;

•	Market prices of PIK instruments and other zero coupon instruments are affected to a greater extent by interest rate changes, and may be more volatile than instruments that pay interest periodically in cash. While PIK instruments are usually less volatile than zero coupon debt instruments, PIK instruments are generally more volatile than cash pay securities;

•	The deferral of PIK interest on an instrument increases the loan-to-value ratio, which is a measure of the riskiness of a loan, with respect to such instrument;

•	Even if the conditions for income accrual under GAAP are satisfied, a borrower could still default when actual payment is due upon the maturity of such loan;

•	For accounting purposes, cash distributions to investors representing original issue discount income are not derived from paid-in capital, although they may be paid from the offering proceeds. Thus, although a distribution of original issue discount income may come from the cash invested by investors, the 1940 Act does not require that investors be given notice of this fact;

•	Tax legislation requires that certain income be recognized for tax purposes no later than when recognized for financial reporting purposes;

•	The required recognition of PIK interest for U.S federal income tax purposes may have a negative impact on liquidity, as it represents a non-cash component of the Funds’ investment company taxable income that may require cash distributions to shareholders in order to maintain the Funds’ ability to be subject to tax as a RIC; and

•	Original issue discount may create a risk of non-refundable cash payments to the Adviser based on non-cash accruals that may never be realized.

The Funds may from time to time enter into total return swaps, credit default swaps, fixed priced swaps or other derivative transactions which expose us to certain risks, including credit risk, market risk, commodity risk, liquidity risk and other risks similar to those associated with the use of leverage.

The Funds may from time to time enter into total return swaps, credit default swaps or other derivative transactions that seek to modify or replace the investment performance of a particular reference security or other asset. These transactions are typically individually negotiated, non-standardized agreements between two parties to exchange payments, with payments generally calculated by reference to a notional amount or quantity. Swap contracts and similar derivative contracts are not traded on exchanges; rather, banks and dealers act as principals in these markets. These investments may present risks in excess of those resulting from the referenced security or other asset. Because these transactions are not an acquisition of the referenced security or other asset itself, the investor has no right directly to enforce compliance with the terms of the referenced security or other asset and has no voting or other consensual rights of ownership with respect to the referenced security or other asset. In the event of insolvency of a counterparty, the Funds will be treated as a general creditor of the counterparty and will have no claim of title with respect to the referenced security or other asset.

A total return swap is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the referenced security or other assets underlying the total return swap during a specified period, in return for periodic payments based on a fixed or variable interest rate.

A total return swap is subject to market risk, liquidity risk and risk of imperfect correlation between the value of the total return swap and the debt obligations underlying the total return swap. In addition, the Funds may incur certain costs in connection with a total return swap that could in the aggregate be significant.

A credit default swap is a contract in which one party buys or sells protection against a credit event with respect to an issuer, such as an issuer’s failure to make timely payments of interest or principal on its debt obligations, bankruptcy or restructuring during a specified period. Generally, if the Funds sell credit protection using a credit default swap, the Funds will receive fixed payments from the swap counterparty and if a credit event occurs with respect to the applicable issuer, the Funds will pay the swap counterparty par for the issuer’s defaulted debt securities and the swap counterparty will deliver the defaulted debt securities to us. Generally, if the Funds buy credit protection using a credit default swap, the Funds will make fixed payments to the counterparty and if a credit event occurs with respect to the applicable issuer, the Funds will deliver the issuer’s defaulted securities underlying the swap to the swap counterparty and the counterparty will pay us par for the defaulted securities. Alternatively, a credit default swap may be cash settled and the buyer of protection would receive the difference between the par value and the market value of the issuer’s defaulted debt securities from the seller of protection.

Credit default swaps are subject to the credit risk of the underlying issuer. If the Funds are selling credit protection, there is a risk that the Funds will not properly assess the risk of the underlying issuer, a credit event will occur and the Funds will have to pay the counterparty. If the Funds are buying credit protection, there is a risk that the Funds will not properly assess the risk of the underlying issuer, no credit event will occur and the Funds will receive no benefit for the premium paid.

A fixed price swap is a contract between two parties in which settlements are made at a specified time based on the difference between the fixed priced specified in the contract and the referenced settlement price. When the referenced settlement price is less than the price specified in the contract, one party receives an amount from the second party based on the price difference multiplied by the volume. Similarly, when the referenced settlement price exceeds the price specified in the contract, one party pays the second party an amount based on the price difference multiplied by the volume.

A fixed price swap is subject to commodity risk of the underlying commodity. If the Funds are purchasing fixed price swaps for oil, there is a risk the fixed price the Funds paid to enter the contract for oil will be more than the price of oil at the specified settlement date, and the Funds will owe the counterparty the difference in price multiplied by the volume of the contracted volume.

A derivative transaction is also subject to the risk that a counterparty will default on its payment obligations thereunder or that the Funds will not be able to meet their obligations to the counterparty. In some cases, the Funds may post collateral to secure their obligations to the counterparty, and the Funds may be required to post additional collateral upon the occurrence of certain events such as a decrease in the value of the reference security or other asset. In some cases, the counterparty may not collateralize any of its obligations to the Funds.

Derivative investments effectively add leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. In addition to the risks described above, such arrangements are subject to risks similar to those associated with the use of leverage. See “—Risks Related to Debt Financing.”

The Funds may invest through joint ventures, partnerships or other special purpose vehicles and the Funds’ investments through these vehicles may entail greater risks, and investments in which the Funds have a non-controlling interest may involve risks specific to third-party management of those investments.

The Funds may co-invest with third parties through partnerships, joint ventures or other entities, thereby acquiring jointly-controlled or non-controlling interests in certain investments in conjunction with participation by one or more third parties in such investment. The Funds may have interests or objectives that are inconsistent with those of the third-party partners or co-venturers. Although the Funds may not have full control over these investments, and therefore may have a limited ability to protect their position therein, the Funds expect that the Funds will negotiate appropriate rights to protect their interests. Nevertheless, such investments may involve risks not present in investments where a third party is not involved, including the possibility that a third-party partner or co-venturer may have financial difficulties, resulting in a negative impact on such investment, may have economic or business interests or goals which are inconsistent with the Funds’, or may be in a position to take (or block) action in a manner contrary to the Funds’ investment objectives or the increased possibility of default by, diminished liquidity or insolvency of, the third party, due to a sustained or general economic downturn. Third-party partners or co-venturers may opt to liquidate an investment at a time during which such liquidation is not optimal for the Funds. In addition, the Funds may in certain circumstances be liable for the actions of their third-party partners or co-venturers. In those circumstances where such third parties involve a management group, such third parties may receive compensation arrangements relating to such investments, including incentive compensation arrangements.

Risks Related to Debt Financing

The Funds incurs indebtedness to make investments, which magnifies the potential for gain or loss on amounts invested in the Funds’ common shares and may increase the risk of investing in the Funds’ common shares.

The use of borrowings and other types of financing, also known as leverage, magnifies the potential for gain or loss on amounts invested and, therefore, increases the risks associated with investing in the Funds’ common shares. When the Funds use leverage to partially finance their investments, through borrowing from banks and other lenders or issuing debt securities, the Funds, and therefore Fund shareholders, will experience increased risks of investing in the Funds’ common shares. Any lenders and debt holders would have fixed dollar claims on the Funds’ assets that are senior to the claims of shareholders. If the value of the Funds’ assets increases, then leverage would cause the net asset value attributable to common shares to increase more sharply than it would have had the Funds not utilized leverage. Conversely, if the value of the Funds’ assets decreases, leverage would cause net asset value to decline more sharply than it otherwise would have had the Funds not utilized leverage. Similarly, any increase in the Funds’ income in excess of interest payable on the Funds’ indebtedness would cause the Funds’ net investment income to increase more than it would without leverage, while any decrease in the Funds’ income would cause net investment income to decline more sharply than it would have had the Funds not utilized leverage. Such a decline could negatively affect the Funds’ ability to make distributions to shareholders. Leverage is generally considered a speculative investment technique.

In addition, the decision to utilize leverage will increase the Funds’ assets and, as a result, will increase the amount of base management fees payable to the Adviser. See “Risks Related to the Adviser and its Respective Affiliates—the Adviser and its affiliates, including the Funds’ officers and some of the Funds’ trustees, face conflicts of interest caused by compensation arrangements with the Funds and their affiliates, which could result in actions that are not in the best interests of the Funds’ shareholders.”

Illustration. The following table illustrates the effect of leverage on returns from an investment in the Funds’ common shares assuming various annual returns, net of expenses. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing below. The calculation assumes (i) $2,003,456,000 in total assets, (ii) a weighted average cost of funds of 7.77%, (iii) $500,000,000 in debt outstanding and (iv) $1,503,456,000 in shareholders’ equity. In order to compute the “Corresponding return to shareholders,” the “Assumed Return on Portfolio (net of expenses)” is multiplied by the assumed total assets to obtain an assumed return to the Funds. From this amount, the interest expense is calculated by multiplying the assumed weighted average cost of funds times the assumed debt outstanding, and the product is subtracted from the assumed return to the Funds in order to determine the return available to shareholders. The return available to shareholders is then divided by shareholders’ equity to determine the “Corresponding return to shareholders.” Actual interest payments may be different.

Assumed Return on Portfolio (net of expenses)	(10)%	(5)%	0%	5%	10%
Corresponding return to shareholders	(15.91)%	(9.25)%	(2.59)%	4.08%	10.74%

Similarly, assuming (i) approximately $2,003,456,000 in total assets, (ii) a weighted average cost of funds of approximately 7.77% and (iii) $500,000,000 in debt outstanding, the Funds’ assets would need to yield an annual return (net of expenses) of approximately 1.94% in order to cover the annual interest payments on the Fund’s outstanding debt.

The agreements governing the Fund’s debt financing arrangement contain, and agreements governing future debt financing arrangements may contain, various covenants which, if not complied with, could have a material adverse effect on the Funds’ ability to meet their investment obligations and to pay distributions to shareholders.

The agreements governing the Fund’s debt financing arrangement contain, and agreements governing future debt financing arrangements may contain, certain financial and operational covenants. These covenants require the Fund and its subsidiaries to, among other things, maintain certain financial ratios, including asset coverage and minimum shareholders’ equity. Compliance with these covenants depends on many factors, some of which are beyond the Funds’ and their subsidiaries’ control. In the event of deterioration in the capital markets and pricing levels subsequent to this period, net unrealized depreciation in the Funds’ and their subsidiaries’ portfolios may increase in the future and could result in non-compliance with certain covenants, or the Funds taking actions which could disrupt the Funds’ business and impact their ability to meet their investment objectives.

There can be no assurance that the Funds and their subsidiaries will continue to comply with the covenants under their financing arrangements. Failure to comply with these covenants could result in a default which, if the Funds and their subsidiaries were unable to obtain a waiver, consent or amendment from the debt holders, could accelerate repayment under any or all of the Fund’s and their subsidiaries’ debt instruments and thereby force the Funds to liquidate investments at a disadvantageous time and/or at a price which could result in losses, or allow the Funds’ lenders to sell assets pledged as collateral under the Funds’ financing arrangements in order to satisfy amounts due thereunder. These occurrences could have a material adverse impact on the Funds’ liquidity, financial condition, results of operations and ability to pay distributions.

Risks Related to U.S. Federal Income Tax

The Funds will be subject to corporate-level income tax if a Fund is unable to qualify as a RIC under Subchapter M of the Code or to satisfy the RIC Annual Distribution Requirements.

Besides maintaining the Fund’s election to be treated as a BDC under the 1940 Act (or, following the Reorganization, as a closed-end management investment company), in order for the Fund or the Successor Fund, as applicable, to qualify as a RIC under Subchapter M of the Code, such Fund must meet the following annual distribution, income source and asset diversification requirements.

•	The Annual Distribution Requirement will be satisfied if the applicable Fund distributes to its shareholders on an annual basis at least 90% of its net ordinary income (and its net short-term capital gain in excess of net long-term capital loss, if any). The Funds will be subject to a 4% nondeductible U.S. federal excise tax, however, to the extent that a Fund does not satisfy a calendar year distribution requirement. Because the Funds use debt financing, they are subject to certain asset coverage ratio requirements under the 1940 Act and are currently, and may in the future become, subject to certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict the Funds from making distributions necessary to satisfy the Annual Distribution Requirement of the requirement to avoid excise tax. If the Funds are unable to obtain cash from other sources, the applicable Fund could fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax, or could be subject to income or excise tax on undistributed income.

•	The “90% Income Test” will be satisfied if the applicable Fund earns at least 90% of its gross income for each tax year from dividends, interest, gains from the sale of securities or similar sources.

•	The “Diversification Tests” will be satisfied if the applicable Fund meet certain asset diversification requirements at the end of each quarter of the Fund’s tax year. To satisfy these requirements, at least 50% of the value of the Fund’s assets must consist of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such securities of any one issuer do not represent more than 5% of the value of such Fund’s assets or more than 10% of the outstanding voting securities of such issuer; and no more than 25% of the value of a Fund’s assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by the applicable Fund and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in the applicable Fund having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of the Funds’ investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

The Funds must satisfy these tests on an ongoing basis in order to maintain RIC tax treatment, and may be required to make distributions to shareholders at times when it would be more advantageous to invest cash in the Funds’ existing or other investments, or when the Funds do not have funds readily available for distribution. Compliance with the RIC tax requirements may hinder the Funds’ ability to operate solely on the basis of maximizing profits and the value of shareholders’ investments. Also, the rules applicable to each Fund’s qualification as a RIC are complex, with many areas of uncertainty. If a Fund fails to qualify for or maintain RIC tax treatment for any reason and is subject to corporate income tax, the resulting corporate taxes could substantially reduce such Fund’s net assets, the amount of income available for distribution and the amount of the Fund’s distributions. Such a failure may have a material adverse effect on the Funds and on any investment in the Funds. The Code provides certain forms of relief from RIC disqualification due to failures of the 90% Income Test or any of the Diversification Tests, although there may be additional taxes due in such cases. The Funds cannot assure you that either Fund would qualify for any such relief should such Fund fail either the 90% Income Test or any of the Diversification Tests.

Some of the Funds’ investments may be subject to corporate-level income tax.

The Funds may invest in certain debt and equity investments through taxable subsidiaries and the taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. The Funds may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).

The Funds may have difficulty paying their required distributions if they recognize income before or without receiving cash representing such income.

For U.S. federal income tax purposes, the Funds may be required to recognize taxable income in circumstances in which the Funds do not receive a corresponding payment in cash. For example, the Funds’ investments may include debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or debt obligations that were issued with warrants). To the extent original issue discount or PIK interest constitutes a portion of the Funds’ income, the Funds must include in taxable income each tax year a portion of the original issue discount or PIK interest that accrues over the life of the instrument, regardless of whether cash representing such income is received by the Funds in the same tax year. The Funds may also have to include in income other amounts that they have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. The Funds anticipate that a portion of their income may constitute original issue discounts or other income required to be included in taxable income prior to receipt of cash. Further, the Funds may elect to amortize market discounts and include such amounts in the Funds’ taxable income in the current tax year, instead of upon disposition, as not making the election would limit the Funds’ ability to deduct interest expenses for tax purposes.

Because any original issue discount or other amounts accrued will be included in the Funds’ investment company taxable income for the tax year of the accrual, a Fund may be required to make a distribution to their shareholders in order to satisfy the Annual Distribution Requirement, even though the Fund will not have received any corresponding cash amount. As a result, the Funds may have difficulty meeting the Annual Distribution Requirement necessary to maintain RIC tax treatment under Subchapter M of the Code. The Funds may have to sell some of their investments at times and/or at prices the Funds would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Funds are not able to obtain cash from other sources, the Funds may fail to qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax.

Furthermore, the Funds may invest in the equity securities of non-U.S. corporations (or other non-U.S. entities classified as corporations for U.S. federal income tax purposes) that could be treated under the Code and U.S. Treasury regulations as “passive foreign investment companies” and/or “controlled foreign corporations.” The rules relating to investment in these types of non-U.S. entities are designed to ensure that U.S. taxpayers are either, in effect, taxed currently (or on an accelerated basis with respect to corporate level events) or taxed at increased tax rates at distribution or disposition. In certain circumstances, these rules also could require the Funds to recognize taxable income or gains where the Funds do not receive a corresponding payment in cash and, unless the income and gains are related to the Funds’ business of investing in stocks and securities, all or a portion of such taxable income and gains may not be considered qualifying income for purposes of the 90% Income Test.

The Funds’ portfolio investments may present special tax issues.

Investments in below-investment grade debt instruments and certain equity securities may present special tax issues for the Funds. U.S. federal income tax rules are not entirely clear about issues such as when the Funds may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless debt in equity securities, how payments received on obligations in default should be allocated between principal and interest income, as well as whether exchanges of debt instruments in a bankruptcy or workout context are taxable. Such matters could cause the Funds to recognize taxable income for U.S. federal income tax purposes, even in the absence of cash or economic gain, and require the Funds to make taxable distributions to shareholders to maintain their RIC status or preclude the imposition of either U.S. federal corporate income or excise taxation.

Additionally, because such taxable income may not be matched by corresponding cash received by the Funds, the Funds may be required to borrow money or dispose of other investments to be able to make distributions to shareholders. These and other issues will be considered by the Funds, to the extent determined necessary, in order that the Funds minimize the level of any U.S. federal income or excise tax that they would otherwise incur.

If the Fund and the Successor Fund do not qualify as a “publicly offered regulated investment company,” as defined in the Code, you may be taxed as though you received a distribution of some of the Funds’ expenses.

A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the tax year. If the Fund or the Successor Fund does not qualify as a publicly offered regulated investment company for any tax year, a noncorporate shareholder’s allocable portion of the applicable Fund’s affected expenses, including management fees, will be treated as an additional distribution to the shareholder and will be deductible by such shareholder only to the extent permitted under the limitations described below. For noncorporate shareholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered regulated investment company, including management fees. In particular, these expenses, referred to as miscellaneous itemized deductions, are deductible to an individual only to the extent they exceed 2% of such a shareholder’s adjusted gross income for the taxable years after 2025 and are entirely not deductible against gross income before 2026, are not deductible for alternative minimum tax purposes and are subject to the overall limitation on itemized deductions imposed by the Code. Although the Funds believe that the Fund is currently, and the Successor Fund will be, considered a publicly offered regulated investment company, as defined in the Code, and expect to continue to be treated as “publicly offered” following the listing of the Successor Fund’s common shares on the NYSE, there can be no assurance, however, that each Fund will be considered a publicly offered regulated investment company in the future.

Legislative or regulatory tax changes could adversely affect investors.

At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any of those new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of the Funds or their shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in shares of the Funds or the value or the resale potential of the Funds’ investments.

Risks Related to an Investment in the Funds’ Common Shares

The Fund’s common shares are not listed on an exchange or quoted through a quotation system. Therefore, shareholders will have limited liquidity and may not receive a full return of invested capital upon selling common shares.

The Fund’s common shares are illiquid assets for which there is not a secondary market. While the Successor Fund intends to list its common shares on the NYSE, until such listing, the Successor Fund’s common shares will be illiquid assets for which there will not be a secondary market. There can be no assurance that the listing of Successor Fund’s common shares will occur. If the Reorganization is not approved and/or if the listing does not occur, there can be no assurance that the Fund or the Successor Fund will complete a liquidity event. A liquidity event could include (1) a listing of common shares on a national securities exchange, (2) the sale of all or substantially all of the Funds’ assets either on a complete portfolio basis or individually followed by a liquidation or (3) a merger or another transaction approved by the board of trustees in which shareholders likely will receive cash or shares of a publicly-traded company, including potentially a company that is an affiliate of the Funds.

In addition, any shares repurchased pursuant to a Fund’s share repurchase program, if any, may be purchased at a price which may reflect a discount from the purchase price a shareholder paid for the common shares being repurchased.

The Funds are not obligated to complete a liquidity event by a specified date; therefore, it will be difficult for an investor to sell his or her common shares.

While the Fund intends to complete the Reorganization, following which the Successor Fund will seek to list is common shares on a national securities exchange, neither the Fund nor the Successor Fund is obligated to complete a liquidity event by a specified date. A liquidity event could include (1) a listing of common shares on a national securities exchange, (2) the sale of all or substantially all of the Funds’ assets either on a complete portfolio basis or individually followed by a liquidation, or (3) a merger or another transaction approved by the board of trustees in which shareholders likely will receive cash or shares of a publicly-traded company, including potentially a company that is an affiliate of the Funds. However, there can be no assurance that the Fund or the Successor Fund will complete a liquidity event by a specified date or at all. If the Funds do not successfully complete a liquidity event, liquidity for an investor’s common shares will be limited to the Fund’s share repurchase program, if any. The Fund’s share repurchase program is currently suspended. In addition, in the future, the board of trustees may amend, suspend or terminate the share repurchase program upon 30 days’ notice. In March 2020, the Fund’s board of trustees determined to suspend for an indefinite period of time the Fund’s share repurchase program and will reassess the Fund’s ability to recommence such program in future periods. The Fund will notify shareholders of such developments (1) in a period report to shareholders or (2) by means of a separate mailing to shareholders, accompanied by disclosure in a current or periodic report under the Exchange Act. In addition, although the Fund has adopted a share repurchase program generally, the Fund has discretion to not repurchase common shares, to suspend the share repurchase program and to cease repurchases. Further, the share repurchase program has many limitations and should not be relied upon as a method to sell common shares promptly or at a desired price. The Fund’s distribution reinvestment plan was terminated effective September 15, 2023.

Only a limited number of common shares may be repurchased pursuant to the Fund’s share repurchase program, if any, and, to the extent shareholders are able to sell the Fund’s common shares under the Fund’s share repurchase program, shareholders may not be able to recover the amount of their investment in those shares.

The Fund’s share repurchase program includes numerous restrictions that limit shareholders’ ability to sell their common shares. Historically, the Fund limited the number of common shares repurchased pursuant to the Fund’s share repurchase program as follows: (1) the Fund limited the number of common shares to be repurchased during any calendar year to the number of common shares the Fund could repurchase with the proceeds received from the issuance of common shares under the Fund’s distribution reinvestment plan, although at the discretion of the Fund’s board of trustees, the Fund could also use cash on hand, cash available from borrowings and cash from the liquidation of securities investments as of the end of the applicable period to repurchase common shares; (2) the Fund limited the number of common shares to be repurchased in any calendar year to 10% of the weighted average number of common shares outstanding in the prior calendar year, or 2.5% in each calendar quarter (though the actual number of common shares that the Fund offered to repurchase could be less in light of the limitations noted above); (3) unless shareholders tendered all of their common shares, shareholders must tender at least 25% of the number of common shares they have purchased and generally must maintain a minimum balance of $5,000 subsequent to submitting a portion of their common shares for repurchase by the Fund; and (4) to the extent that the number of common shares tendered for repurchase exceeded the number of common shares that the Fund was able to repurchase, the Fund would repurchase common shares on a pro rata basis, not on a first-come, first-served basis. Furthermore, the maximum number of common shares to be repurchased for any repurchase offer could further be limited by the terms of the Fund’s financing arrangements. In addition to the historical limitations described above, which the Funds intend to apply in the future, the Funds will have no obligation to repurchase common shares if the repurchase would violate the restrictions on distributions under federal law or Delaware law, which prohibits distributions that would cause a trust to fail to meet statutory tests of solvency. Any of the foregoing limitations may prevent the Funds from accommodating all repurchase requests made in any year.

The Fund’s share repurchase program is currently suspended. In addition, in the future, the board of trustees may amend, suspend or terminate the share repurchase program upon 30 days’ notice. In March 2020, the Fund’s board of trustees determined to suspend for an indefinite period of time the Fund’s share repurchase program and will reassess the Fund’s ability to recommence such program in future periods. The Fund will notify shareholders of such developments (1) in a period report to shareholders or (2) by means of a separate mailing to shareholders, accompanied by disclosure in a current or periodic report under the Exchange Act. In addition, although the Fund has adopted a share repurchase program generally, the Fund has discretion to not repurchase common shares, to suspend the share repurchase program and to cease repurchases. Further, the share repurchase program has many limitations and should not be relied upon as a method to sell common shares promptly or at a desired price. The Fund’s distribution reinvestment plan was terminated effective September 15, 2023.

If the Reorganization is completed but the listing does not occur, there can be no assurance that the Successor Fund will adopt a share repurchase program or, if the Successor Fund does adopt a share repurchase program, what the terms of such program will be. If the Reorganization does not occur, the Board will reassess whether to maintain the suspension of the Predecessor Fund’s share repurchase program or whether to recommence the share repurchase program.

There is a risk that investors in the Funds’ common shares may not receive distributions or that the Funds’ distributions may not grow over time.

The Funds cannot assure shareholders that the Funds will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. All distributions will be paid at the discretion of the Funds’ board of trustees and will depend on their earnings, net investment income, financial condition, maintenance of the Funds’ RIC status, compliance with applicable BDC regulations, in the case of the Fund, and such other factors as the Funds’ board of trustees may deem relevant from time to time. In addition, due to the asset coverage test applicable to the Fund as a BDC, the Fund may be limited in its ability to make distributions.

The Funds’ distribution proceeds may exceed earnings. Therefore, portions of the distributions that the Funds may make may represent a return of capital to shareholders, which lowers their tax basis in their common shares.

The Funds may pay all or a substantial portion of their distributions from the proceeds of the continuous public offering of common shares or from borrowings in anticipation of future cash flow, which may constitute a return of shareholders’ capital and will lower such shareholders’ tax basis in their common shares. For instance, the Funds expect a portion of the enhanced distributions expected to be paid to shareholders until the achievement of a long-term liquidity event may represent a return of capital to shareholders. A return of capital generally is a return of a shareholder’s investment rather than a return of earnings or gains derived from the Funds’ investment activities and will be made after deducting the fees and expenses payable in connection with the offering, including any fees payable to the Adviser. Moreover, a return of capital will generally not be taxable, but will reduce each shareholder’s cost basis in their common shares, and will result in a higher reported capital gain or lower reported capital loss when the common shares on which such return of capital was received are sold.

The Funds may pay distributions from borrowings or the sale of assets to the extent the Funds’ cash flows from operations, net investment income or earnings are not sufficient to fund declared distributions.

The Funds may fund distributions from the uninvested proceeds of the continuous public offering of common shares and borrowings, and the Funds have not established limits on the amount of funds the Funds may use from such sources to make any such distributions. The Funds have paid and may continue to pay distributions from the sale of assets to the extent distributions exceed the Funds’ earnings or cash flows from operations.

The timing of the Fund’s repurchase offers pursuant to its share repurchase programs, if any, may be at a time that is disadvantageous to shareholders.

If and when the Fund make quarterly repurchase offers pursuant to its share repurchase program, the Fund may offer to repurchase common shares at a price that is lower than the price that investors paid for common shares in the applicable offering. As a result, to the extent investors have the ability to sell their common shares to the Fund as part of the Fund’s share repurchase program, the price at which an investor may sell common shares may be lower than what an investor paid in connection with the purchase of common shares in the applicable offering.

In addition, in the event an investor chooses to participate in the Fund’s share repurchase program, the investor will be required to provide the Fund with notice of intent to participate prior to knowing what the repurchase price will be on the repurchase date. Although an investor will have the ability to withdraw a repurchase request prior to the expiration date of such tender offer, to the extent an investor seeks to sell common shares to the Fund as part of the Fund’s share repurchase programs, the investor will be required to do so without knowledge of what the repurchase price of the common shares will be on the repurchase date.

The Fund’s share repurchase program is currently suspended. In March 2020, the Board determined to suspend for an indefinite period of time the Fund’s share repurchase program and will reassess our ability to recommence such program in future periods. The Fund expects the quarterly tender offers to remain suspended until the listing. If the Reorganization is completed but the listing does not occur, there can be no assurance that the Successor Fund will adopt a share repurchase program or, if the Successor Fund does adopt a share repurchase program, what the terms of such program will be. If the Reorganization does not occur, the Board will reassess whether to maintain the suspension of the Predecessor Fund’s share repurchase program or whether to recommence the share repurchase program.

A shareholder’s interest in the Funds will be diluted if the Funds issue additional common shares, which could reduce the overall value of an investment in the Funds.

The Funds’ investors do not have preemptive rights to any common shares the Funds issue in the future. The Fund’s declaration of trust authorizes the Fund to issue 700,000,000 common shares. Pursuant to the Fund’s declaration of trust, a majority of the Fund’s entire board of trustees may amend the Fund’s declaration of trust to increase the number of authorized common shares without shareholder approval. The Successor Fund’s declaration of trust authorizes the Successor Fund to issue an unlimited number of common shares. After an investor purchases common shares, the board of trustees may elect to sell additional common shares in the future, issue equity interests in private offerings or issue share-based awards to the Funds’ independent trustees or employees of the Adviser. To the extent the Funds issue additional equity interests after an investor purchases common shares, an investor’s percentage ownership interest in the Funds will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of the Funds’ investments, an investor may also experience dilution in the book value and fair value of their common shares.

Certain provisions of the Funds’ respective declarations of trust and bylaws could deter takeover attempts and have an adverse impact on the value of the Funds’ common shares.

The Funds’ respective declarations of trust and bylaws, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire the Funds. The Funds’ respective board of trustees may, without shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; and the Fund’s board of trustees may, without shareholder action, amend the Fund’s declaration of trust to increase the number of the Fund’s common shares, of any class or series, that the Fund has authority to issue. In addition, a trustee of the Fund may be removed only by vote of at least two-thirds of the votes entitled to be cast, while a trustee of the Successor Fund may be removed only by a vote of at least two-thirds of the Continuing Trustees followed by a vote of the holders of at least three-fourths of the outstanding shares of the Successor Fund. These anti-takeover provisions may inhibit a change of control in circumstances that could give the holders of the Funds’ common shares the opportunity to realize a premium over the value of the Funds’ common shares.

General Risk Factors

Future disruptions or instability in capital markets could negatively impact the valuation of the Funds’ investments and the Funds’ ability to raise capital.

From time to time, the global capital markets may experience periods of disruption and instability, which could be prolonged and which could materially and adversely impact the broader financial and credit markets, have a negative impact on the valuations of the Funds’ investments and reduce the availability to us of debt and equity capital. For example, between 2008 and 2009, instability in the global capital markets resulted in disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major domestic and international financial institutions. In particular, the financial services sector was negatively impacted by significant write-offs as the value of the assets held by financial firms declined, impairing their capital positions and abilities to lend and invest. While market conditions have recovered from the events of 2008 and 2009, there have been continuing periods of volatility. For example, continued uncertainty surrounding the negotiation of trade deals between Britain and the European Union following the United Kingdom’s exit from the European Union and uncertainty between the United States and other countries with respect to trade policies, treaties, and tariffs, among other factors, have caused disruption in the global markets. There can be no assurance that market conditions will not worsen in the future.

While most of the Funds’ investments are not publicly traded, applicable accounting standards require us to assume as part of the Funds’ valuation process that the Funds’ investments are sold in a principal market to market participants (even if the Funds plan on holding an investment through its maturity) and impairments of the market values or fair market values of the Funds’ investments, even if unrealized, must be reflected in the Funds’ financial statements for the applicable period, which could result in significant reductions to the Funds’ net asset value for the period. With certain limited exceptions, the Funds are only allowed to borrow amounts or issue debt securities if asset coverage, as calculated pursuant to the 1940 Act, meets the applicable 1940 Act requirements. Equity capital may also be difficult to raise during periods of adverse or volatile market conditions because, subject to some limited exceptions, as a BDC or registered closed-end fund, as applicable, the Funds are generally not able to issue additional common shares at a price less than net asset value without first obtaining approval for such issuance from shareholders and the independent trustees. If the Funds are unable to raise capital or refinance existing debt on acceptable terms, then the Funds may be limited in the Funds’ ability to make new commitments or to fund existing commitments to the Funds’ portfolio companies. Significant changes in the capital markets may also affect the pace of the Funds’ investment activity and the potential for liquidity events involving the Funds’ investments. Thus, the illiquidity of the Funds’ investments may make it difficult for us to sell such investments to access capital if required, and as a result, the Funds could realize significantly less than the value at which the Funds have recorded the Funds’ investments if the Funds were required to sell them for liquidity purposes.

Future economic recessions or downturns could impair the Funds’ portfolio companies and harm the Funds’ operating results.

Many of the Funds’ portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay the Funds’ loans or meet other obligations during these periods. Therefore, the Funds’ non-performing assets are likely to increase, and the value of the Funds’ portfolio is likely to decrease during these periods. Adverse economic conditions may also decrease the value of any collateral securing the Funds’ debt investments and the value of the Funds’ equity investments. Economic slowdowns or recessions could lead to losses of value in the Funds’ portfolio and a decrease in the Funds’ revenues, net income, net worth and assets. Unfavorable economic conditions also could increase the Funds’ funding costs, limit the Funds’ access to the capital markets or result in a decision by lenders not to extend credit to us on terms the Funds deem acceptable. These events could prevent us from increasing investments and harm the Funds’ operating results. Economic downturns or recessions may also result in a portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders. This could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its assets representing collateral for its obligations, which could trigger cross defaults under other agreements and jeopardize the Funds’ portfolio company’s ability to meet its obligations under the debt that the Funds hold and the value of any equity securities the Funds own. The Funds may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, if one of the Funds’ portfolio companies were to go bankrupt, even though the Funds may have structured the Funds’ interest as senior debt or preferred equity, depending on the facts and circumstances, including the extent to which the Fund actually provided managerial assistance to that portfolio company, a bankruptcy court might recharacterize the Funds’ debt or equity holding and subordinate all or a portion of the Funds’ claim to those of other creditors.

Events outside of the Funds’ control, including public health crises, could negatively affect the Funds’ portfolio companies and the Funds’ results of operations.

Periods of market volatility have occurred and could continue to occur in response to pandemics or other events outside of the Funds’ control. The Funds, the Adviser, and the portfolio companies in which the Funds invest in could be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, such as acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism, labor strikes, major plant breakdowns, pipeline or electricity line ruptures, failure of technology, defective design and construction, accidents, demographic changes, government macroeconomic policies, social instability, etc.). Some force majeure events could adversely affect the ability of a party (including us, the Adviser, a portfolio company or a counterparty to us, the Adviser, or a portfolio company) to perform its obligations until it is able to remedy the force majeure event. In addition, force majeure events, such as the cessation of the operation of equipment for repair or upgrade, could similarly lead to the unavailability of essential equipment and technologies. These risks could, among other effects, adversely impact the cash flows available from a portfolio company, cause personal injury or loss of life, including to a senior manager of the Adviser or its affiliates, damage property, or instigate disruptions of service. In addition, the cost to a portfolio company or us of repairing or replacing damaged assets resulting from such force majeure event could be considerable. It will not be possible to insure against all such events, and insurance proceeds received, if any, could be inadequate to completely or even partially cover any loss of revenues or investments, any increases in operating and maintenance expenses, or any replacements or rehabilitation of property. Certain events causing catastrophic loss could be either uninsurable, or insurable at such high rates as to adversely impact us, the Adviser, or portfolio companies, as applicable. Force majeure events that are incapable of or are too costly to cure could have permanent adverse effects. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Funds invest or the Funds’ portfolio companies operate specifically. Such force majeure events could result in or coincide with: increased volatility in the global securities, derivatives and currency markets; a decrease in the reliability of market prices and difficulty in valuing assets; greater fluctuations in currency exchange rates; increased risk of default (by both government and private issuers); further social, economic, and political instability; nationalization of private enterprise; greater governmental involvement in the economy or in social factors that impact the economy; less governmental regulation and supervision of the securities markets and market participants and decreased monitoring of the markets by governments or self-regulatory organizations and reduced enforcement of regulations; limited, or limitations on, the activities of investors in such markets; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital; inability to purchase and sell investments or otherwise settle security or derivative transactions (i.e., a market freeze); unavailability of currency hedging techniques; substantial, and in some periods extremely high, rates of inflation, which can last many years and have substantial negative effects on credit and securities markets as well as the economy as a whole; recessions; and difficulties in obtaining and/or enforcing legal judgments.

The Funds are currently operating in a period of capital markets disruption and economic uncertainty.

The success of the Funds’ activities is affected by general economic and market conditions, including, among others, interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and trade barriers. These factors could affect the level and volatility of securities prices and the liquidity of the Funds’ investments. Volatility or illiquidity could impair the Funds’ profitability or result in losses. These factors also could adversely affect the availability or cost of the Funds’ leverage, which would result in lower returns. In addition, the U.S. capital markets have experienced extreme volatility and disruption including certain regional bank failures, and an inflationary economic environment. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets.

These and future market disruptions and/or illiquidity would be expected to have an adverse effect on the Funds’ business, financial condition, results of operations and cash flows. Unfavorable economic conditions also would be expected to increase the Funds’ funding costs, limit the Funds’ access to the capital markets or result in a decision by lenders not to extend credit to us. These events have limited and could continue to limit the Funds’ investment originations, limit the Funds’ ability to grow and have a material negative impact on the Funds’ operating results and the fair values of the Funds’ debt and equity investments.

If a period of capital market disruption and instability continues for an extended period of time, there is a risk that investors in the Funds’ equity securities may not receive distributions consistent with historical levels or at all or that the Funds’ distributions may not grow over time and a portion of the Funds’ distributions may be a return of capital.

In the past, the Funds’ board of trustees has suspended declaring regular cash distributions to shareholders until such time that the Funds’ board of trustees and the Adviser believe that market conditions and the Funds’ financial condition support the resumption of such distributions. The Funds’ future ability to pay regular distributions consistent with the Funds’ historical range or to pay distributions fully in cash rather than in common shares might be adversely affected by the impact of one or more of the risk factors described herein. If the Funds are unable to satisfy the asset coverage test applicable to us under the 1940 Act as a business development company or if the Funds violate certain covenants under the Funds’ existing or future credit facilities or other leverage, the Funds may also be limited in the Funds’ ability to make distributions. If the Funds declare a distribution and if more shareholders opt to receive cash distributions rather than participate in the Funds’ dividend reinvestment plan, the Funds may be forced to sell some of the Funds’ investments in order to make cash distribution payments. To the extent the Funds make distributions to shareholders that include a return of capital, such portion of the distribution essentially constitutes a return of the shareholder’s investment. Although such return of capital may not be taxable, such distributions would generally decrease a shareholder’s basis in the Funds’ common shares and may therefore increase such shareholder’s tax liability for capital gains upon the future sale of such shares. A return of capital distribution may cause a shareholder to recognize a capital gain from the sale of the Funds’ common shares even if the shareholder sells its shares for less than the original purchase price.

Uncertainty about federal government initiatives could negatively impact the Funds’ business, financial condition and results of operations.

There is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events, including the 2024 U.S. presidential election, have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. The presidential administration’s changes to U.S. policy may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Although the Funds cannot predict the impact, if any, of these changes to the Funds’ business, they could adversely affect the Funds’ business, financial condition, operating results and cash flows. Until the Funds know what policy changes are made and how those changes impact the Funds’ business and the business of the Funds’ competitors over the long term, the Funds will not know if, overall, the Funds will benefit from them or be negatively affected by them.

Global economic, political and market conditions may adversely affect the Funds’ business, results of operations and financial condition.

The current global financial market situation, as well as various social and political tensions in the United States and around the world (including the current conflict in Ukraine and Russia and the conflicts in the Middle East) may contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets and may cause economic uncertainties or deterioration in the U.S. and worldwide. For example, the impact of downgrades by rating agencies to the U.S. government’s sovereign credit rating or its perceived creditworthiness as well as potential government shutdowns and uncertainty surrounding transfers of power could adversely affect the U.S. and global financial markets and economic conditions. Since 2010, several EU countries have faced budget issues, some of which may have negative long-term effects for the economies of those countries and other EU countries. There is ongoing concern about national-level support for the Euro and the accompanying coordination of fiscal and wage policy among European Economic and Monetary Union member countries. In addition, the fiscal policy of foreign nations, such as Russia and China, may have a severe impact on the worldwide and U.S. financial markets. The U.K.’s decision to leave the EU (the so-called “Brexit”) led to volatility in global financial markets. The longer term economic, legal, political and social implications of Brexit remain unclear. Brexit has led to ongoing political and economic uncertainty and periods of increased volatility in both the U.K. and in wider European markets for some time. Brexit could lead to calls for similar referendums in other European jurisdictions, which could cause increased economic volatility in the European and global markets. This mid- to long-term uncertainty could have adverse effects on the economy generally and on the Funds’ ability to earn attractive returns. In particular, currency volatility could mean that the Funds’ returns are adversely affected by market movements and could make it more difficult, or more expensive, for us to execute prudent currency hedging policies. Potential decline in the value of the British Pound and/or the Euro against other currencies, along with the potential further downgrading of the U.K.’s sovereign credit rating, could also have an impact on the performance of certain investments made in the U.K. or Europe.

The ongoing invasion of Ukraine by Russia and related sanctions have increased global political and economic uncertainty. Because Russia is a major exporter of oil and natural gas, the invasion and related economic sanctions have reduced the supply, and increased the price, of energy, which has a material effect on inflation and may continue to exacerbate ongoing supply chain issues. There is also the ongoing risk of retaliatory actions by Russia against countries which have enacted sanctions, including cyberattacks against financial and governmental institutions, which could result in business disruptions and further economic turbulence. Although the Funds have no direct exposure to Russia or Ukraine, the broader consequences of the invasion may have a material adverse impact on the Funds’ portfolio and the value of an investment in us. Moreover, sanctions and export control laws and regulations are complex, frequently changing, and increasing in number, and they may impose additional legal compliance costs or business risks associated with the Funds’ operations.

Similarly, conflicts in the Middle East, including the conflict between Israel and Hamas, could have a negative impact on the economy and business activity globally, and therefore could adversely impact the performance of the Funds’ investments. The severity and duration of any such conflict and its future impact on global economic and market conditions (including, for example, oil prices and/or the shipping industry) are impossible to predict, and as a result, present material uncertainty and risk with respect to us, the performance of the Funds’ investments and operations, and the Funds’ ability to achieve the Funds’ investment objectives. Similar risks exist to the extent that any portfolio companies, service providers, vendors or certain other parties have material operations or assets in the Middle East or the immediate surrounding areas.

The Adviser’s financial condition may be adversely affected by a significant general economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on the Adviser’s businesses and operations (including ours). A recession, slowdown and/or sustained downturn in the global economy (or any particular segment thereof) could have a pronounced impact on us and could adversely affect the Funds’ profitability, impede the ability of us and/or the Funds’ portfolio companies to perform under or refinance their existing obligations and impair the Funds’ ability to effectively deploy the Funds’ capital or realize its investments on favorable terms.

Any of the foregoing events could result in substantial or total losses to us in respect of certain investments, which losses will likely be exacerbated by the presence of leverage in a portfolio company’s capital structure.

Changes to United States tariff and import/export regulations may have a negative effect on the Funds’ portfolio companies.

There have been significant changes to United States trade policies, treaties and tariffs, and in the future there may be additional significant changes. These and any future developments, and continued uncertainty surrounding trade policies, treaties and tariffs, may have a material adverse effect on global economic conditions, inflation and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict the Funds’ portfolio companies’ access to suppliers or customers, increase their supply-chain costs and expenses and could have material adverse effects on the Funds’ business, financial condition and results of operations.

Economic sanction laws in the United States and other jurisdictions may prohibit us and the Funds’ affiliates from transacting with certain countries, individuals and companies.

Economic sanction laws in the United States and other jurisdictions may prohibit us or the Funds’ affiliates from transacting with certain countries, individuals and companies. In the United States, the U.S. Department of the Treasury’s Office of Foreign Assets Control administers and enforces laws, executive orders and regulations establishing U.S. economic and trade sanctions, which prohibit, among other things, transactions with, and the provision of services to, certain non-U.S. countries, territories, entities and individuals. These types of sanctions may significantly restrict or completely prohibit investment activities in certain jurisdictions, and if the Funds, the Funds’ portfolio companies or other issuers in which the Funds invest were to violate any such laws or regulations, the Funds may face significant legal and monetary penalties.

The Foreign Corrupt Practices Act, or FCPA, and other anti-corruption laws and regulations, as well as anti-boycott regulations, may also apply to and restrict the Funds’ activities, the Funds’ portfolio companies and other issuers of the Funds’ investments. If an issuer or the Funds were to violate any such laws or regulations, such issuer or the Funds may face significant legal and monetary penalties. The U.S. government has indicated that it is particularly focused on FCPA enforcement, which may increase the risk that an issuer or the Funds become the subject of such actual or threatened enforcement. In addition, certain commentators have suggested that private investment firms and the funds that they manage may face increased scrutiny and/or liability with respect to the activities of their underlying portfolio companies. As such, a violation of the FCPA or other applicable regulations by us or an issuer of the Funds’ portfolio investments could have a material adverse effect on us. The Funds are committed to complying with the FCPA and other anti-corruption laws and regulations, as well as anti-boycott regulations, to which it is subject. As a result, the Funds may be adversely affected because of its unwillingness to enter into transactions that violate any such laws or regulations

ADDITIONAL INFORMATION ABOUT THE FUNDS AND THE REORGANIZATION

General

Assuming the Fund’s shareholders approve the Reorganization, pursuant to the terms of the Plan, the Fund will merge directly with and into the Successor Fund. Following the Reorganization, the Successor Fund intends to seek to list its common shares on the NYSE under the ticker symbol “FSSL.”

Following the Reorganization, the Predecessor Fund will be the accounting survivor.

The Successor Fund is registered under the 1940 Act as a closed-end management investment company Although the Successor Fund does not currently intend to be regulated as a business development company under the 1940 Act, the Successor Fund may in the future elect such treatment, in which case the Successor Fund would withdraw its registration under the 1940 Act.

Terms of the Plan

The following is a summary of the significant terms of the Plan. This summary is qualified in its entirety by reference to the Form of Plan attached as Appendix B to this Joint Proxy Statement/Prospectus.

General. The Plan provides for the merger of the Fund with and into the Successor Fund, with common shares of the Fund being converted into newly issued common shares of the Successor Fund (and fractional shares of the Fund being converted into newly issued fractional shares of the Successor Fund). As a result, the Successor Fund shall succeed to and possess all of the rights, privileges and powers of the Fund and the Successor Fund shall be subject to all of the restrictions, liabilities, obligations, disabilities and duties of the Target Fund.

Value of Common Shares. The aggregate net asset value (“NAV”) of the Successor Fund shares received by the Fund shareholders in the Reorganization will equal the aggregate NAV of the Fund common shares held by such shareholders immediately prior to the Reorganization, less the applicable costs of the Reorganization.

Because the Successor Fund will have no assets or operations prior to the Closing Date, it is expected that shareholders of the Fund will receive one share of the Successor Fund for each share of the Fund held as of the Closing Date (and a fractional share of the Successor Fund for each fractional share of the Fund held).

Termination of Existence of the Fund. Following the consummation of the Reorganization, the legal existence of the Fund shall cease.

Closing Date. The closing date for the Reorganization is expected to be in the fourth quarter of 2025. If the Reorganization is not approved, the Board may take such actions as it deems in the best interests of the Successor Fund.

Successor Fund Common Shares to Be Issued. The newly issued Successor Fund common shares to be issued in the Reorganization will be distributed to Fund shareholders upon the conversion of their common shares of the Fund, in the names of and in the amounts due to the shareholders of the Fund based on their respective holdings in the Fund immediately prior to the closing of the Reorganization, as shown on the books of the Fund’s transfer agent. Ownership of Successor Fund common shares will be shown on the books of the Successor Fund’s transfer agent, and the Successor Fund will not issue certificates representing the Successor Fund common shares in connection with the Reorganization.

Fund shareholders holding fractional shares of the Fund will receive a corresponding fractional share of the Successor Fund in the Reorganization. However, following the Listing Date, when a shareholder’s Successor Fund common shares are transferred from the books of the Successor Fund’s transfer agent to a broker or other financial intermediary, the Successor Fund’s transfer agent will aggregate the fractional shares of such transferring shareholders and sell the resulting whole shares on the NYSE for the account of all applicable shareholders entitled to receive such fractional shares, and each applicable shareholder will be entitled to a pro rata share of the proceeds from such sale net of brokerage commissions.

Conditions to Closing the Reorganization. The obligation of each Fund to consummate the Reorganization is subject to the satisfaction of certain conditions, including each Fund’s performance of all its obligations under the Plan, the receipt of certain documents and financial statements from the Target Fund and the receipt of all consents, orders and permits necessary to consummate the Reorganization (see Articles VI, VII and VIII of the form of Plan attached as Appendix B).

The obligations of each Fund are subject to the receipt of a favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the United States federal income tax consequences of the Reorganization (see Section 8.8 of the form of Plan attached as Appendix B).

Termination of the Plan. The Plan may be terminated by the mutual agreement of the parties and such termination may be effected by each Fund’s Chief Executive Officer, President or any Vice President without further action by the Board of Trustees of either Fund. In addition, the Plan may be terminated at or before the Closing Date due to: (a) a breach by the non-terminating party of any representation, or warranty, or agreement to be performed at or before the Closing, if not cured within 30 days of the breach and prior to the Closing; (b) a condition precedent to the obligations of the terminating party that has not been met or waived and it reasonably appears that it will not or cannot be met; or (c) a determination by the Board of Trustees that the consummation of the transactions contemplated herein is not in the best interests of either Fund or both of them. (see Article XI of the form of Plan attached as Appendix B).

Expenses of the Reorganization. It is anticipated that the total cost of the Reorganization will be approximately $3.2 million. The associated costs of the Reorganization will be borne by the Fund. The expenses incurred in connection with the Reorganization will be paid by the party directly incurring such expenses (without reimbursement by another person) if and to the extent that the payment by another person of such expenses would prevent a Fund from being treated as a “regulated investment company” under the Code or would prevent the Reorganization from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or otherwise result in the imposition of tax on the Fund or the Successor Fund or on shareholders of the Fund or Surviving Fund (see Article IX of the form of Plan attached as Appendix B).

Action by Initial Shareholder. Prior to the closing of the Reorganization, the Successor Fund will issue one common share to the Adviser or an affiliate of the Adviser for the sole purpose of facilitating the Adviser, as initial shareholder, taking the following actions: approving the Successor Fund Advisory Agreement, approving the independent registered public accounting firm of the Successor Fund, electing the trustees of the Successor Fund, and approving any other matters for which shareholder approval is required.

Board Considerations and Recommendation

The Board of the Fund discussed and considered matters relating to the Reorganization Proposal at a series of several meetings held over a period of months, and approved the Reorganization Proposal at a meeting held on April 22, 2025. During the course of the meetings, the Board requested, received and discussed information from various parties, including presentations from the Adviser regarding the rationale for the Reorganization and potential benefits and costs that may accrue to the Fund as a result and presentations and analysis from Keefe, Bruyette & Woods (“KBW”), financial adviser to the Board, with respect to the proposal. During the course of the Board’s deliberations, the Independent Trustees were represented by independent counsel and met various times with independent counsel separate from Fund management.

At a special meeting of the Board held on January 21, 2025, the Board met with representatives of Fund management and KBW to discuss a variety of possible strategic alternatives for the Fund, including listing as a BDC, listing as a closed-end fund, conducting an initial public offering, merging with an affiliated closed-end fund or BDC, merging with a non-affiliated closed-end fund or BDC, winding down the Fund and maintaining the Fund as a non-listed BDC. The Board received from KBW, among other things, information regarding the various strategic alternatives, including the total value to shareholders likely under each strategic alternative; closed-end fund and BDC peer financial performance information and market performance information; information regarding the current market environment; historical information regarding the IPO market and closed-end fund IPO market; historical information regarding BDC listing performance; listing, IPO and merger case studies; and information regarding BDC transaction trends. The Board discussed with representatives of Fund management and KBW the feasibility, costs and benefits to shareholders of the various strategic alternatives. The Board considered each strategic alternative, specifically taking into account: (i) feasibility of execution; (ii) attractiveness to shareholders; (iii) potential for shareholder liquidity; (iv) associated costs to the Fund; (v) potential value that shareholders could realize; and (vi) potential risks to the Fund and its shareholders. Robust discussion among the Board and representatives of Fund management and KBW occurred, following which the Board requested that KBW prepare further information and analysis on specific issues and strategic alternatives.

At a special meeting of the Board held on February 20, 2025, the Board again met with representatives of Fund management and KBW, at which KBW provided an updated presentation regarding strategic alternatives for the Fund, including the further information requested by the Board. The Board next considered the various strategic alternatives including reasons that it would not have been beneficial to the Fund to liquidate its assets or wind down the portfolio, and determined that such a course of action would not maximize shareholder value and could prolong the timeline before shareholders had the option to obtain liquidity for their shares relative to other strategic alternatives including the alternative to list the Fund as a registered closed-end investment company. The Board and representatives of Fund management and KBW discussed the presentation in detail, particularly with respect to the alternative to list the Fund as a registered closed-end investment company.

The Board next considered strategic alternatives for the Fund at their regular quarterly meeting held on March 5, 2025. The Board discussed the process of completing a listing as a registered closed-end fund by converting the Fund to a registered closed-end fund through a reorganization of the Fund into a newly formed registered closed-end fund shell entity and then listing the shares of the newly formed fund after the reorganization. Fund management and the Board discussed the rationale for, and benefits and costs of, executing the listing of the Fund as a registered closed-end fund in this manner if the Board ultimately determined that such a listing was the best alternative for shareholders. In furtherance of their consideration of the conversion of the Fund to a closed-end fund through reorganization into the Successor Fund, the Board formed the Successor Fund and approved the investment advisory agreement for the Successor Fund. See “Management of the Fund—Board Approval of Successor Fund Advisory Agreement” for additional information regarding the Board’s approval of the investment advisory agreement for the Successor Fund.

At a special meeting of the Board held on March 26, 2025, the Board met with representatives of Fund Management and KBW to discuss, among other things, the terms of the proposed Reverse Share Split, terms of the proposed Reorganization, terms of the proposed listing by the Successor Fund and organizational matters regarding the Successor Fund. Further discussion of each of these items ensued.

At a special meeting of the Board held on April 22, 2025, the Board approved the Reverse Share Split and the Reorganization. In approving the Reorganization, the Board, including the Independent Trustees, unanimously concluded that completion of the Reorganization would be in the best interests of the Fund and that the interests of its existing shareholders would not be diluted with respect to NAV as a result of the Reorganization. The Board’s determinations were made on the basis of each Trustee’s business judgment after consideration of relevant factors taken as a whole with respect to the Fund and its shareholders, although individual Trustees may have placed different weight and assigned different degrees of importance to various factors. In reaching its determinations, the Board considered a number of factors, including, but not limited to, the factors discussed below. The Board recommends that shareholders of the Fund vote “FOR” the Reorganization Proposal.

Benefits to Shareholders. In approving the Reorganization Proposal, the Board of the Fund noted that the Reorganization is expected to benefit the shareholders of the Fund by providing the potential for:

•	increased liquidity upon the occurrence of the intended listing of Shares of the Successor Fund;

•	increased interest in the Successor Fund as an exchange-listed closed-end investment company to result in the growth of the Successor Fund’s asset base and long-term economies of scale;

•	ownership of shares of a closed-end investment company with investment objectives and investment policies identical to the Fund (other than with respect to the portfolio criteria imposed on BDCs by the 1940 Act);

•	participation as a registered closed-end fund in a broad universe of investments without the portfolio criteria imposed on BDCs by the 1940 Act (e.g. the requirement to invest at least 70% of its assets in qualifying assets), although the Successor Fund’s investment strategy will be substantially the same as the Predecessor Fund; and

•	continuity in the operation of the Fund as the Successor Fund following the Reorganization.

History of the Fund. In considering the approval of the Reorganization, the Board noted that in early 2023 the Board approved changes to the Fund’s name, investment objectives and investment strategy as part of a plan to transition from investing primarily in private U.S. energy and power companies to a diversified credit strategy spanning private and public credit across a broader range of industries, sectors and subsectors (the “Transition”). The Transition was designed to enhance shareholder returns, maximize the Fund’s long-term liquidity options, accelerate the timeline for a liquidity event and reduce the volatility associated with a single sector-focused strategy. The Board considered that the Fund had communicated that the Fund would target a liquidity event, which could include a public listing, merger, sale or another alternative as approved by the Board, by the end of the third quarter of 2026–within three years of the effective date of the Transition. The Board noted that at that time key metrics had been established by management aimed to maximize long-term liquidity options, including: (i) reducing energy holdings to approximately 20% or less of the portfolio’s fair value to create a more broadly diversified portfolio across industries, sectors and subsectors, (ii) growing the Fund’s net investment income to support an annualized distribution rate that is competitive in the market, and (iii) increasing income-accruing investments to approximately 90% of the portfolio’s fair value by reducing the Fund’s allocation to common equity and underperforming debt investments. The Board considered information from Fund management that indicated, as of December 31, 2024, these key portfolio metrics were at or near the Fund’s target range, and that management believed the Fund was well-positioned for a liquidity event. Specifically, the Board considered that (i) energy investments represented 14.5% of the portfolio’s fair value as of December 31, 2024 and the portfolio was broadly diversified across sectors and industries, (ii) senior secured debt comprised 87% of the portfolio’s fair value as of December 31, 2024, and (iii) income-accruing investments represented 92% of the portfolio’s fair value as of December 31, 2024. The Board considered the Fund’s anticipated distribution rate and the Successor Fund’s anticipated distribution rate in relation to other registered closed-end funds that are listed on an exchange.

Consistency of Day-to-Day Portfolio Management. The Board noted that, after the Reorganization, the Adviser would continue its current role as investment adviser. The investment committee of the Adviser, comprised of senior investment professionals from FS and EIG, currently manages the Fund’s portfolio. The FS appointees are primarily responsible for the day-to-day management of the Fund’s portfolio and have investment discretion over the diversified credit portion of the Fund’s portfolio. The FS and EIG appointees are jointly responsible for the day-to-day management of the legacy energy positions in the Fund’s portfolio. The Board noted that, after the Reorganization, the investment committee of the Adviser would be comprised of the same FS personnel that currently provide services to the Fund, while the EIG appointees will cease to be investment committee members, as a result of the Adviser Transaction. The FS appointees are Andrew Beckman, Nicholas Heilbut and Robert Hoffman, all of whom will continue to serve as portfolio managers of the Successor Fund. As a result, the Fund’s shareholders are expected to benefit from the continuing experience and expertise of the entire FS portfolio management team as the Successor Fund will continue to pursue its diversified credit investment strategy.

The Board also considered that the FS investment team has played a central role in the Fund’s transition to a diversified credit strategy since May 2023. The Board noted in its consideration other benefits of the FS investment team during its 15(c) review, including:

•	The team manages $7.6 billion in assets for institutional and individual investors across registered closed end funds, private drawdown funds, collateralized loan obligations and the Fund.

•	The team benefits from long-tenured leadership. Andrew Beckman and several senior team members have worked together for nearly 20 years, beginning in the early 2000s as part of Goldman Sachs’ Special Situations Multi-Strategy Group.

•	The team benefits from access to FS Investments’ $83 billion asset management platform, including the resources, personnel, and infrastructure of FS Investments’ asset management platform, which provides a continuous flow of market insights to enhance the team’s underwriting, while seeking to generate strong shareholder returns.

•	The team has deep middle market expertise. Since its inception, the team has deployed approximately $2 billion in middle market companies with a specialized focus on lower and core middle market companies.

•	The team benefits from robust, multi-channel deal sourcing. The Fund leverages an extensive deal sourcing network spanning the investment management team and the broader firm, including a private sourcing partnership with J.P. Morgan, to originate differentiated investment opportunities.

•	The team seeks to deploy a dynamic strategy investing across private and public credit. The investment team aims to dynamically allocate capital to the most attractive opportunities across private and public credit in pursuit of return premiums. Unlike banks, insurance companies, or many private traditional credit strategies, the team is not constrained by a specific asset class mandate, allowing for greater adaptability in shifting market environments.

The Board noted that annually the Board considers the renewal of the Fund Advisory Agreement and had recently approved the Successor Fund Advisory Agreement. The Board considered that in the course of the evaluations of the Fund Advisory Agreement and the Successor Fund Advisory Agreement, it had received and considered data and information regarding the nature, extent and quality of services provided to the Fund by the Adviser, including specifically the FS personnel, and the Independent Trustees concluded that the nature, extent and quality of the investment management services provided to the Fund, and to be provided to the Successor Fund, by the Adviser were satisfactory. For additional information regarding the Board considerations in approving the Successor Fund Investment Advisory Agreement see “Management of the Fund—Board Approval of Successor Fund Advisory Agreement.”

Benefits of Registered Closed-End Fund Structure. The Board noted that as a registered closed-end fund, the Fund would have more flexibility to participate in a broad universe of investments without the portfolio criteria imposed on BDCs by the 1940 Act (e.g. the requirement to invest at least 70% of its assets in qualifying assets), although the Successor Fund’s investment strategy will be substantially the same as the Predecessor Fund. Additionally, BDCs are required to offer significant managerial assistance to their “eligible portfolio companies” (as defined in the 1940 Act), which is not required by closed-end funds. The Board also noted that the Fund’s anticipated annualized distribution rate and use of leverage would be attractive to shareholders of the Fund and would be more aligned with that of registered closed-end fund peers as compared to BDC peers.

Benefits of Listing. The Board considered that the Fund’s common shares are not listed on an exchange or quoted through a quotation system and only a limited number of common shares may be repurchased pursuant to the Fund’s share repurchase program, if any. The Board also considered that the Fund’s share repurchase program has been suspended since March 2020. The Board considered that the Fund is not obligated to complete a liquidity event by a specified date, but that many Fund shareholders may desire additional liquidity for their shares. The Board considered that the listing of common shares of the Successor Fund would provide shareholders with the opportunity to obtain liquidity for their Fund shares. The Board considered that shares of closed-end funds frequently trade at a price lower than their net asset value and because the shares of the Fund have been illiquid, this risk may be more pronounced during the period shortly after the Listing Date, during which the Successor Fund’s shares may experience greater volatility and may trade at significant discounts to net asset value. The Board evaluated the success of prior direct listings by closed-end funds and BDCs, noting that while heavy selling immediately following a listing has been common in such listings, reflecting shareholders’ desire for near-term liquidity, over time, trading volumes typically decline, selling pressure eases, and share prices tend to trend higher as the market stabilizes and the investor base broadens. The Board considered management’s view that a listing could offer a balanced liquidity solution by providing existing shareholders with near-term access to liquidity while preserving the opportunity for long-term value appreciation for those who choose to remain invested. The Board also considered various case studies on closed-end fund listings and analysis of closed-end funds’ market prices relative to net asset values over time, noting that such analysis indicated that the market price of listed closed-end funds with attractive performance and distribution rates can stabilize over time. The Board carefully weighed the risks of the Fund trading at a discount to net asset value against the desire of Fund shareholders for liquidity and determined that the Reorganization would benefit shareholders by providing shareholders with the opportunity for liquidity.

Successor Fund’s Position in the Market. The Board noted that as of December 31, 2024, the Fund had total assets of approximately $2.1 billion, which would rank among the largest public credit-focused registered closed-end funds. The Board considered that a relatively higher market capitalization and float (i.e., the number of shares available for public trading) compared to peers may enhance secondary market liquidity and attract a broader investor base upon listing.

Compatibility with Registered Closed-End Fund Borrowing Requirements. The Board considered the Fund has used a modest level of borrowings relative to regulatory limits. While BDCs are permitted to borrow up to 2:1 debt-to-equity (i.e., borrow $2 dollars for every $1 of equity), as of December 31, 2024, the Fund’s debt-to-equity ratio was 0.33x. The Board noted that this level is consistent with closed-end fund peers and below the regulatory leverage limit applicable to registered closed-end funds, which is 0.5x debt-to-equity.

Anticipated Tax-Free Reorganization. The Board and the Successor Fund Board each noted that it is anticipated that shareholders of its Fund will generally not recognize gain or loss for U.S. federal income tax purposes as a result of the Reorganization, as the Reorganization is intended to qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code.

Terms of the Reorganization and Impact on Shareholders. The Board noted that the aggregate NAV of the shares of the Successor Fund that Fund shareholders will receive in the Reorganization is expected to equal the aggregate NAV of the Fund shares that Company shareholders owned immediately prior to the Reorganization, and the NAV of Fund shares will not be diluted as a result of the Reorganization.

Effect on Shareholder Rights. The Board noted that the Fund is organized as Delaware statutory trust and the Successor Fund is organized as a Delaware statutory trust. The Board also noted that the common shareholders of the Fund will have the same voting rights and rights with respect to the payment of dividends and distribution of assets upon liquidation of the Successor Fund and will have no preemptive, conversion or exchange rights.

Governing Documents. The Board considered that the Successor Fund was a newly formed entity, formed with the expectation of registering under the 1940 Act as a closed-end fund and listing its shares on a national securities exchange. Accordingly, the governing documents of the Successor Fund were tailored to operations as a listed closed-end fund.

Investment Management Fees. During the course of their deliberations, the Board thoroughly reviewed and evaluated the Successor Fund Advisory Agreement as compared to the Fund Advisory Agreement, including, but not limited to, (i) the decrease in the base management fee following the Listing Date from 1.75% of gross assets to 1.50% of the Fund’s gross assets, and the Adviser’s contractual agreement to waive a portion of the base management fee in an amount equal to 0.15% of gross assets beginning on the Listing Date and continuing for so long as the Fund remained a registered closed-end fund, (ii) the elimination of the capital gains incentive fee, and (iii) the reduction in the hurdle rate for the income incentive fee from 6.5% to 6% following the Listing Date and the change in the manner of calculation of the hurdle from a percentage of adjusted capital to a percentage of net assets, which may make it more likely that the Fund will pay an income incentive fee. However, the Board noted that this was somewhat mitigated by the Adviser’s contractual agreement to waive a portion of the income incentive fee, such that the income incentive fee would be 10% instead of 20%, beginning on the Listing Date and continuing for so long as the Fund remained a registered closed-end fund.

Included in the materials provided to and reviewed by the Board was information with respect to the base management fees and incentive fee rates paid by peer BDCs and closed-end funds and comparable incentive fee structures used by peer BDCs and closed-end funds. The Board also noted that the reduction in the base management fee and changes to income incentive fee would not take effect until the Listing Date, which is the date on which current shareholders will have been provided liquidity, and the new investors acquiring shares of the Fund in the open market know that such fee structure will be in effect.

For additional information regarding the Board considerations in approving the Successor Fund Investment Advisory Agreement see “Management of the Fund—Board Approval of Successor Fund Advisory Agreement.”

Reverse Split. The Board noted that prior to effectuating the Reorganization, the Fund would complete the Reverse Share Split. The Board considered that the Reverse Share Split would (i) enable the Fund to comply with the NYSE listing requirements, which generally mandate a minimum share price of $4.00 per share, (ii) enable the Fund meet minimum share price requirements for certain intermediaries, broker dealers and custodian, and (iii) align the share price with listed closed-end fund peers which generally range form $10 to $20 per share. In addition, the Board considered that it is anticipated that increasing the per-share net asset value may broaden the range of potential investors in the Successor Fund’s shares following the listing, thereby potentially improving the market for, and liquidity of, the Successor Fund’s common shares following the listing, and may benefit shareholders and the Fund by reducing certain per-share transaction fees and other administrative costs, such as stock exchange listing fees, following the listing.

Expected Costs of the Reorganization. The Board considered the terms and conditions of the Plan, including the estimated costs associated with the Reorganization. The Board considered the expected benefits of the Reorganization for the Fund and determined that in consideration of such benefits, it would be reasonable for the Fund to pay the costs of the Reorganization. The Board considered that the total costs of the Reorganization were estimated to be approximately $3.2 million (approximately $0.04 per common share of the Fund).

The Board considered whether the Adviser should bear a portion of the Reorganization costs and concluded that the Reorganization is proposed to benefit shareholders of the Fund and provide them with liquidity, along with the fact that the ancillary benefits to the Adviser are expected to be minimal, it would be reasonable for the Adviser not to share in the costs of the Reorganization.

Potential Benefits to the Adviser and its Affiliates. The Board recognized that the Reorganization may result in some benefits for the Adviser. The Board considered that the reduction in the hurdle rate for the income incentive fee from 6.5% to 6% following the Listing Date and the change in the manner of calculation of the hurdle from a percentage of adjusted capital to a percentage of net assets, which may make it more likely that the Fund will pay an income incentive fee. However, the Board noted that (i) the Successor Fund will not be subject to a capital gains incentive fee, (ii) that the contractual base investment management fee of the Successor Fund will be reduced following the Listing Date, and (iii) a portion of the base investment management fee and income incentive fee will be waived by the Adviser pursuant to a contractual waiver that will commence on the Listing Date and remain in effect for so long as the Fund is a registered closed-end fund.

Alternatives to the Reorganization. In reaching its decision to approve the Reorganization, the Board considered various alternatives, including, but not limited to, listing as a BDC, conducting an initial public offering, merging with an affiliated closed-end fund or BDC, merging with a non-affiliated closed-end fund or BDC, winding down the Fund and maintaining the Fund as a non-listed BDC. The Board considered that listing the Fund as a registered closed-end fund would provide Fund shareholders with a liquidity event with less time, cost and execution risk relative to other options.

Conclusion. The Board, including the Independent Trustees, approved the Reorganization, concluding that the Reorganization is in the best interests of the Fund and that the interests of existing shareholders of the Fund will not be diluted as a result of the Reorganization. The Board’s determinations were made on the basis of each Trustee’s business judgment after consideration of relevant factors taken as a whole with respect to the Fund and its shareholders, although individual Trustees may have placed different weight on various factors and assigned different degrees of importance to various factors.

U.S. Federal Income Tax Considerations with Respect to the Reorganization

The following is a summary of certain U.S. federal income tax considerations generally applicable to the Reorganization. The discussion is based upon the Code, Treasury regulations, court decisions, published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion is limited to U.S. persons who hold shares of the Fund as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular shareholder or to shareholders who may be subject to special treatment under U.S. federal income tax laws. No ruling has been or will be obtained from the IRS regarding any matter relating to the Reorganization. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects described below. This summary of U.S. federal income tax considerations is for general information only. The Fund’s shareholders should consult their own tax advisers regarding the U.S. federal income tax considerations with respect to the Reorganization, as well as the effects of state, local and non-U.S. tax laws, including possible changes in tax law.

The Reorganization is intended to qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and it is a condition to the closing of the Reorganization that the Fund receive an opinion from its tax counsel, Skadden, to the effect that the Reorganization will be treated for U.S. federal income tax purposes as a reorganization under Section 368(a)(1)(F) of the Code. The opinion of Skadden will be based on U.S. federal income tax law in effect on the Closing Date. In rendering its opinion, Skadden will also rely upon certain representations of the management of the Fund and assume, among other things, that the Reorganization will be consummated in accordance with the Plan and other operative documents and as described herein. An opinion of counsel is not binding on the IRS or any court. If the Reorganization does not qualify as a reorganization under Section 368(a)(1)(F) of the Code, the tax consequences could materially and adversely differ from those described herein.

Assuming the Reorganization qualifies as a reorganization under Section 368(a)(1)(F) of the Code, the U.S. federal income tax consequences of the Reorganization can generally be summarized as follows:

In general, the Fund will not recognize gain or loss as a consequence of the Reorganization, nor will the shareholders of the Fund recognize gain or loss as a result of their receipt of the Successor Fund’s common shares in the Reorganization. In addition, a shareholder’s tax basis for shares held in the Fund will carry over to the shares of the Successor Fund acquired in the Reorganization, and the holding period also will carry over to the Successor Fund shares received in the Reorganization. The historic tax bases and holding periods of the Fund’s assets, and the tax attributes, including capital loss carryovers, if any, of the Fund, as of the Closing Date are expected to be inherited by the Successor Fund in the Reorganization, subject to limitations under the Code.

The Successor Fund intends to continue to be taxed under the rules applicable to regulated investment companies as defined in Section 851 of the Code, which are the same rules currently applicable to the Fund.

This discussion is only a general summary of the material U.S. federal income tax considerations with respect to the Reorganization and is made without regard to the particular facts and circumstances of any shareholder. Shareholders are urged to consult their tax advisors regarding the effect, if any, of the Reorganization in light of their individual circumstances. Because the foregoing discussion relates only to the U.S. federal income tax considerations with respect to the Reorganization, shareholders of the Fund should also consult their tax advisors as to the state, local and foreign tax consequences, if any, of the Reorganization.

Management of the Funds

The Board. The role of the Fund’s Board of Trustees is to provide general oversight of the Fund’s business affairs and to exercise all of the Fund’s powers except those reserved for the shareholders. The responsibilities of the Board also include, among other things, the oversight of the Fund’s investment activities, oversight of the valuation of the Fund’s assets, oversight of the Fund’s financing arrangements and corporate governance activities.

The Board is currently comprised of six trustees, five of whom are not “interested persons,” as defined in Section 2(a)(19) of the Fund or the Adviser (the “Independent Trustees”). The members of the Board who are not Independent Trustees are referred to as interested trustees (the “Interested Trustees”). The names and ages of the Trustees and officers of the Fund, the year each was first elected or appointed to office, their principal business occupations during the last five years, the number of funds overseen by each Trustee and other directorships or trusteeships during the last five years are set forth under “Management of the Fund” in the Statement of Additional Information.

Investment Adviser. Subject to the overall supervision of the Board, the Fund is managed by the Adviser, LLC. The Adviser is an SEC-registered investment adviser headquartered in Philadelphia, Pennsylvania. The Adviser oversees the management of the Fund’s operations and is responsible for making investment decisions with respect to the Fund’s portfolio.

The Adviser acts as the investment adviser to the Fund pursuant to the Investment Advisory Agreement. Pursuant to the Investment Advisory Agreement, the Fund has agreed to pay the Adviser (i) a base management fee, generally paid quarterly in arrears, at an annual rate equal to 1.75% of the average weekly value of the Fund’s gross assets and (ii) an incentive fee comprised of two components as follows:

Capital Gains Incentive Fee: The incentive fee on capital gains is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement), equal to 20.0% of the Fund’s “incentive fee capital gains,” which are the Fund’s realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fees on capital gains. The Fund accrues the incentive fee on capital gains based on net realized and unrealized gains; however, the fee payable to the Adviser is based on realized gains and no such fee will be payable with respect to unrealized gains unless and until such gains are actually realized.

Subordinated Income Incentive Fee: The subordinated incentive fee on income under the Investment Advisory Agreement is calculated and payable quarterly in arrears and equals 20.0% of the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter subject to a hurdle rate, expressed as a rate of return on adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.5%. As a result, the Adviser will not earn this incentive fee for any quarter until the Fund’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.625%. For purposes of this fee, “adjusted capital” means cumulative gross proceeds generated from sales of the Fund’s common shares (including proceeds from its distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Fund’s investments paid to shareholders and amounts paid for share repurchases pursuant to the Fund’s share repurchase program. Once the Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Fund’s pre-incentive fee net investment income for such quarter equals 2.031%, or 8.125% annually, of adjusted capital. This “catch-up” feature will allow the Adviser to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Adviser will be entitled to receive 20.0% of the Fund’s pre-incentive fee net investment income.

After the Reorganization, the Adviser will continue in its current role as investment adviser to the Fund with respect to the Successor Fund. The Successor Fund will pay the Adviser a base management fee, payable quarterly in arrears, at an annual rate equal to (i) 1.75% of the average daily value of the Successor Fund’s gross assets during such quarter for any quarter ending before the Listing Date, or (ii) 1.50% of the average daily value of the Successor Fund’s gross assets during such quarter for any quarter ending after the Listing Date. Effective on the Listing Date and for so long as the Successor Fund is a registered closed-end fund, the Adviser has contractually agreed to waive a portion of the Successor Fund’s base management fee such that the base management fee shall not exceed an amount equal to the annual rate of 1.35% of the Successor Fund’s average daily gross assets. Amounts waived by the Adviser will not be subject to recoupment from the Successor Fund.

In addition, the Successor Fund will pay the Adviser an incentive fee based on income, calculated and payable quarterly in arrears and, for any quarter ending before the Listing Date, equal to 20.00% of the Successor Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter subject to a hurdle rate, expressed as a rate of return on adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.5%. As a result, the Adviser will not earn this incentive fee for any quarter until the Successor Fund’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.625%. For purposes of this fee, “adjusted capital” means cumulative gross proceeds generated from sales of common shares by the Successor Fund (or the Fund as the predecessor of the Successor Fund) (including proceeds from its distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Successor Fund’s (or the Fund’s as the predecessor of the Successor Fund) investments paid to shareholders and amounts paid for share repurchases pursuant to the Successor Fund’s (or the Fund’s as the predecessor of the Successor Fund) share repurchase program. Once the Successor Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Successor Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Successor Fund’s pre-incentive fee net investment income for such quarter equals 2.031%, or 8.125% annually, of adjusted capital. This “catch-up” feature will allow the Adviser to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Adviser will be entitled to receive 20.0% of the Successor Fund’s pre-incentive fee net investment income. For any quarter ending after the Listing Date, the incentive fee on income is calculated and payable quarterly in arrears and equals 20.0% of the Successor Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter subject to a hurdle rate, expressed as a rate of return on net assets, equal to 1.5% per quarter, or an annualized hurdle rate of 6.0%. As a result, the Adviser will not earn this incentive fee for any quarter until the Successor Fund’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.5%. Once the Successor Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Successor Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Successor Fund’s pre-incentive fee net investment income for such quarter equals 1.875%, or 7.5% annually, of net assets. This “catch-up” feature will allow the Adviser to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Adviser will be entitled to receive 20.0% of the Successor Fund’s pre-incentive fee net investment income.

While the incentive fee on income of the Fund and the Successor Fund prior to the Listing Date will be subject to a hurdle rate equal to a percentage of “adjusted capital” as defined above, the incentive fee on income of the Successor Fund after the Listing Date will be subject to a hurdle rate expressed as a rate of return on net assets, which will have the effect of making it more likely that the Successor Fund’s pre-incentive fee net investment income will exceed the hurdle rate and therefore more likely that the Successor Fund will pay an incentive fee on income.

The Adviser has contractually agreed to waive a portion of the Successor Fund’s incentive fee in an amount equal to 10.00% of the Successor Fund’s pre-incentive fee net investment income for so long as the Fund is a registered closed-end fund. Additionally, while the waiver is in effect, for purposes of calculating the Successor Fund’s incentive fee on income, the Successor Fund’s pre-incentive fee net investment income will be subject to a hurdle rate equal to 1.50% per quarter, or 6.0% annualized. Such waiver will remain in effect for so long as the Successor Fund is a registered closed-end fund. As a result, the Adviser will not earn this incentive fee for any quarter until the Successor Fund’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.5%. Once the Successor Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Successor Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Successor Fund’s pre-incentive fee net investment income for such quarter equals 1.667%, or 6.667% annually, of net assets. This “catch-up” feature will allow the Adviser to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Adviser will be entitled to receive 10.00% of the Successor Fund’s pre-incentive fee net investment income. Amounts waived by the Adviser will not be subject to recoupment from the Successor Fund. The Successor Fund will not pay any capital gains incentive fee.

Because the base management fee is based upon a percentage of the applicable Fund’s gross assets, the base management fee will be higher if such Fund employs leverage. Therefore, the Adviser will have a financial incentive to use leverage, which may create a conflict of interest between the Adviser and the common shareholders.

Pursuant to the Investment Advisory Agreement, the Adviser is responsible for managing the portfolio of the Fund in accordance with its stated investment objective and policies, making investment decisions for the Fund and managing the other business and affairs of the Fund, all subject to the supervision and direction of the Fund’s Board of Trustees. In addition, the Adviser furnishes offices, necessary facilities and equipment on behalf of the Fund; provides personnel, including certain officers required for the Fund’s administrative management; and pays the compensation of all officers and Trustees of the Fund who are its affiliates.

In addition to the base management fee and the incentive fee, the Fund pays all other costs and expenses of its operations, including the compensation of its Trustees (other than those affiliated with the Adviser); the fees and expenses of the Fund’s sub-administrator, custodian, transfer agent and registrar and distribution disbursing agent; legal fees; leverage expenses (if any); rating agency fees (if any); listing fees and expenses; fees of independent auditors; expenses of repurchasing shares; expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies; and taxes, if any.

Board Approval of Successor Fund Advisory Agreement. At a meeting of the Board of Trustees of the Fund and the Successor Fund held on March 5, 2025, the Board of Trustees of the Successor Fund, including a majority of the Independent Trustees of the Successor Fund, considered and approved the continuation of the Successor Fund Advisory Agreement with the Adviser. In approving the Successor Fund Advisory Agreement, the Board considered information furnished and discussed throughout the year at meetings of the Fund’s Board of Trustees and executive sessions with management and counsel, including information specifically provided for the consideration of the reapproval of the Fund Advisory Agreement and the approval of the Successor Fund Advisory Agreement in response to requests for information from the Independent Trustees and their independent legal counsel.

In their deliberations, the Board considered a range of materials and information regarding the nature, extent and quality of services provided by the Adviser; the past performance of the Fund compared to relevant indices, other funds advised by the Adviser or its affiliates that were relatively comparable to the Fund in terms of structure, investment objectives, assets under management, portfolio mix and/or other similar criteria (the “Other FS Funds”) and third-party closed-end funds and BDCs that the Adviser believed were relatively comparable to the Fund in terms of structure, investment objectives, assets under management, portfolio mix and/or other similar criteria (the “Peer Funds”); the fees and expenses of the Successor Fund compared to the Fund, Other FS Funds and the Peer Funds; the possibility of economies of scale that could be passed on to the Successor Fund; the anticipated profitability of the Adviser; the terms of the proposed Adviser Transaction; and the terms of the Proposed Reorganization. The Board also considered information related to potential “fall out” or ancillary benefits enjoyed by the Adviser (and its affiliates) as a result of its relationship with the Successor Fund. In addition to evaluating, among other things, the written information provided by FS Global Advisor, the Board also considered presentations from the Adviser and the answers to questions posed by the Board to representatives of the Adviser at the meeting. The Board noted that in light of the continuity of the investment strategy and the FS professionals of the Successor Fund relative to the Fund following the Reorganization and the Adviser Transaction, the Independent Trustees’ consideration of information relating to the Fund remained relevant to their evaluation of the Successor Fund Advisory Agreement.

The Independent Trustees also met separately in an executive session with their independent legal counsel to review and consider the information provided regarding the Successor Fund Advisory Agreement.

Based on their review, the Board and the Independent Trustees concluded that it was in the best interests of the Successor Fund and its shareholders to approve the Successor Fund Advisory Agreement. In their deliberations, the Board did not identify any single factor or group of factors as all-important or controlling, but considered all factors together. The material factors and conclusions that formed the basis for the Board’s determinations are discussed below.

Nature, Extent and Quality of Services. With respect to the nature, extent and quality of services to be provided by the Adviser to the Successor Fund, the Independent Trustees reviewed information describing the financial strength, experience, resources, compliance programs, and key personnel of the Adviser (and its affiliates), including the personnel who provide investment management services to the Fund currently. The Independent Trustees recognized the significant investment of time, capital and human resources provided by the Adviser, and also recognized the Adviser’s financial strength and continued efforts to develop and allocate resources necessary to continue manage the Fund and that has resulted in the successful operation and management of the Fund since converting from an energy-focused BDC to a diversified credit BDC. The Independent Trustees considered, among other things, the Adviser’s professional staffing, recognizing the quality of the Adviser’s investment professionals and the expertise of the Adviser in determining appropriate investments. The Board also noted the administrative services the Adviser provides to the Fund, and will provide to the Successor Fund, including general ledger accounting, fund accounting, legal services, investor relations and other administrative services. The Independent Trustees considered the Adviser’s transparency and professionalism, particularly through exploring strategic alternatives for the Fund.

The Independent Trustees also considered the proposed change to the structure of the Adviser as a result of the Adviser Transaction when considering whether to approve the Successor Fund Advisory Agreement. The Independent Trustees noted that FS was planning to acquire EIG’s interest in the Adviser concurrently with the Reorganization. The Independent Trustees noted that, since the Fund’s repositioning to a diversified credit strategy, the energy and power companies held by the Fund have decreased substantially. In light of this, the Independent Trustees considered that the capabilities of EIG in managing the energy assets held by the Fund are no longer critical to the functioning of the Fund and that the investment management capabilities of the Adviser’s personnel would be able to manage the remaining energy and power investments left in the Fund.

The Independent Trustees determined that they were satisfied with the nature, quality and extent of services provided by the Adviser to the Company, the expertise and capabilities of the Adviser’s personnel, the financial strength of the Adviser and continued efforts to develop and allocate resources necessary to continue to manage the Fund’s and the Successor Fund’s portfolio.

Investment Performance. The Board and the Independent Trustees considered the Adviser’s explanations as to the Fund’s historical investment performance both while the Fund was focused on energy and power companies and after the Fund converted to a diversified credit Fund. The Independent Trustees determined that they were satisfied with the Fund’s performance as compared to the performance of relevant benchmark indices, Other FS Funds and the Peer Funds. The Board and the Independent Trustees noted that the Fund has limited performance information under its new diversified credit investment strategy; however, the Fund’s one-year performance information is in line with the average of its Peer Group. The Independent Trustees also considered the Adviser’s explanation that the Fund’s performance since it started to invest in diversified credit performed consistent with its expectations.

Fees and Expenses; Profitability. With regard to the Successor Fund’s proposed advisory fee and anticipated expense ratio both before and after the Listing, the Independent Trustees considered the changes to the advisory fees for the Successor Fund as compared to the current Fund both before and after listing, including that: (i) the base management fee of the Successor Fund will be less than the current base management fee of the Fund after the Listing Date; (ii) the differences in the hurdle rate for the income incentive fee, which may make it more likely that the Successor Fund, following the Listing Date, will pay an income incentive fee; and (iii) the removal of the capital gains incentive fee. In addition, the Independent Trustees considered that the Adviser has contractually agreed to waive a portion of the base management fee and income incentive fee beginning upon the Listing Date and continuing for so long as the Successor Fund is a registered closed-end fund. The Independent Trustees also considered the advisory fees and expense ratios both before and after the anticipated leverage of the Successor Fund. The Independent Trustees reviewed and considered comparative fee information of the Successor Fund’s fee against the Fund’s current peer group as an unlisted BDC and the Successor Fund’s peer group as a listed closed-end fund. The Trustees noted that the base management fee, income incentive fee and anticipated total expense ratio of the Successor Fund are generally in-line with or slightly above its peers. The Independent Trustees also acknowledged the Adviser’s financial strength and the continued efforts to develop and allocate resources necessary to continue to successfully manage the Successor Fund. The Board then reviewed the profitability information provided by the Adviser for the Successor Fund and the methodology for determining profitability.

The Board determined that, based on the information reviewed and taking into consideration the benefits to Fund shareholders of the Proposed Reorganization and the Listing, the Adviser’s management fees and profitability were reasonable in relation to the services to be rendered to the Successor Fund by the Adviser.

Economies of Scale. The Board discussed whether economies of scale may be realized as the Successor Fund grows and whether the Fund’s fee levels reflect these economies of scale for the benefit of Fund shareholders. The Board noted management’s discussion that given the Successor Fund’s investment model, the Adviser was less likely in relation to the Successor Fund than conventional mutual funds to achieve significant economies of scale with respect to its advisory function. The Board also noted the Adviser’s commitment to monitor economies of scale on an ongoing basis.

Other Benefits. The Board considered other benefits that may accrue to the Adviser and its affiliates from their relationships with the Successor Fund, including, among other things, the ability of the Adviser’s and its affiliates’ other funds to co-invest in certain privately negotiated transactions in accordance with the co-investment orders.

Overall Conclusions. Based on all of the information considered and the conclusions reached, the Board, including a majority of the Independent Trustees, determined that the terms of the Successor Fund Advisory Agreement are fair and reasonable and that the approval of the Successor Fund Advisory Agreement is in the best interests of the Successor Fund and its shareholders. The Board, including a majority of the Independent Trustees, approved the Successor Fund Advisory Agreement.

Portfolio Managers of the Successor Fund. Following the Reorganization, the FS-appointed members of the investment committee of the Adviser who manage the Fund’s portfolio will continue to manage the Successor Fund’s portfolio. The FS-appointed members are Andrew Beckman, Nicholas Heilbut and Robert Hoffman, each of whom will continue to serve as portfolio managers of the Successor Fund.

The Statement of Additional Information provides additional information about the portfolio managers’ compensation of, other accounts managed and ownership of securities in the Fund by each portfolio manager of the Successor Fund.

Other Service Providers. Certain other service providers for the Fund are as follows:

Service	Service Providers to the Fund
Custodian	State Street Bank and Trust Company
Transfer Agent and Registrar	SS&C GIDS, Inc.
Distribution Disbursing Agent	SS&C GIDS, Inc.
Administrator	Adviser
Sub-Administrator	State Street Bank and Trust Company
Independent Registered Public Accounting Firm	Ernst & Young LLP
Counsel to the Independent Trustees	Stradley Ronon Stevens & Young, LLP

All securities owned by the Fund and all cash, including proceeds from the sale of securities in the Fund’s investment portfolio, are held by State Street Bank and Trust Company, One Congress Street, Boston, Massachusetts 02114, as custodian. State Street also serves as sub-administrator.

SS&C GIDS, Inc., which has its principal office at 801 Pennsylvania Ave., Suite 219095, Kansas City, Missouri 64105, serves as the Fund’s transfer agent and registrar to the Fund and as distribution disbursing agent for the common shares of the Fund.

It is not anticipated that the Reorganization will result in any change in the organizations providing services to the Fund as set forth above. As a result of the Reorganization, the service providers to the Fund are anticipated to be the service providers to the Successor Fund.

Capitalization

The tables below set forth the capitalization of the Fund as of December 31, 2024 and the pro forma capitalization of the Successor Fund as if the Reorganization had occurred on the first day of the 12-month period ended December 31, 2024.

Capitalization as of December 31, 2024 (Unaudited)

	Fund		Adjustment for Reverse Share Split(b)	Adjustments for Reorganization(c)	Pro Forma Successor Fund
Net assets	$1,503,456,000		--	$(3,200,000)	$1,500,256,000
Common shares outstanding	455,506,155	(a)	(379,588,423)	--	75,917,693
NAV per share	$3.30		--	--	$19.76

(a)	Based on 455,506,155 outstanding common shares as of December 31, 2024.

(b)	Reflects adjustments due to 6-for-1 reverse share split that occurred May 15, 2025

(c)	Reflects non-recurring aggregate estimated Reorganization costs of $3,200,000 borne by the Fund. The actual costs associated with the proposed Reorganization may be more or less than the estimated costs discussed herein.

Capital Loss Carryforwards

As of December 31, 2024, the Predecessor Fund had short-term and long-term capital loss carryforwards available to offset future realized capital gains of approximately $77 million and $1.5 billion respectively. By reason of the Reorganization, the Successor Fund will succeed to and take into account the capital loss carryforwards of the Predecessor Fund. Subject to certain limitations, capital loss carryforwards may be used to offset future recognized capital gains.

Section 382 of the Internal Revenue Code (the “Code”) imposes an annual limitation on the ability of a corporation, including a RIC, that undergoes an “ownership change” to use its capital loss carryforwards. Generally, an ownership change occurs if certain five percent shareholders and public groups increase their ownership in us by, collectively, 50 percentage points or more during a three-year period. The listing may make it more likely that future transactions involving the common shares of the Successor Fund, including transfers by existing shareholders, could result in such an ownership change. Accordingly, there can be no assurance that an ownership change limiting the ability of the Successor Fund to use capital loss carryforwards (and built-in, unrecognized losses, if any) will not occur in the future. Such a limitation would, for any given year, have the effect of potentially increasing the amount of the Successor Fund’s U.S. federal net capital gains for such year and, hence, the amount of capital gains dividends the Successor Fund would need to distribute to remain a RIC and to avoid U.S. income and excise tax liability.

Portfolio Turnover

The Fund buys and sells securities to seek to accomplish its investment objectives. Portfolio turnover generally involves some expense to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. Higher portfolio turnover may decrease the after-tax return to individual investors in the Fund to the extent it results in a decrease of the long-term capital gains portion of distributions to shareholders. The Fund’s portfolio turnover for the past two fiscal years ended December 31, 2024 and 2023 was 68.24% and 45.84%, respectively.

Additional Information About the Common Shares of the Funds

Shareholders of each Fund are entitled to share equally in dividends declared by such Fund’s Board as payable to holders of the Fund’s common shares and in the net assets of the Fund available for distribution to holders of the common shares. Shareholders do not have preemptive or conversion rights and each Fund’s common shares are not redeemable. The outstanding common shares of the Fund are, and the common shares of the Successor Fund will be, fully paid and nonassessable, except as provided under such Fund’s declaration of trust.

There is currently no market for the Fund’s common shares. In November 2016, the Fund closed its continuous public offering of common shares to new investors. Following the closing of the Fund’s continuous public offering, the Fund continued to issue shares pursuant to its distribution reinvestment plan until it was terminated effective September 15, 2023.

The Listing. Following the Reorganization, the Successor Fund intends to list its common shares on the NYSE under the ticker symbol “FSSL.” During the period following the closing of the Reorganization but prior to the listing of the common shares of the Successor Fund on the NYSE, the Successor Fund does not expect that there will be a secondary market for its common shares. Because the Successor Fund is a closed-end fund, its common shares are not redeemable at the option of shareholders, and they are not exchangeable for securities of any other fund. Therefore, Successor Fund shareholders may not be able to sell their Successor Fund common shares promptly or at a desired price.

Following the listing of the Successor Fund’s common shares on the NYSE, investors will typically purchase and sell common shares of the Successor Fund through a registered broker-dealer on the NYSE, thereby incurring a brokerage commission set by the broker-dealer. Alternatively, investors may purchase or sell common shares of each of the Funds through privately negotiated transactions.

In the Reorganization, Fund shareholders holding fractional shares of the Fund will receive a corresponding fractional share of the Successor Fund in the Reorganization. However, following the Listing Date, when a shareholder’s Successor Fund common shares are transferred from the books of the Successor Fund’s transfer agent to a broker or other financial intermediary, the Successor Fund’s transfer agent will aggregate the fractional shares of such transferring shareholders and sell the resulting whole shares on the NYSE for the account of all applicable shareholders entitled to receive such fractional shares, and each applicable shareholder will be entitled to a pro rata share of the proceeds from such sale net of brokerage commissions.

No portion of the Successor Fund’s common shares will be subject to any lock-up period following the listing on the NYSE.

The common shares of the Successor Fund are designed primarily for long-term investors, and the Successor Fund should not be viewed as a vehicle for trading purposes.

Determination of Net Asset Value. Prior to the listing of its common shares on the NYSE, the Successor Fund will determine its net asset value (“NAV”) per common share quarterly. Following such listing, the Successor Fund intends to determine its NAV per common share on each day that the NYSE is open for business as of the close of the regular trading session on the NYSE. The Successor Fund will calculate its NAV per common share by subtracting liabilities (including accrued expenses and distributions) from its total assets (the value of securities, plus cash and other assets, including interest and distributions accrued but not yet received) and dividing the result by the total number of outstanding common shares.

Valuation of Portfolio Investments. The Fund determines the net asset value, or NAV, of its common stock on each day that the NYSE is open for business as of the close of the regular trading session on the NYSE. The Fund calculates the NAV of its common stock by subtracting liabilities (including accrued expenses and distributions) from the total assets of the Fund (the value of securities, plus cash and other assets, including interest and distributions accrued but not yet received) and dividing the result by the total number of its outstanding shares of common stock. The Fund’s assets and liabilities are valued in accordance with the principles set forth below.

Each Fund’s Board is responsible for overseeing the valuation of the Fund’s portfolio investments at fair value as determined in good faith pursuant to the Adviser’s valuation policy (the “Valuation Policy”). Under the Valuation Policy, the Board has designated the Adviser to be the Fund’s valuation designee, with day-to-day responsibility for implementing the portfolio’s valuation process set forth in the Valuation Policy subject to the oversight of the Board. The audit committee of the Board is responsible for overseeing the Adviser’s implementation of the Fund’s valuation process. Portfolio securities and other assets for which market quotes are readily available are valued at market value. In circumstances where market quotes are not readily available, the Adviser has adopted methods for determining the fair value of such securities and other assets, pursuant to the responsibility for applying such fair valuation methods that has been designated to it by the Board. In connection with the valuation process, the Board receives valuation reports from the Adviser as valuation designee on a quarterly basis.

Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosure (“ASC Topic 820”), issued by the Financial Accounting Standards Board, or FASB, clarifies the definition of fair value and requires companies to expand their disclosure about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 also establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets for identical securities; Level 2, which includes inputs such as quoted prices for similar securities in active markets and quoted prices for identical securities where there is little or no activity in the market; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Funds expect that their portfolios will primarily consist of securities listed or traded on a recognized securities exchange or automated quotation system, or exchange-traded securities, or securities traded on a privately negotiated over-the-counter secondary market for institutional investors for which indicative dealer quotes are available, or over-the-counter (“OTC”) securities. The Funds also may invest in certain illiquid securities issued by private companies and/or thinly traded public companies. These investments are generally subject to restrictions on resale and ordinarily have not established a trading market.

For purposes of calculating NAV, the Funds uses the following valuation methods:

•	The market value of each exchange-traded security is the last reported sale price at the relevant valuation date on the composite tape or on the principal exchange on which such security is traded.

•	If no sale is reported for an exchange-traded security on the valuation date or if a security is an OTC security, the Fund values such investments using quotations obtained from an approved independent third-party pricing service, which provides prevailing bid and ask prices that are screened for validity by such service from dealers on the valuation date. If a quoted price from such pricing service is deemed by the Adviser to be unreliable (and therefore, not readily available), the Adviser may recommend that the investment may be fair valued by some other means, including, but not limited to, a valuation provided by an approved independent third-party valuation service or by the Adviser’s Fair Value Committee (the “Fair Value Committee”). For investments for which an approved independent third-party pricing service is unable to obtain quoted prices, the Fund may obtain bid and ask prices directly from dealers who make a market in such securities. In all cases, investments are valued at the mid-point of the prevailing bid-ask range obtained from such sources unless there is a compelling reason to use some other value within the bid-ask range and the justification thereof is documented and retained by the Adviser

•	To the extent that the Fund holds investments for which no active secondary market exists and, therefore, no bid and ask prices can be readily obtained, the Fund will value such investments at fair value as determined in good faith by the Adviser, under the oversight of the Board, in accordance with the Valuation Policy. In making such determination, it is expected that the Adviser may rely upon valuations obtained from an approved independent third-party valuation service. With respect to these investments for which market quotations are not readily available, the Fund undertakes a multi-step valuation process each quarter, as described below:

•	The quarterly fair valuation process begins with the Adviser facilitating the delivery of updated quarterly financial and other information relating to each investment to the independent third-party valuation service;

•	The independent third-party valuation service then reviews and analyzes the information, along with relevant market and economic data, and determines proposed valuations for each investment according to the valuation methodologies in the Valuation Policy and communicates the information to the Advisor in the form of a valuation range;

•	The Adviser then reviews the preliminary valuation information for each portfolio company or investment and provides feedback about the accuracy, completeness and timeliness of the valuation-related inputs considered by the independent third-party valuation service and any suggested revisions thereto prior to the independent third-party valuation service finalizing its valuation range;

•	The Adviser then provides the audit committee of the Board with valuation-related information for each investment along with any applicable supporting materials and other information that is relevant to the fair valuation process;

•	The audit committee of the Board meets with the Adviser to receive the relevant quarterly reporting and to discuss any questions from the audit committee in connection with the audit committee’s role in overseeing the fair valuation process; and preliminary valuations will then be presented to and discussed with the audit committee of the Board;

•	Following the completion of fair valuation oversight activities, the audit committee of the Board, with assistance from the Adviser, provides the Board with a report regarding the quarterly valuation process.

Determination of fair value involves subjective judgments and estimates. Accordingly, the notes to the Funds’ consolidated financial statements refer to the uncertainty with respect to the possible effect of such valuations and any change in such valuations on the Fund’s consolidated financial statements. In making its determination of fair value, the Adviser may use any independent third-party pricing or valuation service, for which it has performed the appropriate level of due diligence. However, the Adviser shall not be required to determine fair value in accordance with the valuation provided by any single source, and may use any relevant data, including information sourced by the Adviser, or from any approved independent third-party valuation or pricing service, that the Adviser deems to be reliable in determining fair value under the circumstances.

Below is a description of factors that the Adviser, any approved independent third-party valuation service and the audit committee of the Board may consider when determining the fair value of the Fund’s investments.

The valuation methods utilized for each portfolio company may vary depending on industry and company-specific considerations. Typically, the first step is to make an assessment as to the enterprise value of the portfolio company’s business in order to establish whether the portfolio company’s enterprise value is greater than the amount of its debt as of the valuation date. This analysis helps to determine a risk profile for the applicable portfolio company and its related investments, and the appropriate valuation methodology to utilize as part of the security valuation analysis. The enterprise valuation may be determined using a market or income approach.

Valuation of fixed income investments, such as loans and debt securities, depends upon a number of factors, including prevailing interest rates for like securities, expected volatility in future interest rates, call features, put features and other relevant terms of the debt. For investments without readily available market prices, the Fund may incorporate these factors into discounted cash flow models to arrive at fair value. Other factors that may be considered include the borrower’s ability to adequately service its debt, the fair market value of the borrower in relation to the face amount of its outstanding debt and the quality of collateral securing the borrower’s debt.

For convertible debt securities, fair value will generally approximate the fair value of the debt plus the fair value of an option to purchase the underlying security (i.e., the security into which the debt may convert) at the conversion price. To value such an option, a standard option pricing model may be used.

Valuation of Collateralized Loan Obligation, or CLO, subordinated notes considers a variety of relevant factors, including recent purchases and sales known to the Adviser in similar securities and output from a third-party financial model. The third-party financial model contains detailed information on the characteristics of CLOs, including recent information about assets and liabilities, and is used to project future cash flows. Key inputs to the model include assumptions for future loan default rates, recovery rates, prepayment rates, reinvestment rates and discount rates. These are determined by considering both observable and third-party market data and prevailing general market assumptions and conventions.

The Fund’s equity interests in companies for which there is no liquid public market are valued at fair value. Generally, the value of the Fund’s equity interests in public companies for which market quotations are readily available will be based upon the most recent closing public market price.

When the Fund receives warrants or other equity securities at nominal or no additional cost in connection with an investment in a debt security, the cost basis in the investment will be allocated between the debt securities and any such warrants or other equity securities received at the time of origination. The Board will subsequently value the warrants or other equity securities received at fair value.

When utilized, derivatives will be priced in the same manner as securities and loans, i.e. primarily by approved independent third-party pricing services, or secondarily through counterparty statements if there are no prices available from such pricing services. With respect to credit derivatives, where liquidity is limited due to the lack of a secondary market for the underlying reference obligation and where a price is not provided by an approved independent third-party pricing service, such derivatives will be valued after considering, among other factors, the valuation provided by the counterparty with which the Fund has established the position. For other over-the-counter derivatives, the value of the underlying securities, among other factors, will be reviewed and considered by the Adviser in determining the appropriate fair value.

Forward foreign currency exchange contracts typically will be valued at their quoted daily prices obtained from an independent third party. Swaps (other than centrally cleared) typically will be valued using valuations provided by an approved independent third-party pricing service. Such valuations generally will be based on the present value of fixed and projected floating rate cash flows over the term of the swap contract and, in the case of credit default swaps, generally will be based on credit spread quotations obtained from broker-dealers and expected default recovery rates determined by the approved independent third-party pricing service using proprietary models. Future cash flows will be discounted to their present value using swap rates provided by electronic data services or by broker-dealers. Centrally cleared swaps are valued at the daily settlement price provided by the central clearing counterparty. The aggregate settlement values and notional amounts of the forward foreign currency exchange contracts and swap contracts are not recorded in the consolidated statement of assets and liabilities. Fluctuations in the value of the forward foreign currency exchange contracts and swap contracts are recorded in the consolidated statement of assets and liabilities as an asset (liability) and in the consolidated statement of operations as unrealized appreciation (depreciation) until the contracts are closed, when they are recorded as net realized gains (losses).

Distribution Reinvestment Plan. The Fund previously adopted a distribution reinvestment plan, which was terminated effective September 15, 2023.

Pursuant to the Successor Fund’s Distribution Reinvestment Plan (the “DRP”), following the listing of the common shares of the Successor Fund, the Successor Fund will reinvest all cash dividends or distributions declared by the Board of Trustees on behalf of shareholders who do not elect to receive their distributions in cash. As a result, if the Board of Trustees declares a distribution, then shareholders who have not elected to “opt out” of the DRP will have their distributions automatically reinvested in additional common shares of the Successor Fund.

Following the listing of the common shares of the Successor Fund on the NYSE, the Successor Fund’s DRP will become effective, and with respect to each distribution pursuant to the DRP, the Successor Fund reserves the right to either issue new common shares or purchase common shares in the open market in connection with implementation of the DRP. Unless the Successor Fund, in its sole discretion, otherwise directs the plan administrator, (A) if the per share market price (as defined in the DRP) is equal to or greater than the estimated net asset value per share (rounded up to the nearest whole cent) of the Successor Fund’s common shares on the payment date for the distribution, then the Successor Fund will issue common shares at the greater of (i) net asset value per share or (ii) 95% of the market price; or (B) if the per share market price is less than the net asset value per share, then, in the sole discretion of the Successor Fund, (i) common shares will be purchased in open market transactions for the accounts of participants to the extent practicable, or (ii) the Successor Fund will issue common shares at net asset value per share. Pursuant to the terms of the DRP, the number of common shares to be issued to a participant will be determined by dividing the total dollar amount of the distribution payable to a participant by the price per share at which the Successor Fund issues such shares; provided, however, that shares purchased in open market transactions by the plan administrator will be allocated to a participant based on the average purchase price, excluding any brokerage charges or other charges, of all common shares purchased in the open market.

If a shareholder receives distributions in the form of common shares pursuant to the DRP, such shareholder generally will be subject to the same federal, state and local tax consequences as if it elected to receive distributions in cash. If the Successor Fund’s common shares are trading at or below net asset value, a shareholder receiving distributions in the form of additional common shares will be treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash. If the Successor Fund’s common shares are trading above net asset value, a shareholder receiving distributions in the form of additional common shares will be treated as receiving a distribution in the amount of the fair market value of the Successor Fund’s common shares. The shareholder’s basis for determining gain or loss upon the sale of common shares received in a distribution will be equal to the total dollar amount of the distribution payable to the shareholder. Any common shares received in a distribution will have a holding period for tax purposes commencing on the day following the day on which the common shares are credited to the shareholder’s account.

The Successor Fund reserves the right to amend, suspend or terminate the DRP. A shareholder may terminate its account under the DRP by notifying the plan administrator in writing. All correspondence concerning the DRP should be directed to the plan administrator by mail at New FS Specialty Lending Fund, c/o SS&C GIDS, Inc. A shareholder may obtain a copy of the DRP by request to the plan administrator or by contacting the Successor Fund.

Reverse Share Split. At a meeting held on April 22, 2025, based on the recommendations of management, the Board of Trustees approved a 6-for-1 reverse share split with respect to the Fund’s common shares (the “Reverse Share Split”). The Reverse Share Split occurred on may 15, 2025, prior to the Record Date. Fund management and the Board of Trustees determined that it was in the best interest of both the Fund and its shareholders to effect the Reverse Share Split. A reverse share split is a combination of a greater number of outstanding shares into a lesser number of outstanding shares. As of the effective time of Reverse Share Split, every six common shares of the Fund were combined into one share, and each shareholder’s common shares automatically converted into a number of common shares equal to the number of common shares of the Fund held immediately prior to the Reverse Share Split divided by six. In effect, the Reverse Share Split reduced the number of common shares of the Fund outstanding while maintaining the Fund’s and each shareholder’s aggregate net asset value. Immediately following the Reverse Share Split, each shareholder of record held the same percentage of the Fund’s outstanding common shares as held immediately prior to the Reverse Share Split.

The Reverse Share Split did not result in a taxable transaction for holders of the Fund shares.

The Reverse Share Split had the effect of increasing the net asset value per share of the Fund. It is anticipated that increasing the per-share net asset value may broaden the range of potential investors in the Successor Fund’s shares, thereby potentially improving the market for, and liquidity of, the Successor Fund’s common shares following the listing. In addition, the reverse share splits may benefit shareholders and the Fund by reducing certain per-share transaction fees and other administrative costs, such as stock exchange listing fees.

Distributions

Following the listing, subject to applicable legal restrictions and the sole discretion of the Board of Trustees, the Successor Fund intends to declare and pay regular cash distributions on a monthly or quarterly basis in 2025, as determined by the Board of Trustees, and on a monthly basis commencing in January 2026.

From time to time, the Successor Fund may also pay special interim distributions in the form of cash or common shares at the discretion of the Board of Trustees. The timing and amount of any future distributions to shareholders are subject to applicable legal restrictions and the sole discretion of the Board of Trustees.

During certain periods, the Successor Fund’s distributions may exceed the Successor Fund’s earnings. As a result, it is possible that a portion of the distributions the Successor Fund makes may represent a return of capital. A return of capital generally is a return of a shareholder’s investment rather than a return of earnings or gains derived from the Successor Fund’s investment activities. Each year a statement on Form 1099-DIV identifying the sources of the distributions will be mailed to the Successor Fund’s shareholders.

The Successor Fund intends to make the Successor Fund’s regular distributions in the form of cash, out of assets legally available for distribution, except for those shareholders who receive their distributions in the form of common shares of the Successor Fund under the Successor Fund’s distribution reinvestment plan. Any distributions reinvested under the plan will nevertheless remain taxable to a U.S. shareholder.

The Successor Fund intends to qualify annually to be subject to tax as a RIC under Subchapter M of the Code. In order to maintain RIC tax treatment, the Successor Fund must, among other things, make distributions treated as dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the Successor Fund’s investment company taxable income, determined without regard to any deduction for distributions paid, each tax year. As long as the distributions are declared by the later of the fifteenth day of the ninth month following the close of a tax year or the extended due date of the tax return for such tax year, including extensions, distributions paid up to twelve months after the current tax year generally can be carried back to the prior tax year for determining the distributions paid in such tax year. The Successor Fund intends to make sufficient distributions treated as dividends for U.S. federal income tax purposes to the Successor Fund’s shareholders to qualify for and maintain the Successor Fund’s RIC tax status each tax year. The Successor Fund is also subject to a 4% nondeductible federal excise taxes on certain undistributed income unless the Successor Fund makes distributions in a timely manner to the Successor Fund’s shareholders generally of an amount at least equal to the sum of (1) 98% of the Successor Fund’s net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of the Successor Fund’s capital gain net income, which is the excess of capital gains in excess of capital losses, or “capital gain net income” (adjusted for certain ordinary losses), for the one-year period ending October 31 of that calendar year and (3) any net ordinary income and capital gain net income for the preceding years that were not distributed during such years and on which the Successor Fund incurred no U.S. federal income tax. Any distribution treated as dividends for U.S. federal income tax purposes that is declared by the Successor Fund during October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been paid by us, as well as received by the Successor Fund’s U.S. shareholders, on December 31 of the calendar year in which the distribution was declared. The Successor Fund can offer no assurance that the Successor Fund will achieve results that will permit the Successor Fund to pay any cash distributions. If the Successor Fund issues senior securities, the Successor Fund will be prohibited from making distributions if doing so causes the Successor Fund to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of the Successor Fund’s borrowings.

Pursuant to the Successor Fund’s distribution reinvestment plan, the Successor Fund will reinvest all cash dividends or distributions declared by the Board of Trustees on behalf of shareholders who do not elect to receive their distributions in cash. As a result, if the Board of Trustees declares a distribution, then shareholders who have not elected to “opt out” of the Successor Fund’s distribution reinvestment plan will have their distributions automatically reinvested in additional Successor Fund common shares. See “—Distribution Reinvestment Plan” above.

Certain Provisions of the Governing Documents

Each Fund presently has provisions in its governing documents which could have the effect of limiting, in each case, (i) the ability of other entities or persons to acquire control of the applicable Fund, (ii) the applicable Fund’s freedom to engage in certain transactions or (iii) the ability of the applicable Fund’s trustees or shareholders to amend the governing documents or effectuate changes in such Fund’s management. These provisions of the governing documents of the Funds may be regarded as “anti-takeover” provisions.

Following the listing, the Board of Trustees of the Successor Fund will divided into three classes, each having a term of no more than three years (except, to ensure that the term of a class of the Successor Fund’s trustees expires each year, one class of the Successor Fund’s trustees will serve an initial one-year term and three-year terms thereafter and another class of its trustees will serve an initial two-year term and three-year terms thereafter). Each year the term of one class of trustees will expire. Accordingly, only those trustees in one class may be changed in any one year, and it would require a minimum of two years to change a majority of the Board of Trustees. Such system of electing trustees may have the effect of maintaining the continuity of management and, thus, make it more difficult for the shareholders of the Successor Fund to change the majority of trustees. A trustee of the Successor Fund may be removed only for cause by action taken by at least 66 2/3% of the remaining Continuing Trustees followed by the holders of at least 75% of the outstanding shares then entitled to vote in an election of such trustee.

Under each Fund’s Bylaws, advance notice to the applicable Fund of any shareholder proposal is required, potential nominees to the Board of Trustees must satisfy a series of requirements relating to, among other things, potential conflicts of interest or relationships and fitness to be a trustee of a closed-end fund in order to be nominated or elected as a trustee and any shareholder proposing the nomination or election of a person as a trustee must supply significant amounts of information designed to enable verification of whether such person satisfies such qualifications. Special trustee and shareholder voting requirements apply to mergers, consolidations or the sale of all or substantially all of the Successor Fund’s assets, liquidation, conversion of the Fund into an open-end fund and amendments to several provisions of the Successor Fund’s Declaration of Trust, including the foregoing provisions. Such special voting requirements, which have been considered and determined to be in the best interests of shareholders by the trustees of each Fund, are greater than the voting requirements imposed by the 1940 Act and applicable Delaware law.

The provisions of the Funds’ governing documents described above could have the effect of depriving the owners of shares of the Funds of opportunities to sell their shares at a premium over prevailing market prices, by discouraging a third party from seeking to obtain control of a Fund in a tender offer or similar transaction. The overall effect of the provisions is to render more difficult the accomplishment of a merger or the assumption of control by a principal shareholder.

Delaware Control Share Statute. Because the Successor Fund is organized as a Delaware statutory trust, upon the listing of its shares on the NYSE, it will be subject to the Control Share Statute contained in Subchapter III of the DSTA, which became automatically applicable to listed closed-end funds upon its Effective Date of August 1, 2022.

The Control Share Statute provides for a series of voting power thresholds above which shares are considered control shares. These thresholds are:

●         10% or more, but less than 15% of all voting power;

●         15% or more, but less than 20% of all voting power;

●         20% or more, but less than 25% of all voting power;

●         25% or more, but less than 30% of all voting power;

●         30% or more, but less than a majority of all voting power; or

●         a majority or more of all voting power.

Voting power is defined by the Control Share Statute as the power to directly or indirectly exercise or direct the exercise of the voting power of Fund shares in the election of Trustees. Whether a voting power threshold is met is determined by aggregating the holdings of the acquirer as well as those of its “associates,” as defined by the Control Share Statute.

Once a threshold is reached, an acquirer has no voting rights under the DSTA or the governing documents of the Fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless the restoration of voting rights is approved by shareholders. Approval by shareholders requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter, excluding shares held by the acquirer and its associates as well as shares held by certain insiders of a Fund. The Control Share Statute provides procedures for an acquirer to request a shareholder meeting for the purpose of considering whether voting rights shall be accorded to control shares. Further approval by a Fund’s shareholders would be required with respect to additional acquisitions of control shares above the next applicable threshold level.

The Control Share Statute effectively allows non-interested shareholders to evaluate the intentions and plans of an acquiring person above each threshold level.

Alternatively, the Board of Trustees is permitted, but not obligated, to exempt specific acquisitions or classes of acquisitions of control shares, either in advance or retroactively. The Board of Trustees has considered the Control Share Statute and the impact of the Control Share Statute on Fund shareholders and the market for the shares of the Successor Fund following the Reorganization. As of the date hereof, the Board of Trustees has not received notice of the occurrence of a control share acquisition nor has been requested to exempt any acquisition. Therefore, the Board of Trustees has not determined whether the application of the Control Share Statute to an acquisition of Fund shares is in the best interest of the Fund and its shareholders and has not exempted any acquisition or class of acquisitions and, based on the Board’s evaluation of the costs and benefits of the Control Share Statute, has no present intention to exempt any acquisition or class of acquisitions.

If the Board of Trustees receives a notice of a control share acquisition and/or a request to exempt any acquisition, it will consider whether the application of the Control Share Statute or the granting of such an exemption would be in the best interest of the Fund and its shareholders. The Fund should not be viewed as a vehicle for trading purposes. It is designed primarily for risk-tolerant long-term investors.

The Control Share Statute requires shareholders to disclose to the Fund any control share acquisition within 10 days of such acquisition and, upon request, to provide any information that the Board of Trustees reasonably believes is necessary or desirable to determine whether a control share acquisition has occurred.

Some uncertainty around the general application under the 1940 Act of state control share statutes exists as a result of recent federal and state court decisions that have found that certain control share by-laws adopted by certain closed-end funds and the opting in by certain closed-end funds to state control share statutes violated the 1940 Act. Additionally, in some circumstances uncertainty may also exist in how to enforce the control share restrictions contained in state control share statutes against beneficial owners who hold their shares through financial intermediaries. The Board of Trustees has considered the Control Share Statute, the impact of the Control Share Statute on Fund shareholders and the market for the shares of the Successor Fund following the Reorganization, and the uncertainty around the general application under the 1940 Act of the state control share statutes and enforcement of state control share statues. The Board of Trustees intends to continue to monitor developments relating to the Control Share Statute and the state control share statutes generally.

The foregoing is only a summary of certain aspects of the Control Share Statute. Shareholders should consult their own legal counsel to determine the application of the Control Share Statute with respect to their shares of the Fund and any subsequent acquisitions of shares.

Voting Rights

The shareholders of the Fund are entitled to one vote for each share held by them. The shareholders of the Fund do not have any preemptive or preferential right to purchase or subscribe to any shares of the Fund. The Fund’s common shares do not have cumulative voting rights.

Appraisal Rights

Shareholders of the Fund do not have appraisal rights for their common shares in connection with the Reorganization because Delaware statutory trust law and the Fund’s governing documents do not provide for appraisal rights.

Legal Matters

Certain legal matters concerning the U.S. federal income tax consequences of the Reorganization and the issuance of Successor Fund common shares will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, which serves as special counsel to the Funds.

Required Vote

Shareholder approval of the Reorganization Proposal requires the affirmative vote by a 1940 Act Majority of the Fund’s shareholders. A “1940 Act Majority” means the affirmative vote of either (i) 66⅔% or more of the voting securities present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund, whichever is less. For additional information regarding voting requirements, see “Voting Information.”

If the Reorganization Proposal is not approved by shareholders, the Fund will continue to operate as a business development company. In such event, Company management may recommend alternative proposals to the Board and the Board may also consider other strategic alternatives for the Fund.

The holders of common shares will have equal voting rights (i.e., one vote per common share). Abstentions will have the same effect as votes against the Reorganization Proposal. “Broker non-votes” (i.e., common shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter) will have the same effect as votes against the Reorganization Proposal.

Board Recommendation

The Fund’s Board recommends that shareholders of the Fund vote “FOR” the Reorganization Proposal.

VOTING INFORMATION

Record Date

The Fund has fixed the close of business on June 30, 2025 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. Shareholders on the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights.

As of the Record Date, the Fund had 75,917,729.87 common shares outstanding.

Quorum

The holders of one-third of the outstanding shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the shareholders for purposes of conducting business on such matter. The inspectors of election, who may be employees of the Adviser, will determine whether or not a quorum is present at the Meeting. The inspectors of election will generally treat abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which proxies have been returned but (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power or elects not to exercise discretion on a particular matter) as present for purposes of determining a quorum.

Voting Requirements

Proposal 1: The shareholders of the Fund are being asked to approve the amendment of the Fund’s Declaration of Trust to eliminate Article XII thereof. Shareholder approval for Proposal 1 requires the affirmative vote of the majority of the votes cast by shareholders with respect to Proposal 1 at the Meeting.

Proposal 2: The shareholders of the Fund are being asked to approve the amendment of the Fund’s Declaration of Trust to modify the shareholder voting standard in connection with a Fund merger or reorganization. Shareholder approval for Proposal 2 requires the affirmative vote of the majority of the votes cast by shareholders with respect to Proposal 2 at the Meeting.

Reorganization Proposal: The shareholders of the Fund are being asked to approve the Plan and the consummation of the Reorganization pursuant thereto. Shareholder approval for the Reorganization Proposal requires the affirmative vote of a 1940 Act Majority of the Fund’s shareholders.

Abstentions and “broker non-votes” (i.e., common shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter) will have the same effect as votes against the Reorganization Proposal.

Proxies

Whether or not you plan to attend the Meeting, we urge you to complete, sign, date, and return the enclosed proxy card in the postage-paid envelope provided or vote via telephone or the Internet so your common shares will be represented at the Meeting. Instructions regarding how to vote via telephone or the Internet are included on the enclosed proxy card. The required control number for Internet and telephone voting is printed on the enclosed proxy card. The control number is used to match proxy cards with shareholders’ respective accounts and to ensure that, if multiple proxy cards are executed, common shares are voted in accordance with the proxy card bearing the latest date.

All common shares represented by properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. If you sign the proxy card, but don’t fill in a vote, your common shares will be voted in accordance with the Board’s recommendation. If any other business is brought before the Meeting, your common shares will be voted at the proxies’ discretion.

Shareholders who execute proxy cards or record voting instructions via telephone or the Internet may revoke them at any time before they are voted by filing with the Secretary of the Fund a written notice of revocation, by delivering (including via telephone or the Internet) a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Merely attending the Meeting, however, will not revoke any previously submitted proxy.

If you wish to attend the Meeting and vote live, you will be able to do so. If you intend to attend the Meeting in person and you are a record holder of a Fund’s common shares, in order to gain admission you must show photographic identification, such as your driver’s license. If you intend to attend the Meeting in person and you hold your common shares through a bank, broker or other custodian, in order to gain admission you must show photographic identification, such as your driver’s license, and satisfactory proof of ownership of common shares of the Fund, such as your voting instruction form (or a copy thereof) or broker’s statement indicating ownership as of a recent date. If you hold your common shares in a brokerage account or through a bank or other nominee, you will not be able to vote in person at the Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the Meeting. You may contact the Fund at (877)-628-8575 to obtain directions to the site of the Meeting.

Broker-dealer firms holding common shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the proposals before the Meeting. The Fund understands that, under the rules of the NYSE, the proposals are not “routine” matters and shareholder instructions are required for broker-dealers to vote a beneficial owner’s shares. Broker-dealers who are not members of the NYSE may be subject to other rules, which may or may not permit them to vote your Shares without instruction. We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspector(s) of election appointed for the Meeting.

OTHER MATTERS

Shareholder Proposals

To be considered for presentation at a shareholders’ meeting, rules promulgated by the SEC generally require that, among other things, a shareholder’s proposal must be received at the offices of the Fund a reasonable time before solicitation is made. In addition, the Fund’s bylaws provide for advance notice provisions, which require shareholders to give timely notice in proper written form to the Secretary of the Fund. Shareholders should review the Fund’s bylaws for additional information regarding the Fund’s advance notice provisions. The current bylaws of the Fund were filed with the SEC on October 3, 2023, as part of the Fund’s Current Report on Form 8-K, and shareholders may obtain copies of such documents as described on page ii of this Joint Proxy Statement/Prospectus.

The mere submission of a proposal or notice of proposal by a shareholder does not guarantee that such proposal will be included in the proxy statement or otherwise considered at such annual meeting because certain federal rules and the Fund’s advance notice bylaw, respectively, must be complied with before consideration of the proposal is required. Any shareholder who wishes to submit a proposal for consideration at a meeting of Fund shareholders should send such proposal to the attention of the Fund at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, Attention: Secretary.

2025 Annual Meeting of the Fund. If the Reorganization is completed, the Fund will not hold its 2025 annual meeting of shareholders. If the Reorganization Proposal is not approved, the Fund will announce the date of its 2025 annual meeting of shareholders in accordance with the bylaws of the Fund.

The Fund’s Third Amended and Restated Bylaws require the Fund to hold an annual meeting of the shareholders for the election of trustees and the transaction of any business within the powers of the Fund on a date and at a time set by the Board. In addition, the Fund will hold special meetings as required or deemed desirable, or upon the request of holders entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting. Any shareholder that wishes to submit a proposal for consideration at a subsequent meeting of the shareholders should mail the proposal promptly to the Secretary of the Fund. Any proposal to be considered for submission to shareholders must comply with Rule 14a-8 promulgated under the Exchange Act and must be received by the Fund in accordance with the Fund’s Third Amended and Restated Bylaws and any other applicable law, rule or regulation regarding trustee nominations. When submitting a nomination to the Fund for consideration, a shareholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each trustee nominee: full name and address; class, series and number of Common Shares beneficially owned by the nominee, if any; the date such Common Shares were acquired and the investment intent of such acquisition; whether such shareholder believes the individual is an “interested person” of the Fund, as defined in the 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of trustees in an election contest or is otherwise required.

Pursuant to the Fund’s Third Amended and Restated Bylaws, for a trustee nomination or other business to be considered for the next annual meeting of shareholders, notice must be provided in writing and delivered to the Secretary of the Fund at the Fund’s principal executive office before July 20, 2025, but not before June 20, 2025, which such dates are the 90th day and 120th day, respectively, prior to the first anniversary of the date of mailing of the notice for the 2024 meeting of shareholders. In the event that the date of mailing of the notice for the Fund’s 2025 annual meeting of shareholders is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for 2024 annual meeting of shareholders, a notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for the 2025 annual meeting of shareholders and not later than close of business on the later of the 90th day prior to the date of mailing of the notice for the 2025 annual meeting of shareholders or the tenth day following the day on which public announcement of the date of mailing of the notice for the 2025 annual meeting of shareholders is first made. The timely submission of a proposal does not guarantee its inclusion.

Any shareholder proposals submitted pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in the Fund’s proxy statement and form of proxy for the 2025 annual meeting of shareholders must be received by the Fund on or before June 20, 2025 (or if the 2025 annual meeting of shareholders is held more than 30 days before or after the first anniversary of the 2024 annual meeting of shareholders, the Fund must receive such proposal within a reasonable time prior to the Fund beginning to print and distribute proxy materials for such meeting). Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: FS Specialty Lending Fund, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, Attention: Secretary.

Annual Meetings of the Successor Fund. The Declaration of Trust of the Successor Fund provides that the Successor Fund is required to hold annual meetings of shareholders only to the extent required by applicable law and exchange rules. Therefore, the Successor Fund does not intend to hold an annual meeting of shareholders prior to the Listing Date. Upon listing, under the current rules of the NYSE, the Successor Fund will be required to hold annual shareholder meetings. Assuming the listing is completed, the Successor Fund expects to hold its initial annual meeting of shareholders on or about July 10, 2026.

Pursuant to the Successor Fund’s Bylaws, for a trustee nomination or other business to be considered for the initial annual meeting of shareholders, notice must be provided in writing and delivered to the Secretary of the Successor Fund at the Successor Fund’s principal executive office before March 12, 2026, but not later than April 11, 2026, which dates are the 120th day and 90th day, respectively, prior to the date of the anticipated date of the Successor Fund’s initial annual meeting of shareholders. In the event that the Successor Fund announces publicly the date of its initial annual meeting of shareholders fewer than 90 days prior to the date of the meeting, a trustee nomination or other business to be considered for the initial annual meeting of shareholders must be delivered to the Secretary of the Successor Fund at the Successor Fund’s principal executive office no later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made by the Successor Fund. The timely submission of a proposal does not guarantee its inclusion.

Any shareholder proposals submitted pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in the Succor Fund’s proxy statement and form of proxy for the 2026 annual meeting of shareholders must be received by the Fund on or before January 16, 2026 (or if the 2026 annual meeting of shareholders is held more than 30 days before or after the anticipated meeting date of July 10, 2026, the Fund must receive such proposal within a reasonable time prior to the Fund beginning to print and distribute proxy materials for such meeting). Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: New FS Specialty Lending Fund, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, Attention: Secretary.

Solicitation of Proxies

Solicitation of proxies is being made primarily by the mailing of this Notice and Joint Proxy Statement/Prospectus with its enclosures on or about July, 2025. Shareholders of the Fund whose shares are held by nominees such as brokers can vote their proxies by contacting their respective nominee. In addition to the solicitation of proxies by mail, employees of the Adviser and its affiliates as well as dealers or their representatives may solicit proxies in person or by mail, telephone, fax or the internet. The Fund has retained Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, a proxy solicitation firm, to assist with the solicitation of proxies. The cost of the services of Broadridge Financial Solutions, Inc. in connection with the proxy is anticipated to be approximately $400,000, which will be borne by the Fund in accordance with the allocation of Reorganization costs described herein.

Other Matters with Respect to the Meeting

A representative of the Independent Registered Public Accounting Firm may attend the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

A list of shareholders entitled to attend and to vote at the meeting will be available in the offices of the Fund, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, for inspection by any shareholder during regular business hours beginning ten days prior to the date of the meeting.

Shareholders and other interested parties may contact the Board or any Trustee by mail. To communicate with the Board or any Trustee, correspondence should be addressed to the Board or the Board members with whom you wish to communicate by either name or title. All such correspondence should be sent c/o the Secretary of the Fund at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, and Section 30(h) of the 1940 Act require the Fund’s officers and Trustees, certain officers of the Adviser, affiliated persons of the Adviser, and persons who beneficially own more than ten percent of the Fund’s shares to file certain reports of ownership (“Section 16 filings”) with the SEC. Based upon the Fund’s review of the copies of such forms effecting the Section 16 filings received by it, the Fund believes that for its most recently completed fiscal year, all filings applicable to such persons were completed and filed in a timely manner.

Privacy Principles of the Fund

In order to conduct its business, the Fund collects and maintains certain nonpublic personal information about its shareholders of record with respect to their transactions in shares of the Fund’s securities. This information includes the shareholder’s address, tax identification or Social Security number, share balances, and dividend elections. The Fund does not collect or maintain personal information about shareholders whose share balances of our securities are held in “street name” by a financial institution such as a bank or broker.

The Fund does not disclose any nonpublic personal information about you, other shareholders or former shareholders to third parties unless necessary to process a transaction, service an account, or as otherwise permitted by law. Before the Fund discloses any nonpublic personal information about you to a third party, the Fund will require the third party to agree to keep all information confidential and secure and to use it only as authorized by the Fund.

To protect your personal information internally, the Fund restricts access to nonpublic personal information about its shareholders to those employees who need to know that information to provide services to our shareholders. The Fund also maintains certain other safeguards to protect your nonpublic personal information, which include (i) procedures and specifications for administrative, technical and physical safeguards, (ii) security procedures related to the processing, storage, retention and disposal of confidential information, (iii) programs to detect, prevent and, when necessary respond to attacks, intrusions or unauthorized access to confidential information and (iv) restricting access of customer information to employees who need to know that information to provide products and services to you, and appointing specific employees to oversee our information security program.

Other Information

The management of the Fund knows of no other matters which are to be brought before the Meeting. However, if any other matters not now known properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

Failure of a quorum to be present at the Meeting may result in an adjournment. The chair of the Meeting may adjourn the Meeting to permit further solicitation of proxies with respect to a Proposal if a quorum is not present or if a quorum is present but sufficient votes have not been received to approve the Proposal. Any adjourned meeting or meetings may be held without the necessity of another notice.

The Fund will update certain data regarding the Fund, including performance data, on its website at fsinvestments.com/investments/fssl. Shareholders are advised to periodically check the website for updated performance information and the release of other material information about the Fund.

Please vote promptly by signing and dating each enclosed proxy card and returning it in the accompanying postage-paid return envelope or by following the enclosed instructions to vote by telephone or over the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 2, 2025

This Joint Proxy Statement/Prospectus is available on the Internet at www.proxyvote.com.

FS SPECIALTY LENDING FUND 201 ROUSE BLVD. PHILADELPHIA, PA 19112 FS SPECIALTY LENDING FUND 2. To approve the amendment of the Declaration of Trust to modify the shareholder voting standard in connection with a merger or reorganization of the Fund that has been approved by the Board of Trustees (“Proposal 2”); and 3. To approve the Agreement and Plan of Reorganization, dated as of April 22, 2025 (the “Plan”), among the Fund, New FS Specialty Lending Fund, a Delaware limited liability company (the “Successor Fund”), and, for the limited purposes set forth therein, FS/EIG Advisor, LLC, a Delaware limited liability company and investment adviser to the Fund (the “Adviser”) (the “Reorganization Proposal” and, together with Proposal 1 and Proposal 2, the “Proposals”). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Trustees recommends you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. To approve the amendment of the Fund’s Third Amended and Restated Declaration of Trust (the “Declaration of Trust”) to eliminate Article XII of the Declaration of Trust (“Proposal 1”); ! ! ! ! ! ! ! ! ! For Against Abstain SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. GENERAL QUESTIONS - 1-844-202-3147 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. FS SPECIALTY LENDING FUND Special Meeting of Shareholders September 2, 2025 This proxy is solicited by the Board of Trustees The undersigned hereby appoints Michael C. Forman and Stephen S. Sypherd, and each of them, as proxies of the undersigned with full power of substitution in each of them, to attend the 2025 Special Meeting of Shareholders of FS Specialty Lending Fund, a Delaware statutory trust (the "Company"), to be held at 11:00 a.m., Eastern Time, on September 2, 2025, at the offices of the Company located at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, and any adjournments or postponements thereof (the "Special Meeting"), and vote as designated on the reverse side of this proxy card all of the common shares of beneficial interest, par value $0.001 per share, of the Company ("Common Shares") held of record by the undersigned. The proxy statement is being mailed on or about July 2, 2025 to shareholders of record as of June 30, 2025 and are available at www.proxyvote.com. All properly executed proxies representing Common Shares received prior to the Special Meeting will be voted in accordance with the instructions marked thereon. If any other business is presented at the Special Meeting, this proxy will be voted by the proxies in their best judgment, including any motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of trustees of the Company knows of no other business to be presented at the Special Meeting. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise. Shareholders who execute proxies may revoke them with respect to a proposal by attending the Special Meeting and voting his or her Common Shares in person or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Special Meeting. Continued and to be signed on reverse side

APPENDIX A
FINANCIAL HIGHLIGHTS

(in thousands, except share and per share amounts)

The following is a schedule of financial highlights of the Fund for the years ended December 31, 2024, 2023, 2022, 2021, and 2020:

	Year Ended December 31,
	2024	2023	2022	2021	2020
Per Share Data:(1)
Net asset value, beginning of year	$3.43	$3.88	$3.59	$3.25	$5.43
Results of operations(2)
Net investment income	0.30	0.18	0.16	0.09	0.19
Net realized gain (loss) and unrealized appreciation (depreciation)	(0.09)	(0.44)	0.25	0.37	(2.20)
Net increase (decrease) in net assets resulting from operations	0.21	(0.26)	0.41	0.46	(2.01)
Shareholder distributions(3)
Distributions from net investment income	(0.34)	(0.19)	(0.12)	(0.12)	(0.14)
Distributions representing return of capital	—	—	—	—	(0.03)
Net decrease in net assets resulting from shareholder distributions	(0.34)	(0.19)	(0.12)	(0.12)	(0.17)
Capital share transactions
Issuance of common shares(4)	—	—	—	—	—
Net increase (decrease) in net assets resulting from capital share transactions	—	—	—	—	—
Net asset value, end of year	$3.30	$3.43	$3.88	$3.59	$3.25
Shares outstanding, end of year	455,506,155	455,506,155	451,465,673	446,089,499	440,020,123
Total return(5)	6.20%	(6.89)%	11.39%	14.22%	(37.68)%
Total return (without assuming reinvestment of distributions)(5)	6.04%	(6.70)%	11.29%	14.15%	(37.02)%
Ratio/Supplemental Data:
Net assets, end of year	$1,503,456	$1,562,055	$1,753,748	$1,602,323	$1,428,577
Ratio of net investment income to average net assets(6)(7)	8.65%	4.77%	4.02%	2.77%	4.82%
Ratio of total operating expenses to average net assets(6)	5.69%	4.50%	6.78%	6.96%	8.20%
Ratio of management fee offset to average net assets(6)	(0.00)%	(0.02)%	(0.15)%	(0.09)%	(0.04)%
Ratio of net operating expenses to average net assets(6)	5.69%	4.48%	6.63%	6.87%	8.16%
Ratio of interest expense to average net assets(6)	2.31%	1.39%	3.21%	3.46%	4.39%
Ratio of federal and state taxes to average net assets(6)	0.14%	0.15%	0.13%	—	—
Portfolio turnover	68.24%	45.84%	16.15%	44.25%	26.54%
Total amount of senior securities outstanding	$500,000	$400,000	$762,751	$775,667	$905,667
Asset coverage per unit(8)	$4,007	$4,905	$3,299	$3,066	$2,577
Asset coverage ratio(8)	4.01	4.91	3.30	3.07	2.58

(1)	Per share data may be rounded in order to recompute the ending net asset value per share.

(2)	The per share data was derived by using the weighted average shares outstanding during the applicable year.

(3)	The per share data for distributions reflects the actual amount of distributions paid per share during the applicable year.

(4)	The issuance of common shares on a per share basis reflects the incremental net asset value changes as a result of the issuance of common shares pursuant to the Fund’s distribution reinvestment plan. The issuance of common shares at a price that is greater than the net asset value per share results in an increase in net asset value per share.

(5)	The total return for each year presented was calculated based on the change in net asset value during the applicable year, including the impact of distributions reinvested in accordance with the Fund’s distribution reinvestment plan. Following the termination of the Fund’s distribution reinvestment plan effective September 15, 2023, the total return for each year presented subsequent to the effective date was calculated based on the change in net asset value during the applicable year, assuming the reinvestment of all distributions at the Fund’s net asset value per share as of the end of the applicable period. The total return (without assuming reinvestment of distributions) for each year presented was calculated by taking the net asset value per share as of the end of the applicable year, adding the cash distributions per share which were declared during the applicable year and dividing the total by the net asset value per share at the beginning of the applicable year. The total returns do not consider the effect of any sales commissions or charges that may be incurred in connection with the sale of the Fund’s common shares. The total returns include the effect of the issuance of common shares at a net offering price that is greater than net asset value per share, which causes an increase in net asset value per share. The historical calculations of total returns in the table should not be considered representations of the Fund’s future total returns, which may be greater or less than the returns shown in the table due to a number of factors, including the Fund’s ability or inability to make investments in companies that meet its investment criteria, the interest rates payable on the debt securities the Fund acquires, the level of the Fund’s expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Fund encounters competition in its markets and general economic conditions. As a result of these factors, results for any previous year should not be relied upon as being indicative of performance in future years. The total return calculations set forth above represent the total returns on the Fund’s investment portfolio during the applicable year and do not represent actual returns to shareholders.

A-1

(6)	Weighted average net assets during the applicable years are used for this calculation.

(7)	If the Adviser had not agreed to offset the amount of any structuring, upfront or certain other fees it or its members received against the management fee payable by the Fund, the ratio of net investment income to average net assets would have been 8.65%, 4.75%, 3.87%, 2.68% and 4.78% for the years ended December 31, 2024, 2023, 2022, 2021 and 2020, respectively.

(8)	Asset coverage per unit is the ratio of the carrying value of the Fund’s total consolidated assets, less liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness. All prior period ratios have been updated to conform with this current presentation.

The following is a schedule of financial highlights of the Fund for the years ended December 31, 2019, 2018, 2017, 2016 and 2015.

	Year Ended December 31,
	2019	2018	2017	2016	2015
Per Share Data:(1)
Net asset value, beginning of year	$6.01	$6.65	$7.61	$6.50	$8.57
Results of operations(2)
Net investment income	0.46	0.42	0.65	0.57	0.67
Net realized and unrealized appreciation (depreciation) on investments, swaps and gain/loss on foreign currency	(0.54)	(0.56)	(0.90)	1.25	(2.18)
Net increase (decrease) in net assets resulting from operations	(0.08)	(0.14)	(0.25)	1.82	(1.51)
Shareholder distributions(3)
Distributions from net investment income	(0.50)	(0.50)	(0.71)	(0.67)	(0.67)
Distributions from net realized gain on investments	-	-	-	-	(0.04)
Distributions representing return of capital	-	-	(0.00)	(0.04)	-
Net decrease in net assets resulting from shareholder distributions	(0.50)	(0.50)	(0.71)	(0.71)	(0.71)
Capital share transactions
Issuance of common shares(4)	-	-	-	-	0.18
Repurchases of common shares(5)	-	-	-	-	-
Offering costs(2)	-	-	-	-	(0.03)
Net increase (decrease) in net assets resulting from capital share transactions	-	-	-	-	0.15
Net asset value, end of year	$5.43	$6.01	$6.65	$7.61	$6.50
Shares outstanding, end of year	438,477,007	440,451,167	446,045,135	440,162,095	372,210,264
Total return(6)	(1.83)%	(2.49)%	(3.65)%	29.53%	(17.34)%
Total return (without assuming reinvestment of distributions)(6)	(1.33)%	(2.11)%	(3.29)%	28.00%	(15.87)%
Ratio/Supplemental Data:
Net assets, end of year	$2,379,605	$2,648,186	$2,966,042	$3,348,894	$2,417,861
Ratio of net investment income to average net assets(7)	7.76%	6.40%	8.82%	8.19%	8.31%
Ratio of total expenses to average net assets(7)	6.54%	5.19%	4.94%	4.88%	5.55%
Portfolio turnover	32.88%	51.25%	34.08%	35.85%	22.70%
Total amount of senior securities outstanding, exclusive of treasury securities(8)	$1,236,667	$1,131,667	$1,220,000	$873,665	$1,040,494
Asset coverage per unit(9)	2.92	3.34	3.43	4.83	3.32

(1)	Per share data may be rounded in order to recompute the ending net asset value per share.

(2)	The per share data was derived by using the weighted average shares outstanding during the applicable year.

(3)	The per share data for distributions reflects the actual amount of distributions paid per share during the applicable year.

(4)	The issuance of common shares on a per share basis reflects the incremental net asset value changes as a result of the issuance of common shares in the Fund’s continuous public offering and pursuant to the Fund’s distribution reinvestment plan. The issuance of common shares at an offering price, net of selling commissions and dealer manager fees, that is greater than the net asset value per share results in an increase in net asset value per share. The per share impact of the Fund’s issuance of common shares was an increase in net asset value of less than $0.01 per share during each year.

(5)	The per share impact of the Fund’s repurchases of common shares is a reduction to net asset value of less than $0.01 per share during each year.

(6)	The total return for each year presented was calculated based on the change in net asset value during the applicable year, including the impact of distributions reinvested in accordance with the Fund’s distribution reinvestment plan. The total return (without assuming reinvestment of distributions) for each year presented was calculated by taking the net asset value per share as of the end of the applicable year, adding the cash distributions per share which were declared during the applicable year at the beginning of the applicable year. The total returns do not consider the effect of any sales commissions or charges that may be incurred in connection with the sale of the Fund’s common shares. The total returns include the effect of the issuance of common shares at a net offering price that is greater than net asset value per share, which causes an increase in net asset value per share. The historical calculations of total returns in the table should not be considered representations of the Fund’s future total returns, which may be greater or less than the returns shown in the table due to a number of factors, including the Fund’s ability or inability to make investments in companies that meet its investment criteria, the interest rates payable on the debt securities the Fund acquires, the level of the Fund’s expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Fund encounters competition in its markets and general economic conditions. As a result of these factors, results for any previous year should not be relied upon as being indicative of performance in future years. The total return calculations set forth above represent the total returns on the Fund’s investment portfolio during the applicable year and do not represent actual returns to shareholders.

(7)	Weighted average net assets during the applicable years are used for this calculation. The following is a schedule of supplemental ratios for the years ended December 31, 2019, 2018, 2017, 2016 and 2015:

	Year Ended December 31,
	2019	2018	2017	2016	2015
Ratio of subordinated income incentive fees to average net assets	-	-	0.32%	0.20%	1.13%
Ratio of interest expense to average net assets	3.40%	2.30%	1.52%	1.31%	1.12%

(8)	Total amount of each class of senior securities outstanding at the end of the year presented.

(9)	Asset coverage per unit is the ratio of the carrying value of the Fund’s total consolidated assets, less liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness.

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APPENDIX B
AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this 22nd day of April, 2025 by and among New FS Specialty Lending Fund (the “Successor Fund”), a newly created statutory business trust formed under the laws of the State of Delaware, FS Specialty Lending Fund (the “Predecessor Fund”) and, for purposes of Section 1.3 of this Agreement only, FS/EIG Advisor, LLC, a Delaware limited liability company and investment adviser to the Fund (the “Adviser”). The Successor Fund and the Predecessor Fund may be referred to herein individually as a “Fund” and, collectively, as the “Funds.”

This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder.

The reorganization of the Predecessor Fund will consist of the merger of the Predecessor Fund with and into the Successor Fund pursuant to which holders (collectively, “Predecessor Fund Shareholders”) of common shares of beneficial interest, par value $0.001 per share, of the Predecessor Fund (the “Predecessor Fund Shares”) will receive newly issued common shares of beneficial interest, par value $0.001 per share, of the Successor Fund (“Successor Fund Shares”) as provided herein, all upon the terms and conditions set forth in this Agreement (the “Merger”).

WHEREAS, the Successor Fund currently has no assets and has carried on no business activities prior to the date first shown above and will have had no or de minimis assets and will have carried on no business activities prior to the consummation of the transactions described herein, other than as necessary to complete the transactions contemplated hereby; and

WHEREAS, the Successor Fund is authorized to issue the Successor Fund Shares.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

Article I

MERGER

Section 1.1            Merger. Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, and in accordance with the Delaware Statutory Trust Act (the “DSTA”), at the Effective Time (as defined in Section 1.1(e)), the Predecessor Fund shall be merged with and into the Successor Fund, the separate corporate existence of the Predecessor Fund shall cease and the Successor Fund shall be the surviving company in the Merger (sometimes referred to herein as the “Surviving Company”) in accordance with applicable law. The separate limited liability company existence of Successor Fund shall continue unaffected and unimpaired by the Merger and, as the Surviving Company, it shall be governed by the DSTA.

(a)            At the Effective Time, as a result of the Merger and without any action on the part of the holder of any shares of the Predecessor Fund:

(i)            Each Predecessor Fund Share shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the number of Successor Fund Shares provided for in Section 2.3; and

(ii)           The Successor Fund Shares issued and outstanding immediately prior to the Effective Time shall remain unchanged as a result of the Merger and shall remain outstanding as common shares of beneficial interests of the Surviving Company.

(b)            The certificate of trust of the Successor Fund as in effect immediately prior to the Effective Time shall be the certificate of trust of the Surviving Company, unless and until amended in accordance with its terms and applicable law. The declaration of trust of the Successor Fund in effect immediately prior to the Effective Time shall be the declaration of trust of the Surviving Company (the “Declaration of Trust”), unless and until amended in accordance with its terms and applicable law.

(c)            At the Effective Time, the Successor Fund shall continue in existence as the Surviving Company, and without further transfer, succeed to and possess all of the rights, privileges and powers of the Predecessor Fund, and all of the assets and property of whatever kind and character of the Predecessor Fund shall vest in the Successor Fund without further act or deed. Thereafter, the Successor Fund, as the Surviving Company, shall be liable for all of the liabilities and obligations of the Predecessor Fund, and any claim or judgment against the Predecessor Fund may be enforced against the Successor Fund, as the Surviving Company, in accordance with applicable law.

(d)            The Successor Fund will issue Successor Fund Shares to Predecessor Fund Shareholders in exchange for their Predecessor Fund Shares by opening shareholder accounts on the share ledger records of the Successor Fund in the names of and in the amounts due to the shareholders of the Predecessor Fund based on their respective holdings of Predecessor Fund Shares as of the Effective Time (as defined in Section 2.1). Ownership of Successor Fund Shares will be shown on the books of the Successor Fund’s transfer agent, and the Successor Fund will not issue certificates representing Successor Fund Shares in connection with the Merger, except for any global certificate or certificates required by a securities depository in connection with the establishment of book-entry ownership of the Successor Fund Shares. All Successor Fund Shares to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

(e)            Upon the terms and subject to the conditions of this Agreement, the parties shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the DSTA. The Merger shall become effective at such time as the Certificate of Merger is duly filed, or at such subsequent date or time as the Successor Fund and the Predecessor Fund shall agree and specify in the Certificate of Merger (the “Effective Time”).

(f)            The Predecessor Fund agrees to dispose of certain assets prior to the Closing Date, but only if and to the extent necessary, so that at Closing (as defined in Section 3.1), when the Predecessor Fund’s assets are aggregated, the resulting portfolio will meet the Successor Fund’s investment objective, policies and restrictions, as set forth in the Successor Fund’s Registration Statement (as defined in Section 5.5). Notwithstanding the foregoing, nothing herein will require the Predecessor Fund to dispose of any investments or securities prior to the Effective Time if, in the reasonable judgment of the Board of Trustees of the Predecessor Fund (the “Predecessor Fund Board”) or the investment adviser to the Predecessor Fund, such disposition would adversely affect the status of its Merger as a “reorganization” as such term is used in Section 368(a) of the Code or would otherwise not be in the best interests of the Predecessor Fund.

Section 1.2            Accounting and Performance Survivor. In connection with the transactions contemplated by this Agreement, the Predecessor Fund shall be deemed the survivor solely for accounting and performance purposes.

Section 1.3            Initial Shareholder Approvals. Prior to the Effective Time, the Adviser will acquire one or more Successor Fund Shares at the net asset value set forth in Section 2.2 and, as the sole shareholder of the Successor Fund, shall (a) approve the advisory agreement with the Adviser, in the form approved by the Board of Trustees of the Successor Fund, (b) elect the Trustees of the Successor Fund and (c) approve any other matter for which shareholder approval is required.

Section 1.4            Transfer Taxes. Any transfer taxes payable upon the issuance of Successor Fund Shares in a name other than the registered holder of the Predecessor Fund’s shares on the books of the Predecessor Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Successor Fund Shares are to be issued and transferred.

Section 1.5            Reporting. Any reporting responsibility of the Predecessor Fund, including, without limitation, the responsibility for filing of regulatory reports, tax returns or other documents with the Securities and Exchange Commission (the “Commission”) or other regulatory authority, the exchange on which the Predecessor Fund’s shares are listed or any state securities commission and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Predecessor Fund or its duly appointed agent.

Section 1.6            Books and Records. The Predecessor Fund shall have arranged for the availability prior to, and the transfer as soon as practicable following, the Closing Date to the Successor Fund, or its designated agent, of the Predecessor Fund’s books and records required to be maintained under the Investment Company Act of 1940 (the “1940 Act”), and the rules and regulations thereunder.

Article II

VALUATION

Section 2.1            Valuation of Assets. The value of the net assets of the Predecessor Fund shall be the value of its assets, less its liabilities, computed as of the close of regular trading on the New York Stock Exchange on the business day immediately prior to the Closing Date (such time and date being hereinafter called the “Valuation Time”), using the valuation procedures of the Predecessor Fund adopted by the Predecessor Fund Board or such other valuation procedures as shall be mutually agreed upon by the parties (and approved by the Predecessor Fund Board and the Successor Fund Board).

Section 2.2            Valuation of Shares. The net asset value per Successor Fund Share shall be the net asset value per common share of the Predecessor Fund computed as of the Valuation Time, using the valuation procedures of the Predecessor Fund or such other valuation procedures as shall be mutually agreed upon by the parties (and approved by the Predecessor Fund Board and the Successor Fund Board).

Section 2.3            Common Shares to be Issued. As of the Effective Time, each Predecessor Fund Share outstanding immediately prior to the Effective Time shall be converted into one Successor Fund Share (and a fractional Predecessor Fund Share outstanding immediately prior to the Effective Time shall be converted into a corresponding fractional Successor Fund Share).

Article III

CLOSINGS AND CLOSING DATE

Section 3.1            Closing Date. The conditions precedent set forth in Articles VI-VIII herein must be satisfied or waived with respect to each Fund in order for the closing of the Merger to take place. The closing of the Merger (the “Closing”) shall occur on August 29, 2025 or such later date not to exceed sixty (60) days following the satisfaction or waiver of all Closing conditions, or such other date as the parties may agree (the “Closing Date”). Unless otherwise provided, all acts taking place at a Closing shall be deemed to take place as of 4:30 p.m. Eastern time on the Closing Date. The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York, or at such other time and/or place as the parties may agree.

Section 3.2            Custodian’s Certificate. The Predecessor Fund shall cause its custodian to deliver to the Successor Fund at the Closing a certificate of an authorized officer identifying all of the Predecessor Fund’s portfolio securities, investments, cash, and any other assets as of the Valuation Time and stating that the Predecessor Fund’s portfolio securities, investments, cash, and any other assets shall have been delivered in proper form to constitute good delivery thereof to the Successor Fund’s custodian on behalf of the Successor Fund on the Closing Date.

Section 3.3            Certificates of Transfer Agent.

(a)          The Predecessor Fund shall issue and deliver or cause its transfer agent to issue and to deliver to the Successor Fund at the Closing a certificate of an authorized officer setting forth the number of Predecessor Fund Shares outstanding as of the Valuation Time and stating that its records contain the names and addresses of all record holders of Predecessor Fund Shares and the number and percentage ownership of outstanding Predecessor Fund Shares owned by each the Predecessor Fund Shareholder immediately prior to the Closing.

(b)         The Successor Fund shall issue and deliver or cause its transfer agent to issue and to deliver to the Predecessor Fund a confirmation evidencing the Successor Fund Shares to be credited on the Closing Date to the Predecessor Fund Shareholders or provide evidence satisfactory to the Predecessor Fund that such Successor Fund Shares have been credited to the account of the Predecessor Fund Shareholders on the books of the Successor Fund.

Section 3.4            Delivery of Additional Items. At the Closing, each party shall deliver to the other parties such bills of sale, checks, assignments, assumptions of liability, share certificates, opinions, receipts and other documents or instruments, if any, as such other parties or their counsel may reasonably request to effect the transactions contemplated by this Agreement. The Predecessor Fund shall, from time to time, as and when reasonably requested by the Successor Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the Successor Fund or the Successor Fund may reasonably deem necessary or desirable in order to ultimately vest and confirm the Successor Fund’s title to and possession of all of the assets of the Predecessor Fund and to otherwise carry out the intent and purpose of this Agreement.

Article IV

REPRESENTATIONS AND WARRANTIES

Section 4.1             Representations of the Predecessor Fund. The Predecessor Fund represents and warrants with respect to the Merger as follows:

(a)            The Predecessor Fund is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)            The Predecessor Fund is a closed-end management investment company that is regulated as a business development company under the 1940 Act.

(c)            The Predecessor Fund is not, and the execution, delivery, and performance of this Agreement (subject to shareholder approval) will not result, in violation of the Predecessor Fund’s Declaration of Trust, By-Laws, or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Predecessor Fund is a party or by which it is bound.

(d)            There are no contracts outstanding to which the Predecessor Fund is a party that have not been disclosed to the Successor Fund. Except as otherwise disclosed to and accepted by the Successor Fund, the Predecessor Fund has no material contracts or other commitments that will be terminated with liability to it on or before the Closing Date.

(e)            No litigation, administrative proceeding, or investigation of or before any court or governmental body presently is pending or, to its knowledge, threatened against the Predecessor Fund or any of its properties or assets, which, if adversely determined, would result in liability on the part of the Predecessor Fund other than as have been disclosed to the Successor Fund. The Predecessor Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

(f)            The financial statements of the Predecessor Fund as of December 31, 2024, and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles and have been audited by independent auditors, and such statements (copies of which have been furnished to the Successor Fund) fairly reflect the financial condition of the Predecessor Fund as of December 31, 2024, and there are no known liabilities, contingent or otherwise, of the Predecessor Fund as of such date that are not disclosed in such statements.

(g)            Since the date of the financial statements referred to in above, there have been no material adverse changes in the Predecessor Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business) and there are no liabilities of a material nature, contingent or otherwise, of the Predecessor Fund arising after such date. Before the Closing Date, the Predecessor Fund will advise the Successor Fund of all material liabilities, contingent or otherwise, incurred by it subsequent to December 31, 2024, whether or not incurred in the ordinary course of business.

(h)            As of the date hereof, except as previously disclosed to the Successor Fund, and except as have been corrected as required by applicable law, there have been no material miscalculations of the net asset value of the Predecessor Fund during the twelve-month period preceding the date hereof and preceding the Closing Date, and all such calculations have been or will be made in accordance with the applicable provisions of the 1940 Act.

(i)            All federal, state, local and other tax returns and reports of the Predecessor Fund required by law to be filed by it (taking into account permitted extensions for filing) have been timely filed and are complete and correct in all material respects. All federal, state, local and other taxes of the Predecessor Fund required to be paid (whether or not shown on any such return or report) have been paid, or provision shall have been made for the payment thereof and any such unpaid taxes as of the date of the financial statements referred to above, are properly reflected thereon. To the best of the Predecessor Fund’s knowledge, no tax authority is currently auditing or preparing to audit the Predecessor Fund, and no assessment for taxes, interest, additions to tax or penalties has been asserted against the Predecessor Fund.

(j)            The authorized capital of the Predecessor Fund consists of 700,000,000 common shares and 50,000,000 preferred shares, par value $0.001 per share. All issued and outstanding shares of the Predecessor Fund are duly and validly issued, fully paid and non-assessable by the Predecessor Fund. All of the issued and outstanding shares of the Predecessor Fund will, at the time of the Closing, be held by the persons and in the amounts set forth in the records of the Predecessor Fund’s transfer agent as provided in Section 3.3. The Predecessor Fund has no outstanding options, warrants or other rights to subscribe for or purchase any shares of the Predecessor Fund, and has no outstanding securities convertible into shares of the Predecessor Fund.

(k)            At the Closing, the Predecessor Fund will have good and marketable title to the Predecessor Fund’s assets held immediately prior to the Effective Time, and full right, power, and authority to sell, assign, transfer, and deliver such assets hereunder free and clear of any liens or encumbrances, except those liens and encumbrances to which the Successor Fund has received written notice and have not objected, and the Successor Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933 (the “1933 Act”).

(l)            The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Predecessor Fund. Subject to approval by its shareholders, this Agreement constitutes a valid and binding obligation of the Predecessor Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.

(m)            The information to be furnished by the Predecessor Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities laws and other laws and regulations.

(n)            Except as previously disclosed to the Successor Fund, the minute books and other similar records of the Predecessor Fund as made available to the Successor Fund prior to the execution of this Agreement contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders of the Predecessor Fund, the Predecessor Fund Board and committees of the Predecessor Fund Board. The records of the Predecessor Fund contain the names and addresses of all holders of common shares of the Predecessor Fund and the number and percentage ownership of outstanding common shares owned by the Predecessor Fund Shareholders immediately prior to the Closing and such records are accurate as of the Closing.

(o)            The Predecessor Fund has maintained, or caused to be maintained on its behalf, all books and records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder.

(p)            From the effective date of the Registration Statement (as defined in Section 5.5) through the time of the meeting of shareholders and on the Closing Date, any written information furnished by the Predecessor Fund with respect to the Predecessor Fund for use in the Registration Statement, and any supplement or amendment thereto or to the documents included or incorporated by reference therein, any Proxy Materials (as defined in Section 5.5) or any other materials provided in connection with the Merger, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

(q)            The Predecessor Fund has complied, and is in compliance, in all material respects, with its investment policies and restrictions currently in effect.

(r)            No consent, approval, authorization, or order of any court or, governmental authority is required for the consummation by the Predecessor Fund of the transactions contemplated herein, except such as have been or will be obtained.

(s)            For each taxable year of its operations, the Predecessor Fund (i) has had in effect an election to qualify, and has qualified as a “regulated investment company” under the Code (a “RIC”)

Section 4.2              Representations of the Successor Fund. The Successor Fund represents and warrants as follows:

(a)            The Successor Fund is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)            The Successor Fund is registered as a closed-end management investment company under the 1940 Act.

(c)            The Successor Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of the Successor Fund’s Declaration of Trust or By-Laws, or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Successor Fund is a party or by which it is bound.

(d)            There are no contracts outstanding to which the Successor Fund is a party that have not been disclosed to the Predecessor Fund. Except as otherwise disclosed to and accepted by the Predecessor Fund, the Successor Fund has no material contracts or other commitments that will be terminated with liability to it on or before the Closing Date.

(e)            No litigation, administrative proceeding or investigation of or before any court or governmental body presently is pending or, to its knowledge, threatened against the Successor Fund or any of its properties or assets, which, if adversely determined, would result in liability on the part of the Successor Fund, other than as have been disclosed to the Predecessor Fund. The Successor Fund knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

(f)            The authorized capital of the Successor Fund consists of an unlimited number of shares of beneficial interest, par value $0.001 per share. The Successor Fund has no outstanding shares as of the date hereof and will have one outstanding share as of the Closing and has no outstanding, options, warrants, or other rights to subscribe for or purchase any shares of the Successor Fund or securities convertible into shares of the Successor Fund.

(g)            The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Successor Fund. This Agreement constitutes a valid and binding obligation of the Successor Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.

(h)            The Successor Fund Shares to be issued and delivered pursuant to the terms of this Agreement will, at the Closing, have been duly authorized. When so issued and delivered, such Successor Fund Shares will be duly and validly issued shares of the Successor Fund, and will be fully paid and non-assessable by the Successor Fund.

(i)            The information to be furnished by the Successor Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities laws and other laws and regulations.

(j)            From the effective date of the Registration Statement (as defined in Section 5.5) through the time of the meeting of shareholders and on the Closing Date, any written information furnished by the Successor Fund with respect to the Successor Fund for use in the Registration Statement, and any supplement or amendment thereto or to the documents included or incorporated by reference therein, any Proxy Materials (as defined in Section 5.5) or any other materials provided in connection with the Merger, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

(k)            No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Successor Fund or the Successor Fund of the transactions contemplated herein, except such as have been or will be obtained.

(l)            The Successor Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state securities laws as it may deem appropriate in order to consummate the transactions hereunder.

(m)            The Successor Fund has no assets, and will have no assets as of the Closing Date other than as necessary to issue one share to the initial shareholder, and has engaged in no activities other than as necessary to consummate the transactions hereunder.

Article V

COVENANTS OF THE FUNDS

Section 5.1             Operation in Ordinary Course. Subject to Sections 1.1(f) and 8.5, the Predecessor Fund will operate its business in the ordinary course from the date of this Agreement through the Closing, it being understood that such ordinary course of business will include customary dividends and distributions, and any other distribution necessary or desirable to avoid federal income or excise taxes.

Section 5.2             Approval of Shareholders. The Predecessor Fund will call a meeting of its shareholders to consider and act upon this Agreement and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.

Section 5.3             Additional Information. The Predecessor Fund will assist the Successor Fund in obtaining such information as the Successor Fund reasonably requests concerning the beneficial ownership of the Predecessor Fund’s shares.

Section 5.4            Further Action. Subject to the provisions of this Agreement, each Fund will take or cause to be taken all action and do or cause to be done all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.

Section 5.5            Preparation of Registration Statement and Proxy Materials. The Funds will prepare and file with the Commission a registration statement on Form N-14 relating to the Successor Fund Shares to be issued to holders of Predecessor Fund Shares (the “Registration Statement”). The Registration Statement shall include a proxy statement of the Predecessor Fund and a prospectus of the Successor Fund relating to the transactions contemplated by this Agreement. The Registration Statement shall be in compliance with the 1933 Act, the Securities Exchange Act of 1934 and the 1940 Act, as applicable. Each party will provide the other party with the materials and information necessary to prepare the Registration Statement, including the proxy statement and related materials (the “Proxy Materials”) for inclusion therein, in connection with the meetings of the Predecessor Fund’ shareholders to consider the approval of this Agreement and the transactions contemplated herein.

Section 5.6            Tax Status of Reorganizations. The intention of the parties is that the Merger will qualify as a “reorganization” described in Section 368(a)(1)(F) of the Code. Neither the Predecessor Fund nor the Successor Fund shall take any action, or cause any action to be taken (including, without limitation, the filing of any tax return), that is inconsistent with such treatment or that results in the failure of the transactions to qualify as a “reorganizations” described in Section 368(a)(1)(F) of the Code. At or prior to the Closing, the parties to this Agreement will take such action, or cause such action to be taken, as is reasonably necessary to enable counsel to render the tax opinion contemplated in Section 8.8.

Article VI

CONDITION PRECEDENT TO OBLIGATIONS OF THE PREDECESSOR FUND

The obligation of the Predecessor Fund to consummate the transactions provided for herein shall be subject to the fulfillment or waiver of the following condition:

Section 6.1            Representations and Warranties. All representations and warranties of the Successor Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if made on and as of the Closing. The Successor Fund shall have delivered to the Predecessor Fund a certificate executed in the Successor Fund’s name by the Successor Fund’s (i) President or Vice President and (ii) Treasurer, in form and substance satisfactory to the Predecessor Fund and dated as of the Closing Date, to such effect and as to such other matters as the Predecessor Fund shall reasonably request.

Section 6.2            Performance with Terms. The Successor Fund shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

Article VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SUCCESSOR FUND

The obligations of the Successor Fund to consummate the transactions provided for herein shall be subject to the fulfillment or waiver of the following conditions:

Section 7.1            Representations and Warranties. All representations and warranties of the Predecessor Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if made on and as of the Closing. The Predecessor Fund shall have delivered to the Successor Fund on the Closing Date a certificate executed in the Predecessor Fund’s name by the Predecessor Fund’s (i) President or Vice President and (ii) Treasurer, in form and substance satisfactory to the Successor Fund and dated as of the Closing Date, to such effect and as to such other matters as the Successor Fund shall reasonably request.

Section 7.2            Terms and Conditions. The Predecessor Fund shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

Section 7.3            Statement of Assets and Liabilities. The Predecessor Fund shall have delivered to the Successor Fund a statement of the Predecessor Fund’s assets and liabilities, together with a list of the Predecessor Fund’s portfolio securities showing the tax basis of such securities by lot and the holding periods of such securities, as of the Closing, certified by the Treasurer of the Predecessor Fund.

Section 7.4            Records. The Predecessor Fund shall have delivered such records, agreements, certificates, instruments and such other documents as the Successor Fund shall reasonably request.

Section 7.5            Contracts. All contracts of the Predecessor Fund set forth on Schedule 7.5 will be terminated with respect to the Predecessor Fund as of the Closing.

Article VIII

FURTHER CONDITIONS PRECEDENT

The obligations of the Funds to consummate the transactions under this Agreement are subject to the fulfillment (or waiver by the affected parties) of the following conditions precedent:

Section 8.1            Shareholder Approval. This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding Predecessor Fund Shares in accordance with applicable law and the provisions of the Predecessor Fund’s Declaration of Trust and By-Laws. Notwithstanding anything herein to the contrary, none of the parties may waive the condition set forth in this Section 8.1.

Section 8.2            No Commission Report. The Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

Section 8.3            Consents. All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of state securities authorities, including any necessary “no-action” positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained.

Section 8.4            Registration Statement. The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

Section 8.5            Opinion to Predecessor Fund. The Predecessor Fund shall have received on the Closing Date an opinion from Skadden, Arps, Slate, Meagher & Flom LLP dated as of the Closing Date, substantially to the effect that:

(a)           The Successor Fund is duly formed and is validly existing and in good standing under the DSTA.

(b)           Assuming that the Successor Fund Shares will be issued in accordance with the terms of this Agreement, the Successor Fund Shares to be issued and delivered to the Predecessor Fund Shareholders as provided by this Agreement are duly authorized by all requisite statutory trust action on the part of the Successor Fund under the DSTA and validly issued and fully paid and nonassessable.

(c)            The execution and delivery of this Agreement by the Successor Fund did not, and the consummation by the Successor Fund of the transactions contemplated herein will not, violate the Successor Fund’s Declaration of Trust or By-Laws.

Section 8.6             Opinion to Successor Fund. The Successor Fund shall have received on the Closing Date an opinion from Skadden, Arps, Slate, Meagher & Flom LLP dated as of the Closing Date, substantially to the effect that:

(a)            The Predecessor Fund is duly formed and is validly existing and in good standing under the DSTA.

(b)            The execution and delivery of this Agreement by the Predecessor Fund, did not, and the consummation by the Predecessor Fund of the transactions contemplated herein will not, violate the Predecessor Fund’s Declaration of Trust or By-Laws (assuming the requisite approval of the Predecessor Fund’s shareholders has been obtained in accordance with its Declaration of Trust and By-Laws).

Section 8.7            Tax Opinion. With respect to the Merger, the Funds shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP addressed to the Successor Fund and the Predecessor Fund substantially to the effect that for federal income tax purposes the merger of the Predecessor Fund with and into the Successor Fund pursuant to the DSTA will constitute a “reorganization” described in Section 368(a) of the Code.

Article IX

EXPENSES

Section 9.1            General. All expenses incurred in connection with the Merger (whether or not the Merger is consummated) will be borne by the Funds.

Section 9.2            No Fees. Each party represents and warrants to the other parties that there is no person or entity entitled to receive any broker’s fees or similar fees or commission payments in connection with structuring the transactions provided for herein.

Section 9.3            Taxes. Notwithstanding the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another party of such expenses would result in the disqualification of the Predecessor Fund or the Successor Fund, as the case may be, as a RIC under the Code.

Article X

ENTIRE AGREEMENT

Section 10.1            The parties agree that no party has made to any other party any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between and among the parties.

Article XI

TERMINATION

Section 11.1            Process. This Agreement may be terminated by the mutual agreement of the parties and such termination may be effected by each Fund’s Chief Executive Officer, President or any Vice President without further action by the Successor Fund Board or the Predecessor Fund Board. In addition, this Agreement may be terminated at or before the Closing Date due to:

(a)            a breach by the non-terminating party of any representation, or warranty, or agreement to be performed at or before the Closing, if not cured within 30 days of the breach and prior to the Closing;

(b)            a condition precedent to the obligations of the terminating party that has not been met or waived and it reasonably appears that it will not or cannot be met; or

(c)            a determination by the Successor Fund Board or the Predecessor Fund Board that the consummation of the transactions contemplated herein is not in the best interests of its respective Fund involved in the transactions contemplated by this Agreement.

Section 11.2            Liability. In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of the Successor Fund Board, the Predecessor Fund Board, the Predecessor Fund, the Successor Fund, the adviser to the Successor Fund or the Predecessor Fund, or any officers of such Funds or the Successor Fund or such advisers.

Article XII

AMENDMENTS

Section 12.1            This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of each Fund subject to the prior review of each Fund’s counsel and the authorization of each Fund’s Board of Trustees; provided, however, that following the meeting of the shareholders of the Predecessor Fund called by the Predecessor Fund pursuant to Section 5.2 of this Agreement, no such amendment, modification or supplement may have the effect of changing the provisions for determining the number of Successor Fund Shares to be issued to the Predecessor Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

Article XIII

HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

Section 13.1            Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 13.2            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Section 13.3            Delaware Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 13.4            Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, and no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

Section 13.5            Liabilities. Neither Fund shall have any liability for the obligations of the other Fund, and the liabilities of each Fund shall be several and not joint.

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

FS SPECIALTY LENDING FUND

By:	Stephen S. Sypherd
	Name:	Stephen S. Sypherd
	Title:	General Counsel

NEW FS SPECIALTY LENDING FUND

By:	Stephen S. Sypherd
	Name:	Stephen S. Sypherd
	Title:	General Counsel

FS/EIG ADVISOR, LLC

By:	Stephen S. Sypherd
	Name:	Stephen S. Sypherd
	Title:	Authorized Signatory

APPENDIX C
FORM OF AMENDMENT TO THE DECLARATION OF TRUST
(ARTICLE XII)

AMENDMENT NO. 3

TO THE

THIRD AMENDED AND RESTATED

DECLARATION OF TRUST

OF

FS SPECIALTY LENDING FUND

This Amendment No. 3, dated as of _____, 2025 (this “Amendment”), amends that certain Third Amended and Restated Declaration of Trust, dated March 7, 2012, as amended, (the “Declaration of Trust”), of FS Specialty Lending Fund (the “Fund”).

WHEREAS, this Amendment has been approved by the shareholders of the Fund in accordance with Sections 6.2 and 6.4 of the Declaration of Trust;

NOW, THEREFORE

1.             Article XII of the Declaration of Trust is hereby deleted in its entirety and replaced with the following:

[Reserved].

3.             This Amendment shall be effective as of the date of its execution.

4.             This Amendment may be executed simultaneously in two or more counterparts each of which shall be deemed an original, and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

C-1

APPENDIX D
FORM OF AMENDMENT TO THE DECLARATION OF TRUST
(SECTION 11.1)

AMENDMENT NO. 4

TO THE

THIRD AMENDED AND RESTATED

DECLARATION OF TRUST

OF

FS SPECIALTY LENDING FUND

This Amendment No. 4, dated as of _____, 2025 (this “Amendment”), amends that certain Third Amended and Restated Declaration of Trust, dated March 7, 2012, as amended, (the “Declaration of Trust”), of FS Specialty Lending Fund (the “Fund”).

WHEREAS, this Amendment has been approved by the shareholders of the Fund in accordance with Sections 6.2 and 6.4 of the Declaration of Trust;

NOW, THEREFORE

1.            The following is hereby inserted as the final sentence in Section 11.1:

Notwithstanding the foregoing provisions of this Section 11.1, a sale of all or substantially all of the Fund’s assets when such sale is to be made other than in the ordinary course of the Fund’s business or a merger or other reorganization of the Fund may be approved by: (i) the Board of Trustees, including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund and (ii) a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Fund, and if so approved, in no event shall such sale of all or substantially all of the Fund’s assets or merger or other reorganization be deemed to be caused by the Adviser and therefore shall not require the vote of a majority of shares entitled to vote on the matter pursuant to the second sentence of this Section 11.1

2.            This Amendment shall be effective as of the date of its execution.

3.            This Amendment may be executed simultaneously in two or more counterparts each of which shall be deemed an original, and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

D-1

STATEMENT OF ADDITIONAL INFORMATION

RELATING TO THE MERGER OF

FS SPECIALTY LENDING FUND

with and into

NEW FS SPECIALTY LENDING FUND

This Statement of Additional Information is available to the shareholders of FS Specialty Lending Fund (the “Fund”) in connection with the proposed reorganization (the “Reorganization”) whereby the Fund will merge directly with and into New FS Specialty Lending Fund (the “Successor Fund”), a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

Unless otherwise defined herein, capitalized terms have the meanings given to them in the Joint Proxy Statement/Prospectus.

This Statement of Additional Information is not a prospectus and should be read in conjunction with the Joint Proxy Statement/Prospectus, dated July 1, 2025, relating to the proposed Reorganization. A copy of the Joint Proxy Statement/Prospectus may be obtained, without charge, by calling the Fund at (844) 202-3147

The Fund will provide, without charge, upon the written or oral request of any person to whom this Statement of Additional Information is delivered, a copy of any and all documents that have been incorporated by reference in the registration statement of which this Statement of Additional Information is a part.

Dated July 1, 2025

INVESTMENT STRATEGIES AND RISKS

The sections below describe, in greater detail than in the Joint Proxy Statement/Prospectus, some of the different types of investments that may be made by the Funds and the investment practices in which the Funds may engage. The Funds may make the following investments, among others, some of which are part of its principal investment strategies and some of which are not. The principal risks of the Funds’ principal investment strategies are discussed in the Joint Proxy Statement/Prospectus. The Funds may not buy all of the types of securities or use all of the investment techniques that are described.

Investment Strategy

The Funds’ investment policy is to invest primarily in a portfolio of secured and unsecured floating and fixed rate loans, bonds and other types of credit instruments, which, under normal circumstances, will represent at least 80% of the Fund’s total assets. This investment policy may not be changed without at least 60 days’ prior notice to holders of the Fund’s common shares of any such change. In accordance with the best interests of the Funds’ shareholders, the Adviser monitors the Funds’ targeted investment mix as economic conditions evolve.

The Funds seek to achieve the Funds’ current investment objectives by focusing on strategies such as direct originations, including innovative capital structure solutions, and broadly syndicated loan and bond transactions, which may include event-driven investments, opportunistic performing credit and special situations. By focusing on these opportunities, the Adviser believes it can create a portfolio that offers high potential income and returns while limiting the Funds’ risk. These strategies are described in further detail below.

Direct Originations

Capital Structure Solutions. Constrained mandates create an opportunity to lend to companies that do not satisfy conventional lending criteria. Non-traditional borrowers include companies without financial sponsors or backed by small or emerging sponsors, businesses in industries that are in transition, overlevered, stressed or distressed businesses and/or companies with unconventional or niche assets. Traditional lenders, whether banks, private credit funds or others, tend to avoid lending to these businesses because of regulations, limited investment mandates or lack of expertise.

Based on prior experience, the Adviser believes that it can offer target portfolio companies a variety of customized financing solutions to meet their capital needs, while providing us with attractive risk-adjusted returns. These solutions are typically highly structured and offer yield premiums compared to traditional blue chip sponsor-based private lending and investments in high yield and broadly syndicated loans. The highly structured nature of the investments can also provide for significant downside protection in the form of strong creditor protections. The Adviser believes that this capital structure solutions investment strategy provides us with an alternative and differentiated capability that diversifies and enhances the Funds’ risk-adjusted return profile.

Broadly Syndicated Loan and Bond Transactions

Event-Driven. The Funds may seek to take advantage of dislocations that arise in the markets due to an impending event for which the market’s apparent expectation of value differs substantially from the view of the Adviser. Event-driven investing requires the Adviser to make judgments concerning, among other things, (i) the likelihood that an event will occur and (ii) the impact such event will have on the value of a company’s loans and securities. Such events may include a looming debt maturity or default, merger, spin-off or other corporate reorganization, an adverse regulatory or legal ruling or a material contract expiration, any of which may significantly improve or impair a company’s financial position. Event-driven investing depends much more heavily on the Adviser’s ability to successfully predict the outcomes of these events than on underlying macroeconomic fundamentals such as the level of interest rates or gross domestic product. As a result, successful event-driven strategies may offer substantial diversification benefits and the ability to generate performance in uncertain market environments. The Funds’ investment strategy revolves around a thorough due diligence process and is based on the belief that a deep understanding of companies and the industries in which they operate is critical to generating positive income and returns.

Opportunistic Performing Credit. The Funds seek to capitalize on market price inefficiencies by investing in loans, bonds and other securities for which the income of such investment reflects a higher risk premium or the market price of such investment reflects a lower value than deemed warranted by the Adviser’s fundamental analysis. These opportunities may often be idiosyncratic in nature, as specific issues or complexity related to a prospective investment may drive the excess yield or total return potential. the Adviser believes that market price inefficiencies may occur due to, among other things, a misunderstanding by the market of a particular company or an industry being out of favor with the broader investment community. Market price inefficiencies may also arise from broader market dislocations, which can include broad-based, risk-off sentiment across multiple markets as well as specific technical dislocations within a single market. the Adviser seeks to allocate capital to securities that have been mispriced by the market and that it believes represent attractive investment opportunities.

Special Situations. The Funds’ special situations credit strategy provides flexibility to take advantage of secondary market credit opportunities with asymmetrical risk and return profiles. The Funds seek to purchase instruments at a discount to intrinsic value from forced sellers or unnatural holders as a result of stress, distress or major events, or change at a company or industry level. The need for holders to transition out of a credit combined with a high level of complexity surrounding the investment can present an opportunity to purchase instruments at a significant discount to its fair value as determined by the Adviser. Such investment opportunities may include investments in loans, bonds and other securities issued by companies that are over levered, facing temporary or permanent business issues, have a current or pending covenant violation, have looming debt maturities and may lack the ability to refinance or have defaulted on their debt instruments. Investments may include purchasing a portion of outstanding debt, the entire tranche or a portfolio of investments. Opportunities can be created by idiosyncratic issues at the company or industry level or by a macro-driven credit cycle.

Idiosyncratic opportunities can generate attractive returns at any point in the credit cycle, with low correlation to credit market indexes. Macro-driven credit cycles can provide an additional source of risk-adjusted return to the investment strategy by increasing the investible universe which is often coupled with market dislocations that creates increased discounts to intrinsic value.

Other

Investments may also include other assets or opportunities that are consistent with the Funds’ investment approach, provided that such investments are appropriate from a tax, regulatory and operational perspective.

The Funds’ flexible strategy across several areas of opportunity allows the Adviser to focus on what the Funds believe are the most attractive opportunities across both the public and private markets at any given point in time. The Funds believe this helps to mitigate timing risk and contributes to consistent deal flow.

When identifying prospective portfolio companies pursuant to the investment strategy described above, the Funds often focus on the attributes set forth below, which the Funds believe help us generate higher total returns with an acceptable level of risk. While these criteria provide general guidelines for the Funds’ investment decisions, the Funds caution investors that, if the Funds believe the benefits of investing are sufficiently strong, not all of these criteria necessarily will be met by each prospective portfolio company in which the Funds choose to invest. These attributes are:

●	Deeply-rooted asset value. The Funds seek to invest in companies that have significant asset value rather than speculative investments. The Funds focus on companies that have strong potential for enhancing asset value through factors within their control, such as operating cost reductions and revenue increases driven by improved operations of previously under-performing or under-exploited assets. The Funds expect such investments to have significant collateral coverage and downside protection irrespective of the broader economy.

●	Defensible market positions. The Funds seek to invest in companies that have developed strong positions within their sector or sub-sector and exhibit the potential to maintain sufficient cash flows and profitability to service the Funds’ investments in a range of economic environments. The Funds seek companies that can protect their competitive advantages through, among other things, scale, scope, customer loyalty, product pricing or product quality versus their competitors, thereby minimizing business risk and protecting profitability.

●	Proven management teams. The Funds focus on companies that have experienced management teams with an established track record of success. The Funds typically require the Funds’ portfolio companies to have proper incentives in place, which may include non-cash and performance-based compensation, to align management’s goals with ours.

●	Allocation among various issuers, sectors and sub-sectors. The Funds seek to allocate the Funds’ portfolio broadly among issuers, sectors and sub-sectors, thereby attempting to reduce the risk of a downturn in any one company, sector or sub-sector having a disproportionate adverse impact on the value of the Funds’ portfolio where possible.

In addition, since November 13, 2024, SEC exemptive relief has permitted the Fund to co-invest in certain privately negotiated investment transactions with certain affiliates of the Adviser, including FS Credit Opportunities Corp. and FS Credit Income Fund, among others. The Funds believe that the ability to participate in co-investment transactions with other funds under the FS Order will permit us to participate in a broader range of, and allocate a higher percentage of the Funds’ portfolio to, secured, directly negotiated investments as the Funds pursue a diversified credit strategy. Following the Reorganization, the Successor Fund intends to rely on the FS Order.

Investment Types

The Funds may invest in both private and public U.S. and, to a lesser extent non-U.S., debt and equity securities, including, without limitation, senior secured, second lien and unsecured loans, secured and unsecured bonds, structured products, convertible bonds, preferred stocks and any other type of credit or equity investment that is consistent with the Funds’ investment objectives. In making these investments, the Funds may also seek to purchase investments across the investment spectrum that the Adviser believes are mispriced and offer the potential for exceptional risk-adjusted income and returns.

The majority of the Funds’ portfolio is comprised of income-oriented securities of privately-held companies within the United States. Historically, the Funds’ portfolio has largely been invested in Energy companies, although the Funds’ portfolio has shifted away from investments in Energy companies as the Funds pursue a diversified credit strategy. Generally, in the long-term, the Funds expect to weight the Funds’ investments more heavily towards directly originated investments, as this will provide us with the ability to tailor investments to best match a project’s or company’s needs with the Funds’ investment objectives. However, the Funds’ investment policy enables the Adviser to opportunistically invest in broadly syndicated investments and dynamically adjust allocations between private and public markets depending on where the risk-adjusted returns are most attractive. The Funds intend to weight the Funds’ portfolio towards senior secured debt, which the Funds believe offers opportunities for superior risk-adjusted returns and income generation. The Funds’ debt investments may take the form of corporate or project loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by yield enhancements. These yield enhancements may include common equity, warrants, options, net profits interests, cash flow participations or other forms of equity participation that can provide additional consideration or “upside” in a transaction. In connection with certain of the Funds’ debt investments or any restructurings of these debt investments, the Funds may on occasion receive equity interests, including warrants or options, as additional consideration or otherwise in connection with a restructuring. In addition, a portion of the Funds’ portfolio may be comprised of derivatives, including total return swaps, credit default swaps and other swap contracts. The Adviser will seek to tailor the Funds’ investment focus as market conditions evolve.

Historically, the Funds have focused on the following investment categories: (i) direct originations and (ii) broadly syndicated investments. Going forward, the Adviser intends to continue to focus on these categories while being active in its pursuit of opportunities across changing economic and credit cycles. The Funds expect the Funds’ focus over time will be more heavily weighted towards directly originated investments, though the investment policy enables the Adviser to opportunistically invest in broadly syndicated investments and dynamically adjust allocations between private and public markets depending on where the risk-adjusted returns are most attractive.

Senior Secured Debt

Senior secured debt is situated at the top of the capital structure. Because this debt has priority in payment, it typically carries the lowest risk among all investments in a company. Generally, senior secured debt in which the Funds invest is expected to have a maturity period of three to seven years and have first priority security interests in the assets of the borrower. Senior secured debt may also include second lien debt, which is granted a second priority security interest in the assets of the borrower, meaning that any realization of collateral will generally be applied to pay first lien debt in full before second lien debt positions are paid, and the value of the collateral may not be enough to repay in full both first lien secured debt and second lien secured debt. Generally, the Funds expect that the variable interest rate on the Funds’ first lien debt will typically range between 3.5% and 9.0% over a standard benchmark, such as the Prime Rate, or the Secured Overnight Financing Rate, or SOFR. The Funds expect that the variable interest rate on second lien debt will range between 6.0% and 12.0% over a standard benchmark. In addition, the Funds may receive additional returns from any yield enhancements the Funds receive in connection with these investments.

Unsecured Debt

In addition to senior secured debt, the Funds may invest a portion of the Funds’ assets in unsecured debt. Unsecured debt is effectively subordinated to first lien and second lien secured debt to the extent of the collateral securing such debt, but is senior to preferred equity and common equity in the capital structure. In return for its junior status compared to first lien and second lien secured debt, unsecured debt typically offers higher returns through both higher interest rates and possible equity ownership in the form of warrants or other yield enhancements, enabling the investor to participate in the capital appreciation of the borrower. Where warrants are received, they typically require only a nominal cost to exercise. The Funds intend to generally target unsecured debt with interest-only payments throughout the life of the security, with the principal due at maturity. Typically, unsecured debt investments have maturities of five to ten years. In normalized markets, the Funds expect these securities to carry a fixed rate or a floating current yield of 4.0% to 10.0% over a standard benchmark. In addition, the Funds may receive additional returns from any warrants or other yield enhancements the Funds receive in connection with these investments. In some cases, a portion of the total interest may accrue or be paid-in-kind, or PIK.

Equity and Equity-Related Securities

The Funds hold and may continue to hold select and potentially significant positions in equity securities, including common stock and convertible securities, or other assets that the Funds receive in exchange for the Funds’ credit instruments as part of a reorganization or restructuring process, and may hold those assets until such time as the Adviser believes that a disposition is most advantageous. Such assets, to the extent received as part of a reorganization or restructuring process, will be considered “credit instruments” for purposes of the Funds’ intention to invest primarily in a portfolio of secured and unsecured floating and fixed rate loans, bonds and other types of credit instruments, which, under normal circumstances, will represent at least 80% of the Funds’ total assets.

The Funds may also purchase select positions in equity securities, including common stock and convertible securities. Such assets, to the extent purchased in the market or not received as part of a reorganization or restructuring process, will not be considered “credit instruments” for this purpose.

Preferred equity typically includes a stated value or liquidation preference that is contractually senior to common equity, and may include a dividend or yield feature. Holders of preferred equity can be entitled to a wide range of voting and other rights, depending on the structure of each security. Preferred equity can also include a conversion feature whereby the securities convert into common stock based on established parameters according to set ratios. The Funds seek to invest in primarily income-oriented equity securities.

Other equity securities are typically subordinated to all other securities within the capital structure and do not have a stated maturity. As compared to more senior securities, equity interests (including preferred equity interests) have greater risk exposure, but also have the potential to provide a higher return.

Non-U.S. Securities

The Funds may invest in non-U.S. securities, including securities of companies in emerging markets, which may include securities denominated in U.S. dollars or in non-U.S. currencies, to the extent permitted by the 1940 Act. In addition, investing in securities of companies in emerging markets involves many risks, including potential inflationary economic environments, regulation by foreign governments, different accounting standards, political uncertainties and economic, social, political, financial, tax and security conditions in the applicable emerging market, any of which could negatively affect the value of companies in emerging markets or investments in their securities.

Investments with Third-Parties

The Funds may co-invest with third parties through partnerships, joint ventures or other entities, thereby acquiring jointly-controlled or non-controlling interests in certain investments in conjunction with participation by one or more third parties in such investment.

Structured Products

The Funds may invest in structured products, which may include collateralized debt obligations, collateralized bond obligations, collateralized loan obligations, structured notes and credit-linked notes. The issuers of such investment products may be structured as trusts or other types of pooled investment vehicles. Such products may also involve the deposit with or purchase by an entity of the underlying investments and the issuance by that entity of one or more classes of securities backed by, or representing interests in, the underlying investments or referencing an indicator related to such investments.

Derivatives

The Funds may also invest from time to time in derivatives, such as total return swaps, credit default swaps and other swap contracts. The Funds anticipate that any use of derivatives would primarily be as a substitute for investing in conventional securities or for hedging purposes. Any use of derivatives may subject us to additional risks. See “Risk Factors—Risks Related to the Funds’ Investments—The Funds may from time to time enter into total return swaps, credit default swaps, fixed price swaps or other derivative transactions which expose the Funds to certain risks, including credit risk, market risk, commodity risk, liquidity risk and other risks similar to those associated with the use of leverage.”

Cash and Cash Equivalents

The Funds may maintain a certain level of cash or equivalent instruments to make follow-on investments, if necessary, in existing portfolio companies or to take advantage of new opportunities or existing commitments. The Funds may invest our excess funds in money market instruments, commercial paper, certificates of deposit and bankers’ acceptances, among other instruments. In addition, and in response to adverse market, economic or political conditions, the Funds may invest in high quality fixed income securities, money market instruments and money market funds or may hold significant positions in cash or cash equivalents for defensive purposes.

Sources of Income

The primary means through which the Funds’ shareholders may receive a return of value is through interest income, dividends and capital gains generated by the Funds’ investments. In addition to these sources of income, the Funds may receive fees paid by the Funds’ portfolio companies, including one-time closing fees paid at the time each investment is made. The Adviser has agreed to offset the amount of any structuring, upfront or certain other fees received by the Adviser or its members against the management fees payable by the Fund under the Fund Advisory Agreement. The Adviser may agree to discontinue such fees in the future. Closing fees typically range from 1.0% to 2.0% of the purchase price of an investment. In addition, the Funds may generate revenues in the form of non-recurring commitment, origination, structuring or diligence fees, fees for providing managerial assistance, consulting fees, prepayment fees and performance-based fees.

Risk Management

The Funds seek to limit the downside potential of the Funds’ investment portfolio by, among other things:

●	applying the Funds’ investment strategy guidelines for portfolio investments;

●	requiring a total return on investments (including both interest and potential appreciation) that adequately compensates us for credit risk;

●	allocating the Funds’ portfolio among various issuers, sectors and sub-sectors, size permitting, with an adequate number of companies, across different sectors and sub-sectors, with different types of collateral; and

●	negotiating or seeking debt and other securities with covenants or features that protect us while affording portfolio companies flexibility in managing their businesses consistent with preservation of capital, which may include affirmative and negative covenants, default penalties, lien protection, change of control provisions and board rights.

The Funds may also enter into interest rate hedging transactions. Such transactions will enable us to selectively modify interest rate exposure as market conditions dictate.

Affirmative Covenants

Affirmative covenants require borrowers to take actions that are meant to ensure the solvency of the company, facilitate the lender’s monitoring of the borrower and ensure payment of interest and loan principal due to lenders. Examples of affirmative covenants include covenants requiring the borrower to maintain adequate insurance, accounting and tax records, and to produce frequent financial reports for the benefit of the lender.

Negative Covenants

Negative covenants impose restrictions on the borrower and are meant to protect lenders from actions that the borrower may take that could harm the credit quality of the lender’s investments. Examples of negative covenants include restrictions on the payment of dividends and restrictions on the issuance of additional debt without the lender’s approval. In addition, certain covenants restrict a borrower’s activities by requiring it to meet certain earnings interest coverage ratio and leverage ratio requirements. These covenants are also referred to as financial or maintenance covenants.

Investment Process

The investment professionals supporting the Adviser have spent their careers developing the experience necessary to invest in private companies. The Funds’ current transaction process is highlighted below.

The Funds’ Transaction Process

Screening

The relationships of the Adviser and its affiliates provide us with access to a robust and established pipeline of investment opportunities from a variety of different investment channels, including private equity sponsors, non-sponsored corporates, financial advisors, banks, brokers and family offices. In addition, personnel of the Adviser have long-standing personal contacts who provide us with additional opportunities for directly originated investments. Similarly, substantial in-house technical expertise and recognized brand name in the industry of the Adviser and its affiliates provide a competitive advantage in sourcing, analyzing and executing investment opportunities, as the Adviser is typically able to make independent evaluations of investment opportunities without significant reliance on third-party consultants. Once a potential investment has been identified, the Adviser screens the opportunity and makes a preliminary determination concerning whether to proceed with a more comprehensive deal-level due diligence review.

Due Diligence

Before purchasing an investment, personnel of the Adviser will conduct a thorough due diligence review of the opportunity to ensure that it fits the Funds’ investment strategy and restrictions. The due diligence process may include, among other procedures: (i) an analysis to determine the presence of a catalyst for a corporate event such as a looming debt maturity, default or merger and the likelihood that an event will occur and the impact such event will have on the value of a company’s securities; (ii) fundamental analysis to capitalize on market price inefficiencies by investing in securities for which the market price of such investments reflects a higher or lower value than deemed warranted; (iii) operational analysis to identify the key risks and opportunities of the target’s business, including a detailed review of historical and projected financial results; (iv) a review of information furnished by the target company and external sources, including rating agencies, if applicable; (v) a review of industry dynamics, the competitive landscape and global macroeconomic conditions affecting the target company; (vi) a detailed analysis of regulatory, tax and legal matters, including applicable local laws and creditors’ rights; (vii) on site-visits, as necessary; (viii) in certain circumstances, background checks to further evaluate management and other key personnel; (ix) a review by legal and accounting professionals and environmental and other industry consultants, if necessary; (x) financial sponsor due diligence; and (xi) a review of management’s experience and track record.

Structure Iterations and Feedback

If a potential directly originated investment passes the initial review process, the investment team then negotiates preliminary terms with the potential portfolio company. The Funds seek to maintain flexibility in structuring the form of investments and utilize this flexibility to provide tailor-made financing solutions. The Adviser works to structure investments not only in an effort to maximize returns, create downside protection and create tax efficiencies, but also to ensure compliance with the varying regulatory guidelines governing us as a BDC and a RIC.

Recommendation and Approval Process

Generally, at an appropriate stage of the due diligence process, the deal team will prepare a draft investment recommendation for direct originations, which provides the analysis for the specific investment opportunity and appropriately fosters a process for reviewing the merits of the investment. A final investment recommendation for such investments is submitted to the Adviser’s investment committee for review and approval. Each direct origination must be pre-approved by the Adviser’s investment committee.

The Adviser’s investment committee has the authority to and has delegated its investment authority to certain investment professionals of the Adviser with respect to publicly traded / syndicated investments, provided that the investment types, risk and profiles are within the parameters set by the Adviser’s investment committee. The Adviser’s investment committee maintains its investment authority for and pre-approves all illiquid investments. On a regular basis, and no less than quarterly, the investment committee reviews individual investment decisions that have been made, the investment portfolio generally, and the investment parameters.

Execution

Once the Adviser’s investment committee has determined that the portfolio company is suitable for investment, the Adviser works with the management team of the prospective company to finalize the structure and terms of the investment. The Funds believe that structuring transactions appropriately is a key factor to producing strong investment results. Accordingly, the Funds will actively consider transaction structures and seek to process and negotiate terms that provide the best opportunities for superior risk-adjusted returns.

Post-Investment Monitoring

Portfolio monitoring. The Adviser monitors the Funds’ portfolio with a focus toward anticipating negative credit events or other adverse outcomes that may affect the value of the Funds’ investments. Ongoing due diligence may include closely tracking economic, industry and company trends. To maintain portfolio company performance and help to ensure a successful exit, the Adviser works closely with the lead equity sponsor, loan syndicator, portfolio company management, consultants, advisers and other security holders to discuss financial position, compliance with covenants, financial requirements, catalysts and events driving an investment thesis and execution of the company’s business plan. In addition, depending on the size, nature and performance of the transaction, the Funds may occupy a seat or serve as an observer on a portfolio company’s board of directors or similar governing body or seek active participation in the form of representation on creditors’ committees, equity holders’ committees or other groups. The Funds believe that close contact with management, efficient flow of information and ongoing analysis form the basis of the monitoring process.

Typically, the Adviser receives financial and other reports that may detail information such as operating performance, sales volumes, margins, cash flows, financial position and other key operating metrics on a quarterly basis from the Funds’ portfolio companies. The Adviser uses this data, combined with due diligence gained through contact with the company’s management, customers, suppliers, competitors, market research, expert networks and other methods, to conduct an ongoing, rigorous assessment of the company’s operating performance and prospects.

In addition to various risk management and monitoring tools, the Adviser uses an investment rating system to characterize and monitor the expected level of returns on each investment in the Funds’ portfolio. The Adviser uses an investment rating scale of 1 to 5, as follows:

1	Investment exceeding expectations and/or capital gain expected.

2	Performing investment generally executing in accordance with the portfolio company’s business plan—full return of principal and interest expected.

3	Performing investment requiring closer monitoring.

4	Underperforming investment—some loss of interest or dividend possible, but still expecting a positive return on investment.

5	Underperforming investment with expected loss of interest and some principal.

Valuation Process. The Funds’ board of trustees is responsible for overseeing the valuation of the Funds’ portfolio investments at fair value as determined in good faith pursuant to the Adviser’s valuation policy. As permitted by Rule 2a-5 of the 1940 Act, the Funds’ board of trustees has designated the Adviser as the Funds’ valuation designee with day-to-day responsibility for implementing the portfolio valuation process set forth in the Adviser’s valuation policy. See “Additional Information About the Common Shares of the Funds Valuation of Portfolio Investments” in the Proxy Statement/Prospectus.

Managerial Assistance. As a BDC, the Fund must offer, and provide upon request, managerial assistance to certain of the Fund’s portfolio companies. This assistance could involve, among other things, monitoring the operations of the Fund’s portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. Depending on the nature of the assistance required, the Adviser will provide such managerial assistance on the Fund’s behalf to portfolio companies that request this assistance. To the extent fees are paid for these services, the Fund, rather than the Adviser, will retain any fees paid for such assistance. As a closed-end fund, the Successor Fund is not required to offer managerial assistance to portfolio companies.

Temporary Investments

Pending investment in other types of assets as described above, the Funds’ investments may consist of cash, cash equivalents, including money market funds, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which the Funds refer to, collectively, as temporary investments. Typically, the Funds will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of the Funds’ assets that may be invested in such repurchase agreements. However, if more than 25% of the Funds’ total assets constitute repurchase agreements from a single counterparty, the Funds would not meet the Diversification Tests (as defined below) in order to maintain the Funds’ qualification as a RIC for U.S. federal income tax purposes as described under the heading “U.S. Federal Income Tax Considerations—Taxation of the Funds.” Thus, the Funds do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. The Adviser will monitor the creditworthiness of the counterparties with which the Funds enter into repurchase agreement transactions.

SUCCESSOR FUND INVESTMENT RESTRICTIONS

The Successor Fund may:

(1)	Borrow money, make loans or issue senior securities to the fullest extent permitted by applicable law, including the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC, as such statute, rules, regulations or orders may be amended from time to time.

(2)	Invest no more than 25% of its total assets in a particular industry or group of industries. Securities issued or guaranteed by the U.S. government or its agencies or instrumentalities are not considered to represent an industry.

(3)	Underwrite securities to the fullest extent permitted applicable law, including the Securities Act and the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC, as such statutes, rules, regulations or orders may be amended from time to time.

(4)	Not purchase or sell real estate, except that the Successor Fund may: (a) acquire or lease office space for its own use, (b) invest in securities and/or other instruments of issuers that invest in real estate or interests therein or that are engaged in or operate in the real estate industry, (c) invest in securities and/or other instruments that are secured by real estate or interests therein, (d) purchase and sell mortgage-related securities and/or other instruments, and (e) hold and sell real estate acquired by the Successor Fund as a result of the ownership of securities and/or other instruments.

(5)	Purchase or sell commodities, commodities contracts, futures contracts and related options, options or forward contracts to the fullest extent permitted by applicable law, including the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC, as such statute, rules, regulations or orders may be amended from time to time.

The fundamental investment limitations set forth above restrict the ability of the Successor Fund to engage in certain practices and purchase securities and other instruments other than as permitted by, or consistent with, applicable law, including the 1940 Act. Relevant limitations of the 1940 Act as they presently exist are described below. These limitations are based either on the 1940 Act itself, the rules or regulations thereunder or applicable orders of the SEC. In addition, interpretations and guidance provided by the SEC staff may be taken into account to determine if a certain practice or the purchase of securities or other instruments is permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC. As a result, the foregoing fundamental investment policies may be interpreted differently over time as the statute, rules, regulations or orders (or, if applicable, interpretations) that relate to the meaning and effect of these policies change, and no vote of shareholders will be required or sought.

Fundamental Investment Restriction (1)

Under the 1940 Act, the Successor Fund each may only borrow up to one-third of the value of its total assets less liabilities (other than liabilities representing senior securities). For more information on leverage and the risks relating thereto, see “Risk Factors—Leverage Risk” in the Joint Proxy Statement/Prospectus.

The 1940 Act also restricts the ability of any closed-end fund to lend. Under the 1940 Act, the Successor Fund may only make loans if expressly permitted to do so by its investment policies, and the Successor Fund may not make loans to persons who control or are under common control with the Successor Fund. Thus, the 1940 Act effectively prohibits the Successor Fund from making loans to certain persons when conflicts of interest or undue influence are most likely present. However, the Successor Fund may make other loans which, if made, would expose shareholders to additional risks, such as the failure of the other party to repay the loan. The Successor Fund retains the flexibility to make loans to the extent permitted by its investment policies, other than loans of securities, which will be limited to 33 1/3% of the total assets of the Successor Fund.

The ability of a closed-end fund to issue senior securities is severely circumscribed by complex regulatory constraints under the 1940 Act that restrict, for instance, the amount, timing, and form of senior securities that may be issued.

The Successor Fund does not presently anticipate issuing any class of senior security that is a share of beneficial interest. Under the 1940 Act, the issuance of any other type of senior security by the Successor Fund is subject to a requirement that provision is made that, (i) if on the last business day of each of 12 consecutive calendar months the asset coverage with respect to the senior security is less than 100%, the holders of such securities voting as a class shall be entitled to elect at least a majority of the Board or Fund Board, respectively, with such voting right to continue until the asset coverage for such class of senior security is at least 110% on the last business day of each of 3 consecutive calendar months or, (ii) if on the last business day of each of 24 consecutive calendar months the asset coverage for such class of senior security is less than 100%, an event of default shall be deemed to have occurred.

Fundamental Investment Restriction (2)

If the Successor Fund were to invest 25% or more of its total assets in a particular industry or group of industries, investors would be exposed to greater risks because the performance of the Successor Fund (as applicable) would be largely dependent on the performance of that industry or group of industries.The Successor Fund define an industry or group of industries by reference to Standard & Poor’s GICS codes for industry classifications.

Altering Investment Restrictions

The restrictions listed above are fundamental policies of the Successor Fund. Except as described herein, the Successor Fund, as a fundamental policy, may not alter these policies without the approval of the holders of a majority of the outstanding Shares. For purposes of the foregoing, “a majority of the outstanding Shares” means (i) 67% or more of such Shares present at a meeting, if the Shareholders of more than 50% of such Shares are present or represented by proxy, or (ii) more than 50% of such Shares, whichever is less. Except as described herein, the Fund, as a fundamental policy, may not alter these policies without the approval of the holders of a majority of the outstanding Fund Shares. For purposes of the foregoing, “a majority of the outstanding Fund Shares” means (i) 67% or more of such Fund Shares present at a meeting, if the Fund Shareholders of more than 50% of such Fund Shares are present or represented by proxy, or (ii) more than 50% of such Fund Shares, whichever is less.

Unless otherwise indicated, all limitations applicable to the investments (as stated above and elsewhere in this Statement of Additional Information and the Joint Proxy Statement/Prospectus) of the Successor Fund apply only at the time a transaction is entered into. Except as otherwise noted, all percentage limitations set forth above apply immediately after a purchase and any subsequent change in any applicable percentage resulting from market fluctuations does not require any action. With respect to the limitations on the issuance of senior securities and in the case of borrowings, the percentage limitations apply at the time of issuance and on an ongoing basis.

MANAGEMENT OF THE SUCCESSOR FUND

Board of Trustees

The Board of Trustees provides broad oversight over the operations and affairs of the Successor Fund and protects the interests of shareholders. The Board of Trustees of the Successor Fund has overall responsibility for monitoring the operations of the Successor Fund and for supervising the services provided by the Adviser and other organizations. The officers of the Successor Fund are responsible for managing the day-to-day operations of the Successor Fund.

The names and ages of the Trustees and officers of the Successor Fund, the year each was first elected or appointed to office, their principal business occupations during the last five years, the number of funds overseen by each Trustee and other directorships or trusteeships during the last five years are shown below. The business address of the Successor Fund, its Trustees and officers is 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

Name, Address and Age(1)	Position(s) Held With the Fund	Term of Office and Length of Time Served(2)	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years†
Independent Trustees
Sidney R. Brown Age: 68	Trustee	2025; Trustee since 2011

Mr. Brown has served as the chief executive officer of NFI, Inc. (“NFI”), a premier integrated supply chain solutions company, since the late 1990s. NFI, founded in 1932 as National Hauling, has evolved from a trucking company in a regulated environment into one of the largest privately-held third-party logistics companies in the United States. NFI in North America now consists of logistics, warehousing and distribution, transportation, intermodal, real estate, transportation brokerage, contract packaging, solar, global freight forwarding and NFI Canada. From 1990 to 2017, Mr. Brown served in various capacities with Sun National Bank, including chairman and interim chief executive officer. In addition, Mr. Brown is a general partner of various real estate companies having extensive holdings with an emphasis on development and management of commercial and industrial real estate. He began his career working for Morgan Stanley in New York City as a financial analyst in the corporate finance department of the investment bank. Mr. Brown has served as a trustee of J & J Snack Foods Corp. since 2004, and currently serves on the board of trustees of Cooper Health System. Mr. Brown also served as a director of Sun National Bank from 1990 to 2016, and as chairman from 2013 to 2016. Mr. Brown received a B.S.B.A. in Finance from Georgetown University and an M.B.A. from Harvard University.

Mr. Brown has served as a member of various boards for publicly-traded companies. In addition, his service as chief executive officer of NFI has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Fund.

				One	Sun National Bank; J&J Snack Foods Corp.; Cooper Health System

Name, Address and Age(1)	Position(s) Held With the Fund	Term of Office and Length of Time Served(2)	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years†
George P. Chandler Age: 58	Trustee	2025; Trustee since 2010

Mr. Chandler has been chief financial officer of Herspiegel Consulting LLC (“Herspiegel”), a leading pharmaceutical and biotech consulting firm since December 2020. Prior to Herspiegel, Mr. Chandler acted as chief financial officer of Emtec, Inc. (“Emtec”), a global information technology services provider, from May 2009 to April 2020. Mr. Chandler was a member of Emtec’s board of directors from 2005 to 2019, where he served as chairman of the audit committee from 2005 through 2009. He was a member of the board of directors of FS KKR Capital Corp. (formerly FS Investment Corporation) from April 2008 through December 2018, and served as chairman of its audit committee and as a member of its valuation committee.

Mr. Chandler also presently serves as director and chairman of the audit committee of the RBB Funds and the Wilmington Funds. Mr. Chandler’s degrees include a B.S. in Engineering from the United States Military Academy at West Point and an M.B.A. from Harvard Business School. He is also a Certified Public Accountant (inactive).

Mr. Chandler began his career as an officer in the United States Army. After business school he spent four years with PricewaterhouseCoopers LLP (“PwC”), and its predecessor, Coopers and Lybrand, where he assisted companies in the “Office of the CFO Practice” and also worked as a certified public accountant. During his tenure at PwC he spent the majority of his time in the investment company practice. He was also an Investment Banker for 10 years leading the Business and IT services practice at Janney Montgomery Scott LLC prior to his CFO positions.

Mr. Chandler has extensive experience in valuations and in negotiating debt, equity and mergers and acquisitions transactions in a variety of industries with both public and private companies. In addition, Mr. Chandler has experience managing the audits of mutual funds, hedge funds and venture capital funds. This experience has provided Mr. Chandler, in the opinion of the Board, with experience and insight which is beneficial to the Fund.

				One	Emtec, Inc.; RBB Funds; Penn Capital Funds Trust overseeing forty portfolios; Wilmington Funds overseeing ten portfolios; FS KKR Capital Corp (formerly FS Investment Corporation)

Name, Address and Age(1)	Position(s) Held With the Fund	Term of Office and Length of Time Served(2)	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years†
Richard I. Goldstein Age: 64	Lead Independent Trustee	2025; Trustee since 2011

Mr. Goldstein has served as the Fund’s lead independent trustee since March 2015. Mr. Goldstein also serves as a member of the board of directors of FS KKR Capital Corp. and has served in such role since April 2015. Mr. Goldstein also serves as a member of the board of trustees of KKR FS Income Trust and KKR FS Income Trust Select and has served in such roles since October 2022 and May 2023 respectively. He currently acts as chief operating officer of Radius Global Infrastructure Inc. since 2020 and also served as a managing trustee of Liberty Associated Partners, LP (“LAP”), since 2000 and Associated Partners, LP, or AP, since 2006, both investment funds that make private and public market investments in communications, media, internet and energy companies. Prior to joining LAP and AP, Mr. Goldstein was vice president of The Associated Group, Inc. (“AGI”), a multi- billion dollar publicly-traded owner and operator of communications-related businesses and assets. While at AGI, he assisted in establishing Teligent, Inc., of which he was a trustee, and was responsible for operating AGI’s cellular telephone operations. Mr. Goldstein has also served as a director of Ubicquia since 2017. He also served as a member of the board of trustees of The Shipley School from 2009 through 2014 and has counseled many early stage companies. Mr. Goldstein received a B.S. in Business and Economics from Carnegie Mellon University and received training at the Massachusetts Institute of Technology in Management Information Systems.

Mr. Goldstein has extensive experience as a senior executive and in negotiating investment transactions in a variety of industries, including in the energy industry. This experience has provided Mr. Goldstein, in the opinion of the Board, with experience and insight which is beneficial to the Fund.

				One	FS KKR Capital Corp.; KKR FS Income Trust; KKR FS Income Trust Select

Name, Address and Age(1)	Position(s) Held With the Fund	Term of Office and Length of Time Served(2)	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years†
Charles P. Pizzi Age: 74	Trustee	2025; Trustee since 2012

Mr. Pizzi is the retired president, director and chief executive officer of Tasty Baking Company, manufacturer of Tastykake branded snack cakes. He served in these positions from 2002 to May 2011. Prior to leading Tasty Baking Company, Mr. Pizzi served as president and chief executive officer of the Greater Philadelphia Chamber of Commerce, vice-chairman of the American Chamber of Commerce Executives and chairman of the Metro Council of Presidents.

His career also includes work with the transition teams for the former Pennsylvania Governor Tom Ridge and the former Philadelphia Mayor Ed Rendell. Mr. Pizzi has also served as Commerce Director for the City of Philadelphia. He has been a trustee of Brandywine Realty Trust since 1996, serving on the audit committee and as a chair of the compensation committee, the chairman of the board of directors of Independence Health Group (“IHG”) where he has been a member since 1991, trustee of Pennsylvania Real Estate Investment Trust since May 2013 and a director of Drexel University since 1991. Mr. Pizzi has also been a Trustee Emeritus at Drexel University since 2023. Since 2020, Mr. Pizzi is also a trustee of Mistras Group Inc., a multinational provider of integrated technology-enabled asset protection solutions. He serves on the Board of AmeriHealth Caritas, a subsidiary of IHG and a provider of Medicaid service, and previously served as chairman. Mr. Pizzi was a director of the Federal Reserve Bank of Philadelphia from 2006 to December 2011, serving as chairman from January 2010 to December 2011. He also previously served as a director of the Philadelphia Stock Exchange from 1998 until it was acquired by NASDAQ in July 2008, on the board of governors of NASDAQ OMX PHLX, Inc. from August 2008 to March 2009 and as a director of Allied Security Holdings LLC from 2011 to 2016. Mr. Pizzi holds a bachelor’s degree from LaSalle University and a master’s degree from the University of Pennsylvania.

Mr. Pizzi has significant experience as an executive and director at various companies and governmental organizations. This experience has provided Mr. Pizzi, in the opinion of the Board, with experience and insight which is beneficial to the Fund.

				One	Brandywine Realty Trust; FS Global Credit Opportunities Fund; PHH Corporation; Pennsylvania Real Estate Investment Trust; Mistras Group, Inc.; AmeriHealth Caritas

Name, Address and Age(1)	Position(s) Held With the Fund	Term of Office and Length of Time Served(2)	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years†
Pedro A. Ramos Age: 60	Trustee	2025; Trustee since 2018	Pedro A. Ramos has served as the president and chief executive officer of The Philadelphia Foundation, or TPF, since August 2015, a charitable foundation that builds, manages and distributes philanthropic resources to improve lives in the greater Philadelphia region. Prior to joining TPF, he was a partner with the law firm of Schnader, Harrison, Segal & Lewis LLP (“Schnader”) where he advised clients in the business, nonprofit and government sectors, focusing on transactions, financings, compliance, risk management and investigations. From June 2009 until the firm’s attorneys joined Schnader in August 2013, Mr. Ramos was a partner with the law firm of Trujillo, Rodriguez & Richards, LLC and led the firm’s government, education and social sector practice. From June 2007 to June 2009, Mr. Ramos was a partner with the law firm of Blank Rome LLP in its employment, benefits and labor group and its government relations practice. Mr. Ramos previously served as Managing Director of the City of Philadelphia from April 2005 to June 2007 and as City Solicitor from March 2004 to April 2005. Before working for the City of Philadelphia, Mr. Ramos served as vice president and chief of staff to the president of the University of Pennsylvania from January 2002 to March 2004. From September 1992 to January 2002, Mr. Ramos served as an associate and partner with the law firm of Ballard Spahr Andrews & Ingersoll, LLP in its employee benefits group. From November 2011 to October 2013, Mr. Ramos served as the chairman of the School Reform Commission, which oversees the School District of Philadelphia. Mr. Ramos served on the Board of the School District of Philadelphia from December 1995 through December 2001, with his last two years as president of that board. Mr. Ramos has served as a director of Independence Health Group, Inc. since 2015 and prior to mergers served as a director of AmeriGas Propane, Inc (NYSE:APU) from September 2015 to August 2019 and trustee of FS Investment Corporation (NYSE: FSIC) from September 2013 to December 2018. A civic leader, Mr. Ramos has served as director of the Greater Philadelphia Chamber of Commerce since October 2016 and on its executive committee from October 2017 to October 2023. An Eisenhower Fellow since 2000, he was elected to be a trustee and member of the executive committee of the Eisenhower Exchange Fellowships in 2022. Mr. Ramos has also served as a Trustee of Temple University since October 2024. Mr. Ramos’ extensive service in the private and public sectors has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Fund.	One	AmeriGas Propane, Inc.; FS KKR Capital Corp. (formerly FS Investment Corporation); Independence Health Group, Inc.

Name, Address and Age(1)	Position(s) Held With the Fund	Term of Office and Length of Time Served(2)	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years†
Interested Trustee
Michael C. Forman* Age: 64	Trustee, Chairman and Chief Executive Officer	2025; Trustee since 2007

Michael C. Forman is chairman and chief executive officer of Franklin Square Holdings, LP (“FS Investments”) and has been leading FS Investments since its founding in 2007. Mr. Forman has served as the Fund’s chairman and chief executive officer since its inception in September 2010 and as the chairman and chief executive officer of the Fund’s former investment adviser, FS Investment Advisor, LLC, since its inception in September 2010. He has also served as the chairman and chief executive officer of the Adviser since its inception. Mr. Forman also currently serves as chairman, president and/or chief executive officer of certain of the other funds sponsored by FS Investments and its affiliates. Mr. Forman has served as a member of the board of directors of FS KKR Capital Corp. (“FSK”) since 2007, FS Credit Opportunities Corp. since 2013, FS Series Trust since 2017, FS Credit Income Fund since 2016, and FS Credit Real Estate Income Trust, Inc. since 2017. Mr. Forman has served as a member of the boards of trustees of KKR FS Income Trust since 2022, and KKR FS Income Trust Select since 2023. In 2005, Mr. Forman co-founded FB Capital Partners, L.P., an investment firm that previously invested in private equity, senior and mezzanine debt and real estate, and has served as managing general partner since inception. Prior to co-founding FB Capital Partners, L.P., Mr. Forman spent nearly 20 years as an attorney in the Corporate and Securities Department at the Philadelphia based law firm of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, where he was a partner from 1991 until leaving the firm to focus exclusively on investments. In addition to his career as an attorney and investor, Mr. Forman has been an active entrepreneur and has founded several companies, including companies engaged in the gaming, specialty finance and asset management industries. Mr. Forman serves as a member of the board of directors of a number of private companies. He is also a member of several civic and charitable boards, including the Barnes Foundation Corporate Leadership (board member), Children’s Hospital of Philadelphia (corporate council member), Drexel University, the Center City District Foundation and Cobbs Creek Foundation (board member). He is a founding member of the Philadelphia Equity Alliance. Mr. Forman received his B.A., summa cum laude, from the University of Rhode Island, where he was elected Phi Beta Kappa, and received his J.D. from Rutgers University.

Mr. Forman has extensive experience in corporate and securities law and has founded and served in a leadership role of various companies, including the Adviser. The Board believes Mr. Forman’s experience and his positions as the Fund and FS/EIG Advisor’s chief executive officer make him a significant asset to the Fund.

				One	FS KKR Capital Corp; FS Credit Opportunities Corp.; FS Credit Real Estate Income Trust; FS Credit Income Fund; FS Energy Total Return Fund; FS Series Trust; FS Multi- Alternative Income Fund; KKR FS Income Trust; KKR FS Income Trust Select

†	Includes directorships held in (1) any investment company registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Exchange Act and (3) any company subject to the requirements of Section 15(d) of the Exchange Act, in each case, other than with respect to the Successor Fund.

*	“Interested person” of the Successor Fund as defined in Section 2(a)(19) of the 1940 Act. Mr. Forman is an “interested person” because of his affiliation with the Adviser.

(1)	The address for each trustee is c/o New FS Specialty Lending Fund, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

(2)	See “—Classification of Board of Successor Fund upon Listing.”

Classification of Board of Successor Fund upon Listing

Prior to the occurrence of an event requiring the Successor Fund to hold annual meetings of shareholders, the Board is not classified and trustees hold office for unlimited terms. Following the listing, the Board of the Successor Fund will divided into three classes, each having a term of no more than three years (except, to ensure that the term of a class of the Successor Fund’s trustees expires each year, one class of the Successor Fund’s trustees will serve an initial one-year term and three-year terms thereafter and another class of its trustees will serve an initial two-year term and three-year terms thereafter). Each year the term of one class of trustees will expire.

Trustee Qualifications

The Board of Trustees has determined that each Trustee should serve as such based on several factors (none of which alone is decisive). Among the factors the Board of Trustees considered when concluding that an individual should serve on the Board of Trustees were the following: (i) availability and commitment to attend meetings and perform the responsibilities of a Trustee, (ii) personal and professional background, (iii) educational background, (iv) financial expertise, and (v) ability, judgment, attributes and expertise. In respect of each current Trustee, the individual’s professional accomplishments and prior experience, including, in some cases, in fields related to the operations of the Fund, were a significant factor in the determination that the individual should serve as a trustee of the Fund.

Following is a summary of various qualifications, experiences and skills of each Trustee (in addition to business experience during the past five years as set forth in the table above) that contributed to the Board of Trustee’s conclusion that an individual should serve on the Board of Trustees. References to the qualifications, attributes and skills of Trustees do not constitute the holding out of any Trustee as being an expert under Section 7 of the Securities Act of 1933, as amended (“Securities Act”) or the rules and regulations of the SEC.

Michael C. Forman is Chairman and Chief Executive Officer of Franklin Square Holdings, LP (“FS Investments”) and has been leading FS Investments since its founding in 2007. Mr. Forman has served as the Fund’s Chairman and Chief Executive Officer since its inception in September 2010 and as the Chairman and Chief Executive Officer of the Fund’s former investment adviser, FS Investment Advisor, LLC, since its inception in September 2010. He has also served as the Chairman and Chief Executive Officer of FS/EIG Advisor, LLC since its inception. Mr. Forman also currently serves as Chairman, President and/or Chief Executive Officer of certain of the other funds sponsored by FS Investments and its affiliates. Mr. Forman has served as a member of the board of directors of FS KKR Capital Corp. (“FSK”) since 2007, FS Credit Opportunities Corp. since 2013, FS Series Trust since 2017, FS Credit Income Fund since 2016, and FS Credit Real Estate Income Trust, Inc. since 2017. Mr. Forman has served as a member of the boards of trustees of KKR FS Income Trust since 2022, and KKR FS Income Trust Select since 2023. In 2005, Mr. Forman co-founded FB Capital Partners, L.P., an investment firm that previously invested in private equity, senior and mezzanine debt and real estate, and has served as managing general partner since inception. Prior to co-founding FB Capital Partners, L.P., Mr. Forman spent nearly 20 years as an attorney in the Corporate and Securities Department at the Philadelphia based law firm of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, where he was a partner from 1991 until leaving the firm to focus exclusively on investments. In addition to his career as an attorney and investor, Mr. Forman has been an active entrepreneur and has founded several companies, including companies engaged in the gaming, specialty finance and asset management industries. Mr. Forman serves as a member of the board of directors of a number of private companies. He is also a member of several civic and charitable boards, including the Barnes Foundation Corporate Leadership (board member), Children’s Hospital of Philadelphia (corporate council member), Drexel University, the Center City District Foundation and Cobbs Creek Foundation (board member). He is a founding member of the Philadelphia Equity Alliance. Mr. Forman received his B.A., summa cum laude, from the University of Rhode Island, where he was elected Phi Beta Kappa, and received his J.D. from Rutgers University.

Mr. Forman has extensive experience in corporate and securities law and has founded and served in a leadership role of various companies, including the Adviser. The Board believes Mr. Forman’s experience and his positions as the Fund and Adviser’s Chief Executive Officer make him a significant asset to the Fund.

Sidney R. Brown has served as the Chief Executive Officer of NFI, Inc. (“NFI”), a premier integrated supply chain solutions company, since the late 1990s. NFI, founded in 1932 as National Hauling, has evolved from a trucking company in a regulated environment into one of the largest privately-held third-party logistics companies in the United States. NFI in North America now consists of logistics, warehousing and distribution, transportation, intermodal, real estate, transportation brokerage, contract packaging, solar, global freight forwarding and NFI Canada. From 1990 to 2017, Mr. Brown served in various capacities with Sun National Bank, including chairman and interim Chief Executive Officer. In addition, Mr. Brown is a general partner of various real estate companies having extensive holdings with an emphasis on development and management of commercial and industrial real estate. He began his career working for Morgan Stanley in New York City as a financial analyst in the corporate finance department of the investment bank. Mr. Brown has served as a trustee of J & J Snack Foods Corp. since 2004, and currently serves on the board of trustees of Cooper Health System. Mr. Brown also served as a director of Sun National Bank from 1990 to 2016, and as chairman from 2013 to 2016. Mr. Brown received a B.S.B.A. in Finance from Georgetown University and an M.B.A. from Harvard University.

Mr. Brown has served as a member of various boards for publicly-traded companies. In addition, his service as Chief Executive Officer of NFI has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Fund.

Gregory P. Chandler has been Chief Financial Officer of HC Parent Corp. (dba: Herspiegel Consulting LLC (“Herspiegel”), a leading pharmaceutical and biotech consulting firm since December 2020. Prior to Herspiegel, Mr. Chandler acted as Chief Financial Officer of Emtec, Inc. (“Emtec”), a global information technology services provider, from May 2009 to April 2020. Mr. Chandler was a member of Emtec’s board of directors from 2005 to 2019, where he served as chairman of the audit committee from 2005 through 2009. He was a member of the board of directors of FS KKR Capital Corp. (formerly FS Investment Corporation) from April 2008 through December 2018, and served as chairman of its audit committee and as a member of its valuation committee. Mr. Chandler also presently serves as director and chairman of the audit committee of the RBB Funds and the Wilmington Funds. Mr. Chandler’s degrees include a B.S. in Engineering from the United States Military Academy at West Point and an M.B.A. from Harvard Business School. He is also a Certified Public Accountant (inactive). Mr. Chandler began his career as an officer in the United States Army. After business school he spent four years with PricewaterhouseCoopers LLP (“PwC”), and its predecessor, Coopers and Lybrand, where he assisted companies in the “Office of the CFO Practice” and also worked as a certified public accountant. During his tenure at PwC he spent the majority of his time in the investment company practice. He was also an Investment Banker for 10 years leading the Business and IT services practice at Janney Montgomery Scott LLC prior to his CFO positions.

Mr. Chandler has extensive experience in valuations and in negotiating debt, equity and mergers and acquisitions transactions in a variety of industries with both public and private companies. In addition, Mr. Chandler has experience managing the audits of mutual funds, hedge funds and venture capital funds. This experience has provided Mr. Chandler, in the opinion of the Board, with experience and insight which is beneficial to the Fund.

Richard I. Goldstein has served as the Fund’s lead independent trustee since March 2015. Mr. Goldstein also serves as a member of the board of directors of FS KKR Capital Corp. and has served in such role since April 2015. Mr. Goldstein also serves as a member of the board of trustees of KKR FS Income Trust and KKR FS Income Trust Select and has served in such roles since October 2022 and May 2023 respectively. He currently acts as Chief Operating Officer of Radius Global Infrastructure Inc. since 2020 and also served as a managing trustee of Liberty Associated Partners, LP (“LAP”), since 2000 and Associated Partners, LP, or AP, since 2006, both investment funds that make private and public market investments in communications, media, internet and energy companies. Prior to joining LAP and AP, Mr. Goldstein was vice president of The Associated Group, Inc. (“AGI”), a multi- billion dollar publicly-traded owner and operator of communications-related businesses and assets. While at AGI, he assisted in establishing Teligent, Inc., of which he was a trustee, and was responsible for operating AGI’s cellular telephone operations. Mr. Goldstein has also served as a director of Ubicquia since 2017. He also served as a member of the board of trustees of The Shipley School from 2009 through 2014 and has counseled many early stage companies. Mr. Goldstein received a B.S. in Business and Economics from Carnegie Mellon University and received training at the Massachusetts Institute of Technology in Management Information Systems.

Mr. Goldstein has extensive experience as a senior executive and in negotiating investment transactions in a variety of industries, including in the energy industry. This experience has provided Mr. Goldstein, in the opinion of the Board, with experience and insight which is beneficial to the Fund.

Charles P. Pizzi is the retired president, director and Chief Executive Officer of Tasty Baking Company, manufacturer of Tastykake branded snack cakes. He served in these positions from 2002 to May 2011. Prior to leading Tasty Baking Company, Mr. Pizzi served as president and chief executive officer of the Greater Philadelphia Chamber of Commerce, vice-chairman of the American Chamber of Commerce Executives and chairman of the Metro Council of Presidents. His career also includes work with the transition teams for the former Pennsylvania Governor Tom Ridge and the former Philadelphia Mayor Ed Rendell. Mr. Pizzi has also served as Commerce Director for the City of Philadelphia. He has been a trustee of Brandywine Realty Trust since 1996, serving on the audit committee and as a chair of the compensation committee, the chairman of the board of directors of Independence Health Group (“IHG”) where he has been a member since 1991, trustee of Pennsylvania Real Estate Investment Trust since May 2013 and a director of Drexel University since 1991. Mr. Pizzi has also been a Trustee Emeritus at Drexel University since 2023. Since 2020, Mr. Pizzi is also a trustee of Mistras Group Inc., a multinational provider of integrated technology-enabled asset protection solutions. He has also served as chairman of AmeriHealth Caritas, a subsidiary of IHG and a provider of Medicaid service, since February 2023. Mr. Pizzi was a director of the Federal Reserve Bank of Philadelphia from 2006 to December 2011, serving as chairman from January 2010 to December 2011. He also previously served as a director of the Philadelphia Stock Exchange from 1998 until it was acquired by NASDAQ in July 2008, on the board of governors of NASDAQ OMX PHLX, Inc. from August 2008 to March 2009 and as a director of Allied Security Holdings LLC from 2011 to 2016. Mr. Pizzi holds a bachelor’s degree from LaSalle University and a master’s degree from the University of Pennsylvania.

Mr. Pizzi has significant experience as an executive and director at various companies and governmental organizations. This experience has provided Mr. Pizzi, in the opinion of the Board, with experience and insight which is beneficial to the Fund.

Pedro A. Ramos has served as the President and Chief Executive Officer of The Philadelphia Foundation, or TPF, since August 2015, a charitable foundation that builds, manages and distributes philanthropic resources to improve lives in the greater Philadelphia region. Prior to joining TPF, he was a partner with the law firm of Schnader, Harrison, Segal & Lewis LLP (“Schnader”) where he advised clients in the business, nonprofit and government sectors, focusing on transactions, financings, compliance, risk management and investigations. From June 2009 until the firm’s attorneys joined Schnader in August 2013, Mr. Ramos was a partner with the law firm of Trujillo, Rodriguez & Richards, LLC and led the firm’s government, education and social sector practice. From June 2007 to June 2009, Mr. Ramos was a partner with the law firm of Blank Rome LLP in its employment, benefits and labor group and its government relations practice. Mr. Ramos previously served as Managing Director of the City of Philadelphia from April 2005 to June 2007 and as City Solicitor from March 2004 to April 2005. Before working for the City of Philadelphia, Mr. Ramos served as vice president and chief of staff to the president of the University of Pennsylvania from January 2002 to March 2004. From September 1992 to January 2002, Mr. Ramos served as an associate and partner with the law firm of Ballard Spahr Andrews & Ingersoll, LLP in its employee benefits group. From November 2011 to October 2013, Mr. Ramos served as the chairman of the School Reform Commission, which oversees the School District of Philadelphia. Mr. Ramos served on the Board of the School District of Philadelphia from December 1995 through December 2001, with his last two years as president of that board.

Mr. Ramos has served as a director of Independence Health Group, Inc. since 2015 and prior to mergers served as a director of AmeriGas Propane, Inc (NYSE:APU) from September 2015 to August 2019 and trustee of FS Investment Corporation (NYSE: FSIC) from September 2013 to December 2018. A civic leader, Mr. Ramos has served as director of the Greater Philadelphia Chamber of Commerce since October 2016 and on its executive committee from October 2017 to October 2023. An Eisenhower Fellow since 2000, he was elected to be a trustee and member of the executive committee of the Eisenhower Exchange Fellowships in 2022.

Mr. Ramos has also served as a Trustee of Temple University since October 2024. Mr. Ramos’ extensive service in the private and public sectors has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Fund.

Risk Oversight and Board Structure

Board’s Role in Risk Oversight

Through its direct oversight role, and indirectly through its committees, the Board performs a risk oversight function for the Successor Fund consisting of, among other things, the following activities: (1) at regular and special Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Successor Fund; (2) reviewing and approving, as applicable, the compliance policies and procedures of the Successor Fund and the Adviser; (3) reviewing investment strategies, techniques and the processes used to manage related risks; (4) overseeing the Successor Fund’s investment valuation process through the Successor Fund’s Adviser that operates pursuant to authority assigned to it by the Board; (5) overseeing the Fund’s cyber security risk management program through the Successor Fund’s Audit Committee; (6) meeting with representatives of, or reviewing reports prepared by or with respect to, key service providers, including the investment adviser, administrator, transfer agent, custodian and independent registered public accounting firm of the Successor Fund, to review and discuss the activities of the Successor Fund and to provide direction with respect thereto; (7) reviewing periodically, and at least annually, the Successor Fund’s fidelity bond, trustees and officers, and errors and omissions insurance policies and such other insurance policies as may be appropriate; and (8) overseeing the Successor Fund’s accounting and financial reporting processes, including supervision of the Successor Fund’s independent registered public accounting firm to ensure that they provide timely analyses of significant financial reporting and internal control issues; and (9) overseeing the services of the Successor Fund’s chief compliance officer to test its compliance procedures and those of its service providers.

The Board also performs its risk oversight responsibilities with the assistance of the Successor Fund’s chief compliance officer. The Board receives a quarterly report from the chief compliance officer, who reports on, among other things, the Successor Fund’s compliance with applicable securities laws and its internal compliance policies and procedures. In addition, the Successor Fund’s chief compliance officer prepares a written report annually evaluating, among other things, the adequacy and effectiveness of the compliance policies and procedures of the Successor Fund and certain of its service providers. The chief compliance officer’s report, which is reviewed by the Board, addresses at a minimum: (1) the operation and effectiveness of the compliance policies and procedures of the Successor Fund and certain of its service providers since the last report; (2) any material changes to such policies and procedures since the last report; (3) any recommendations for material changes to such policies and procedures as a result of the chief compliance officer’s annual review; and (4) any material compliance matters that have occurred since the date of the last report about which the Board would reasonably need to know to oversee the Successor Fund’s compliance activities and risks. The chief compliance officer also meets separately in executive session with the Independent Trustees at least once each year. In addition to compliance reports from the Successor Fund’s chief compliance officer, from time to time, the Board also receives reports from legal counsel to the Fund regarding regulatory compliance and governance matters.

Board Composition and Leadership Structure

Mr. Forman, who is an “interested person” of the Successor Fund (as defined in Section 2(a)(19) of the 1940 Act), serves as both the chief executive officer of the Successor Fund and chairman of the Board. The Board believes that Mr. Forman, as co-founder and chief executive officer of the Successor Fund, is the trustee with the most knowledge of the Fund’s business strategy and is best situated to serve as chair of the Board.

While the Successor Fund currently does not have a policy mandating a lead Independent Trustee, the Board believes that having an Independent Trustee fill the lead trustee role is appropriate. The Board of Trustees expects to select a lead Independent Trustee prior the Closing Date. The lead Independent Trustee, among other things, works with the Chair of the Board in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board, chairs any meeting of the Independent Trustees in executive session, facilitates communications between other members of the Board and the chair of the Board and/or the chief executive officer and otherwise consults with the chair of the Board and/or the chief executive officer on matters relating to corporate governance and Board performance.

The Board, after considering various factors, has concluded that its structure is appropriate given the current size and complexity of the Successor Fund and the extensive regulation to which the Fund is subject as a BDC, and to which the Successor Fund will be subject as a registered closed-end fund.

Board Meetings and Attendance

Because the Successor Fund is newly formed, the Board of the Successor Fund did not meet during the fiscal year ended December 31, 2024. The Board of the Fund met ten times during the fiscal year ended December 31, 2024, including four regular quarterly meetings.

Neither the Fund nor the Successor Fund has a formal policy regarding trustee attendance at a meeting of shareholders. Because the Successor Fund is newly formed, the Successor Fund did not hold a meeting of shareholders during the fiscal year ended December 31, 2024. None of the trustees attended the Fund’s annual meeting held on December 12, 2024.

Committees of the Board of the Successor Fund

The Board has established two standing committees of the Board, which consist of an Audit Committee and a Nominating and Corporate Governance Committee.

The Board has not established a standing compensation committee because the executive officers of the Funds do not receive any direct compensation from the Funds. The Board, as a whole, participates in the consideration of trustee compensation and decisions on trustee compensation are based on, among other things, a review of data of comparable investment companies.

The Board has not established a standing compensation committee because the Board is responsible for overseeing the valuation of the Fund’s portfolio investments at fair value as determined in good faith pursuant to the Adviser’s valuation policy (the “Valuation Policy”). Under the Valuation Policy, the Board has designated the Adviser to be the Fund’s valuation designee, with day-to-day responsibility for implementing the portfolio’s valuation process set forth in the Valuation Policy subject to oversight of the Board. The Audit Committee is responsible for overseeing the Adviser’s implementation of the Fund’s valuation process.

Audit Committee

The Board has established an Audit Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Audit Committee. The Audit Committee members are currently Messrs. Chandler (Chairman), Pizzi and Ramos, each an Independent Trustee. The Board has determined that Mr. Chandler is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act. The primary function of the Audit Committee is to oversee the integrity of the Funds’ accounting policies, financial reporting process and system of internal controls regarding finance and accounting policies. The Audit Committee is responsible for selecting, engaging and discharging the Funds’ independent accountants, reviewing the plans, scope and results of the audit engagement with the Funds’ independent accountants, approving professional services provided by the Funds’ independent accountants (including compensation therefor), and reviewing the independence of the Funds’ independent accountants. Additionally, the Audit Committee is responsible for overseeing the Adviser’s implementation of the Fund’s valuation process. The Audit Committee charter is available on the Corporate Governance portion of the Funds’ website at https://fsinvestments.com/investments/investments/fssl/.

Because the Successor Fund is newly formed, the Audit Committee of the Successor Fund did not meet during the fiscal year ended December 31, 2024. The Audit Committee of the Fund held eight meetings during the fiscal year ended December 31, 2024.

Nominating and Corporate Governance Committee

The Board has established a Nominating and Corporate Governance Committee that operates pursuant to a charter and consists of two members, including a Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee members are currently Messrs. Brown and Pizzi. The primary function of the Nominating and Corporate Governance Committee is to consider and make recommendations to the Board regarding certain governance matters, including selection of trustees for election by shareholders, selection of trustee nominees to fill vacancies on the Board or a committee thereof, development and revision, as appropriate, of applicable corporate governance documentation and practices and oversight of the evaluation of the Board.

With respect to nominating trustee candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate. Among the qualifications considered in the selection of candidates, the Nominating and Corporate Governance Committee considers the following attributes and criteria of candidates: experience, including experience with investment companies and other organizations of comparable purpose, skills, expertise, diversity, including diversity of gender, race and national origin, personal and professional integrity, time availability in light of other commitments, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board, including, when applicable, to enhance the ability of the Board or committees of the Board to fulfill their duties and/or to satisfy any independence or other applicable requirements imposed by law, rule, regulation or listing standard including, but not limited to, the 1940 Act and rules promulgated by the SEC. Each of the trustee nominees was approved by the members of the Nominating and Corporate Governance Committee and the entire Board.

The Nominating and Corporate Governance Committee considers candidates suggested by its members and other Board members, as well as the Fund’s management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board must provide notice to the Secretary of the applicable Fund in accordance with the requirements set forth in the applicable Fund’s bylaws, which are described in greater detail under the heading “Submission of Shareholder Proposals.” Nominees for trustee who are recommended by shareholders will be evaluated in the same manner as any other nominee for trustee. The Nominating and Corporate Governance Committee charter is available on the Corporate Governance portion of the Fund’s website at https://fsinvestments.com/investments/investments/fssl/.

Because the Successor Fund is newly formed, the Nominating and Corporate Governance of the Successor Fund did not meet during the fiscal year ended December 31, 2024. The Nominating and Corporate Governance of the Fund held one meeting during the fiscal year ended December 31, 2024.

Information about Executive Officers Who Are Not Trustees

The following table sets forth certain information regarding the executive officers of the Successor Fund who are not trustees of the Successor Fund. Each executive officer holds their office until their successor is chosen and qualifies, or until their earlier resignation or removal.

Name and Age	Position	Principal Occupations During the Past Five Years

Edward T. Gallivan, Jr. Age: 63	Chief Financial Officer

Edward T. Gallivan, Jr. has served as the Fund’s chief financial officer and treasurer since November 2012. Mr. Gallivan also serves as the chief financial officer of certain of the other funds sponsored by FS Investments. Prior to his appointment as chief financial officer, Mr. Gallivan was director of financial reporting at BlackRock and assistant treasurer of mutual funds at State Street Research & Management. Mr. Gallivan began his career as an auditor at the global accounting firm PwC where he practiced as a certified public accountant. Mr. Gallivan received his B.S. in Business Administration (Accounting) degree at Stonehill College.

James R. Beach Age: 38	Chief Operating Officer

James Beach has served as the Fund’s chief operating officer since June 2020. Mr. Beach is also a managing director of FS Investments, which he joined in 2010. He is one of the persons responsible for fund administration and portfolio management, including forecasting, and management reporting. Prior to joining FS Investments, Mr. Beach was an investment banking analyst at Ewing Bemiss & Co. Mr. Beach received his B.A. in Economics from the University of Richmond and a general course certificate from the London School of Economics. Mr. Beach holds the CFA Institute’s Chartered Financial Analyst designation.

Stephen S. Sypherd Age: 48	General Counsel

Stephen S. Sypherd serves as the Fund’s general counsel. Mr. Sypherd also currently serves as the general counsel, vice president, treasurer and/or secretary of certain of the other funds sponsored by FS Investments. Mr. Sypherd has also served in various senior officer capacities for FS Investments and its affiliated investment advisers, including as senior vice president from December 2011 to August 2014, general counsel since January 2013 and managing director since August 2014. He is responsible for legal and compliance matters across all entities and investment products of FS Investments. Prior to joining FS Investments, Mr. Sypherd served for eight years as an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where he practiced corporate and securities law. Mr. Sypherd received his B.A. in Economics from Villanova University and his J.D. from the Georgetown University Law Center, where he was an executive editor of the Georgetown Law Journal.

James F. Volk Age: 62	Chief Compliance Officer	James F. Volk has served as the Fund’s chief compliance officer since 2015. Mr. Volk also serves as the chief compliance officer of the other funds sponsored by FS Investments. He is responsible for all compliance and regulatory issues affecting the Fund and the foregoing companies. Before joining FS Investments and its affiliated investment advisers in October 2014, Mr. Volk was the chief compliance officer, chief accounting officer and head of traditional fund operations at SEI’s Investment Manager Services market unit. Mr. Volk was also formerly the assistant chief accountant at the SEC’s Division of Investment Management and a senior manager for PwC. Mr. Volk graduated from the University of Delaware with a B.S. in Accounting and is currently an inactive Certified Public Accountant.

Communications Between Shareholders and the Board

The Board welcomes communications from the Funds’ shareholders. Shareholders may send communications to the Board or to any particular trustee to the following address: c/o New FS Specialty Lending Fund, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. Shareholders should indicate clearly the trustee or trustees to whom the communication is being sent so that each communication may be forwarded directly to the appropriate trustee(s).

Trustee Compensation

The Fund. The Fund does not pay compensation to its trustees who also serve in an executive officer capacity for the Fund or the Adviser or its affiliates. Trustees who do not also serve in an executive officer capacity for the Fund or the Adviser or its affiliates are entitled to receive annual cash retainer fees, fees for participating in quarterly Board and Board committee meetings and certain other Board and Board committee meetings and annual fees for serving as a committee chairperson. These trustees are Messrs. Brown, Chandler, Goldstein, Pizzi and Ramos. Mr. Goldstein also receives an annual retainer for his service as the lead Independent Trustee.

Amounts payable under the trustee fee arrangement are determined and paid quarterly in arrears as follows:

Fee	Amount
Annual Board Retainer	$100,000
Board Meeting Fees	$2,500
Annual Committee Chair Retainers:	—
Audit and Valuation Committees	$20,000
Nominating and Corporate Governance Committee	$15,000
Other Committees	$10,000
Committee Meeting Fees	$1,000
Annual Lead Independent Trustee Retainer	$25,000

The Fund will also reimburse each of the above trustees for all reasonable and authorized business expenses in accordance with its policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each in-person Board meeting and each in-person committee meeting not held concurrently with a Board meeting.

The table below sets forth the compensation received by each of the Fund’s trustees for service during the fiscal year ended December 31, 2024:

Name of Trustee	Fees Earned or Paid in Cash by the Fund	Total Compensation from the Fund
Sidney R. Brown	$110,000	$110,000
Gregory P. Chandler	$138,000	$138,000
Michael C. Forman(1)	—	—
Richard I. Goldstein	$159,000	$159,000
Charles P. Pizzi	$129,000	$129,000
Pedro A. Ramos	$118,000	$118,000

(1)	Mr. Forman does not receive fees.

The Successor Fund. The Successor Fund will not pay compensation to its trustees who also serve in an executive officer capacity for the Successor Fund or the Adviser or its affiliates. Trustees who do not also serve in an executive officer capacity for the Successor Fund or the Adviser or its affiliates are entitled to receive annual cash retainer fees, fees for participating in quarterly Board and Board committee meetings and certain other Board and Board committee meetings and annual fees for serving as a committee chairperson. These trustees are Messrs. Brown, Chandler, Goldstein, Pizzi and Ramos. Mr. Goldstein also receives an annual retainer for his service as the lead Independent Trustee.

Amounts payable under the trustee fee arrangement are determined and paid quarterly in arrears as follows:

Fee	Amount
Annual Board Retainer	$100,000
Board Meeting Fees	$2,500
Annual Committee Chair Retainers:	—
Audit Committee	$20,000
Nominating and Corporate Governance Committee	$15,000
Other Committees	$10,000
Committee Meeting Fees	$1,000
Annual Lead Independent Trustee Retainer	$25,000

The Successor Fund will also reimburse each of the above trustees for all reasonable and authorized business expenses in accordance with its policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each in-person Board meeting and each in-person committee meeting not held concurrently with a Board meeting.

Trustee Share Ownership

As of December 31, 2024, each Trustee of the Fund beneficially owned equity securities of the Fund and all of the registered investment companies in the family of investment companies overseen by the Trustee in the dollar range amounts specified below.

Name of Trustee	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies(2)
Independent Trustees:
Sidney R. Brown	Over $100,000	Over $100,000
Greory P. Chandler	Over $100,000	Over $100,000
Richard I. Goldstein	Over $100,000	Over $100,000
Charles P. Pizzi	$50,000-$100,000	$50,000-$100,000
Pedro A. Ramos	None	None
Interested Trustee:
Michael C. Forman	Over $100,000	Over $100,000

(1)	The Successor Fund is newly formed and therefore as of December 31, 2024, no Trustees owned equity securities of the Successor Fund. Shares of the Fund held by the trustees will be converted to shares of the Successor Fund in the Reorganization.

(2)	The “Family of Investment Companies” includes the Fund and each other registered investment company for which the Investment Adviser serves as investment adviser. As of the date of this SAI, the Fund and the Successor Fund are the only Fund in the Family of Investment Companies.

As of December 31, 2024, the Trustees and officers of the Fund as a group owned less than 1% of the outstanding common shares of the Fund. There are no control persons of the Fund.

INVESTMENT MANAGEMENT AGREEMENT

The Adviser acts as the investment adviser to the Fund and the Successor Fund. The Adviser’s principal business address is 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

The Fund

The Adviser provides investment advisory services to the Fund pursuant to the terms of an investment advisory and administrative services agreement between the Adviser and the Fund (the “Fund Advisory Agreement”). The Fund Advisory Agreement had an initial term expiring two years after the date of its execution, and may be continued in effect from year to year thereafter subject to the approval thereof by (1) the Board of Trustees or (2) vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Fund; provided that in either event the continuance must also be approved by a majority of the Independent Trustees, by vote cast in person at a meeting called for the purpose of voting on such approval.

The Fund Advisory Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice by either party. The Fund may terminate by action of the Board of Trustees or by a vote of a majority of the Fund’s outstanding voting securities (accompanied by appropriate notice), and the Fund Advisory Agreement will terminate automatically upon its assignment (as defined in the 1940 act and the rules thereunder). The Fund Advisory Agreement provides that the Adviser will not be liable for any loss sustained by reason of the purchase, sale or retention of any security, whether or not such purchase, sale or retention will have been based upon the investigation and research made by any other individual, firm or corporation, if such recommendation will have been selected with due care and in good faith, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under the Fund Advisory Agreement.

Pursuant to the Fund Advisory Agreement, the Adviser is responsible for managing the portfolio of the Fund in accordance with its stated investment objective and policies, makes investment decisions for the Fund, placing orders to purchase and sell securities on behalf of the Fund and managing the other business and affairs of the Fund, all subject to the supervision and direction of the Fund’s Board of Trustees. Although the Adviser intends to devote such time and effort to the business of the Fund as is reasonably necessary to perform its duties to the Fund, the services of the Adviser are not exclusive, and the Adviser provides similar services to other clients and may engage in other activities.

The Successor Fund

The Adviser provides investment advisory services to the Successor Fund pursuant to the terms of an Investment Advisory Agreement (the “Successor Fund Investment Advisory Agreement”), to be entered into between the Adviser and the Successor Fund prior to the Closing Date. The Successor Fund Investment Advisory Agreement has an initial term expiring two years after the date of its execution, and may be continued in effect from year to year thereafter subject to the approval thereof by (1) the Board of Trustees or (2) vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Successor Fund; provided that in either event the continuance must also be approved by a majority of the Independent Trustees, by vote cast in person at a meeting called for the purpose of voting on such approval.

The Successor Fund Investment Advisory Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice by either party. The Successor Fund may terminate by action of the Board of Trustees or by a vote of a majority of the Successor Fund’s outstanding voting securities (accompanied by appropriate notice), and the Successor Fund Investment Advisory Agreement will terminate automatically upon its assignment (as defined in the 1940 act and the rules thereunder). The Successor Fund Investment Advisory Agreement provides that the Adviser will not be liable for any loss sustained by reason of the purchase, sale or retention of any security, whether or not such purchase, sale or retention will have been based upon the investigation and research made by any other individual, firm or corporation, if such recommendation will have been selected with due care and in good faith, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under the Successor Fund Investment Advisory Agreement.

Pursuant to the Successor Fund Investment Advisory Agreement, the Adviser is responsible for managing the portfolio of the Successor Fund in accordance with its stated investment objective and policies, makes investment decisions for the Successor Fund, placing orders to purchase and sell securities on behalf of the Successor Fund and managing the other business and affairs of the Successor Fund, all subject to the supervision and direction of the Successor Fund’s Board of Trustees. Although the Adviser intends to devote such time and effort to the business of the Successor Fund as is reasonably necessary to perform its duties to the Successor Fund, the services of the Adviser are not exclusive, and the Adviser provides similar services to other clients and may engage in other activities.

Administrative Services. Pursuant to the Fund Advisory Agreement, the Adviser oversees the Fund’s day-to-day operations, including the provision of general ledger accounting, fund accounting, legal services, investor relations, certain government and regulatory affairs activities and other administrative services. The Adviser also performs, or oversees the performance of, the Fund’s corporate operations and required administrative services, which includes being responsible for the financial records that the Fund is required to maintain and preparing reports for the Fund’s shareholders and reports filed with the SEC.

The Fund reimburses the Adviser for expenses necessary to perform services related to the Fund’s administration and operations, including the Adviser’s allocable portion of the compensation and/or related expenses of certain personnel of FS Investments and EIG providing administrative services to the Fund on behalf of the Adviser, and for transactional expenses for prospective investments, such as fees and expenses associated with performing due diligence reviews of investments that do not close, often referred to as “broken deal” costs. The Fund reimburses the Adviser no less than quarterly for expenses necessary to perform services related to the Fund’s administration and operations. The amount of this reimbursement is set at the lesser of (1) the Adviser’s actual costs incurred in providing such services and (2) the amount that the Fund estimates it would be required to pay alternative service providers for comparable services in the same geographic location. The Adviser allocates the cost of such services to the Fund based on factors such as time allocations and other reasonable metrics. The Fund’s Board of Trustees reviews the methodology employed in determining how the expenses are allocated to the Fund and assesses the reasonableness of such reimbursements for expenses allocated to the Fund based on the breadth, depth and quality of such services as compared to the estimated cost to the Fund of obtaining similar services from third-party providers known to be available. In addition, the Fund’s Board of Trustees considers whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, the Fund’s Board of Trustees, among other things, compares the total amount paid to the Adviser for such services as a percentage of the Fund’s net assets to the same ratio as reported by other comparable BDCs. The Fund does not reimburse the Adviser for any services for which it receives a separate fee, or for rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of the Adviser.

The following table describes the fees and expenses accrued under the Fund Advisory Agreement during the years ended December 31, 2024, 2023 and 2022 (dollar amounts in the table below and the related notes are presented in thousands):

Description	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022
Base Management Fee(1)	$35,507	$35,036	$41,940
Administrative Services Expenses(2)	$5,695	$6,087	$5,626

(1)	During the years ended December 31, 2024, 2023 and 2022, $35,251, $37,805 and $41,221, respectively, in base management fees were paid to the Adviser. The base management fee amounts shown in the table above for the years ended December 31, 2024, 2023 and 2022 are shown net of $8, $341 and $2,619, respectively, in structuring, upfront or certain other fees received by the Adviser and offset against base management fees.

(2)	During the years ended December 31, 2024, 2023 and 2022, $3,655, $4,431 and $3,930, respectively, of the accrued administrative services expenses related to the allocation of costs of administrative personnel for services rendered to the Fund by the Adviser and the remainder related to other reimbursable expenses. The Fund paid $5,007, $6,469 and $5,134, respectively, in administrative services expenses to the Adviser, or its affiliates, during the years ended December 31, 2024, 2023 and 2022.

Pursuant to a separate administration agreement between the Successor Fund and the Adviser (the “Administration Agreement”), the Adviser oversees the Successor Fund’s day-to-day operations, including the provision of general ledger accounting, fund accounting, legal services, investor relations and other administrative services. The Adviser also performs, or oversees the performance of, the Successor Fund’s corporate operations and required administrative services, which includes being responsible for the financial records which we are required to maintain and preparing reports to stockholders and reports filed with the SEC. In addition, the Adviser assists the Successor Fund in calculating our NAV, overseeing the preparation and filing of our tax returns and the printing and dissemination of reports to stockholders, and generally overseeing the payment of our expenses and the performance of administrative and professional services rendered to the Successor Fund by others.

The Successor Fund reimburses the Adviser for its actual costs incurred in providing these administrative services, including the Adviser’s allocable portion of the compensation and related expenses of certain personnel of FS Investments providing administrative services to us on behalf of the Adviser. The Adviser is required to allocate the cost of such services to the Successor Fund based on factors such as assets, revenues and/or time allocations. At least annually, the Board of Trustees will review the methodology employed in determining how the expenses are allocated to the Successor Fund and the proposed allocation of administrative expenses among the Successor Fund and certain affiliates of the Adviser. The Board of Trustees will then assess the reasonableness of such reimbursements for expenses allocated to the Successor Fund based on the breadth, depth and quality of such services as compared to the estimated cost to the Successor Fund of obtaining similar services from third-party service providers known to be available. In addition, the Board of Trustees will consider whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, the Board of Trustees will compare the total amount paid to the Adviser for such services as a percentage of the Successor Fund’s net assets to the same ratios reported by other comparable investment companies. The Successor Fund does not reimburse the Adviser for any services for which it receives a separate fee or for any administrative expenses allocated to a controlling person of the Adviser.

In addition, the Successor Fund has contracted with State Street Bank and Trust Company to provide various accounting and administrative services, including preparing preliminary financial information for review by the Adviser, preparing and monitoring expense budgets, maintaining accounting books and records, processing trade information for the Successor Fund and performing certain portfolio compliance testing.

Potential Conflicts of Interest

The members of the senior management and investment teams of the Adviser serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund does, or of investment vehicles managed by the same personnel. The officers, managers and other personnel of the Adviser serve and may serve in the future in similar or other capacities for the investment advisers to the other funds managed or advised by FS Investments or EIG, and may serve in similar or other capacities for the investments advisers to future investment vehicles affiliated with FS Investments or EIG. In serving in these multiple and other capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the Fund’s best interests or in the best interest of the Fund’s shareholders. The Fund’s investment objectives may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. In addition, members of the senior management and investment teams and other employees of the Adviser or its members or their respective affiliates may from time to time invest in portfolio companies in which the Fund also invests. Subject to applicable law, the Fund may periodically sell loans that it previously acquired after a short period of time to earn fees or other revenue, including from purchasers that do not participate in loan originations. The Adviser or its affiliates may receive asset-based fees from purchasers that are advisory clients, resulting in a conflict of interest for the Adviser. In some cases, the Adviser (or an affiliate) will receive a fee from a third-party investor for making excess investment opportunities available, and such fee creates an incentive to recommend such opportunities to the Fund and to allocate opportunities to such a third-party investor.

The Adviser’s affiliates and its personnel are simultaneously providing investment advisory services to other affiliated entities. The Adviser may determine that it is appropriate for the Fund and one or more other investment accounts managed by the Adviser’s affiliates to participate in an investment opportunity. To the extent the Fund is able to make co-investments with investment accounts managed by the Adviser or its affiliates, these co-investment opportunities may give rise to conflicts of interest or perceived conflicts of interest among the Fund and the other participating accounts. In addition, conflicts of interest or perceived conflicts of interest may also arise in determining which investment opportunities should be presented to the Fund and other participating accounts. To mitigate these conflicts, the Adviser will seek to execute such transactions on a fair and equitable basis and in accordance with its allocation policies, taking into account various factors, which may include: the source of origination of the investment opportunity; investment objectives and strategies; tax considerations; risk, diversification or investment concentration parameters; characteristics of the security; size of available investment; available liquidity and liquidity requirements; regulatory restrictions; and/or such other factors as may be relevant to a particular transaction. As affiliates of FS Investments currently serve as the investment adviser to other entities and accounts, it is possible that some investment opportunities will be provided to such other entities and accounts rather than to the Fund.

Expenses

The Adviser bears all of its own costs incurred in providing investment advisory services to the Funds. As described below, however, the Funds bear all other expenses incurred in their respective business, including amounts that the Funds reimburse to the Adviser for certain administrative services that the Adviser provides or arranges at its expense to be provided to the Fund pursuant to the Fund Advisory Agreement or the Successor Fund pursuant to the Administration Agreement.

Expenses borne directly by the Funds include:

●	corporate and organization costs relating to offerings of common shares or preferred shares;

●	the cost of calculating a Fund’s NAV, including the cost of any third-party pricing or valuation services;

●	the cost of effecting sales and repurchases of the common shares and other securities;

●	the management fees and incentive fees payable to the Adviser;

●	investment related expenses (e.g., expenses that, in the Adviser’s discretion, are related to the investment of the Funds’ assets, whether or not such investments are consummated), including, as applicable, brokerage commissions, borrowing charges on securities sold short, clearing and settlement charges, recordkeeping, interest expense, dividends on securities sold but not yet purchased, margin fees, investment related travel and lodging expenses and research-related expenses and other due diligence expenses;

●	professional fees relating to investments, including expenses of consultants, investment bankers, attorneys, accountants and other experts;

●	fees and expenses relating to software tools, programs or other technology (including risk management software, fees to risk management services providers, third-party software licensing, implementation, data management and recovery services and custom development costs);

●	research and market data (including news and quotation equipment and services, and any computer hardware and connectivity hardware (e.g., telephone and fiber optic lines) incorporated into the cost of obtaining such research and market data);

●	all costs and charges for equipment or services used in communicating information regarding the Funds’ transactions among the Adviser and any custodian or other agent engaged by a Fund;

●	transfer agent and custodial fees;

●	fees and expenses associated with marketing efforts;

●	federal and any state registration or notification fees;

●	federal, state and local taxes;

●	fees and expenses of trustees not also serving in an executive officer capacity for the applicable Fund;

●	the costs of preparing, printing and mailing reports or other communications, including tender offer correspondence or similar materials, to shareholders;

●	fidelity bond, trustees and officers errors and omissions liability insurance and other insurance premiums;

●	direct costs such as printing, mailing, long distance telephone and any staff;

●	overhead costs, including rent, office supplies, utilities and capital equipment;

●	legal expenses (including those expenses associated with preparing public filings, attending and preparing for board meetings, as applicable, and generally serving as counsel to the Funds);

●	external accounting expenses (including fees and disbursements and expenses related to the Funds’ annual audit and the preparation of the Funds’ tax information);

●	costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws, including compliance with the Sarbanes-Oxley Act of 2002, as amended;

●	all other expenses incurred by the Funds or the Adviser in connection with administering the Funds’ business, including expenses incurred by the Adviser in performing administrative services for the Funds and administrative personnel paid by the Adviser, to the extent they are not controlling persons of the Adviser any of its affiliates, subject to the limitations included in the Fund Advisory Agreement or the Administration Agreement, as applicable; and

●	any expenses incurred outside of the ordinary course of business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding and indemnification expenses as provided for in each Fund’s organizational documents.

Except as otherwise described in the Joint Proxy Statement/Prospectus or in this Statement of Additional Information, the Funds will reimburse the Adviser for any of the above expenses that the Adviser pays on the Funds’ behalf, including administrative expenses they incur on the Funds’ behalf.

PORTFOLIO MANAGEMENT

The investment committee of the Adviser, comprised of senior investment professionals from FS and EIG, currently manages the Fund’s portfolio. The FS appointees are primarily responsible for the day-to-day management of the Fund’s portfolio and have investment discretion over the diversified credit portion of the Fund’s portfolio. The FS and EIG appointees are jointly responsible for the day-to-day management of the legacy energy positions in the Fund’s portfolio. The Successor Fund’s portfolio will continue to be managed by the investment committee of the Adviser, which will be comprised of the same FS personnel that currently provide services to the Fund, while the EIG appointees will cease to be investment committee members. The FS appointees are Andrew Beckman, Nicholas Heilbut and Robert Hoffman, who will continue to serve as portfolio managers of the Successor Fund. As a result, the Fund’s shareholders are expected to benefit from the continuing experience and expertise of the FS portfolio management team as the Successor Fund will continue to pursue its diversified credit investment strategy.

Other Accounts Managed by the Portfolio Managers of the Successor Fund

The following table reflects information regarding accounts for which each portfolio manager has day-to-day management responsibilities (other than the Fund). Accounts are grouped into three categories: (a) registered investment companies, (b) other pooled investment accounts, and (c) other accounts. To the extent that any of these accounts pay advisory fees that are based on account performance, this information will be reflected in a separate table below. Asset amounts are approximate and have been rounded.

As of December 31, 2024, Andrew Beckman managed or was a member of the management team for the following client accounts (excluding the Fund):

	Number of Accounts	Assets of Accounts(1)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee
Registered Investment Companies	2	$3,097,302	1	$2,326,907
Pooled Investment Vehicles Other Than Registered Investment Companies	3	$759,772	3	$759,772
Other Accounts	8	$1,853,074	5	$1,614,182

(1)	The assets for the accounts with fiscal year ends of October 31 represent assets as of January 31, 2025.

As of December 31, 2024, Nicholas Heilbut managed or was a member of the management team for the following client accounts (excluding the Fund):

	Number of Accounts	Assets of Accounts(1)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee
Registered Investment Companies	2	$3,097,302	1	$2,326,907
Pooled Investment Vehicles Other Than Registered Investment Companies	3	$759,772	3	$759,772
Other Accounts	8	$1,853,074	5	$1,614,182

(1)	The assets for the accounts with fiscal year ends of October 31 represent assets as of January 31, 2025.

As of December 31, 2024, Robert Hoffman managed or was a member of the management team for the following client accounts (excluding the Fund):

	Number of Accounts	Assets of Accounts(1)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee
Registered Investment Companies	2	$3,097,302	1	$2,326,907
Pooled Investment Vehicles Other Than Registered Investment Companies	-	$-	-	$-
Other Accounts	-	$-	-	$-

(1)	The assets for the accounts with fiscal year ends of October 31 represent assets as of January 31, 2025.

Securities Ownership of Portfolio Managers

As of December 31, 2024, the dollar range of equity securities in the Fund beneficially owned by each portfolio manager were as follows:

Portfolio Manager	Dollar Range of Equity Securities of the Fund Beneficially Owned
Andrew Beckman	None
Nicholas Heilbut	None
Robert Hoffman	$10,001 - $50,000

DESCRIPTION OF CAPITAL STOCK

The following is a description of the terms of the common shares, preferred shares and other securities of the Funds. This description is qualified by reference to the Funds’ governing documents. For complete terms of the common and preferred shares, please refer to the term set forth in the governing documents.

Common Shares

The Fund is an unincorporated statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust dated as of September 16, 2010. The Successor Fund is also an unincorporated statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust dated as of March 4, 2025. The Fund is authorized to issue 700,000,000 common shares of beneficial interest, par value $0.001 per share. The Successor Fund is authorized to issue an unlimited number of common shares of beneficial interest, par value $0.001 per share. Each common share has one vote and, when issued and paid for in accordance with the terms of the applicable offering, will be fully paid and non-assessable. Though the Funds expect to pay regular distributions on their respective common shares, neither Fund is obligated to do so. All common shares of each Fund are equal as to distributions, assets and voting privileges and have no conversion, preemptive or other subscription rights. The Funds will send annual and semiannual reports, including financial statements, to all holders of their shares. In the event of liquidation, each of the Funds’ common shares is entitled to its proportion of the applicable Fund’s assets after payment of debts and expenses and the amounts payable to holders of the Fund’s preferred shares ranking senior to the Fund’s common shares as described below.

Offerings of shares require approval by the applicable Fund’s Board of Trustees. Any additional offering of common shares will be subject to the requirements of the 1940 Act, which provides that common shares may not be issued at a price below the then current net asset value, exclusive of sales load, except in connection with an offering to existing holders of common shares or with the consent of a majority of the applicable Fund’s common shareholders.

The Fund’s outstanding common shares are not listed on any securities exchange, and there is currently no secondary market for the Fund’s common shares. The Successor Fund intends to list its common shares for trading on the NYSE under the symbol “FSSL” following the Reorganization.

Unlike open-end funds, closed-end funds like the Successor Fund do not continuously offer shares and do not provide daily redemptions. Rather, if a shareholder determines to buy additional common shares or sell shares already held, the shareholder may do so by trading through a broker on the NYSE or otherwise.

Shares of closed-end investment companies often trade on an exchange at prices lower than net asset value. Because the market value of the common shares may be influenced by such factors as dividend and distribution levels (which are in turn affected by expenses), dividend and distribution stability, net asset value, market liquidity, relative demand for and supply of such shares in the market, unrealized gains, general market and economic conditions and other factors beyond the control of the Successor Fund, the Successor Fund cannot assure you that common shares will trade at a price equal to or higher than net asset value in the future. The common shares are designed primarily for long term investors and you should not purchase the common shares if you intend to sell them soon after purchase.

Subject to the rights of any outstanding preferred shares, each Fund’s common shareholders vote as a single class to elect the Board of Trustees and on additional matters with respect to which the 1940 Act, Delaware law, their respective governing documents or resolutions adopted by their respective Boards of Trustees provide for a vote of a Fund’s common shareholders. See “Additional Information About the Funds and the Reorganization—Certain Provisions of the Governing Documents” in the Joint Proxy Statement/Prospectus.

The Successor Fund is a non-diversified, closed-end management investment company and as such its shareholders do not, and will not, have the right to require the Successor Fund to repurchase their shares. The Successor Fund, however, may repurchase its common shares from time to time as and when it deems such a repurchase advisable, subject to maintaining required asset coverage for any series of outstanding preferred shares.

Share Repurchases. The Fund’s share repurchase program is currently suspended. Historically, the Fund limited the number of common shares repurchased pursuant to our share repurchase program as follows: (1) the Fund limited the number of common shares to be repurchased during any calendar year to the number of common shares the Fund could repurchase with the proceeds we received from the issuance of common shares under our distribution reinvestment plan, although at the discretion of the Board, the Fund could also use cash on hand, cash available from borrowings and cash from the liquidation of securities investments as of the end of the applicable period to repurchase common shares; (2) the Fund limited the number of common shares to be repurchased in any calendar year to 10% of the weighted average number of common shares outstanding in the prior calendar year, or 2.5% in each calendar quarter (though the actual number of common shares that the Fund offered to repurchase could be less in light of the limitations noted above); (3) unless shareholders tendered all of their common shares, shareholders must tender at least 25% of the number of common shares they have purchased and generally must maintain a minimum balance of $5,000 subsequent to submitting a portion of their common shares for repurchase by the Fund; and (4) to the extent that the number of common shares tendered for repurchase exceeded the number of common shares that the Fund was able to repurchase, the Fund would repurchase common shares on a pro rata basis, not on a first-come, first-served basis.

As a listed fund, the Successor Fund has no present intention to implement a quarterly share repurchase program. However, as a listed fund, pursuant to the 1940 Act, the Successor Fund may repurchase its common shares on a securities exchange (provided that the applicable Fund has informed its shareholders within the preceding six months of its intention to repurchase such shares) or pursuant to tenders and may also repurchase shares privately if the Successor Fund meets certain conditions regarding, among other things, distribution of net income for the preceding fiscal year, status of the seller, price paid, brokerage commissions, prior notice to shareholders of an intention to repurchase shares and purchasing in a manner and on a basis that does not discriminate unfairly against the other shareholders through their interest in the Successor Fund.

If the Reorganization is completed but the listing does not occur, there can be no assurance that the Successor Fund will adopt a share repurchase program or, if the Successor Fund does adopt a share repurchase program, what the terms of such program will be.

Book Entry. The common shares of the Successor Fund will initially be held in the name of Cede & Co. as nominee for the Depository Trust Company (“DTC”). The Successor Fund will treat Cede & Co. as the holder of record of the common shares for all purposes. In accordance with the procedures of DTC, however, purchasers of common shares will be deemed the beneficial owners of shares purchased for purposes of distributions, voting and liquidation rights.

Preferred Shares

Each Fund’s Declaration of Trust provides that the Board of Trustees may authorize and issue preferred shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without the approval of the holders of the common shares. Holders of common shares have no preemptive right to purchase any preferred shares that might be issued pursuant to such provision. Whenever preferred shares are outstanding, the holders of common shares will not be entitled to receive any distributions from the applicable Fund unless all accrued distributions on preferred shares have been paid, unless asset coverage (as defined in the 1940 Act) with respect to preferred shares would be at least 200% after giving effect to the distributions and unless certain other requirements imposed by any rating agencies rating the preferred shares have been met. If the Board of Trustees determines to proceed with such an offering, the terms of the preferred shares may be the same as, or different from, the terms described below, subject to applicable law and the applicable Fund’s Declaration of Trust. The Board of Trustees, without the approval of the holders of common shares, may authorize an offering of preferred shares or may determine not to authorize such an offering and may fix the terms of the preferred shares to be offered. As of the date of this Statement of Additional Information, neither Fund has issued any preferred shares.

Distributions. Holders of preferred shares will be entitled to receive cash distributions, when, as and if authorized by the Board of Trustees and declared by the applicable Fund, out of funds legally available therefor. The prospectus for any offering of preferred shares will describe the distributions payment provisions for those shares. Distributions so declared and payable shall be paid to the extent permitted under Delaware law and to the extent available and in preference to and priority over any distribution declared and payable on the common shares.

Limitations on Distributions. So long as the applicable Fund has indebtedness outstanding, holders of preferred shares will not be entitled to receive any distributions unless asset coverage (as defined in the 1940 Act) with respect to outstanding indebtedness would be at least 300% after giving effect to such distributions.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund or the Successor Fund, as applicable, the holders of preferred shares will be entitled to receive a preferential liquidating distribution, which is expected to equal the original purchase price per preferred share plus accrued and unpaid distributions, whether or not declared, before any distribution of assets is made to holders of common shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred shares will not be entitled to any further participation in any distribution of assets by their Fund.

Voting Rights. The 1940 Act requires that the holders of any preferred shares, voting separately as a single class, have the right to elect at least two trustees at all times. The remaining trustees will be elected by holders of common shares and preferred shares, voting together as a single class. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any preferred shares have the right to elect a majority of the trustees of their Fund at any time two years of distributions on any preferred shares are unpaid. The 1940 Act also requires that, in addition to any approval by shareholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred shares, voting separately as a class, would be required to (i) adopt any plan of reorganization that would adversely affect the preferred shares, and (ii) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the applicable Fund’s sub-classification as a closed-end fund or changes in its fundamental investment restrictions. As a result of these voting rights, the Funds’ ability to take any such actions may be impeded to the extent that there are any preferred shares outstanding.

Debt Securities

Each Fund’s Board of Trustees (subject to applicable law and the Fund’s Declaration of Trust) may authorize an offering, without the approval of the holders of either common shares or preferred shares, of other classes of shares, or other classes or series of shares, as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board of Trustees deems appropriate. Each Fund currently does not expect to issue any other classes of shares, or series of shares, except for common shares.

Under Delaware law and each Fund’s Declaration of Trust, the Board of Trustees may cause the applicable Fund to borrow money, without prior approval of holders of common and preferred shares to the extent permitted by such Fund’s investment restrictions and the 1940 Act. Each Fund may issue debt securities or other evidence of indebtedness (including bank borrowings or commercial paper) and may secure any such notes or borrowings by mortgaging, pledging or otherwise subjecting as security Fund assets to the extent permitted by the 1940 Act or rating agency guidelines. Any borrowings will rank senior to the preferred shares and the common shares. Under the 1940 Act, the Successor Fund may only issue one class of senior securities representing indebtedness.

Limitations. Under the requirements of the 1940 Act the Successor Fund, immediately after any issuance of debt securities, must have “asset coverage” of at least 300% (i.e., for every dollar of Indebtedness outstanding, the Successor Fund is required to have at least three dollars of assets). The issuance of debt securities also may result in the Successor Fund being subject to covenants that may be more stringent than the restrictions imposed by the 1940 Act.

Voting Rights. Debt securities are not expected to have any voting rights, except to the extent required by law or as otherwise provided in any documents governing the debt securities. The 1940 Act does, in certain circumstances, grant to the lenders certain voting rights in the event of default in the payment of interest on or repayment of principal.

Outstanding Securities

The following information regarding the Fund’s outstanding securities is as of the Record Date.

Title of Class	Amount Authorized	Amount Outstanding Amount Held by Fund or for its Account	Exclusive of Amount Held by Fund
Common Shares	Unlimited	—	75,917,729.87

PORTFOLIO TRANSACTIONS AND BROKERAGE

Since we intend to generally acquire and dispose of our investments in privately negotiated transactions, we expect to use brokers in the normal course of our business infrequently. Subject to policies established by the Board of Trustees of each Fund, the Adviser is primarily responsible for the execution of the publicly-traded securities portion of each Fund’s portfolio transactions and the allocation of brokerage commissions. The Adviser does not execute transactions through any particular broker or dealer but seeks to obtain the best net results for the Funds, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of the transaction, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Adviser will generally seek reasonably competitive trade execution costs, the Funds will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Adviser may select a broker based partly upon brokerage or research services provided to it and the Funds and any other clients. In return for such services, the Funds may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of common shares of the Successor Fund that are received by Predecessor Fund shareholders pursuant to the Reorganization. This summary reflects applicable income tax laws of the United States as of the date of this Joint Proxy Statement/Prospectus, which are subject to change by legislative, judicial or administrative action, and any change may be retroactive. The discussion does not purport to deal with all of the U.S. federal income tax consequences applicable to the Successor Fund, or which may be important to particular shareholder in light of their individual investment circumstances or to shareholders subject to special tax rules, such as shareholders subject to the alternative minimum tax, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, shareholder whose “functional currency” is not the U.S. dollar, persons who have elected mark-to-market treatment for their shares, partnerships or other pass-through entities, persons holding common stock in connection with a hedging, straddle, conversion or other integrated transaction, persons engaged in a trade or business in the United States, persons who have ceased to be U.S. citizens or to be taxed as resident aliens, persons that own or have owned, actually or constructively, 5% or more of any class or series of stock of the Predecessor Fund or the Successor Fund, and persons subject to special rates of withholding or other U.S. taxation. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. This discussion assumes that the shareholder holds its shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). No attempt is made to present a detailed explanation of all U.S. federal income tax aspects affecting the Successor Fund and its shareholders, and the discussion set forth herein does not constitute tax advice. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

In view of the complexity of the tax matters relating to the Successor Fund, the tax consequences of an investment in its shares will depend on the investor’s particular situation. Shareholders are urged to consult their tax advisors to determine the U.S. federal, state, local and foreign tax consequences to them of investing in the Successor Fund’s shares.

Taxation of the Successor Fund

The Successor Fund intends to qualify to be taxed as a RIC under the Code. To qualify as a RIC, the Successor Fund must, among other things, (a) qualify to be treated as a business development company or be registered as a management investment company under the 1940 Act at all times during its taxable year; (b) derive in each taxable year at least 90% of its gross income from dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, other income (including but not limited to gain from options, futures and forward contracts) derived with respect to the Successor Fund’s business of investing in stock, securities or currencies, or net income derived from an interest in a “qualified publicly traded partnership” (a “QPTP”); and (c) diversify the Successor Fund’s holdings so that, at the end of each quarter of each taxable year (i) at least 50% of the market value of the Successor Fund’s total assets is represented by cash and cash items, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Successor Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the market value of the Successor Fund’s total assets is invested in the securities (other than U.S. Government securities and the securities of other RICs) (A) of any issuer, (B) of any two or more issuers that the Successor Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses, or (C) of one or more QPTPs. The Successor Fund may generate certain income that might not qualify as good income for purposes of the 90% annual gross income requirement described above. The Successor Fund intends to monitor its transactions to endeavor to prevent its disqualification as a RIC.

For purposes of determining whether the Successor Fund satisfies the 90% gross income test described in clause (b) above, the character of the Successor Fund’s distributive share of items of income, gain and loss derived through any subsidiary or investment that is classified as a partnership for U.S. federal income tax purposes (other than a QPTP) generally will be determined as if the Successor Fund realized such tax items directly.

If the Successor Fund fails to satisfy the 90% annual gross income requirement or the asset diversification requirements discussed above in any taxable year, the Successor Fund may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the asset diversification requirements where the Successor Fund corrects the failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of the Successor Fund’s income would be subject to corporate-level U.S. federal income tax as described below. The Successor Fund cannot provide assurance that the Successor Fund would qualify for any such relief should the Successor Fund fail the 90% annual gross income requirement or the asset diversification requirements discussed above.

As a RIC, in any taxable year with respect to which the Successor Fund timely distributes at least 90% of the sum of the Successor Fund’s (i) investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gain over net long-term capital loss and other taxable income (other than any net capital gain), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid and (ii) net tax exempt interest income (which is the excess of the Successor Fund’s gross tax exempt interest income over certain disallowed deductions) (the “Annual Distribution Requirement”), the Successor Fund (but not its stockholders) generally will not be subject to U.S. federal income tax on investment company taxable income and net capital gain (generally, net long-term capital gain in excess of short-term capital loss) that the Successor Fund timely distributes to its stockholders. To the extent that the Successor Fund retains net capital gain for investment or any investment company taxable income, the Successor Fund will be subject to U.S. federal income tax at regular corporate income tax rates. The Successor Fund may choose to retain net capital gains for investment or any investment company taxable income, and pay the associated U.S. federal corporate income tax, including the U.S. federal excise tax described below.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax payable by the Successor Fund. To avoid this tax, the Successor Fund must distribute (or be deemed to have distributed) during each calendar year an amount equal to the sum of: (1) at least 98% of the Successor Fund’s ordinary income (not taking into account any capital gains or losses) for the calendar year; (2) at least 98.2% of the amount by which the Successor Fund’s capital gains exceed its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made by the Successor Fund to use its taxable year); and (3) certain undistributed amounts from previous years on which the Successor Fund paid no U.S. federal income tax. No assurance can be given that sufficient amounts of the Successor Fund’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In that event, the Successor Fund will be liable for the tax only on the amount by which the Successor Fund does not meet the foregoing distribution requirement.

If, in any particular taxable year, the Successor Fund does not satisfy the Annual Distribution Requirement or otherwise were to fail to qualify as a RIC (for example, because the Successor Fund fails the 90% annual gross income requirement described above), and relief is not available as discussed above, all of the Successor Fund’s taxable income (including net capital gains) would be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and distributions generally would be taxable to the shareholders as ordinary dividends to the extent of the Successor Fund’s current and accumulated earnings and profits (though such dividends would generally be eligible to be treated as “qualified dividend income” for non-corporate shareholders and eligible for the dividends received deduction for corporate shareholders, in each case subject to holding period and other requirements). To qualify again to be taxed as a RIC in a subsequent year, the Successor Fund would be required to distribute to its shareholders its accumulated earnings and profits attributable to non-RIC years. In addition, if the Successor Fund failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, it would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if the Successor Fund had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years. The Successor Fund may decide to be taxed as a regular corporation even if it would otherwise qualify as a RIC if the Successor Fund determines that treatment as a corporation for a particular year would be in the Successor Fund’s best interests. Except as otherwise expressly indicated, the remainder of this discussion assumes the Successor Fund will continue to qualify for taxation as a RIC.

As a RIC, the Successor Fund is permitted to carry forward a net capital loss realized in a taxable year to offset its capital gain, if any, realized in future years. If future capital gain is offset by carried forward capital losses, such future capital gain is not subject to fund-level U.S. federal income tax, regardless of whether it is distributed to shareholders. A RIC cannot carry back or carry forward any ordinary net operating losses.

Certain of the Successor Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, (ii) convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or deduction into capital loss (the deductibility of which is more limited), (iv) cause the Successor Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not qualify as “good income” for purposes of the 90% annual gross income requirement described above. These tax provisions could therefore affect the amount, timing and character of distributions to shareholders. The Successor Fund intends to monitor its transactions and may make certain tax elections and may be required to borrow money or dispose of securities to mitigate the effect of these rules and prevent disqualification of the Successor Fund as a RIC.

Investments the Successor Fund makes in securities issued at a discount or providing for deferred interest or PIK interest are subject to special tax rules that will affect the amount, timing and character of distributions to shareholders. For example, with respect to such securities, the Successor Fund will generally be required to accrue daily as income “original issue discount” with respect to such securities and to distribute such income on a timely basis each year to maintain the Successor Fund’s qualification as a RIC and to avoid U.S. federal income and excise taxes. Since in these and potentially in other circumstances the Successor Fund may recognize income before or without receiving cash representing such income, the Successor Fund may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding U.S. federal income and excise taxes. Accordingly, the Successor Fund may have to sell some of its investments at times the Successor Fund would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If the Successor Fund is not able to obtain cash from other sources, the Successor Fund may fail to qualify as a RIC and thereby be subject to corporate-level income tax.

Furthermore, a portfolio company in which the Successor Fund invests may face financial difficulty that requires the Successor Fund to work-out, modify or otherwise restructure its investment in the portfolio company. Any such restructuring may result in unusable capital losses and future non-cash income. Any such restructuring may also result in the Successor Fund’s recognition of a substantial amount of non-qualifying income for purposes of the 90% gross income requirement or the Successor Fund receiving assets that would not be qualifying for purposes of the asset diversification requirements.

The Successor Fund may invest in preferred securities or other securities the U.S. federal income tax treatment of which may be unclear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the expected tax treatment, it could affect the timing or character of income recognized, requiring the Successor Fund to purchase or sell securities, or otherwise change the Successor Fund’s portfolio, in order to comply with the tax rules applicable to RICs under the Code.

Gain or loss recognized by the Successor Fund from warrants acquired by the Successor Fund as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long the Successor Fund held a particular warrant.

In the event the Successor Fund invests in foreign securities, the Successor Fund may be subject to withholding and other foreign taxes with respect to those securities. Shareholders will generally not be entitled to claim a U.S. foreign tax credit or deduction with respect to foreign taxes paid by the Successor Fund.

If the Successor Fund purchases shares in a “passive foreign investment company” (a “PFIC”), the Successor Fund may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Successor Fund to shareholders. Additional charges in the nature of interest may be imposed on the Successor Fund in respect of deferred taxes arising from such distributions or gains. If the Successor Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, the Successor Fund will be required to include in income each year a portion of the ordinary earnings and net capital gain of the PFIC, even if such income is not distributed to the Successor Fund. Alternatively, the Successor Fund can elect to mark-to-market at the end of each taxable year the Successor Fund’s shares in a PFIC; in this case, the Successor Fund will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. The Successor Fund’s ability to make either election will depend on factors beyond its control. Under either election, the Successor Fund may be required to recognize in a year income in excess of the Successor Fund’s distributions from PFICs and proceeds from dispositions of Successor Fund stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% excise tax.

The Successor Fund’s functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Successor Fund accrues income, expenses or other liabilities denominated in a foreign currency and the time the Successor Fund actually collects such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

If the Successor Fund borrows money, the Successor Fund may be prevented by loan covenants from declaring and paying dividends in certain circumstances. Limits on the Successor Fund’s payment of dividends may prevent the Successor Fund from meeting the Annual Distribution Requirement, and may, therefore, jeopardize the Successor Fund’s qualification for taxation as a RIC, or subject the Successor Fund to the 4% excise tax. Even if the Successor Fund is authorized to borrow funds and to sell assets in order to satisfy distribution requirements, under the 1940 Act, the Successor Fund is not permitted to make distributions to shareholders while its debt obligations and senior securities are outstanding unless certain “asset coverage” tests are met. This may also jeopardize the Successor Fund’s qualification for taxation as a RIC or subject the Successor Fund to the 4% excise tax. Moreover, the Successor Fund’s ability to dispose of assets to meet its distribution requirements may be limited by (1) the illiquid nature of its portfolio and (2) other requirements relating to its status as a RIC, including the asset diversification requirements. If the Successor Fund disposes of assets to fund distributions necessary to meet the Annual Distribution Requirement or to avoid the 4% excise tax, or to comply with the asset diversification requirements, the Successor Fund may make such dispositions at times that, from an investment standpoint, are not advantageous.

Some of the income that the Successor Fund might otherwise earn, such as lease income, management fees, or income recognized in a work-out or restructuring of a portfolio investment, may not satisfy the 90% gross income requirement. To manage the risk that such income might disqualify the Successor Fund as a RIC for a failure to satisfy the 90% gross income requirement, one or more of the Successor Fund’s subsidiaries treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income. Such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce the yield to investors on such income and fees.

As a RIC, the Successor Fund is not allowed to carry forward or carry back a net operating loss for purposes of computing its investment company taxable income in other taxable years. U.S. federal income tax law generally permits a RIC to carry forward its net capital loss to future years, which, to the extent available, would generally reduce capital gains in such years for purposes of determining the amount of capital gain dividends that Successor Fund may distribute or be deemed to distribute. However, future transactions that the Successor Fund engages in may cause its ability to use any capital loss carryforwards to be limited under Section 382 of the Code.

Taxation of U.S. Shareholders

For purposes of this discussion, a “U.S. shareholder” (or in this section, a “shareholder”) is a beneficial holder of Successor Fund shares which is for U.S. federal income tax purposes (1) a person who is a citizen or resident of the United States, (2) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof, or the District of Columbia, (3) an estate whose income is subject to U.S. federal income tax regardless of its source, or (4) a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership or other entity or arrangement classified as a partnership for U.S. tax purposes holds the shares, the tax treatment of the partnership and each partner generally will depend on the status of the partner and the activities of the partnership. Partnerships acquiring shares, and partners in such partnerships, should consult their tax advisors. Prospective investors that are not U.S. shareholders should refer to the section “Non-U.S. Shareholders” below and are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in the shares, including the potential application of U.S. withholding taxes.

Distributions the Successor Fund pays to you from its ordinary income or from an excess of net short-term capital gain over net long-term capital loss (together referred to hereinafter as “ordinary income dividends”) are generally taxable to you as ordinary income to the extent of the Successor Fund’s earnings and profits. Provided that certain holding period and other requirements are met, such distributions (if properly reported by the Successor Fund) may qualify (i) for the dividends received deduction available to corporations, but only to the extent that the Successor Fund’s income consists of dividend income from U.S. corporations and (ii) in the case of non-corporate shareholders, as qualified dividend income eligible to be taxed at long-term capital gain rates to the extent that the Successor Fund receives qualified dividend income (generally, dividend income from taxable domestic corporations and certain qualified foreign corporations). No assurance can be given as to the portion of the Successor Fund’s distributions that will be eligible for the dividends received deduction allowed to corporate shareholders or qualify for the reduced rates of tax for qualified dividend income allowed to individuals.

Distributions made to you from an excess of net long-term capital gain over net short-term capital loss (“capital gain dividends”), including capital gain dividends credited to you but retained by the Successor Fund (as described below), are taxable to you as long-term capital gain if they have been properly reported by the Successor Fund, regardless of the length of time you have owned shares. Distributions in excess of the Successor Fund’s earnings and profits will first reduce the adjusted tax basis of your shares and, after the adjusted tax basis is reduced to zero, will constitute capital gain to you (assuming the shares are held as a capital asset).

In the event that the Successor Fund retains any net capital gain, the Successor Fund may designate the retained amounts as undistributed capital gain in a notice to shareholders. If a designation is made, shareholders would include in income, as long-term capital gain, their proportionate share of the undistributed amounts, but would be allowed a credit or refund, as the case may be, for their proportionate share of the corporate tax paid by the Successor Fund. A shareholder that is not subject to U.S. federal income tax or otherwise is not required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes the Successor Fund paid. In addition, the tax basis of shares owned by a shareholder would be increased by an amount equal to the difference between (i) the amount included in the shareholder’s income as long-term capital gain and (ii) the shareholder’s proportionate share of the corporate tax paid by the Successor Fund.

If the Successor Fund pays you a dividend in January which was declared in the previous October, November or December to shareholders of record on a specified date in one of these months, then the dividend will be treated for tax purposes as being paid by the Successor Fund and received by you on December 31 of the year in which the dividend was declared.

A shareholder will generally recognize gain or loss on the sale or exchange of the Successor Fund’s shares (including in an amount equal to the difference between the shareholder’s adjusted basis in the shares sold or exchanged and the amount realized on their disposition. Generally, gain recognized by a shareholder on the sale or other disposition of shares will result in capital gain or loss, and will be a long-term capital gain or loss if the shares have been held for more than one year at the time of sale. Any loss upon the sale or exchange of shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by you. A loss realized on a sale or exchange of shares will be disallowed if other substantially identical shares are acquired within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In this case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

For non-corporate shareholders, long-term capital gains are currently taxed at preferential rates. Present law taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income. The deductibility of capital losses is subject to a number of limitations under the Code.

Non-corporate shareholders with income in excess of certain thresholds are, in general, subject to an additional 3.8% Medicare tax on their “net investment income,” which ordinarily includes taxable distributions from the Successor Fund and taxable gain on the disposition of shares.

Unless the Successor Fund is treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) the Successor Fund’s earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the management and incentive fees paid by the Successor Fund and certain of the Successor Fund’s other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from the Successor Fund in the amount of such U.S. shareholder’s allocable share of these fees and expenses for such taxable year, (iii) each such U.S. shareholder will be treated as having directly paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the taxable year and (iv) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. shareholder. Miscellaneous itemized deductions are not deductible for taxable years that begin before January 1, 2026, and thereafter are subject to various limitations on deductibility. Although the Successor Fund believes that it will be considered a publicly offered regulated investment company, there can be no assurance in this regard.

Shareholders should consult their tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Successor Fund’s shares.

Taxation of Non-U.S. Shareholders

The following discussion only applies to non-U.S. shareholders. A “non-U.S. shareholder” is a beneficial holder of Successor Fund shares that is neither a partnership for U.S. federal income tax purposes (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) nor a U.S. shareholder. Whether an investment in the shares is appropriate for a non-U.S. shareholder will depend upon that person’s particular circumstances. An investment in the shares by a non-U.S. shareholder may have adverse tax consequences. Non-U.S. shareholders should consult their tax advisors before investing in the Successor Fund’s shares.

Distributions of ordinary income dividends to non-U.S. shareholders, subject to the discussion below, will generally be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Successor Fund’s current or accumulated earnings and profits. Different tax consequences may result if the non-U.S. shareholder is engaged in a trade or business in the United States (and, if an income tax treaty applies, if the distributions are attributable to a permanent establishment maintained by the non-U.S. shareholder in the United States). Special certification requirements apply to a non-U.S. shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisors.

Actual or deemed distributions of the Successor Fund’s net capital gain to a non-U.S. shareholder, and gain recognized by a non-U.S. shareholder upon the sale of the Successor Fund’s common stock, generally will not be subject to U.S. federal withholding tax and will not be subject to U.S. federal income tax unless (i) the distributions or gain, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. shareholder in the United States), (ii) in the case of an individual, the individual is present in the United States for 183 days or more during a taxable year and certain other conditions are met or (iii) subject to certain exceptions, the Successor Fund is or during prescribed testing periods has been a “United States real property holding corporation” or, in the case of certain distributions, a “qualified investment entity,” each within the meaning of the Foreign Investments in Real Property Tax Act of 1980. Although the Successor Fund does not expect to be a “United States property holding corporation” or “qualified investment entity,” no assurance can be given in that regard.

Properly reported distributions from a RIC to non-U.S. shareholders are generally exempt from the 30% U.S. federal withholding tax described above where they (i) are paid in respect of the RIC’s “qualified net interest income” (generally, U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the RIC’s “qualified short-term capital gains” (generally, the excess of net short-term capital gain over the RIC’s long-term capital loss for such taxable year). Depending on the Successor Fund’s circumstances, the Successor Fund may report all, some or none of the Successor Fund’s potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a non-U.S. shareholder needs to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute form). In the case of shares held through an intermediary, the intermediary may withhold even if the Successor Fund reports the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. shareholders should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of the Successor Fund’s distributions will qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.

If the Successor Fund distributes net capital gains in the form of deemed rather than actual distributions, a non-U.S. shareholder will generally be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax the Successor Fund pays on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. shareholder is not otherwise required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate non-U.S. shareholder, distributions (both actual and deemed), and gains realized upon the sale of common stock that are effectively connected with a U.S. trade or business (or, where an applicable treaty applies, are attributable to a permanent establishment in the United States) may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable tax treaty). Accordingly, an investment in the shares may not be appropriate for certain non-U.S. shareholders.

Certain provisions of the Code referred to as “FATCA” require withholding at a rate of 30% on dividends in respect of shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. The Successor Fund will not pay any additional amounts to shareholders in respect of any amounts withheld. Shareholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in the Successor Fund’s shares.

SERVICE PROVIDERS

Sub-Administrator

State Street Bank and Trust Company (“State Street”), One Congress Street, Boston, Massachusetts 02114, will provide certain administrative services to the Successor Fund pursuant to a Sub-Administration Agreement among the Successor Fund, the Adviser and State Street. The administrative services provided by State Street will include, but are not limited to, certain fund accounting, financial reporting, tax, corporate governance and compliance and legal administration services.

Custodian

State Street, One Congress Street, Boston, Massachusetts 02114, serves as custodian for the Funds pursuant to Custodian Agreements with the Funds (the “Custodian Agreements”). Under the Custodian Agreements, State Street, as custodian, will be responsible for, among other things, receipt of and disbursement of funds from the Funds’ accounts, establishment of segregated accounts as necessary, and transfer, exchange and delivery of Fund portfolio securities.

Transfer Agent

SS&C GIDS, Inc., 801 Pennsylvania Ave., Suite 219095, Kansas City, Missouri 64105, serves as the Funds transfer agent and registrar to the Funds and as distribution disbursing agent for the common shares of the Funds.

GENERAL INFORMATION

Additional Information

The Joint Proxy Statement/Prospectus and this SAI constitute part of a Registration Statement filed by the Fund with the SEC under the Securities Act, and the 1940 Act. The Joint Proxy Statement/Prospectus and this SAI omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund. Any statements contained in the Joint Proxy Statement/Prospectus and herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).

Principal Holders

As of the Record Date, to the knowledge of the Fund, no person beneficially owned more than 5% of the voting securities of any class of equity securities of the Fund.

Independent Registered Public Accounting Firm

Ernst & Young LLP, 2005 Market Street, Philadelphia, PA 19103, serves as the independent registered public accounting firm of the Fund and will annually render an opinion on the financial statements of the Fund. The Fund’s audited financial statements appearing in the Fund’s annual report to shareholders for the period ended December 31, 2024, including accompanying notes thereto and the report of Ernst & Young LLP thereon, have been incorporated by reference herein in reliance on their report given on their authority as experts in accounting and auditing.

Proxy Voting Policy Procedures and Proxy Voting Records

The Fund has delegated authority to vote proxies to the Adviser, subject to the supervision of the Board of Trustees. Attached hereto as Appendix A is the Proxy Voting Policy which is currently in effect as of the date of this Statement of Additional Information.

The Proxy Voting Policy is subject to change over time and investors seeking the most current copy of the Proxy Voting Policy should call the Fund toll free at (215) 495-1150. The Fund’s most recent proxy voting record for the period ended June 30 which has been filed with the SEC is available without charge by calling the Fund toll free at (215) 495-1150.

Trustee and Officer Liability

Under the Fund’s declaration of trust and bylaws, and under Delaware law, the Trustees, officers, employees and certain agents of the Fund are entitled to indemnification under certain circumstances against liabilities, claims and expenses arising from any threatened, pending or completed action, suit or proceeding to which they are made parties by reason of the fact that they are or were such Trustees, officers, employees or agents of the Fund, subject to the limitations of the 1940 Act that prohibit indemnification that would protect such persons against liabilities to the Fund or its shareholders to which they would otherwise be subject by reason of their own bad faith, willful misfeasance, gross negligence or reckless disregard of duties.

Code of Ethics

The Fund has adopted a code of business conduct and ethics (as amended and restated to date, the “Code of Business Conduct and Ethics”) pursuant to Rule 17j-1 promulgated under the 1940 Act, which applies to, among others, its officers, including its Chief Executive Officer and its Chief Financial Officer, as well as the members of the Board. The Fund’s Code of Business Conduct and Ethics can be accessed on the Corporate Governance portion of the Fund’s website at fsinvestments.com/investments/fssl/. In addition, the Code of Business Conduct and Ethics is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov. Shareholders may also obtain a copy of the Code of Business Conduct and Ethics, after paying a duplication fee, by electronic request at the following e-mail address: publicinfo@sec.gov. The Fund intends to disclose any amendments to or waivers of required provisions of the Code of Business Conduct and Ethics on Form 8-K, as required by the Exchange Act and the rules and regulations promulgated thereunder.

FINANCIAL STATEMENTS

The audited financial statements of the Fund for the fiscal year ended December 31, 2024, the Consolidated Balance Sheets as of December 31, 2024 and 2023, the Consolidated Statements of Operations for the years ended December 31, 2024, 2023 and 2022, the Consolidated Statements of Changes in Net Assets for the years ended December 31, 2024, 2023 and 2022, the Consolidated Statements of Cash Flows for the years ended December 31, 2024, 2023 and 2022, the Consolidated Schedules of Investments as of December 31, 2024 and 2023, the Notes to Consolidated Financial Statements, and the report of Ernst & Young LLP thereon, are incorporated by reference herein to the Fund’s annual report filed on Form 10-K on March 14, 2025 (Accession No. 0001628280-25-012773), as amended by the amendment thereto filed on Form 10-K/A on April 29, 2025 (Accession No. 0001104659-25-041333).

The unaudited financial statements of the Fund, including accompanying notes thereto for the period ended March 31, 2025, including the Consolidated Balance Sheets as of March 31, 2025 (Unaudited) and December 31, 2024, Unaudited Consolidated Statements of Operations for the three months ended March 31, 2025 and 2024, the Unaudited Consolidated Statements of Changes in Net Assets for the three months ended March 31, 2025 and 2024, the Unaudited Consolidated Statements of Cash Flows for the three months ended March 31, 2025 and 2024, the Consolidated Schedules of Investments as of March 31, 2025 (Unaudited) and December 31, 2024, and the Notes to Unaudited Consolidated Financial Statements, are incorporated by reference herein to the Fund’s quarterly report filed on Form 10-Q on May 9, 2025 (Accession No. 0001628280-25-024213).

A copy of the Fund’s audited financial statements incorporated herein by reference will accompany the delivery of this SAI.

SUPPLEMENTAL FINANCIAL INFORMATION

See “Proposal 3: The Reorganization Proposal—Comparison of Pro Forma Historical Expenses” in the Joint Proxy Statement/Prospectus for tables showing the current fees of the Predecessor Fund and pro forma fees for the Successor Fund after giving effect to the Reorganization.

The Reorganization is not expected to result in a material change to the Predecessor Fund’s investment portfolio due to investment restrictions.

There are no material differences in accounting policies of the Successor Fund when compared to the Predecessor Fund.

APPENDIX A

Proxy Voting Policies and Procedures

The Proxy Voting Policies and Procedures of the Adviser are set forth below. (The guidelines are reviewed periodically by the Adviser and the Company’s non-interested directors/trustees, and, accordingly, are subject to change.)

Introduction

As an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Adviser has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, the Adviser recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients. The Adviser to the Fund has delegated proxy voting responsibilities to EIG.

These policies and procedures for voting proxies for the investment advisory clients of the Adviser are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

EIG will vote proxies relating to the Company’s portfolio securities in the best interest of its clients’ stockholders. EIG will review on a case-by-case basis each proposal submitted for a stockholder vote to determine its impact on the portfolio securities held by its clients. Although EIG will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exist compelling long-term reasons to do so.

The Adviser’s investment team will make a recommendation regarding the voting of each proxy. The proxy voting decisions of the Adviser are made by a majority of EIG members and one FS member of the Adviser’s Investment Committee. To ensure that its vote is not the product of a conflict of interest, the Adviser requires that: (i) anyone involved in the decision-making process disclose to the Adviser’s CCO any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (ii) employees involved in the decision-making process or vote administration are prohibited from revealing how the Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties.

Proxy Voting Records

You may obtain information, without charge, regarding how the Adviser voted proxies with respect to the Company’s portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

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